--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                            SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:


/ / Preliminary Proxy Statement
/x/ Definitive Proxy Statement

/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


/ / Confidential, for Use of the Commission
    Only (as permitted by Rule 14A-6(e)(2))


                                   Filing By:
                             RITE AID CORPORATION*
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/x/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                                                                AGGREGATE NUMBER
                   TITLE OF EACH CLASS OF                       OF SECURITIES TO       PRICE        PROPOSED MAXIMUM
                     SECURITIES TO WHICH                        WHICH TRANSACTION       PER        AGGREGATE VALUE OF     AMOUNT OF
                     TRANSACTION APPLIES                           APPLIES(1)         SHARE(2)       TRANSACTION(3)      FILING FEE
-------------------------------------------------------------   -----------------    ----------    ------------------    -----------
Revco D.S., Inc. Common Stock, $.01 par value................       35,004,534       $  27 7/8       $975,751,385.2      $195,150.27


------------------
(1) Based on 66,587,990 shares of Revco Common Stock issued and outstanding plus 3,561,377 shares of Revco Common Stock reserved for issuance pursuant to the Revco 1992 Long-Term Incentive Compensation Plan, as amended, and the Revco 1992 Non-Employee Directors' Stock Option Plan, as amended, as of November 29, 1995, less the 35,144,833 shares of Revco Common Stock that Rite Aid expects to purchase pursuant to its December 4, 1995 offer to purchase 35,144,833 shares of Revco Common Stock at a price of $27.50 per share.

(2) Price per share for Revco D.S., Inc. Common Stock is the average of the reported high and low sales prices per share of Revco Common Stock on the New York Stock Exchange Composite Tape on Friday, December 22, 1995.

(3) Estimated solely for the purpose of calculating the filing fee.

/x/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: $195,150.27

(2) Form, Schedule or Registration Statement No.: Schedule 14A

(3) Filing Party: Joint Filing by Rite Aid and Revco

(4) Date Filed: December 27, 1995
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
------------------
* Rite Aid Corporation will be the Registrant with respect to the Form S-4 Registration Statement to be filed under the Securities Act of 1933 to register the shares of Rite Aid Common Stock to be issued pursuant to the Agreement and Plan of Merger to which the Proxy Statement relates.

[LOGO]

Rite Aid Corporation

MARTIN L. GRASS
Chairman
Chief Executive Officer

                                                               February 16, 1996


Dear Stockholder:


     You are cordially invited to attend the Special Meeting of Stockholders of Rite Aid Corporation ('Rite Aid') to be held at the Radisson Hotel, 1150 Camp Hill Bypass, Camp Hill, Pennsylvania on Thursday, March 28, 1996, at 10:00 a.m., local time (the 'Rite Aid Special Meeting').



     The purpose of the Rite Aid Special Meeting is to consider a proposal to approve the issuance of up to a maximum of 42,865,712 shares (the 'Share Issuance') of Rite Aid common stock, par value $1.00 ('Rite Aid Common Stock'), pursuant to an Agreement and Plan of Merger, dated as of November 29, 1995 (the 'Merger Agreement'), by and among Rite Aid, Ocean Acquisition Corporation ('Sub'), a wholly owned subsidiary of Rite Aid, and Revco D.S., Inc. ('Revco'), which provides for the merger (the 'Merger') of Sub with and into Revco. As the first step of the transaction contemplated by the Merger Agreement, Sub has commenced a tender offer (the 'Offer') to purchase 50.1% of the outstanding shares of common stock, par value $.01, of Revco ('Revco Common Stock') at a price of $27.50 per share of Revco Common Stock, on a fully diluted basis. The Offer is currently scheduled to expire on February 23, 1996.


     In the Merger, each share of Revco Common Stock, other than shares of Revco Common Stock owned by Revco as treasury stock and any shares of Revco Common Stock owned by Rite Aid, Sub or any other direct or indirect wholly owned subsidiary of Rite Aid (and, if the Alternative Consideration, as defined below, is applicable, other than shares of Revco Common Stock held by holders who have properly exercised and perfected their appraisal rights under the Delaware General Corporation Law), will by virtue of the Merger and without any action on the part of the holder thereof be converted into either (i) the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Rite Aid Common Stock determined as set forth below (the 'Exchange Ratio'); provided that Rite Aid will not issue more than 1.125 or fewer than .91666 shares of Rite Aid Common Stock per share of Revco Common Stock or (ii) if the Alternative Consideration is applicable, the right to receive the Alternative Consideration.

     As described in the Proxy Statement accompanying this letter, the value of Rite Aid Common Stock to be delivered for each share of Revco Common Stock in the Merger will increase to the extent the average value of Rite Aid Common

Stock during a pricing period is greater than $27.50 per share and will decrease if the average value of Rite Aid Common Stock during such pricing period is less than $27.50 per share, but in no event will more than 1.125 shares or fewer than
 .91666 shares of Rite Aid Common Stock be issued for each share of Revco Common Stock in the Merger.

     In the event that at the Rite Aid Special Meeting the stockholders of Rite Aid do not approve the Share Issuance pursuant to the Merger, and if all conditions to the Merger are otherwise satisfied or waived (if permissible), Rite Aid will nonetheless cause the Merger to occur, issue a number of shares of Rite Aid Common Stock equal to 19.9% of the then outstanding shares of Rite Aid Common Stock, and shares of Revco Common Stock issued immediately prior to the effective time of the Merger (other than shares of Revco Common Stock held in treasury and shares of Revco Common Stock owned by Rite Aid and its subsidiaries and other than shares of Revco Common Stock held by holders who have properly exercised and perfected their appraisal rights under the Delaware General Corporation Law) will, at the effective time of the Merger, be converted into the right to receive a combination of (x) shares of Rite Aid Common Stock which will represent in the aggregate 19.9% of the then outstanding shares of Rite Aid Common Stock (which will be determined in a manner consistent with the determination of the Exchange Ratio) and (y) cash based on a pro rata portion of $27.50 (the 'Alternative Consideration'). The Merger Agreement provides that in the event the Merger is not consummated prior to certain dates, holders of shares of Revco Common Stock will be entitled to receive interest on the consideration payable to them in the Merger at rates set forth in the Merger Agreement. Following the Merger, Revco will become a wholly owned subsidiary of Rite Aid.

     The combination of Rite Aid and Revco will create the preeminent retail drugstore chain in the United States. This transaction will nearly double our revenues and number of stores. Our significant investment in technology and infrastructure coupled with our innovative management changes have prepared us to seize the competitive advantages this Merger represents. We anticipate a quick and smooth integration of the two companies.

     The Merger will increase Rite Aid's competitive advantage in our prescription benefits management subsidiary, Eagle Managed Care. The addition of Revco's mail order capacity, as well as the increased number of outlets available in the combined entity, complements and broadens Rite Aid's managed healthcare delivery system. This expanded capacity is important leverage in attracting new contracts to Rite Aid.

     We will be the best-positioned retail drugstore chain in the country to compete with the three large vertically integrated pharmacy benefit managers owned by the major pharmaceutical manufacturers. This combination should allow Rite Aid to offer customers the most competitive pharmacy prescription prices and services.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF RITE AID AND HAS APPROVED THE MERGER AGREEMENT AND ACCORDINGLY RECOMMENDS THAT RITE AID STOCKHOLDERS VOTE IN FAVOR OF THE SHARE ISSUANCE.

     Your vote is important, regardless of the number of shares you own.

Approval of the Share Issuance requires the affirmative vote of a majority of the votes cast by all stockholders entitled to vote at the Rite Aid Special Meeting. The Notice of Special Meeting and Proxy Statement accompanying this letter describe the proposed transactions more fully and include other information about Rite Aid, Sub and Revco. Please give this information your careful attention.

     Accordingly, on behalf of your Board of Directors, I urge you to complete, date and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. This will not prevent you from attending the Rite Aid Special Meeting or voting in person, but will assure that your vote is counted if you are unable to attend the Rite Aid Special Meeting. You may revoke your proxy at any time by filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to, the Secretary of Rite Aid at Rite Aid's main office prior to the Rite Aid Special Meeting or by attending the Rite Aid Special Meeting and voting in person.

     On behalf of your Board of Directors, I thank you for your support and urge you to vote FOR approval of the Share Issuance.

                                          Sincerely,
                                          Martin L. Grass
                                          Chairman and Chief Executive Officer

                              RITE AID CORPORATION
                                 30 HUNTER LANE
                         CAMP HILL, PENNSYLVANIA 17011


                            ------------------------


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 28, 1996


                            ------------------------

To the Stockholders of Rite Aid Corporation:


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Rite Aid Corporation, a Delaware corporation ('Rite Aid'), will be held on Thursday, March 28, 1996, at 10:00 a.m., local time, at the Radisson Hotel, 1150 Camp Hill Bypass, Camp Hill, Pennsylvania (the 'Rite Aid Special Meeting'), for the following purposes:


          1. To consider and vote upon a proposal to approve the issuance of up to a maximum of 42,865,712 shares of Rite Aid common stock, par value $1.00 per share, pursuant to an Agreement and Plan of Merger, dated as of November 29, 1995 (the 'Merger Agreement'), providing for the merger (the 'Merger') of Ocean Acquisition Corporation ('Sub'), a Delaware corporation and a wholly owned subsidiary of Rite Aid, with and into Revco D.S., Inc. ('Revco'), as a result of which Revco will become a wholly owned subsidiary of Rite Aid, all as more fully described in the accompanying Proxy Statement.

          2. To transact such other business as may properly come before the Rite Aid Special Meeting or any adjournments or postponements thereof.

     Only holders of record of Rite Aid at the close of business on February 12, 1996 are entitled to notice of the Rite Aid Special Meeting and to vote thereat and at any and all adjournments or postponements thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          I. Lawrence Gelman
                                          Vice President and Secretary


February 16, 1996


     WHETHER OR NOT YOU PLAN TO ATTEND THE RITE AID SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN

THE PROXY STATEMENT AT ANY TIME BEFORE THE PROXY HAS BEEN VOTED AT THE RITE AID SPECIAL MEETING.

                              RITE AID CORPORATION
                                PROXY STATEMENT



     This Proxy Statement ('Proxy Statement') is being furnished to the holders of common stock, par value $1.00 per share ('Rite Aid Common Stock'), of Rite Aid Corporation, a Delaware corporation ('Rite Aid'), in connection with the solicitation of proxies by the Board of Directors of Rite Aid (the 'Rite Aid Board') for use at a Special Meeting of Stockholders of Rite Aid to be held at the Radisson Hotel, 1150 Camp Hill Bypass, Camp Hill, Pennsylvania on Thursday, March 28, 1996, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the 'Rite Aid Special Meeting') for the purposes described herein.


     This Proxy Statement relates to the Agreement and Plan of Merger, dated as of November 29, 1995 (the 'Merger Agreement'), by and among Rite Aid, Ocean Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Rite Aid ('Sub'), and Revco D.S., Inc., a Delaware corporation ('Revco'), which provides for the merger (the 'Merger') of Sub with and into Revco, with Revco surviving as a wholly owned subsidiary of Rite Aid. Subject to the terms and conditions of the Merger Agreement, if the Merger is consummated, each share of common stock, par value $.01 per share, of Revco ('Revco Common Stock') issued and outstanding immediately prior to the effective time of the Merger (other than shares of Revco Common Stock owned by Revco as treasury stock and other than shares of Revco Common Stock owned by Rite Aid and Sub and other than shares of Revco Common Stock held by holders who have properly exercised and perfected appraisal rights, if applicable ('Dissenting Revco Shares'), under the Delaware General Corporation Law) shall by virtue of the Merger and without any action on the part of the holder thereof be converted into either (x) the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Rite Aid Common Stock determined as set forth herein (the 'Exchange Ratio'); provided that Rite Aid will not issue more than 1.125 or fewer than .91666 shares of Rite Aid Common Stock per share of Revco Common Stock or (y) if the Alternative Consideration (as defined below) is applicable, then the right to receive the Alternative Consideration, plus, in each of clause
(x) and (y) above, any Additional Consideration (as defined below). Each share of Rite Aid Common Stock will be issued with one associated preferred stock purchase right (a 'Right').


     The per share value of Rite Aid Common Stock which stockholders of Revco will receive in the Merger will be determined during a randomly selected fifteen-day pricing period (the 'Pricing Period') during the forty trading days ending five days before the Revco Special Meeting to consider the Merger. PROMPTLY FOLLOWING THE CLOSE OF THE PRICING PERIOD, RITE AID AND REVCO WILL ISSUE A JOINT PRESS RELEASE ANNOUNCING THE EXCHANGE RATIO. IF THERE IS TO BE ANY CASH ADJUSTMENT AMOUNT (AS DESCRIBED HEREIN), SUCH PRESS RELEASE WILL ALSO DISCLOSE THAT AMOUNT. ONCE THE PRICING PERIOD HAS ENDED, STOCKHOLDERS MAY ALSO CALL MACKENZIE PARTNERS, INC. TOLL FREE AT 1-800-322-2885 OR COLLECT AT (212) 929-5500 TO LEARN THE EXCHANGE RATIO AND THE CASH ADJUSTMENT AMOUNT, IF ANY. In

the Merger, stockholders of Revco will receive one share of Rite Aid Common Stock if the average per share value of Rite Aid Common Stock during the Pricing Period is $27.50. If the average per share value of Rite Aid Common Stock determined during the Pricing Period is greater than $27.50, stockholders of Revco will receive, for each share of Revco Common Stock, that amount of Rite Aid Common Stock having a value so determined of $27.50 plus 50% of such increase in market value of Rite Aid Common Stock over $27.50, provided that in no event will Rite Aid issue fewer than .91666 shares of Rite Aid Common Stock for each share of Revco Common Stock. Similarly, if the average per share value of Rite Aid Common Stock determined during the Pricing Period is less than $27.50, stockholders of Revco will receive, for each share of Revco Common Stock, that amount of Rite Aid Common Stock having a value so determined of $27.50 less 50% of such decrease in market value of Rite Aid Common Stock below $27.50, provided that in no event will Rite Aid issue more than 1.125 shares of Rite Aid Common Stock for each share of Revco Common Stock. Alternatively, if the average per share value of the Rite Aid Common Stock determined during the Pricing Period is less than $27.50, Rite Aid will have the option of delivering, for each share of Revco Common Stock, one share of Rite Aid Common Stock plus cash (the 'Cash Adjustment Amount') in an amount equal to 50% of such decrease in market value of Rite Aid Common Stock below $27.50, provided that in no event will more than $2.75 per share of Revco Common Stock be paid in cash.


     In the event that at the Rite Aid Special Meeting the stockholders of Rite Aid do not approve the issuance of Rite Aid Common Stock pursuant to the Merger Agreement (the 'Share Issuance'), but all conditions to the Merger are otherwise satisfied or waived (if permissible), Revco, Rite Aid and Sub will nonetheless consummate the Merger and shares of Revco Common Stock issued and outstanding immediately prior to the effective time (the 'Effective Time') of the Merger (other than shares of Revco Common Stock owned by Revco as treasury stock and other than shares of Revco Common Stock owned by Rite Aid and Sub and other than Dissenting Revco Shares) will, at the Effective Time, be converted into the right to receive a combination of (x) shares of Rite Aid Common Stock which will represent in the aggregate 19.9% of the then outstanding shares of Rite Aid Common Stock (which will be determined in a manner consistent with the determination of the Exchange Ratio) and (y) cash based on a pro rata portion of $27.50 (collectively, the 'Alternative Consideration'). The Merger Agreement provides that in the event the Merger is not consummated prior to certain dates, holders of shares of Revco Common Stock will be entitled to receive interest on the consideration payable to them in the Merger at rates set forth in the Merger Agreement.


     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of Rite Aid on or about February 20, 1996.


                            ------------------------


             The date of this Proxy Statement is February 16, 1996.

                               TABLE OF CONTENTS

SECTION                                                                                                       PAGE
-----------------------------------------------------------------------------------------------------------   ----
AVAILABLE INFORMATION......................................................................................     4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................     4

SUMMARY....................................................................................................     6
     The Companies.........................................................................................     6
     The Meetings..........................................................................................     6
     The Merger............................................................................................     7
     Accounting Treatment..................................................................................    17
     Appraisal Rights for Revco Stockholders...............................................................    17
     Comparative Market Prices And Dividends...............................................................    17
     Stockholder Agreement.................................................................................    18
     Stock Option Agreement................................................................................    18
     Unaudited Comparative Per Share Data..................................................................    19
     Selected Historical Consolidated and Pro Forma Financial Data.........................................    20

INTRODUCTION...............................................................................................    25

RITE AID SPECIAL MEETING...................................................................................    26
     Purpose...............................................................................................    26
     Record Date; Voting Rights............................................................................    26
     Share Ownership of Management.........................................................................    27
     Quorum................................................................................................    27
     Proxies...............................................................................................    27
     Solicitation of Proxies...............................................................................    27
     Required Vote.........................................................................................    27

REVCO SPECIAL MEETING......................................................................................    28

THE MERGER.................................................................................................    29
     General...............................................................................................    29
     Background of the Merger..............................................................................    30
     Rite Aid's Reasons for the Merger; Recommendation of the Rite Aid Board...............................    35
     Opinion of DLJ........................................................................................    36
     Revco's Reasons for the Merger; Recommendation of the Revco Board.....................................    39
     Opinion of Morgan Stanley.............................................................................    41
     Certain Advantages and Disadvantages of the Merger....................................................    44
     Plans for Revco.......................................................................................    45
     Interests of Certain Persons..........................................................................    45
     Indemnification.......................................................................................    51
     Certain Projected Financial Information...............................................................    52
     Estimated Synergies...................................................................................    53
     Financing the Transaction.............................................................................    53
     Accounting Treatment..................................................................................    54
     Other Legal Matters; Regulatory Approvals.............................................................    54

     Appraisal Rights for Revco Stockholders...............................................................    56
     Resales of Rite Aid Common Stock......................................................................    56
     New York Stock Exchange Listing.......................................................................    56

COMPARATIVE MARKET PRICES AND DIVIDENDS....................................................................    57

MERGER AGREEMENT...........................................................................................    58
     The Offer.............................................................................................    58
     The Merger............................................................................................    58
     Conversion of Revco Common Stock......................................................................    58

SECTION                                                                                                       PAGE
-----------------------------------------------------------------------------------------------------------   ----
     Treatment of Stock Options............................................................................    60
     Directors and Officers................................................................................    61
     Interim Operations....................................................................................    61
     Treatment of Certain Indebtedness.....................................................................    63
     No Solicitation.......................................................................................    63
     Directors' and Officers' Insurance and Indemnification................................................    64
     Employee Benefits and Employee Matters................................................................    64
     Confidentiality Agreement.............................................................................    66
     Representations and Warranties........................................................................    66
     Effective Time........................................................................................    67
     Conditions to the Merger..............................................................................    67
     Termination; Fees.....................................................................................    67
     Termination of Existing Stockholder Agreements........................................................    68

STOCKHOLDER AGREEMENT......................................................................................    69
     Tender of Shares of Revco Common Stock................................................................    69
     Voting of Revco Common Stock..........................................................................    69
     Stockholder Covenant..................................................................................    69
     No Solicitation.......................................................................................    70
     Distribution of Shares of Rite Aid Common Stock.......................................................    70
     Restriction on Transfer, Proxies and Non-Interference.................................................    70
     Termination...........................................................................................    70

STOCK OPTION AGREEMENT.....................................................................................    70
     Grant of Stock Option.................................................................................    71
     Exercise of Stock Option..............................................................................    71
     Sale of Option Shares.................................................................................    71
     Adjustment Upon Changes in Capitalization.............................................................    71
     Termination...........................................................................................    71

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA..................................................    72

DESCRIPTION OF RITE AID CAPITAL STOCK......................................................................    79
     Rite Aid Preferred Stock..............................................................................    79
     Rite Aid Common Stock.................................................................................    79

     Dividend Rights.......................................................................................    79
     Voting Rights.........................................................................................    79
     Change of Control.....................................................................................    79
     Miscellaneous.........................................................................................    81

BUSINESS OF RITE AID.......................................................................................    82

BUSINESS OF REVCO..........................................................................................    82

EXPERTS....................................................................................................    83

STOCKHOLDERS' PROPOSALS....................................................................................    83

ANNEXES
          Annex A     Agreement and Plan of Merger
          Annex B     Opinion, dated November 29, 1995, of Donaldson, Lufkin & Jenrette Securities
                      Corporation
          Annex C     Opinion, dated November 29, 1995, of Morgan Stanley & Co. Incorporated
          Annex D     Stockholder Agreement
          Annex E     Stock Option Agreement

                             AVAILABLE INFORMATION

     Each of Rite Aid and Revco is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commmission (the 'Commission'). Information, as of particular dates, concerning Rite Aid's and Revco's directors and officers, their remuneration, stock options granted to them, the principal holders of Rite Aid's and Revco's securities, any material interests of such persons in transactions with Rite Aid and Revco and other matters is required to be disclosed in proxy statements distributed to Rite Aid's stockholders and to Revco's stockholders and filed with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, Thirteenth Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained by mail, upon payment of the Commission's customary fees, by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Rite Aid Common Stock and Revco Common Stock are each listed on the New York Stock Exchange ('NYSE'). Rite Aid Common Stock is also listed on the Pacific Stock Exchange ('PSE'). Reports, proxy statements and other information filed by Revco and Rite Aid may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005, and such information filed by Rite Aid may also be inspected at the offices of the PSE, 301 Pine Street, San Francisco, California 94101.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by Rite Aid pursuant to the Exchange Act are incorporated by reference in this Proxy
Statement:

          1. Rite Aid's Annual Report on Form 10-K for the fiscal year ended March 4, 1995;

          2. Rite Aid's Quarterly Reports on Forms 10-Q for the fiscal quarters ended June 3, 1995, September 2, 1995 and December 2, 1995;

          3. Rite Aid's Current Reports on Forms 8-K dated April 19, 1995, April 20, 1995, and December 5, 1995;

          4. The description of capital stock of Rite Aid, including Rite Aid Common Stock, that is contained in the registration statement filed under the Exchange Act under File No. 2-28883, including all amendments or reports filed for the purpose of updating such description;

          5. Rite Aid's Schedule 14A Definitive Proxy Statement dated June 7, 1995; and


          6. Schedule 13D and Tender Offer Statement of Rite Aid and Sub on
     Schedule 14D-1, dated December 4, 1995, as amended by Amendment No. 1 thereto dated December 5, 1995, Amendment No. 2 thereto dated December 12, 1995, Amendment No. 3 thereto dated December 18, 1995, Amendment No. 4 thereto dated December 28, 1995, Amendment No. 5 thereto dated January 16, 1996, Amendment No. 6 thereto dated January 31, 1996 and Amendment No. 7 thereto dated February 9, 1996 (the 'Schedule 14D-1').


     The following documents previously filed with the Commission by Revco pursuant to the Exchange Act are incorporated by reference in this Proxy
Statement:

          1. Revco's Annual Report on Form 10-K for the year ended June 3, 1995, as amended;

          2. Revco's Quarterly Reports on Form 10-Q for the quarters ended August 26, 1995 and November 18, 1995;

          3. Revco's Current Report on Form 8-K dated December 6, 1995;

          4. Revco's Solicitation/Recommendation Statement on Schedule 14D-9 dated December 4, 1995, as amended by Amendment No. 1 thereto dated December 29, 1995, Amendment No. 2 thereto dated

     January 17, 1996, Amendment No. 3 thereto dated February 1, 1996 and Amendment No. 4 thereto dated February 12, 1996 (the 'Schedule 14D-9'); and


          5. Revco's Schedule 14A Definitive Proxy Statement dated August 28, 1995 (the '1995 Revco Proxy Statement').

     The information relating to Rite Aid and Revco contained in this Proxy Statement does not purport to be comprehensive and should be read together with the information in the documents incorporated by reference herein.

     All information herein with respect to Rite Aid and Sub has been furnished by Rite Aid and all information herein with respect to Revco has been furnished by Revco.

     All documents filed by either Rite Aid or Revco pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Special Meetings shall be deemed to be incorporated by reference in this Proxy Statement and be a part hereof from the dates of filing such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EITHER RITE AID OR REVCO. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF RITE AID OR REVCO SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS (OTHER THAN EXHIBITS THERETO WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF SHARES OF RITE AID COMMON STOCK OR REVCO COMMON STOCK TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, TO, IN THE CASE OF DOCUMENTS RELATING TO RITE AID, FRANKLIN C. BROWN, ESQ., RITE AID CORPORATION, 30 HUNTER LANE, CAMP HILL, PENNSYLVANIA 17011, TELEPHONE NUMBER (717) 761-2633 AND, IN THE CASE OF DOCUMENTS RELATING TO REVCO, JACK A. STAPH, ESQ., REVCO D.S., INC., 1925 ENTERPRISE PARKWAY, TWINSBURG, OHIO 44087, TELEPHONE NUMBER
(216) 425-9811. IN ORDER TO ENSURE DELIVERY OF DOCUMENTS PRIOR TO THE APPLICABLE SPECIAL MEETING, ANY REQUEST THEREFOR SHOULD BE MADE NOT LATER THAN MARCH 21, 1996.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, the Annexes hereto and the documents referred to herein. Stockholders are urged to review carefully this Proxy Statement, the Merger Agreement attached hereto as Annex A and the other Annexes attached hereto.

THE COMPANIES


     Rite Aid Corporation. Rite Aid Corporation ('Rite Aid') is a Delaware corporation with its principal executive offices located at 30 Hunter Lane, Camp Hill, Pennsylvania 17011. The telephone number of Rite Aid at such offices is
(717) 761-2633. Rite Aid, incorporated in 1968, is one of the largest retail drugstore chains in the United States. As of March 4, 1995, Rite Aid operated over 2,700 drugstores, averaging approximately within a range of 7,200 to 11,000 square feet per store in size, in twenty-three states and the District of Columbia and employed over 36,700 employees. Pharmacy service forms the core of Rite Aid's business, with prescriptions accounting for 53.1% of drugstore sales in the year ended March 4, 1995.



     Rite Aid's drugstores cater to convenience, offering a full selection of health and personal care products, seasonal merchandise and a large private label product line. Express mail with complementary services and one-hour photo departments have recently been added in select locations.

     Rite Aid also operates Eagle Managed Care Corporation, a wholly owned subsidiary, which markets prescription plans and sells other managed health care services to large employers and government-sponsored employee benefit programs. See 'BUSINESS OF RITE AID.'

     Ocean Acquisition Corporation. Ocean Acquisition Corporation ('Sub'), a newly incorporated Delaware corporation and a wholly owned subsidiary of Rite Aid, has not conducted any business other than in connection with its tender offer, dated December 4, 1995, to purchase 35,144,833 shares of common stock, par value $.01 per share, of Revco D.S., Inc. ('Revco') ('Revco Common Stock') at a price of $27.50 per share of Revco Common Stock, net to the seller in cash (the 'Offer'), the Agreement and Plan of Merger, dated as of November 29, 1995, by and among Revco, Rite Aid and Sub (the 'Merger Agreement'), the Stock Option Agreement, dated as of November 29, 1995, by and among Revco, Rite Aid and Sub (the 'Stock Option Agreement') and the Stockholder Agreement, dated as of November 29, 1995, by and among Rite Aid, Sub and Zell/Chilmark Fund, L.P. (the 'Stockholder') (the 'Stockholder Agreement'). All of the issued and outstanding shares of capital stock of Sub are directly or indirectly owned by Rite Aid. The principal executive offices of Sub are located at 30 Hunter Lane, Camp Hill, Pennsylvania 17011. The telephone number of Sub at such offices is (717) 761-2633. See 'BUSINESS OF RITE AID.'

THE MEETINGS

  Rite Aid Special Meeting.


     Purpose. A Special Meeting of Stockholders of Rite Aid (the 'Rite Aid Special Meeting') will be held at the Radisson Hotel, 1150 Camp Hill Bypass, Camp Hill, Pennsylvania on Thursday, March 28, 1996, at 10:00 a.m., local time, to consider and vote upon a proposal to approve the issuance of shares of common stock, par value $1.00 per share, of Rite Aid (the 'Rite Aid Common Stock') pursuant to the Merger Agreement (the 'Share Issuance'). The stockholders of Rite Aid will also consider and take action upon any other business which may properly be brought before the Rite Aid Special Meeting. See 'RITE AID SPECIAL MEETING--Purpose.'



     Record Date. Only holders of record of Rite Aid Common Stock at the close of business on February 12, 1996 (the 'Rite Aid Record Date') are entitled to receive notice of and to vote at the Rite Aid Special Meeting. At the close of business on the Rite Aid Record Date, there were 83,829,330 shares of Rite Aid Common Stock outstanding, each of which entitles the registered holder thereof to one vote. See 'RITE AID SPECIAL MEETING--Record Date; Voting Rights.'




     Share Ownership of Management. At the close of business on the Rite Aid Record Date, directors and executive officers of Rite Aid and their affiliates were the beneficial owners of an aggregate of approximately

3,425,439 (approximately 4.1%) of the shares of Rite Aid Common Stock then outstanding. See 'RITE AID SPECIAL MEETING--Share Ownership of Management.'


     Required Vote. Approval of the Share Issuance will require the affirmative vote of a majority of the votes cast on the Share Issuance, provided that a quorum is present at the Rite Aid Special Meeting.

     THE BOARD OF DIRECTORS OF RITE AID (THE 'RITE AID BOARD') HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT RITE AID STOCKHOLDERS VOTE FOR THE SHARE ISSUANCE. SEE 'RITE AID SPECIAL MEETING-- REQUIRED VOTE.'

  Revco Special Meeting.

     Purpose. A Special Meeting of Stockholders of Revco (the 'Revco Special Meeting') will be held as soon as practicable following the Rite Aid Special Meeting to consider and vote upon a proposal to approve and adopt the Merger Agreement, which provides for the Merger of Sub with and into Revco, with Revco surviving as a wholly owned subsidiary of Rite Aid. The stockholders of Revco will also consider and take action upon any other business which may properly be brought before the Revco Special Meeting. See 'REVCO SPECIAL MEETING.'

THE MERGER

  General.


     On December 4, 1995, Sub commenced the Offer. On December 11, 1995, Rite Aid and Revco filed notifications and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act') with the Federal Trade Commission (the 'FTC') and the Antitrust Division of the United States Department of Justice (the 'Antitrust Division'). On December 27, 1995, Rite Aid and Revco received a request for additional information (the 'Second Request') from the FTC. On January 4, 1996, Sub extended the Offer in order to comply with the Second Request. The Offer is presently scheduled to expire on February 23, 1996 and Rite Aid reserves the right to extend the Offer until the expiration of the waiting period under the HSR Act.


     At the Effective Time of the Merger, each share of Revco Common Stock issued and outstanding immediately prior to the Effective Time, other than shares of Revco Common Stock owned by Revco as treasury stock and any shares of Revco Common Stock owned by Rite Aid, Sub or any other direct or indirect wholly owned subsidiary of Rite Aid (and, if the Alternative Consideration, as defined below, is applicable, other than shares of Revco Common Stock held by holders who have properly exercised and perfected their appraisal rights ('Dissenting Revco Shares'), under the Delaware General Corporation Law (the 'DGCL')), shall by virtue of the Merger and without any action on the part of the holder thereof be converted into either (x) the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Rite Aid Common Stock, determined as set forth below (the 'Exchange Ratio'); provided that Rite Aid shall not issue more than 1.125 or fewer than .91666 shares of Rite Aid Common Stock per share of Revco Common Stock or (y) if the Alternative Consideration (as defined below) is applicable, then the right to receive the Alternative Consideration, plus, in each of clause (x) and (y) above, any Additional Consideration (as defined below). Each share of Rite Aid Common Stock will be issued with one associated preferred stock purchase right (a 'Right') in accordance with the Shareholder Rights Agreement, dated as of April 15, 1989, between Rite Aid and Harris Trust Company of New York (the 'Rights Agreement').


     The per share value of the Rite Aid Common Stock which stockholders of Revco would receive in the Merger will be determined during a randomly selected fifteen-day pricing period (the 'Pricing Period') during the forty trading days ending five days before the Revco Special Meeting. PROMPTLY FOLLOWING THE CLOSE OF THE PRICING PERIOD, RITE AID AND REVCO WILL ISSUE A JOINT PRESS RELEASE ANNOUNCING THE EXCHANGE RATIO. IF THERE IS TO BE ANY CASH ADJUSTMENT AMOUNT (AS DEFINED BELOW), SUCH PRESS RELEASE WILL ALSO DISCLOSE THAT AMOUNT. ONCE THE PRICING PERIOD HAS ENDED, STOCKHOLDERS MAY ALSO CALL MACKENZIE PARTNERS, INC. TOLL FREE AT 1-800-322-2885 OR COLLECT AT (212) 929-5500 TO LEARN THE EXCHANGE RATIO AND THE CASH ADJUSTMENT AMOUNT, IF ANY.


     In the Merger, stockholders of Revco will receive one share of Rite Aid Common Stock if the average value per share of Rite Aid Common Stock during the Pricing Period is $27.50. If the average value per share of Rite

Aid Common Stock determined during the Pricing Period is greater than $27.50, stockholders of Revco will receive, for each share of Revco Common Stock, that amount of Rite Aid Common Stock having a value so determined of $27.50 plus 50% of such increase in market value of Rite Aid Common Stock over $27.50, provided that in no event will Rite Aid issue fewer than .91666 shares of Rite Aid Common Stock for each share of Revco Common Stock. Similarly, if the average per share value of Rite Aid Common Stock determined during the Pricing Period is less than $27.50, stockholders of Revco will receive, for each share of Revco Common Stock, that amount of Rite Aid Common Stock having a value so determined of $27.50 less 50% of such decrease in market value of Rite Aid Common Stock below $27.50, provided that in no event will Rite Aid issue more than 1.125 shares of Rite Aid Common Stock for each share of Revco Common Stock. Alternatively, if the average per share value of the Rite Aid Common Stock determined during the Pricing Period is less than $27.50, Rite Aid will have the option of delivering, for each share of Revco Common Stock, one share of Rite Aid Common Stock plus cash (the 'Cash Adjustment Amount') in an amount equal to 50% of such decrease in market value of Rite Aid Common Stock below $27.50, provided that in no event will more than $2.75 per share of Revco Common Stock be paid in cash.

     In the event the Merger is not consummated prior to April 29, 1996, and

Revco has not materially breached the Merger Agreement (other than by acts caused or permitted by Rite Aid), then the stockholders of Revco will be entitled to receive interest on the amount of the consideration that they receive pursuant to the immediately preceding paragraph and the immediately following paragraph (such consideration and interest thereon being referred to herein as the 'Merger Consideration'), from April 29, 1996 until the earlier of the Effective Time or June 30, 1996, calculated at an annual rate equal to the prime rate of interest (as announced from time to time by Morgan Guaranty Trust Company of New York). In the event Rite Aid and/or Sub, in violation of their obligations under the Merger Agreement, fail or refuse to consummate the Merger on or prior to June 30, 1996 and Revco has not materially breached the Merger Agreement (other than by acts caused or permitted by Rite Aid), then, in addition to any rights or remedies that Revco and its stockholders otherwise have in law or at equity as a result thereof, the stockholders of Revco will be entitled to receive interest from June 30, 1996 on the amount of the Merger Consideration not paid until such Merger Consideration is paid, calculated at the annual rate of the higher of (i) the prime rate of interest (as announced from time to time by Morgan Guaranty Trust Company of New York) plus 300 basis points or (ii) the amount otherwise permitted by law. Any additional consideration paid or payable pursuant to this paragraph is referred to herein as 'Additional Consideration.' See 'MERGER AGREEMENT--Conversion of Revco Common Stock.'

     In the event that at the Rite Aid Special Meeting the stockholders of Rite Aid do not approve the issuance of Rite Aid Common Stock pursuant to the Merger Agreement (the 'Share Issuance'), but all conditions to the Merger are otherwise satisfied or waived (if permissible), Revco, Rite Aid and Sub will nonetheless consummate the Merger and shares of Revco Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Revco Common Stock held in treasury and shares of Revco Common Stock owned by Rite Aid and its subsidiaries and other than Dissenting Revco Shares) will, at the Effective Time, be converted into the right to receive a combination of (x) shares of Rite Aid Common Stock which will represent in the aggregate 19.9% of the then outstanding shares of Rite Aid Common Stock (which will be determined in a manner consistent with the determination of the Exchange Ratio) and (y) cash based on a pro rata portion of $27.50 (collectively, the 'Alternative Consideration'). See 'MERGER AGREEMENT--Conditions to the Merger.'

     The DGCL does not require the Rite Aid Board to submit the Merger Agreement to a vote of the Rite Aid stockholders. Accordingly, the stockholders of Rite Aid are not being asked to consider and vote upon the adoption and approval of the Merger Agreement at the Rite Aid Special Meeting. At the Rite Aid Special Meeting, the stockholders of Rite Aid will consider and vote upon the Share Issuance as required by a rule of the New York Stock Exchange. Pursuant to such New York Stock Exchange rule, a company may not issue 20% or more of the company's outstanding shares without a vote of the company's stockholders.

     The Rite Aid Board has determined that the Merger is advisable, fair to and in the best interests of the stockholders of Rite Aid and determined to proceed with the Merger even if the Share Issuance is not approved by the Rite Aid stockholders. Therefore, in the event that the Rite Aid stockholders do not approve the Share Issuance but all conditions to the Merger are otherwise satisfied or waived (if permissible), the Alternative Consideration contemplated by the Merger Agreement will be paid to Revco's stockholders upon consummation of the Merger and approximately 19.9% of Rite Aid's current issued and outstanding shares will be issued in the Merger.

  Rite Aid's Reasons for the Merger; Recommendation of the Rite Aid Board.

     The Rite Aid Board has unanimously determined that the Merger is advisable and fair to and in the best interests of the stockholders of Rite Aid and has approved the Merger Agreement. THE RITE AID BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF RITE AID VOTE IN FAVOR OF THE SHARE ISSUANCE AT THE RITE AID SPECIAL MEETING. In reaching its conclusion, the Rite Aid Board considered, a number of factors, including, without limitation, the following:

          o the judgment, advice and analyses of its management;

          o the analyses prepared by Donaldson, Lufkin & Jenrette Securities Corporation ('DLJ'), and the oral opinion of DLJ presented to the Rite Aid Board on November 28, 1995 and confirmed in writing on November 29, 1995, to the effect that the consideration to be paid by Rite Aid pursuant to the Merger Agreement, taken as a whole, is fair to the stockholders of Rite Aid from a financial point of view. See 'THE MERGER--Opinion of DLJ' and 'THE MERGER--Background of the Merger;'

          o the financial condition, results of operations and cash flows of Rite Aid and Revco, both on a historical and a prospective basis;

          o the fact that the Merger is expected to be accretive to Rite Aid's earnings per share by the end of the first year of operations following the Merger;

          o Rite Aid management's estimate, based on a preliminary review of Revco's business and operations, that the Merger will result in approximately $156 million of quantifiable annual cost savings, including the improvement in gross margins through enhanced purchasing power, closure of Revco's corporate headquarters and overlapping distribution facilities, elimination of duplicative overhead, elimination of redundant advertising expenditures, the consolidation of data centers and improved communications systems and a working capital benefit from the consolidation of warehouse inventories. See 'THE MERGER--Estimated Synergies;'

          o the terms and conditions of the Merger Agreement, including the amount and form of Merger Consideration and the formulas and mechanisms which determine the Merger Consideration;

          o historical market prices and trading information with respect to Rite Aid Common Stock and Revco Common Stock;

          o the structure of the second-step Merger which provides for the Alternative Consideration in the event that the Rite Aid stockholders do not approve the Share Issuance, including the

            Additional Consideration which may be payable;

          o the Stockholder's agreement to tender all of its shares of Revco Common Stock in the Offer and vote its shares of Revco Common Stock in favor of the approval of the Merger and the Merger Agreement pursuant to the Stockholder Agreement; and

          o the fact that as an inducement and a condition to entering into the Merger Agreement Revco agreed, pursuant to the Stock Option Agreement, to grant Rite Aid an irrevocable option to purchase up to 19.9% of Revco's issued and outstanding shares of Revco Common Stock at the time of exercise of such option.

     See 'THE MERGER--Rite Aid's Reasons for the Merger; Recommendations of the Rite Aid Board.'

  Opinion of DLJ.

     DLJ delivered its oral opinion to the Rite Aid Board, which was confirmed by its written opinion dated November 29, 1995 to the Rite Aid Board, to the effect that the consideration to be paid by Rite Aid pursuant to the Merger Agreement, taken as a whole, is fair to the stockholders of Rite Aid from a financial point of view. The full text of the DLJ opinion, which sets forth a description of the assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex B. RITE AID STOCKHOLDERS ARE URGED TO READ THE DLJ OPINION CAREFULLY IN ITS ENTIRETY. See 'THE MERGER--Opinion of DLJ.'

  Revco's Reasons for the Merger; Recommendation of the Revco Board.

     PRIOR TO THE EXECUTION OF THE MERGER AGREEMENT, THE BOARD OF DIRECTORS OF REVCO (THE 'REVCO BOARD') UNANIMOUSLY DETERMINED (WITH ONE DIRECTOR ABSENT AND TWO DIRECTORS ABSTAINING) THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF REVCO, APPROVED THE MERGER AGREEMENT, AND RECOMMENDED THAT THE STOCKHOLDERS OF REVCO VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AT THE REVCO SPECIAL MEETING. In reaching its conclusion, the Revco Board considered a number of factors, including, without limitation, the following:

          o the terms and conditions of the Merger Agreement, including the amount and form of Merger Consideration;

          o the fact that the value of the shares of Rite Aid Common Stock to be received for each share of Revco Common Stock in the Merger will increase to the extent the average value of Rite Aid Common Stock is greater than $27.50 per share during the Pricing Period and will decrease if the average value of the Rite Aid Common Stock is less than $27.50 per share during the Pricing Period;

          o presentations by management of Revco (at a board meeting held on November 28, 1995, and at previous board meetings) regarding the financial condition, results of operations, business and prospects of Revco, including the prospects of Revco if it remained independent;

          o the fact that upon consummation of the Offer, Rite Aid and/or Sub will own at least 50.1% of the outstanding shares of Revco Common Stock and have agreed to vote in favor of the approval and adoption of the Merger Agreement, and, therefore, a vote in favor of the approval and adoption of the Merger Agreement would be assured without the vote of any other holder of shares of Revco Common Stock;

          o the historical market prices for the shares of Revco Common Stock, particularly the fact that the $27.50 per share price in the Offer represented (x) a premium of approximately 6.8% over the closing price of $25.75 for the shares of Revco Common Stock on November 27, 1995, the last trading day prior to the approval of the Merger Agreement, and (y) a higher price than the shares of Revco Common Stock had ever traded;

          o the expected future trading values of the shares of Revco Common Stock in light of, among other things, the historical trading multiples of other companies in Revco's line of business;

          o the analyses prepared by Morgan Stanley & Co. Incorporated ('Morgan Stanley') and the oral opinion of Morgan Stanley presented to the Revco Board on November 28, 1995 and confirmed in writing on November 29, 1995 to the effect that, as of such date and based upon its review and analysis and subject to the limitations set forth therein, the consideration to be received by the holders of Revco Common Stock pursuant to the Offer and the Merger, taken together, is fair from a financial point of view to such holders. See 'THE MERGER--Opinion of Morgan Stanley;'

          o the fact that the Merger offers the opportunity for substantial synergies and the transaction structure allows Revco stockholders who receive Rite Aid Common Stock to participate in those synergies through continued ownership of the combined company;

          o the views expressed by management and Morgan Stanley that there did not appear to be any other party with which Revco would be as good a strategic fit as Rite Aid;

          o the fact that the Stockholder agreed to tender all of its shares of Revco Common Stock in the Offer and to support the Merger Agreement;

          o the fact that the Merger is not conditioned on the availability of financing;

          o the fact that the Merger Agreement, which prohibits Revco, its subsidiaries or its affiliates from initiating, soliciting or encouraging any potential acquisition proposal, does permit Revco to furnish information to and participate in discussions or negotiations with any third party if certain conditions are satisfied;

          o the fact that if the Revco Board decided to accept an acquisition proposal by a third party, the Revco Board may terminate the Merger Agreement and pay Rite Aid a termination fee of $45 million, or approximately $.68 per issued and outstanding share, which the Revco Board did not believe would be a significant deterrent to a higher offer by a third party interested in acquiring Revco; and

          o the regulatory approvals required to consummate the Merger, including, among other things, antitrust approvals, and the prospects of receiving such approvals.

     See 'THE MERGER--Revco's Reasons for the Merger; Recommendation of the Revco Board.'

  Opinion of Morgan Stanley.

     Morgan Stanley delivered its oral opinion to the Revco Board, which was confirmed by its written opinion dated November 29, 1995 to the Revco Board, to the effect that the consideration to be received by the holders of Revco Common Stock pursuant to the Offer and the Merger, taken together, is fair from a financial point of view to such holders. The full text of the Morgan Stanley opinion, which sets forth a description of the assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex
C. See 'THE MERGER--Opinion of Morgan Stanley.'

Certain Advantages and Disadvantages of the Merger.

     In considering whether to approve the Share Issuance, stockholders of Rite Aid should consider the following advantages and disadvantages.

     Advantages. The Merger will provide significant benefits to Rite Aid and Revco and each of their respective stockholders. The Merger will create substantial opportunities for synergies and will allow the combined company to compete more effectively in a marketplace that is becoming increasingly competitive.

     In addition, the Rite Aid Board has determined that the Merger is advisable, fair to and in the best interests of the Rite Aid stockholders and has approved the Merger Agreement.

     Moreover, the Merger is expected to be accretive to Rite Aid's earnings per share by the end of the first year of operations following the Merger. Similarly, Rite Aid's management estimates, based on a preliminary review of Revco's business and operations, that the Merger will result in approximately $156 million of quantifiable annual cost savings, including improvement in gross margins through enhanced purchasing power, closure of Revco's corporate headquarters and overlapping distribution facilities, elimination of duplicative overhead, elimination of redundant advertising expenditures, the consolidation of data centers and improved communications systems and a working capital benefit from the consolidation of warehouse inventories.


     Further, DLJ has delivered its opinion to the Rite Aid Board to the effect that the consideration to be paid by Rite Aid pursuant to the Merger Agreement, taken as a whole, is fair to the stockholders of Rite Aid from a financial point of view. Similarly, Morgan Stanley has delivered its written opinion to the Revco Board to the effect that the aggregate consideration to be received by the holders of shares of Revco Common Stock pursuant to the Offer and the aggregate consideration to be received by the holders of shares of Revco Common Stock pursuant to the Merger, taken together, are fair from a financial point of view to such holders.

     Disadvantages. The Rite Aid Board considered the fact that Rite Aid would be a more leveraged company in the event that the Share Issuance was not approved by Rite Aid's stockholders and the Merger was consummated using the Alternative Consideration.

     In determining that the Merger is advisable and in the best interests of its stockholders, the Rite Aid Board considered the cost savings, operating efficiencies and other synergies expected to result from the consummation thereof. The consolidation of functions, the integration of departments, systems and procedures and the relocation of staff present significant management challenges. There can be no assurance that such actions will be successfully accomplished as rapidly as currently expected. Moreover, although the primary purpose of such actions will be to realize direct cost savings and other operating efficiencies, there can be no assurance of the extent to which such cost savings and efficiencies will be achieved.


     If the stockholders of Rite Aid approve the Share Issuance and assuming a one-for-one Exchange Ratio, the current stockholders of Rite Aid would own approximately 72.7% of the then outstanding shares of Rite Aid Common Stock after the Merger.

     Rite Aid also expects to take a pre-tax charge to earnings estimated to be in the range of $150 million to $175 million to cover the cost of integrating the two companies. See Note (n) of Notes to Unaudited Pro Forma Condensed Consolidated Financial Data for a discussion of such merger and integration charges. There can be no assurance, however, that the amount of such charge will not increase as Rite Aid's integration plan is further developed and more accurate estimates become possible or as to the amount of the after-tax cost of such charge. See 'THE MERGER--Certain Advantages and Disadvantages of the Merger.'


  Plans for Revco.


     It is expected that the business and operations of Revco will be integrated into the operations of Rite Aid as rapidly as practicable following the Merger. Rite Aid intends to close Revco's corporate headquarters at 1925 Enterprise Parkway, Twinsburg, Ohio (the 'Headquarters') within twelve months following consummation of the Merger and to integrate Revco's corporate headquarters operations into Rite Aid's operations. Rite Aid also expects to take a pre-tax charge to earnings estimated to be in the range of $150 million to $175 million to cover the cost of integrating the two companies. Rite Aid anticipates that only a small percentage of the combined stores of Rite Aid and Revco will be closed. A decision on which stores will be closed is not expected to be made until after the consummation of the Merger. In addition, Rite Aid will continue to evaluate the business and operations of Revco after the consummation of the Merger, and will take such further actions as it deems appropriate under the circumstances then existing. See 'THE MERGER--Plans for Revco.'


  Background of the Merger.

     For a description of the background of the Merger, see 'THE
MERGER--Background of the Merger.'

  Interests of Certain Persons.

     Existing Employment Agreements. Revco maintains employment agreements with, among others, its eight executive officers ('Group A Executives') and fifteen other officers (collectively with the Group A Executives, the 'Covered Executives' or, individually, a 'Covered Executive'), with one form of agreement for executive officers and one form of agreement for non-executive officers. Except for the severance periods, the forms of these agreements are substantially similar.

     The agreements provide, among other things, for the payment of base salary and participation in Revco's bonus plan and provides that the employee will be eligible to participate in Revco's other employee benefit programs for the provision of welfare and other benefits.

     In addition, the agreements provide for the payment of an employee's base salary and the continuation of other benefits for a specified period upon termination of employment by Revco other than for gross misconduct or by the employee for good reason. The severance period for Group A Executives is two years and, for the other fifteen officers ('Group B Executives'), is one year. See 'THE MERGER--Interests of Certain Persons.'

     Economic Value Added (EVA) Incentive Plan (the 'Bonus Plan'). Each of the Covered Executives is eligible to participate in the Bonus Plan. Awards pursuant to the Bonus Plan are based upon the achievement of a combination of performance objectives by Revco and the individual participant. Each participant in the Bonus Plan is credited with bonus units equal to his base salary multiplied by a target bonus percentage. If the target bonus is exceeded by a specified amount, the excess is deposited into a bonus bank on behalf of the individual participant for the following year. See 'THE MERGER--Interests of Certain Persons.'

     Defined Benefit Plan. The Revco Retirement Income Plan and Trust, as amended ('Pension Plan'), is a defined benefit pension plan generally covering employees of Revco, other than those covered by collective bargaining agreements that provide for pension benefits.


     On reaching normal retirement at or after age 65, a participant is generally entitled to receive a monthly retirement benefit for life. Alternative actuarially equivalent forms of benefit payments are provided for in the Pension Plan. Vesting under the Pension Plan occurs after five years of service (with no vesting where less than five years of service has been completed).

     The annual retirement benefit at the normal retirement age of at least 65 is equal to an amount which, when added to the participant's social security benefit, is the product of the employee's average earnings for the last five years of his service and the applicable percentage. If the employee has fewer than 30 years of credited service with Revco, the benefit determined by this formula is reduced by a percentage determined substantially by the ratio of the number of years of credited service to 30. A participant who has attained age 55 and has completed five years of service may elect early retirement with reduced monthly benefit payments. See 'THE MERGER--Interests of Certain Persons.'

     Supplemental Retirement and Survivor Benefit Plan (the 'SERP'). Each of the Covered Executives participates in the SERP, which provides supplemental retirement benefits generally commencing upon either (i) retirement or disability at age sixty, or (ii) upon termination of employment at age sixty-five. The basic supplemental benefit is an amount that, when added to other benefits (pension plan benefits, social security benefits and other monthly retirement income as provided), equals 70% of a participant's final salary. The SERP benefit is reduced for early retirement. Upon execution of an individual agreement under the SERP, a participant is 50% vested. Thereafter, a participant vests in his SERP benefits at a rate of 10% each year. See 'THE MERGER--Interests of Certain Persons.'

     Split Dollar Plan. Each of the Covered Executives participates in the Split Dollar Plan. See 'THE MERGER--Interests of Certain Persons.'

     1992 Long-Term Incentive Plan (the 'LTIP'). Each of the Covered Executives participates in the LTIP, which provides for the grant of incentive and non-qualified stock options, reload options, stock appreciation rights, restricted stock awards, stock bonus awards and performance plan awards. In the event of a 'change in control,' as defined in the LTIP, the options granted to Revco's officers become fully exercisable. The consummation of the Offer constitutes a 'change in control' for purposes of the LTIP.

     The estimated amount of gain associated with the options of Group A Executives that vest upon a 'change in control' is:

Mr. Hoven...................................................   $5,098,674
Mr. Bellini.................................................   $1,940,324
Mr. Hagan...................................................   $  797,095
Mr. Mastrian................................................   $1,357,569
Mr. Coffey..................................................   $  438,627
Mr. Gropp...................................................   $  322,573

Mr. Nichols.................................................   $  758,784
Mr. Staph...................................................   $  942,912

     The estimated aggregate amount of gain associated with the options of Group B Executives that vest upon a 'change in control' is approximately $3,200,000. See 'THE MERGER--Interests of Certain Persons.'

     1992 Non-Employee Directors' Stock Option Plan (the 'Non-Employee Directors' Plan'). All of the directors who are not officers or key employees of Revco are eligible to participate in the Non-Employee Directors' Plan, which provides for the grant of options to purchase shares of Revco Common Stock. The consummation of the Offer constitutes a 'change in control' for purposes of the Non-Employee Directors' Plan. The estimated aggregate amount of gain associated with the options of non-employee directors that vest upon a 'change in control' is approximately $577,000. See 'THE MERGER--Interests of Certain Persons.'

     Employee Stock Purchase Plan (the 'ESPP'). Each of the Covered Executives is eligible to participate in the ESPP, which permits participants to purchase Revco's common stock at the lesser of (a) 85% of the fair market value of the stock on the first day of the offering period, or (b) 85% of the fair market value of the stock on the last day of the offering period. See 'THE MERGER--Interests of Certain Persons.'

     Treatment of Stock Options. The Merger Agreement provides that, effective as of the Effective Time, each option granted by Revco to purchase Revco Common Stock that is outstanding and unexercised (each a 'Revco Stock Option') will cease to represent a right to acquire Revco Common Stock and will be converted automatically into an option to purchase shares of Rite Aid Common Stock. The number of shares of Rite Aid Common Stock subject to the new option shall be determined in a manner that preserves both (i) the aggregate gain (or loss) on Revco Stock Options immediately prior to the Effective Time and (ii) the ratio of the exercise price per share subject to Revco Stock Options to the fair market value (determined immediately prior to the Effective Time) per share subject to such option, provided that any fractional shares of Rite Aid Common Stock resulting from such determination will be rounded down to the nearest share. The Merger Agreement also provides that, effective as of the Effective Time, the surviving corporation will assume each Revco Stock Option agreement, each as amended, as provided therein. The duration, vesting and other terms of the new options will be the same as the Revco Stock Options that they replace, except that all references to Revco shall be deemed to be references to Rite Aid.

     The Merger Agreement further provides that, notwithstanding the immediately preceding paragraph, outstanding vested options under the LTIP held by Covered Executives, including options that become vested in connection with a 'change in control' under the terms of existing award agreements under the LTIP, will, effective as of the Effective Time, become exercisable under a cashless exercise procedure made available by Revco.

     The Merger Agreement provides that, effective as of the Effective Time, the

Option Plans will terminate and the provisions in any other plan, program, agreement or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Revco or any of its subsidiaries, will be deleted. See 'THE MERGER--Interests of Certain Persons.'

     Bonus; Severance Benefits. Pursuant to the Merger Agreement, as soon as practicable following the earlier of (i) the Effective Time and (ii) the end of Revco's 1996 fiscal year, Revco will pay, pursuant to the terms of the Bonus Plan as modified by the terms of the Merger Agreement, bonuses for fiscal year 1996, calculated based on Revco's financial results as of February 10, 1996, and annualized to equal a bonus for a twelve month period.

     With respect to the Covered Executives, effective as soon as practicable following the Effective Time (or if later, the date of termination of employment of the Covered Executive), the Merger Agreement provides that Revco will pay to each Covered Executive severance payments (the 'Severance Payments'), on a basis consistent with Rite Aid's executive payroll practices, based on one of the two formulae set forth below, pursuant to elections made by each Covered Executive prior to the Effective Time:

          (i) Severance Payments equal to, on an annualized basis, 'Base Pay' (as defined below), continuing for a period of three years with respect to Group A Executives, and for a period of 18 months with respect to Group B Executives. For purposes of this provision, 'Base Pay' means the highest base pay paid to the Covered Executive during any one of the 1994, 1995 or 1996 fiscal years, provided that Base Pay for fiscal year 1996 will be calculated on an annualized basis; or

          (ii) Severance Payments equal to, on an annualized basis, 'Base Plus Bonus Pay' (as defined below), continuing for a period of two years with respect to Group A Executives, and for a period of one year with respect to Group B Executives. For purposes of this provision 'Base Plus Bonus Pay' means Base Pay plus the amount that would have been paid to the executive under the Bonus Plan for fiscal year 1995 as the targeted bonus (the '1995 Target Bonus').

     In lieu of the Severance Payments described in clauses (i) and (ii) above, Mr. Hoven and Mr. Mastrian will receive Severance Payments, continuing for three years, equal to, on an annualized basis, Base Plus Bonus Pay.

     The estimated cost of providing the additional severance payments to Group A Executives upon termination of employment is:

Mr. Hoven...................................................   $1,726,943
Mr. Bellini.................................................   $  420,000
Mr. Hagan...................................................   $  270,000
Mr. Mastrian................................................   $  701,496
Mr. Coffey..................................................   $  245,700
Mr. Gropp...................................................   $  203,963
Mr. Nichols.................................................   $  226,740
Mr. Staph...................................................   $  247,323


     The aggregate estimated cost of providing the additional severance payments to Group B Executives is $1,190,738.

     Pursuant to the Merger Agreement, each employee, other than any Covered Executive, of Revco who is covered by Revco's severance pay plan as in effect on November 1, 1995 (each, a 'Severance-Eligible Employee') and who is employed by Revco immediately prior to the Effective Time and terminated for other than Cause (as defined below), within twelve months following the Effective Time, will be entitled to receive bi-weekly severance payments, made on a basis consistent with Rite Aid's payroll practices, for a six month period commencing on such Severance-Eligible Employee's date of termination of employment, equal to, on an annualized basis, such Severance-Eligible Employee's Base Pay; provided, however, that except for employees located at Revco's headquarters such payments will be reduced (but not below zero) by the amount of compensation such Severance-Eligible Employee receives from a subsequent employer to the extent that such Severance-Eligible Employee is employed during such six month period.


     For purposes of the Merger Agreement, 'Cause' will mean the conviction of an employee or executive (as the case may be) for the commission of a felony, including the entry of a guilty or nolo contendere plea, any willful, grossly negligent or fraudulent action or inaction by an employee or executive, as the case may be, or the employee's or executive's willful and continued failure to substantially perform an employee's or executive's assigned duties. See 'THE MERGER--Interests of Certain Persons.'

     SERP. Pursuant to the Merger Agreement, each Revco employee who is (i) covered by the SERP and (ii) actively employed by Revco, in either case, immediately prior to the Effective Time (each, a 'SERP Executive') will be eligible to receive benefits under the SERP based on the terms of the SERP, as modified by the terms of the Merger Agreement.

     The estimated present value (using a 7.5% discount factor) of the additional SERP and Split Dollar Plan benefits for the Group A Executives is:

Mr. Hoven...................................................   $1,503,112
Mr. Bellini.................................................   $1,877,388
Mr. Hagan...................................................   $   56,756
Mr. Mastrian................................................   $  487,121
Mr. Coffey..................................................   $  234,699
Mr. Gropp...................................................   $   12,028
Mr. Nichols.................................................   $  161,405
Mr. Staph...................................................   $  191,735

     The aggregate estimated present value (using a 7.5% discount factor) of the additional SERP and Split Dollar Plan benefits for Group B Executives is $762,150. See 'THE MERGER--Interests of Certain Persons.'

     Gross-Up Payments. Pursuant to the Merger Agreement, Revco will provide each Group A Executive with a cash gross-up payment to make such executive whole for the excise taxes imposed on all benefits and other amounts paid or payable to such executive on account of the transactions contemplated by the Merger Agreement. With respect to all other employees of Revco who are entitled to benefits and other amounts paid or payable to such employee on account of the transactions contemplated by the Merger Agreement, Revco shall not be obligated to pay or provide to any such employee any payments or benefits to the extent that such payments or benefits would constitute a 'parachute payment' within the meaning of Section 280G(b)(2)(A) of the Code. Based upon preliminary estimates, the aggregate cost of the gross-up payments is expected to be between $6,000,000 and $9,000,000. See 'THE MERGER--Interests of Certain Persons.'

     ESPP. Each Covered Executive who is subject to Section 16 ('Section 16') of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') will be provided with a cash payment approximating the benefits that would be deprived by reason of Section 16. Revco will amend the ESPP to provide that the option period that was in effect as of November 29, 1995 will cease as soon as practicable after such date. See 'THE MERGER--Interests of Certain Persons.'

     Other Benefits. Revco will provide outplacement services from a recognized outplacement provider selected by Rite Aid to all employees of Revco as of the Effective Time who were based in Twinsburg, Ohio as of the Effective Time, and are terminated without Cause within one year of the Effective Time.

     In addition, pursuant to the Merger Agreement, employees of Revco who continue to be employed by Revco as of the Effective Time will receive employee benefits comparable to those benefits provided to similarly situated employees of Rite Aid. See 'THE MERGER--Interests of Certain Persons.'

  Indemnification.

     Pursuant to the terms of the Merger Agreement, Rite Aid has agreed that at all times after the Effective Time, it will indemnify, or will cause Revco, as the surviving corporation, and its subsidiaries to indemnify each director, officer, employee or agent of Revco or any of Revco's subsidiaries, successors and assigns (an 'Indemnified Party'), to the fullest extent permitted by law, with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable fees and expenses of legal counsel (whenever asserted or claimed) ('Indemnified Liability') based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. See 'THE MERGER--Indemnification'; and 'MERGER AGREEMENT--Directors' and Officers' Insurance and Indemnification.'

  Estimated Synergies.

     Rite Aid regards the resulting consolidation of Revco and Sub as an opportunity to achieve certain cost savings and synergies. Based on a preliminary review of Revco's business and operations, Rite Aid currently estimates that the Merger will result in approximately $156 million of quantifiable annual cost savings, including the improvement in gross margins through enhanced purchasing power, closure of Revco's corporate headquarters and overlapping distribution facilities, elimination of duplicative overhead, elimination of redundant advertising expenditures, the consolidation of data centers and improved communications systems and a working capital benefit from the consolidation of warehouse inventories. THE FOREGOING ESTIMATES OF COST SAVINGS AND SYNERGIES ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF RITE AID. THERE CAN BE NO ASSURANCE THAT THEY WILL BE ACHIEVED AND ACTUAL SAVINGS AND SYNERGIES MAY VARY MATERIALLY FROM THOSE ESTIMATED. THE INCLUSION OF SUCH ESTIMATES HEREIN SHOULD NOT BE REGARDED AS AN INDICATION THAT RITE AID, SUB OR ANY OTHER PARTY CONSIDERS SUCH ESTIMATES AN ACCURATE PREDICTION OF FUTURE EVENTS. See 'THE MERGER--Estimated Synergies.'

  Conditions to the Merger.

     The obligations of Rite Aid and Revco to consummate the Merger are subject to the satisfaction or waiver (where permissible) of various conditions, including, among others, the absence of any order or legal restraint or prohibition preventing the consummation of the Merger. See 'MERGER AGREEMENT--Conditions to the Merger.'

  Other Legal Matters; Regulatory Approvals.

     General. Except as otherwise disclosed herein, based upon its review of publicly available information with respect to Revco and the review of certain information furnished by Revco to Rite Aid, neither Sub nor Rite Aid is aware of
(i) any license or regulatory permit that appears to be material to the business of Revco and its subsidiaries, taken as a whole, that might be adversely affected pursuant to the Merger or (ii) any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required for the consummation of the Merger. Should any such approval or other action be required, Rite Aid and Sub currently contemplate that such approval or action would be sought. Revco's pharmacists and pharmacy technicians are required to be licensed by the appropriate state board of pharmacy. Revco's stores and certain of Revco's distribution centers are also registered with the Federal Drug Enforcement Administration. Many of Revco's stores sell alcoholic beverages and are subject to various state and local licensing requirements as a result. By virtue of these license and registration requirements, Revco may be obligated to obtain certain governmental consents and approvals in order to consummate the Merger.

     Antitrust. Under the HSR Act and the regulations promulgated thereunder by the FTC, the Offer may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and the applicable waiting period has expired or been terminated. The consummation of the Offer is conditioned upon the expiration or termination of the applicable waiting period under the HSR Act. On December 11, 1995, Rite Aid and Revco filed notifications and report forms under the HSR Act with the FTC and the Antitrust Division. On December 27, 1995, Rite Aid and Revco received a request for additional information (the 'Second Request') from the FTC. Rite Aid has submitted its responses and certified to the FTC that it was in substantial compliance with the Second Request as of February 7, 1996. Under the applicable HSR Act regulations, the Offer may not be consummated until 10 days after Rite Aid has substantially complied with the Second Request or the Second Request has been withdrawn by the FTC and termination of the waiting period has been granted or such later date as may be agreed to by Rite Aid on a voluntary basis. Rite Aid has voluntarily agreed with the FTC to extend such 10 day waiting period through Friday, February 23, 1996. At any time before or after the Effective Time, and notwithstanding that the waiting period under the HSR Act has expired, any state could take such action under its antitrust law as it deems necessary or desirable in the public interest. Rite Aid has received requests for information regarding antitrust issues from four state attorneys general concerning the Merger. Rite Aid is cooperating with such attorneys general. See 'THE MERGER--Other Legal Matters; Regulatory Approvals.'


ACCOUNTING TREATMENT

     The Merger will be accounted for under the 'purchase' method of accounting in accordance with generally accepted accounting principles ('GAAP').

APPRAISAL RIGHTS FOR REVCO STOCKHOLDERS

     If only shares of Rite Aid Common Stock are issued in the Merger, then Revco stockholders will not have any appraisal rights. However, in the event (i) the Alternative Consideration or any Additional Consideration contemplated by the Merger Agreement is applicable or (ii) that Rite Aid elects to pay any Cash Adjustment Amount, under Section 262 of the DGCL ('Section 262'), any holder of record of shares of Revco Common Stock who does not vote in favor of approval and adoption of the Merger Agreement and delivers a demand for appraisal prior to the vote of Revco's stockholders at the Revco Special Meeting on the Merger Agreement has the right to obtain cash payment for the 'fair value' of his or her shares at the Effective Time (excluding any element of value arising from the accomplishment or expectation of the Merger). See 'THE MERGER--Appraisal Rights.'

COMPARATIVE MARKET PRICES AND DIVIDENDS

     The shares of Rite Aid Common Stock are listed and principally traded on the New York Stock Exchange, Inc. (the 'NYSE') and Pacific Stock Exchange (the 'PSE') and quoted under the symbol RAD. The following table sets forth, for the quarters indicated, the high and low sales prices and the dividends paid per share of Rite Aid Common Stock on the NYSE as reported on the Dow Jones News Service.


QUARTER ENDED                                                    HIGH      LOW      DIVIDEND
--------------------------------------------------------------   ----      ----     --------

Fiscal Year Ended February 26, 1994:
  Quarter Ended May 29........................................   $20 7/8   $17 5/8  15.00 cents
  Quarter Ended August 28.....................................    19 1/8    16 1/4  15.00 cents
  Quarter Ended November 27...................................    17 3/4    15 1/4  15.00 cents
  Quarter Ended February 26...................................    19 3/8    15 1/4  15.00 cents

Fiscal Year Ended March 4, 1995:
  Quarter Ended May 28........................................   $20 3/8   $18 1/8  15.00 cents
  Quarter Ended August 27.....................................    21 1/2    18 7/8  15.00 cents
  Quarter Ended November 26...................................     24       20      15.00 cents
  Quarter Ended March 4.......................................   26 3/8     21 5/8  17.00 cents

Fiscal Year Ending March 2, 1996:
  Quarter Ended June 3........................................   $25 5/8   $22      17.00 cents
  Quarter Ended September 2...................................    29 1/2    24      17.00 cents
  Quarter Ended December 2....................................    32 5/8    26 1/4  17.00 cents
  Quarter Ending March 2 (through February 15, 1996)..........    34 3/8    30      18.50 cents


     On November 29, 1995, the last full trading day prior to the public announcement of the execution of the Merger Agreement, the highest reported sales price of Rite Aid Common Stock on the NYSE Composite Tape was $28 7/8 per share, the lowest reported sales price was $28 3/8 per share, and the reported closing sales price was

$28 5/8 per share. On February 15, 1996, the last full trading day for which information was available prior to the printing and mailing of this Proxy Statement, the last sales prices reported for Rite Aid Common Stock on the NYSE Composite Tape was $32 3/8 per share.


     The shares of Revco Common Stock are listed and principally traded on the NYSE and quoted under the symbol RXR. The following table sets forth, for the quarters indicated, the high and low sales prices per share on the NYSE as reported by the Dow Jones News Service.


QUARTER ENDED                                                               HIGH        LOW
-------------------------------------------------------------------------   ----        ----
Fiscal Year Ended May 28, 1994:
  Quarter Ended August 21................................................   $12 5/8     $10
  Quarter Ended November 11..............................................    16 1/2      11 1/8
  Quarter Ended February 5...............................................    17 1/8      13 5/8
  Quarter Ended May 28...................................................    18 5/8      13 7/8

Fiscal Year Ended June 3, 1995:

  Quarter Ended August 20................................................   $19         $14 1/2
  Quarter Ended November 12..............................................    23 1/4      16 5/8
  Quarter Ended February 4...............................................    24 1/2      20
  Quarter Ended June 3...................................................    24          17 1/2

Fiscal Year Ending June 1, 1996:
  Quarter Ended August 26................................................   $25 3/8     $19 1/4
  Quarter Ended November 18..............................................    25 7/8      19 5/8
  Quarter Ended February 10..............................................    29          24 5/8
  Quarter Ending June 1 (through February 15, 1996)......................    28 3/4      27 7/8


     Revco has not declared any cash dividends on the shares of Revco Common Stock since fiscal year 1986.


     On November 29, 1995, the last full trading day prior to the public announcement of the execution of the Merger Agreement, the highest reported sales price of Revco Common Stock on the NYSE Composite Tape was $25 1/2 per share, the lowest reported sales price was $25 1/8 per share, and the reported closing sales price was $25 1/2 per share. On February 15, 1996, the last full trading day for which information was available prior to the printing and mailing of this Proxy Statement, the last sales prices reported for Revco Common Stock on the NYSE Composite Tape was $28 1/8 per share.


STOCKHOLDER AGREEMENT

     Immediately after the execution of the Merger Agreement, the Stockholder entered into a Stockholder Agreement, dated as of November 29, 1995, with Rite Aid and Sub pursuant to which the Stockholder, who at such time owned approximately 19.7% of all outstanding shares of Revco Common Stock, has agreed, among other things, to (i) tender in the Offer and (ii) vote in favor of the Merger, upon the terms and conditions thereof, all shares of Revco Common Stock owned by the Stockholder. See 'STOCKHOLDER AGREEMENT.'

STOCK OPTION AGREEMENT

     Immediately after the execution of the Merger Agreement, Revco entered into a Stock Option Agreement, dated as of November 29, 1995, with Rite Aid and Sub pursuant to which Revco has granted to Rite Aid an irrevocable option (the 'Stock Option') to purchase up to 13,251,010 fully paid and nonassessable shares of Revco Common Stock at a purchase price of $27.50 per share of Revco Common Stock, or such other number of shares of Revco Common Stock as equals 19.9% of Revco's issued and outstanding shares of Revco Common Stock at the time of exercise of the Stock Option, exercisable upon the occurrence of certain events. See 'STOCK OPTION AGREEMENT.'

                      UNAUDITED COMPARATIVE PER SHARE DATA


     The following table sets forth certain historical and pro forma equivalent per share data for Rite Aid Common Stock for the thirty-nine weeks ended December 2, 1995 and for the fiscal year ended March 4, 1995, and certain historical and pro forma equivalent per share data for Revco Common Stock for the forty-one weeks ended November 18, 1995 and for the fiscal year ended June 3, 1995. The information presented herein should be read in conjunction with the selected historical financial data and unaudited pro forma combined financial statements found elsewhere in this Proxy Statement. Equivalent historical per share data is derived from the audited financial statements of Rite Aid and Revco. Equivalent pro forma per share data of Rite Aid Common Stock is derived from the pro forma combined financial statements found elsewhere in this Proxy Statement. Pro forma Revco Common Stock per share data is calculated based upon pro forma combined per share data allocable to the approximately 35,005,000 shares of Revco Common Stock that will be converted into shares of Rite Aid Common Stock upon completion of the Merger based upon an assumed Exchange Ratio of one share of Rite Aid Common Stock for each share of Revco Common Stock.

                                                                                THIRTY-NINE WEEKS       FISCAL YEAR
                                                                                      ENDED                ENDED
                                                                               DECEMBER 2, 1995(1)    MARCH 4, 1995(1)
                                                                               -------------------    ----------------
                                                                                             (UNAUDITED)
RITE AID COMMON STOCK(2):
  Net Income
     Historical.............................................................         $  1.22               $ 1.67
     Pro Forma..............................................................             .90                  .99
  Book Value
     Historical.............................................................           12.65                12.02
     Pro Forma..............................................................           16.19                15.69
  Cash Dividends Declared
     Historical.............................................................             .51                  .62
     Pro Forma..............................................................             .51                  .62


                                                                                 FORTY-ONE WEEKS        FISCAL YEAR
                                                                                      ENDED                ENDED
                                                                                NOVEMBER 18, 1995       JUNE 3, 1995
                                                                               -------------------    ----------------
                                                                                             (UNAUDITED)
REVCO COMMON STOCK(3):
  Net Income Before Extraordinary Item
     Historical.............................................................         $   .79               $  .95
     Pro Forma..............................................................             .90                  .99
  Book Value
     Historical.............................................................           11.98                11.54
     Pro Forma..............................................................           16.19                15.69
  Cash Dividends Declared
     Historical.............................................................              --                   --
     Pro Forma..............................................................             .51                  .62


------------------
(1) The pro forma financial information has been prepared assuming the Merger occurred at the beginning of the respective periods using a one-for-one Exchange Ratio of shares of Rite Aid Common Stock for shares of Revco Common Stock.

(2) The per share amount used in the pro forma calculations were computed by adding the approximately 35,005,000 shares of Rite Aid Common Stock to be issued in the Merger to the actual number of outstanding shares of Rite Aid Common Stock for the respective periods.

(3) Equivalent pro forma data for Revco were computed by multiplying the pro forma combined per share data of Rite Aid by the Exchange Ratio, assuming an Exchange Ratio of 1.00.

         SELECTED HISTORICAL CONSOLIDATED AND PRO FORMA FINANCIAL DATA

     The following summary sets forth certain unaudited historical consolidated financial data and selected unaudited pro forma financial data. This financial data should be read in conjunction with the historical consolidated financial data, including the notes thereto, which are incorporated herein by reference, and in conjunction with the unaudited pro forma financial statements and related notes thereto included elsewhere in this Proxy Statement. See 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE;' 'AVAILABLE INFORMATION;' and 'UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA.'

                       SELECTED HISTORICAL FINANCIAL DATA

     The following tables set forth certain selected historical financial data of Rite Aid and Revco for each of the last five years and selected unaudited historical financial data for Rite Aid's thirty-nine weeks periods ended December 2, 1995 and November 26, 1994 and Revco's twenty-four weeks periods ended November 18, 1995 and November 12, 1994. The selected historical financial data for the last five years has been derived from the audited historical financial statements of Rite Aid and Revco and should be read in conjunction with such information. The thirty-nine weeks and twenty-four weeks information is derived from the unaudited books and records of both Rite Aid and Revco and include, in the opinion of the management of each of Rite Aid and Revco, all adjustments necessary to present fairly the information for each period. Such adjustments include only normal recurring adjustments. Such data is not necessarily indicative of an entire year's results or future operating results.

                              RITE AID CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                THIRTY-NINE WEEKS ENDED                              FISCAL YEAR ENDED
                               --------------------------   --------------------------------------------------------------------
                               DECEMBER 2,   NOVEMBER 26,    MARCH 4,    FEBRUARY 26,   FEBRUARY 27,   FEBRUARY 29,    MARCH 2,
                                  1995           1994          1995          1994           1993           1992          1991

                               -----------   ------------   ----------   ------------   ------------   ------------   ----------
                                      (UNAUDITED)
INCOME STATEMENT DATA:
  Net Sales..................  $4,015,036     $3,180,085    $4,533,851    $4,058,711     $3,833,591     $3,530,560    $3,259,766
  Income from Continuing
    Operations Before
    Taxes....................     166,863        144,312       231,464        45,670        200,569        187,202       163,008
  Income (Loss) from
    Discontinued
    Operations...............          --             --            --       (16,920)         8,646          9,075         7,171
  Net Income.................     101,953         88,032       141,286         9,288        132,396        124,016       107,300
PER SHARE INFORMATION:
  Continuing Operations......        1.22           1.04          1.67           .30           1.41           1.32          1.21
  Discontinued Operations....          --             --            --          (.19)           .10            .11           .08
  Net Income per
    Share(1)(2)..............        1.22           1.04          1.67           .11           1.51           1.43          1.29


                                                 AT            AT            AT             AT             AT            AT
                                             DECEMBER 2,     MARCH 4,    FEBRUARY 26,   FEBRUARY 27,   FEBRUARY 29,    MARCH 2,
                                                1995           1995          1994           1993           1992          1991
                                             ------------    ----------   ------------   ------------   ------------   ----------
                                             (UNAUDITED)
BALANCE SHEET DATA:
  Current Assets.............                 $1,535,077    $1,373,220    $1,125,425     $1,079,684     $  999,244    $  931,451
  Property, Plant and
    Equipment, Net(3)........                    898,294       778,479       638,694        551,392        502,728       493,947
  Net Non-Current Assets of
    Discontinued
    Operations(4)............                         --        40,743        77,784         71,406         67,100        66,500
  Total Assets...............                  2,791,902     2,472,607     1,989,070      1,858,506      1,734,479     1,666,958
  Current Liabilities........                    687,745       577,225       362,209        268,039        276,049       224,000
  Long-Term Debt, Less
    Current Maturities(5)....                    971,253       805,984       613,418        489,220        427,503       585,434
  Stockholders' Equity(6)....                  1,059,683     1,011,812       954,714      1,035,643        950,575       773,948

                                                        (Footnotes on next page)

(Footnotes from previous page)
------------------
(1) Primary earnings per share have been computed based on the weighted average number of shares of Rite Aid Common Stock outstanding during each of the following fiscal years (84,771,000 in fiscal year 1995, 87,972,000 in fiscal year 1994, 87,933,000 in fiscal year 1993, 86,917,000 in fiscal year 1992 and 82,996,000 in fiscal year 1991) restated to reflect the June 17, 1991, two-for-one stock split. There were 83,816,000 weighted average shares outstanding during the thirty-nine week period ended December 2, 1995.

(2) On April 3, 1991, the Rite Aid Board declared a two-for-one stock split of the company's common stock, payable July 8, 1991, to shareholders of record at the close of business on June 17, 1991. The par value of $44,936,000 for the additional shares issued was transferred from the additional paid-in capital account to the common stock account. All share and per share data in these financial statements (for fiscal years ended February 27, 1993, February 29, 1992, and March 2, 1991) have been restated to reflect the stock split, except where otherwise noted.

(3) Depreciation and amortization expenses were $82,740,000 for fiscal year 1995, $76,312,000 for fiscal year 1994, $71,998,000 for fiscal year 1993,
    $69,371,000 for fiscal year 1992 and $73,250,000 for fiscal year 1991.
    Depreciation and amortization generally are computed on a straight-line basis over the following estimated lives: Buildings, 30 to 45 years; Leasehold improvements, term of lease or useful lives of assets, whichever is shorter; and Equipment, 3 to 15 years. Accelerated methods are used for income tax purposes. As of March 4, 1995, land, buildings and related equipment with a carrying value of $11,285,000 were pledged to secure certain long-term debt totaling $10,812,000.

(4) As part of the corporate restructuring strategy, Rite Aid concentrated its focus and resources entirely on the drugstore segment and, therefore, authorized the sale of its four non-drugstore businesses. The businesses sold were ADAP, an auto parts retailer with 96 stores, Encore Books, which operated 98 stores, Concord Custom Cleaners which had 168 outlets and Sera-Tec Biologicals, which consisted of 33 plasma collection centers providing plasma for use in therapeutic and diagnostic products. During fiscal year 1995, Encore, Concord and Sera-Tec were sold. The net proceeds received amounted to $75,765,000 after taxes and expenses of $24,312,000. The resulting aggregate after-tax loss of $12,274,000 was recorded to the reserve for loss on disposal of discontinued operations and compares favorably to the $12,320,000 reserve amount originally provided for the sale of these three businesses. The remaining net reserve balance of $13,346,000 as of March 4, 1995, is included with net current assets of discontinued operations on the balance sheet. Sera-Tec was sold to a group of investors that included Alex Grass, former Chairman and Chief Executive Officer of Rite Aid Corporation. As of March 4, 1995 the sale of ADAP was being negotiated and was subsequently completed in the first quarter of fiscal 1996. Rite Aid believes that the remaining reserve amount for loss on disposal of ADAP is adequate. ADAP's net assets are segregated on the March 4, 1995, balance sheet and primarily consist of inventories, property, leasehold improvements, store fixtures and equipment.

    A pre-tax provision of $42,000,000 for loss on disposal of these discontinued operations was recorded in the fourth quarter of fiscal year 1994 and is shown on the consolidated statement of income net of a $16,380,000 income tax benefit. The provision includes after-tax income from operations during the phaseout period of $959,000.

    Net sales for the discontinued operations were $273,149,000, $251,462,000 and $217,816,000 for fiscal years 1994, 1993 and 1992, respectively. The interest expense allocation was $4,490,000 in fiscal year 1994, $3,501,000 in fiscal year 1993 and $3,358,000 in fiscal year 1992. Assets and liabilities of the discontinued operations have been reclassified to separately identify them on the consolidated balance sheet. The net current assets of discontinued operations principally consist of inventories and for fiscal year 1994 includes the $42,000,000 disposition reserve with applicable income tax benefit of $16,380,000. The net non-current assets of discontinued operations primarily consist of property, leasehold improvements, store fixtures and equipment. Prior fiscal years' consolidated financial statements and notes to the consolidated financial statements have been restated, except where otherwise noted, to reflect continuing operations.

(5) As of March 4, 1995, Rite Aid had $600,000,000 in revolving credit commitments for general corporate purposes consisting of a $250,000,000, 364-day facility and a $350,000,000 five-year facility. Borrowings under these facilities bear interest rates, at Rite Aid's option, based on the prime federal funds, certificate of deposit or London interbank rates, as well as competitive bid. Pricing on loans and commitments will vary commensurate with credit quality. The 364-day facility has a 7/100% per annum facility fee on the entire commitment amount irrespective of usage. The five-year facility has a 1/10% per annum facility fee on the entire commitment amount. Both credit facilities also have a 1/20% per annum utilization fee on borrowing in excess of 50% of the facilities. As of March 4, 1995, and February 26, 1994, there were no amounts outstanding under these agreements.

    Rite Aid maintains, at all times, unused long-term revolving credit agreement commitments at least equal to the principal amount of its outstanding commercial paper which Rite Aid intends to carry on a long-term basis. Accordingly, outstanding commercial paper of $350,000,000 as of March 4, 1995, and $156,000,000 as of February 26, 1994, was classified as long-term debt on the consolidated balance sheet. The remaining outstanding commercial paper of $86,500,000 at year-end 1995 and $30,000,000 at year-end 1994 was classified as short-term debt.

    In August 1993, Rite Aid issued 6 7/8% senior debentures having an aggregate principal amount of $200,000,000. These debentures are due August 15, 2013, and may not be redeemed prior to maturity or be entitled to any sinking fund. The net proceeds from this issuance were used for working capital and general corporate purposes, including the repayment of outstanding commercial paper of Rite Aid.

    Rite Aid's 6 3/4% zero coupon subordinated convertible notes due on July 24, 2006, are convertible at any time by the holder into Rite Aid Common Stock at a rate of 15.993 shares per note. The conversion rate will not be adjusted for accrued original issue discount. Any note will be purchased by Rite Aid, at the option of the holder, on July 24, 1996, and July 24, 2001, for a purchase price per note of $514.86 and $717.54, respectively, representing the issue price plus accrued original issue discount to each such date. Rite Aid may redeem the notes for cash at any time, in whole or in part, at redemption prices equal to the issue price plus accrued original issue discount to the date of redemption.

    In accordance with the terms of the merger agreement with Perry Drug Stores, Inc. ('Perry'), Perry's 8 1/2% convertible debentures were redeemed on March 15, 1995, through the use of proceeds from additional commercial paper borrowings.

    The aggregate annual principal payments as of March 4, 1995 of long-term debt for the five succeeding fiscal years are as follows: 1996, $51,053,000; 1997, $607,000; 1998, $862,000; 1999, $4,139,000; and 2000,
    $435,000.

    Rite Aid has complied with restrictions and limitations included in the provisions of various loan and credit agreements. As of March 4, 1995, retained earnings were not restricted as to payment of dividends by these provisions.

(6) As part of Rite Aid's restructuring in fiscal year 1994, the Rite Aid Board authorized a 'Dutch Auction' cash self-tender offer for up to 22,000,000 shares of its common stock. The tender offer commenced on January 10, 1994, and expired on February 7, 1994, at tender prices ranging from $16.00 per share to $18.50 per share. A total of 2,077,271 shares were acquired by Rite Aid at $18.50 per share.

    On February 16, 1994, the Rite Aid Board approved a stock repurchase program to acquire up to 5,000,000 shares of Rite Aid's Common Stock in the open market or in privately negotiated transactions. During fiscal year 1995, 1,847,798 shares were purchased in connection with this repurchase program. During fiscal year 1996, an additional 407,100 shares of Rite Aid Common Stock have been repurchased.

                                REVCO D.S., INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                         TWENTY-FOUR WEEKS ENDED                    FISCAL YEAR ENDED
                                       ---------------------------  -------------------------------------------------
                                       NOVEMBER 18,   NOVEMBER 12,  JUNE 3,   MAY 28,   MAY 29,   MAY 30,    JUNE 1,
                                           1995           1994        1995      1994      1993      1992       1991
                                       ------------   ------------  --------  --------  --------  --------   --------
                                                                                                     (PREDECESSOR
                                               (UNAUDITED)                                             COMPANY)
OPERATING STATEMENT DATA:
  Net Sales............................   $2,213.7      $1,721.6    $4,431.9  $2,504.0  $2,242.1  $2,086.3   $1,878.1
  Cost of Sales........................    1,564.6       1,213.0     3,100.1   1,742.0   1,568.3   1,461.1    1,331.4
  Operating Profit.....................       67.5          43.5       175.7     100.5      76.0      45.8        1.6
  Income (Loss) Before Income Taxes and
     Extraordinary Items...............       38.3          21.5       120.5      77.2      35.0      10.8      (43.7)

  Net Income (Loss) Before
     Extraordinary Item................       19.9          10.8        61.1      38.7      14.2    (337.6)     (65.2)
  Extraordinary Item(1)(2).............         --          (2.8)       (2.8)       --        --     635.3         --
  Net Income (Loss)....................       19.9           8.0        58.3      38.7      14.2     297.7      (65.2)
PER SHARE INFORMATION:
  Net Income Per Share Before
     Extraordinary Item................        .30           .18         .95       .77       .35         *          *
  Extraordinary Item...................         --          (.05)       (.04)       --        --         *          *
  Net Income per Share.................        .30           .13         .91       .77       .35         *          *

                                                       AT          AT        AT        AT        AT         AT
                                                  NOVEMBER 18,  JUNE 3,   MAY 28,   MAY 29,   MAY 30,     JUNE 1,
                                                      1995        1995      1994      1993      1992       1991
                                                  ------------  -------   -------   -------   -------     -------------
                                                  (UNAUDITED)                                            (PREDECESSOR
                                                                                                           COMPANY)
BALANCE SHEET DATA:
  Current Assets.................................   $1,236.5    $1,089.0  $  584.5  $  551.5  $  558.3     $   554.5
  Property, Equipment and Leasehold
     Improvements, Net...........................      314.8       278.8     115.6     109.9     113.9         174.9
  Total Assets...................................    2,307.5     2,149.8   1,060.8   1,045.2   1,056.3       1,411.1
  Current Liabilities............................      741.8       689.5     340.6     329.5     301.1         199.1
  Long-Term Debt.................................      719.9       639.6     200.0     253.3     435.2       1,189.3
  Long-Term Liabilities..........................       48.1        47.6        --        --        --            --
  Stockholders' Equity...........................      797.7       773.1     499.7     453.7     320.0        (606.7)

------------------

*     Per share data is not presented for the Predecessor Company due to the general lack of compatibility with the revised capital structure of Revco.
(1)   For fiscal year ended June 3, 1995, Revco charged as an extraordinary item the early retirement of debt, net of income tax benefit of $2.4 million.
(2)   On June 1, 1992, Revco, and certain of its subsidiaries which filed petitions for relief, emerged from Chapter
      11 of the United States Bankruptcy Code pursuant to a confirmed plan of reorganization of its predecessor company, Revco D.S., Inc. (the 'Predecessor Company'), and substantially all of its respective subsidiaries
      (collectively, the 'Revco Companies'). The Chapter 11 cases of the Revco Companies were commenced on July 28,
      1988 (the 'Petition Date'). The Revco Companies' financial difficulties, and the reasons for the Chapter 11 filings, were principally attributable to their inability to meet interest payments, dividends and retirement provisions on debt and equity incurred to finance a 1986 leveraged buyout.

              SELECTED UNAUDITED SUMMARY PRO FORMA FINANCIAL DATA

     The following selected unaudited pro forma financial information for Rite

Aid and Revco gives effect to the Offer and the Merger. The applicable transactions are reflected in the pro forma combined balance sheet as if they occurred on December 2, 1995 and in the pro forma combined statements of operations as if they occurred at the beginning of the period presented. The Merger will be accounted for under the purchase method of accounting. The unaudited pro forma financial statements are prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that might have occurred had the applicable transactions actually taken place on the dates indicated, or of future results of operations or financial position of the stand alone or combined entities. The unaudited pro forma financial statements do not reflect any synergies expected to be realized after the Merger. The unaudited pro forma financial statements are based on the historical consolidated financial statements of Rite Aid and Revco and should be read in conjunction with (i) such historical financial statements and the notes thereto, which are incorporated by reference in this Proxy Statement, (ii) the unaudited selected pro forma financial data and unaudited comparative per share data, including the notes thereto, appearing elsewhere in this Proxy Statement and (iii) the selected historical financial data of Rite Aid and Revco appearing elsewhere in this Proxy Statement. See 'UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA.'

                                                                                      FOR THE FISCAL
                                                  FOR THE THIRTY-NINE WEEKS             YEAR ENDED
                                                   ENDED DECEMBER 2, 1995              MARCH 4, 1995
                                                  -------------------------      -------------------------
                                                                       (IN THOUSANDS)
OPERATING STATEMENT DATA:
  Net Sales..................................            $ 7,806,036                    $ 8,965,751
  Net Income Before Extraordinary Item.......                107,162                        118,731

                                                   AS OF DECEMBER 2, 1995
                                                  -------------------------
BALANCE SHEET DATA:
  Current Assets.............................            $ 2,811,777
  Total Assets...............................              6,256,989
  Long-Term Debt.............................              2,928,807
  Stockholders' Equity.......................              2,022,308

                                  INTRODUCTION


     This Proxy Statement ('Proxy Statement') is being furnished to the holders of common stock, par value $1.00 per share ('Rite Aid Common Stock'), of Rite

Aid Corporation, a Delaware corporation ('Rite Aid'), in connection with the solicitation of proxies by the Board of Directors of Rite Aid (the 'Rite Aid Board') for use at a Special Meeting of Stockholders of Rite Aid to be held at the Radisson Hotel, 1150 Camp Hill Bypass, Camp Hill, Pennsylvania on Thursday, March 28, 1996, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the 'Rite Aid Special Meeting') for purposes described herein.


     This Proxy Statement relates to the Agreement and Plan of Merger, dated as of November 29, 1995 (the 'Merger Agreement'), among Rite Aid, Ocean Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Rite Aid ('Sub'), and Revco D.S., Inc., a Delaware corporation ('Revco'), which provides for the merger (the 'Merger') of Sub with and into Revco, with Revco surviving as a wholly owned subsidiary of Rite Aid. Subject to the terms and conditions of the Merger Agreement, if the Merger is consummated, each share of common stock, par value $.01 per share, of Revco ('Revco Common Stock') issued and outstanding immediately prior to the effective time of the Merger (other than shares of Revco Common Stock owned by Revco as treasury stock and other than shares of Revco Common Stock owned by Rite Aid and Sub and other than shares of Revco Common Stock held by holders who have properly exercised and perfected any appraisal rights ('Dissenting Revco Shares') under the Delaware General Corporation Law (the 'DGCL')) shall by virtue of the Merger and without any action on the part of the holder thereof be converted into either (x) the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Rite Aid Common Stock determined as set forth below (the 'Exchange Ratio'); provided that Rite Aid will not issue more than 1.125 nor fewer than .91666 shares of Rite Aid Common Stock per share of Revco Common Stock or (y) if the Alternative Consideration (as defined below) is applicable, then the right to receive the Alternative Consideration, plus, in each of clause
(x) and (y) above, any Additional Consideration (as defined herein). Each share of Rite Aid Common Stock will be issued with one associated preferred stock purchase right (a 'Right') in accordance with the Shareholder Rights Agreement, dated as of April 5, 1989, between Rite Aid and Harris Trust Company of New York (the 'Rite Aid Rights Agreement').


     The per share value of Rite Aid Common Stock which stockholders of Revco will receive in the Merger will be determined during a randomly selected fifteen-day pricing period (the 'Pricing Period') during the forty trading days ending five days before the Revco Special Meeting to consider the Merger. PROMPTLY FOLLOWING THE CLOSE OF THE PRICING PERIOD, RITE AID AND REVCO WILL ISSUE A JOINT PRESS RELEASE ANNOUNCING THE EXCHANGE RATIO. IF THERE IS TO BE ANY CASH ADJUSTMENT AMOUNT (AS DESCRIBED HEREIN), SUCH PRESS RELEASE WILL ALSO DISCLOSE THAT AMOUNT. ONCE THE PRICING PERIOD HAS ENDED, STOCKHOLDERS MAY ALSO CALL MACKENZIE PARTNERS, INC. TOLL FREE AT 1-800-322-2855 OR COLLECT AT (212) 929-5500 TO LEARN THE EXCHANGE RATIO AND THE CASH ADJUSTMENT AMOUNT, IF ANY.


     In the Merger, stockholders of Revco will receive one share of Rite Aid Common Stock if the average value per share of Rite Aid Common Stock during the Pricing Period is $27.50. If the average per share value of Rite Aid Common Stock determined during the Pricing Period is greater than $27.50, stockholders of Revco will receive, for each share of Revco Common Stock, that amount of Rite

Aid Common Stock having a value so determined of $27.50 plus 50% of such increase in market value of Rite Aid Common Stock over $27.50, provided that in no event will Rite Aid issue less than .91666 shares of Rite Aid Common Stock for each share of Revco Common Stock. Similarly, if the average per share value of Rite Aid Common Stock determined during the Pricing Period is less than $27.50, stockholders of Revco will receive, for each share of Revco Common Stock, that amount of Rite Aid Common Stock having a value so determined of $27.50 less 50% of such decrease in market value of Rite Aid Common Stock below $27.50, provided that in no event will Rite Aid issue more than 1.125 shares of Rite Aid Common Stock for each share of Revco Common Stock. Alternatively, if the average per share value of the Rite Aid Common Stock determined during the Pricing Period is less than $27.50, Rite Aid will have the option of delivering, for each share of Revco Common Stock, one share of Rite Aid Common Stock plus cash (the 'Cash Adjustment Amount') in an amount equal to 50% of such decrease in market value of Rite Aid Common Stock below $27.50, provided that in no event will more than $2.75 per share of Revco Common Stock be paid in cash.

     The DGCL does not require the Rite Aid Board to submit the Merger Agreement to a vote of the Rite Aid stockholders. Accordingly, the stockholders of Rite Aid are not being asked to consider and vote upon the adoption and approval of the Merger Agreement at the Rite Aid Special Meeting. At the Rite Aid Special Meeting, the stockholders of Rite Aid will consider and vote upon the Share Issuance as required by a rule of the New York Stock Exchange. Pursuant to such New York Stock Exchange rule, a company may not issue 20% or more of the company's outstanding shares without a vote of the company's stockholders.

     The Rite Aid Board has determined that the Merger is advisable, fair to and in the best interests of the stockholders of Rite Aid and determined to proceed with the Merger even if the Share Issuance is not approved by the Rite Aid stockholders. Therefore, in the event that the Rite Aid stockholders do not approve the Share Issuance but all conditions to the Merger are otherwise satisfied or waived (if permissible), the Alternative Consideration contemplated by the Merger Agreement will be paid to Revco's stockholders upon consummation of the Merger and approximately 19.9% of Rite Aid's current issued and outstanding shares will be issued in the Merger.

     In the event that at the Rite Aid Special Meeting the stockholders of Rite Aid do not approve the issuance of Rite Aid Common Stock pursuant to the Merger Agreement (the 'Share Issuance'), but all conditions to the Merger are otherwise satisfied or waived (if permissible), Revco, Rite Aid and Sub will nonetheless consummate the Merger and shares of Revco Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Revco Common Stock owned by Revco as treasury stock and other than shares of Revco Common Stock owned by Rite Aid and Sub and other than Dissenting Revco Shares) will, at the effective time of the Merger, be converted into the right to receive a combination of (x) shares of Rite Aid Common Stock which will represent in the aggregate 19.9% of the then outstanding shares of Rite Aid Common Stock (which will be determined in a manner consistent with the determination of the Exchange Ratio) and (y) cash based on a pro rata portion of $27.50 (collectively, the 'Alternative Consideration'). The Merger Agreement provides that in the event the Merger is not consummated prior to certain dates, holders of shares of Revco Common Stock will be entitled to receive interest on the consideration payable to them in the Merger at rates set forth in the Merger Agreement. See 'MERGER AGREEMENT--Conversion of Revco Common Stock.'


     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of Rite Aid on or about February 20, 1996.


                            RITE AID SPECIAL MEETING

PURPOSE

     At the Rite Aid Special Meeting, the stockholders of Rite Aid will consider and vote upon a proposal to approve the issuance of up to a maximum of 42,865,712 shares of Rite Aid Common Stock pursuant to the Merger (the 'Share Issuance').

     The Rite Aid Board has unanimously determined that the Merger is advisable and fair to and in the best interests of the stockholders of Rite Aid and has approved the Merger Agreement. THE RITE AID BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE STOCKHOLDERS OF RITE AID VOTE IN FAVOR OF THE SHARE ISSUANCE AT THE RITE AID SPECIAL MEETING. See 'THE MERGER--Rite Aid's Reasons for the Merger; Recommendation of the Rite Aid Board.'

     Representatives of Rite Aid's principal accountants are not expected to be present at the Rite Aid Special Meeting.

RECORD DATE; VOTING RIGHTS


     Only holders of record of Rite Aid Common Stock at the close of business on February 12, 1996 (the 'Rite Aid Record Date') are entitled to receive notice of and to vote at the Rite Aid Special Meeting. At the close of business on the Rite Aid Record Date, there were 83,829,330 shares of Rite Aid Common Stock outstanding, each of which entitles the registered holder thereof to one vote.

SHARE OWNERSHIP OF MANAGEMENT


     At the close of business on the Rite Aid Record Date, directors and executive officers of Rite Aid and their affiliates were the beneficial owners of an aggregate of approximately 3,425,439 (approximately 4.1%) of the shares of Rite Aid Common Stock then outstanding.


QUORUM

     The holders of a majority of the shares of Rite Aid Common Stock outstanding and entitled to vote must be present in person or represented by proxy at the Rite Aid Special Meeting in order for a quorum to be present.


     Shares of Rite Aid Common Stock represented by proxies which are marked 'abstain' will be counted as shares present for purposes of determining the presence of a quorum on all matters, as will shares that are represented by proxies that are executed by any broker, fiduciary or other nominee on behalf of the beneficial owner(s) thereof regardless of whether authority to vote is withheld by such broker, fiduciary or nominee on one or more matters.

     In the event that a quorum is not present at the Rite Aid Special Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies.

PROXIES

     All shares of Rite Aid Common Stock represented by properly executed proxies in the enclosed form which are received in time for the Rite Aid Special Meeting and have not been revoked will be voted in accordance with the instructions indicated in such proxies. IF A PROXY IS SUBMITTED BUT NO DIRECTIONS ARE GIVEN THEREIN, SHARES OF RITE AID COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR THE SHARE ISSUANCE. Abstentions will have the effect of a vote cast against the Share Issuance. Broker non-votes will be disregarded and will have no effect on the vote. In addition, the persons designated in such proxy will have discretion to vote upon any procedural matter relating to the Rite Aid Special Meeting, including the right to vote for any adjournment or postponement thereof proposed by the Rite Aid Board, including a postponement and adjournment, to solicit additional proxies. Any proxy in the enclosed form may be revoked by the stockholder executing it at any time prior to its exercise by giving written notice thereof to the Secretary of Rite Aid, by signing and returning a later dated proxy or by voting in person at the Rite Aid Special Meeting. Attendance at the Rite Aid Special Meeting will not in and of itself constitute the revocation of a proxy.

SOLICITATION OF PROXIES

     Proxies are being solicited hereby on behalf of the Rite Aid Board. In addition to the use of the mail, solicitation may be made in person or by telephone or otherwise by directors, officers and regular employees of Rite Aid. Such directors, officers and regular employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. If undertaken, the expense of such solicitation would be nominal. Rite Aid has retained MacKenzie Partners, Inc. ('MacKenzie') to aid in the solicitation of proxies from its stockholders. MacKenzie will receive reasonable and customary compensation for its services and will be reimbursed for certain reasonable out-of-pocket expenses.

REQUIRED VOTE

     Approval of the Share Issuance will require the affirmative vote of a majority of the votes cast on the Share Issuance, provided that the total number of votes cast on such proposal represents more than 50% of the outstanding shares of Rite Aid Common Stock entitled to vote thereon at the Rite Aid Special Meeting.

                             REVCO SPECIAL MEETING

     A Special Meeting of Stockholders of Revco (the 'Revco Special Meeting') will be held as soon as practicable following the Rite Aid Special Meeting. At the Revco Special Meeting, the stockholders of Revco will consider and vote upon a proposal to approve and adopt the Merger Agreement. Following the consummation of the Offer (as defined herein), because Rite Aid will own in excess of 50% of the outstanding shares of Revco Common Stock, the affirmative vote of a majority of Revco stockholders in favor of the approval and adoption of the Merger Agreement will be assured. The stockholders of Revco will also consider and take action upon any other business which may properly be brought before the Revco Special Meeting.

     PRIOR TO THE EXECUTION OF THE MERGER AGREEMENT, THE BOARD OF DIRECTORS OF REVCO (THE 'REVCO BOARD') UNANIMOUSLY DETERMINED (WITH ONE DIRECTOR ABSENT AND TWO DIRECTORS ABSTAINING) THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF REVCO, APPROVED THE MERGER AGREEMENT, AND RECOMMENDED THAT THE STOCKHOLDERS OF REVCO VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AT THE REVCO SPECIAL MEETING. See 'THE MERGER--Revco's Reasons for the Merger; Recommendation of the Revco Board.' For a discussion of the interests that certain executive officers of Revco have with respect to the Merger in addition to their interests as stockholders of Revco generally and information regarding the treatment of options to purchase Revco Common Stock and other rights of certain members of the Revco Board, see 'THE MERGER--Interests of Certain Persons.' Such interests, together with other relevant factors, were considered by the Revco Board in making its recommendation and approving the Merger Agreement.

                                   THE MERGER

     The description of the Merger and the Merger Agreement contained in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a conformed copy of which is attached hereto as Annex A and incorporated herein by reference.

GENERAL


     On December 4, 1995, Sub offered to purchase (the 'Offer') 35,144,833 shares of Revco Common Stock validly tendered according to the terms of the Offer (representing approximately 50.1% of Revco's outstanding shares of common stock on a fully diluted basis). On December 11, 1995, Rite Aid and Revco filed notifications and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act') with the Federal Trade Commission (the 'FTC') and the Antitrust Division of the United States Department of Justice (the 'Antitrust Division'). On December 27, 1995, Rite Aid and Revco received a request for additional information (the 'Second Request') from the FTC. On January 4, 1996, Sub extended the Offer in order to comply with the Second Request. On February 7, 1996, Rite Aid submitted its responses to the Second Request with the FTC and believes that it is in substantial compliance with the Second Request. Under applicable regulations, the Offer may not be consummated until ten days after Rite Aid has substantially complied with the Second Request or such later date as Rite Aid may agree to. Rite Aid has voluntarily agreed with the FTC to extend such ten day waiting period through Friday, February 23, 1996. The Offer is presently scheduled to expire on February 23, 1996 and Rite Aid reserves the right to extend the Offer until the expiration of the waiting period under the HSR Act.


     At the effective time of the Merger, each share of Revco Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Revco Common Stock owned by Revco as treasury stock and shares of Revco Common Stock owned by Rite Aid, Sub or any other direct or indirect wholly owned subsidiary of Rite Aid and other than Dissenting Revco Shares), shall by virtue of the Merger and without any action on the part of the holder thereof be converted into either (x) the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Rite Aid Common Stock, determined as set forth below (the 'Exchange Ratio'); provided that Rite Aid shall not issue more than 1.125 or fewer than .91666 shares of Rite Aid Common Stock per share of Revco Common Stock or (y) if the Alternative Consideration (as defined below) is applicable, then the right to receive the Alternative Consideration, plus, in each of clause (x) and (y) above, any Additional Consideration (as defined below). Each share of Rite Aid Common Stock will be issued with one associated Right.


     The per share value of the Rite Aid Common Stock which stockholders of Revco would receive in the Merger will be determined during a randomly selected fifteen-day pricing period (the 'Pricing Period') during the forty trading days ending five days before the Revco Special Meeting to consider the Merger. PROMPTLY FOLLOWING THE CLOSE OF THE PRICING PERIOD, RITE AID AND REVCO WILL

ISSUE A JOINT PRESS RELEASE ANNOUNCING THE EXCHANGE RATIO. IF THERE IS TO BE ANY CASH ADJUSTMENT AMOUNT (AS DESCRIBED HEREIN), SUCH PRESS RELEASE WILL ALSO DISCLOSE THAT AMOUNT. ONCE THE PRICING PERIOD HAS ENDED, STOCKHOLDERS MAY ALSO CALL MACKENZIE PARTNERS, INC. TOLL FREE AT 1-800-322-2855 OR COLLECT AT (212) 929-5500 TO LEARN THE EXCHANGE RATIO AND THE CASH ADJUSTMENT AMOUNT, IF ANY.


     In the Merger, stockholders of Revco will receive one share of Rite Aid Common Stock if the average per share value of Rite Aid Common Stock during the Pricing Period is $27.50. If the average per share value of Rite Aid Common Stock determined during the Pricing Period is greater than $27.50, stockholders of Revco will receive, for each share of Revco Common Stock, that amount of Rite Aid Common Stock having a value so determined of $27.50 plus 50% of such increase in market value of Rite Aid Common Stock over $27.50, provided that in no event will Rite Aid issue fewer than .91666 shares of Rite Aid Common Stock for each share of Revco Common Stock. Similarly, if the average per share value of Rite Aid Common Stock determined during the Pricing Period is less than $27.50, stockholders of Revco will receive, for each share of Revco Common Stock, that amount of Rite Aid Common Stock having a value so determined of $27.50 less 50% of such decrease in market value of Rite Aid Common Stock below $27.50, provided that in no event will Rite Aid issue more than 1.125 shares of Rite Aid Common Stock for each share of Revco Common Stock. Alternatively, if the average per share value of the Rite Aid Common Stock determined during the Pricing Period is less than $27.50,

Rite Aid will have the option of delivering, for each share of Revco Common Stock, one share of Rite Aid Common Stock plus cash in an amount equal to 50% of such decrease in market value of Rite Aid Common Stock below $27.50, provided that in no event will more than $2.75 per share of Revco Common Stock be paid in cash.

     In the event that at the Rite Aid Special Meeting the stockholders of Rite Aid do not approve the issuance of Rite Aid Common Stock pursuant to the Merger Agreement, but all conditions to the Merger are otherwise satisfied or waived (if permissible), Revco, Rite Aid and Sub will nonetheless consummate the Merger and shares of Revco Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Revco Common Stock owned by Revco as treasury stock and other than shares of Revco Common Stock owned by Rite Aid and Sub and other than Dissenting Revco Shares) will, at the Effective Time, be converted into the right to receive a combination of (x) shares of Rite Aid Common Stock which will represent in the aggregate 19.9% of the then outstanding shares of Rite Aid Common Stock (which will be determined in a manner consistent with the determination of the Exchange Ratio) and (y) cash based on a pro rata portion of $27.50 (the 'Alternative Consideration').

     In the event the Merger is not consummated prior to April 29, 1996, and Revco has not materially breached the Merger Agreement (other than by acts caused or permitted by Rite Aid), then the stockholders of Revco will be entitled to receive interest on the amount of the consideration that they receive pursuant to the immediately preceding two paragraphs (such consideration and interest thereon being referred to herein as the 'Merger Consideration'), from April 29, 1996 until the earlier of the Effective Time or June 30, 1996, calculated at an annual rate equal to the prime rate of interest (as announced from time to time by Morgan Guaranty Trust Company of New York). In the event Rite Aid and/or Sub, in violation of their obligations under the Merger Agreement, fail or refuse to consummate the Merger on or prior to June 30, 1996 and Revco has not materially breached the Merger Agreement (other than by acts caused or permitted by Rite Aid), then, in addition to any rights or remedies that Revco and its stockholders otherwise have in law or at equity as a result thereof, the stockholders of Revco will be entitled to receive interest from June 30, 1996 on the amount of the Merger Consideration not paid until such Merger Consideration is paid, calculated at the annual rate of the higher of (i) the prime rate of interest (as announced from time to time by Morgan Guaranty Trust Company of New York) plus 300 basis points or (ii) the amount otherwise permitted by law. Any additional consideration paid or payable pursuant to this paragraph is referred to herein as 'Additional Consideration.'

     THE MARKET VALUE OF THE RITE AID COMMON STOCK DURING THE PRICING PERIOD AND AFTER THE EFFECTIVE TIME WILL, AMONG OTHER THINGS, DEPEND UPON, AND IS EXPECTED TO FLUCTUATE WITH, THE PERFORMANCE OF RITE AID, CONDITIONS (ECONOMIC OR OTHERWISE) AFFECTING THE RETAIL DRUGSTORE INDUSTRY, AND MARKET CONDITIONS AND OTHER FACTORS THAT GENERALLY INFLUENCE PRICES OF SECURITIES.

BACKGROUND OF THE MERGER

     The Revco Board and senior management of Revco regularly review the current and future state of Revco's strategic position and short-term and long-term prospects. In the ordinary course of Rite Aid's long-term strategic review process, Rite Aid routinely analyzes potential acquisitions of various retail drugstore chains. On August 17, 1995, Mr. Martin Grass, Chairman and Chief Executive Officer of Rite Aid, spoke by telephone with Mr. David Schulte, a general partner of the general partner of the Stockholder and a member of the Revco Board. In the conversation, Mr. Grass told Mr. Schulte that Rite Aid was possibly interested in purchasing Revco in a merger transaction involving a combination of cash and stock. Mr. Schulte told Mr. Grass that he would contact Mr. Dwayne Hoven, President and Chief Executive Officer of Revco, to ask him to send Mr. Grass a Confidentiality Agreement. After execution of the Confidentiality Agreement, Revco provided certain due diligence information requested by Rite Aid.

     On August 28, 1995, Mr. Grass, Mr. Franklin Brown, Executive Vice President and Chief Legal Counsel of Rite Aid, and Mr. Frank Bergonzi, Executive Vice President and Chief Financial Officer of Rite Aid, met in Chicago with Mr. Schulte, Ms. Sheli Rosenberg, a member of the Revco Board, Mr. Joel Friedland, a general partner of Chilmark Partners, L.P., an affiliate of the Stockholder, Mr. Hoven, and Mr. James Hagan, Executive

Vice President and Chief Financial Officer of Revco. A dinner meeting took place and issues such as the possible price and synergies that would be created from a merger were discussed. The parties ended the meeting without any definitive conclusions about a future meeting.

     On September 21, 1995, Mr. Grass and Mr. Brown were in Cleveland, Ohio for a meeting on another business matter with Mr. Hoven. After the meeting, Mr.

Grass met with Mr. Hoven for a brief period to discuss the possible acquisition of Revco by Rite Aid. At the meeting, Mr. Grass advised Mr. Hoven that if an acceptable price could be negotiated, Mr. Grass believed that the transaction would create the opportunity to build a more successful company than if either company continued on a stand-alone basis.

     On September 28, 1995, Mr. Grass spoke by telephone with Mr. Sam Zell, the Co-Chairman of Revco, and discussed the terms and price range Mr. Grass would offer for Revco.

     On October 6, 1995, Mr. Hoven spoke with Mr. Grass by telephone and discussed questions that Mr. Grass had about the due diligence review Rite Aid was conducting with respect to Revco.

     During the week of October 9, 1995, Mr. Rod Dammeyer, a member of the Revco Board, called Mr. Grass and a meeting was arranged for October 31, 1995 in Chicago. At the October 31, 1995 meeting, Mr. Grass and Mr. Brown met with Mr. Dammeyer and Ms. Rosenberg and established a preliminary basis for continuing discussions to seek to reach an agreement concerning a transaction, subject to mutual due diligence, receipt of fairness opinions and Board approvals. Such officers of Rite Aid and representatives of Revco and the Stockholder determined to continue discussions on the basis of tentative terms as follows: Rite Aid would acquire a majority of the outstanding shares of Revco Common Stock at $27.50 per share of Revco Common Stock and the remaining shares of Revco Common Stock would be acquired for shares of Rite Aid Common Stock based on a target price of $27.50 for Rite Aid Common Stock subject to negotiating the terms of a 'collar' mechanism. In addition, the Stockholder would enter into a Stockholder Agreement with Rite Aid in which it would agree to support the transaction. On November 1, 1995, Mr. Grass and Mr. Brown held a telephone call with Mr. Dammeyer, Ms. Rosenberg, Mr. Schulte and Mr. Friedland to discuss the collar. At the end of the conversation, the parties had tentatively agreed upon the terms of a 20% 'collar' mechanism which would provide that stockholders of Revco participate in 50% of any increase or decrease in the market value of Rite Aid Common Stock above or below $27.50 during an agreed upon pricing period.

     On November 3, 1995, counsel for Rite Aid distributed a draft Merger Agreement and Stockholder Agreement to Revco and its legal and financial advisors.

     On November 7, 1995, representatives of Rite Aid and its legal advisors met with representatives of Revco and its legal advisors to commence negotiations with respect to the terms of the proposed Merger Agreement and Stockholder Agreement. Such negotiations continued throughout such week.

     On November 9, 1995, the Rite Aid Board held a meeting. At such meeting, members of Rite Aid's senior management, Rite Aid's outside legal advisors and Donaldson, Lufkin & Jenrette Securities Corporation ('DLJ') made presentations to the Board regarding the proposed acquisition of Revco. The Rite Aid Board of Directors analyzed and discussed the proposed Merger Agreement, Offer, Merger and Stockholder Agreement and it was the consensus of Rite Aid's Board that senior management of Rite Aid should continue with the negotiations relating to the proposed transaction and report back to the Rite Aid Board once such negotiations were completed.


     On November 10, 1995, the Human Resources Committee of the Revco Board held a special meeting to discuss the need to provide for continuity of management in light of the proposed transaction, including adequate change of control mechanisms and severance benefit levels. After a detailed discussion, the Human Resources Committee adopted the severance and compensation enhancement described in 'THE MERGER--Interests of Certain Persons.'

     During the week of November 13, 1995, members of senior management of Rite Aid and its legal advisors continued to negotiate the terms of the Merger Agreement and Stockholder Agreement with representatives of Revco and the Stockholder, including Mr. Dammeyer and Ms. Rosenberg, and their legal advisors. During such negotiations, representatives of the Stockholder advised Rite Aid that the Stockholder would be willing to agree to tender its shares of Revco Common Stock in the Offer and vote for the Merger but would not be willing to grant Rite Aid an option to purchase the Stockholder's shares of Revco Common Stock.

     Rite Aid then insisted upon, and negotiated with Revco to obtain, an option to purchase 19.9% of Revco's outstanding shares of Revco Common Stock at a price of $27.50 per share of Revco Common Stock. Representatives of Revco advised Rite Aid that they would be willing to recommend entering into such a Stock Option Agreement subject to negotiation of satisfactory terms. The parties continued to negotiate various modifications to the Merger Agreement, Stock Option Agreement and Stockholder Agreement. Such negotiations continued through November 29, 1995.

     On November 28, 1995, the Rite Aid Board held a special meeting to review, with the advice and assistance of the Board's financial and legal advisors, the proposed Merger Agreement, the Stock Option Agreement, the Stockholder Agreement and the transactions contemplated thereby, including the Offer and the Merger. At such meeting, Rite Aid's management and legal advisors made presentations to the Rite Aid Board concerning the transaction and DLJ provided its opinion to the effect that the consideration to be paid by Rite Aid pursuant to the Merger Agreement, taken as a whole, is fair to the stockholders of Rite Aid from a financial point of view. The opinion of DLJ is attached hereto as Annex B. Stockholders of Rite Aid are urged to read the full text of that opinion. Following the Rite Aid Board's review of the transaction, the Rite Aid Board, subject to the resolution of remaining open issues, unanimously authorized and approved the proposed Merger Agreement, Stock Option Agreement, Stockholder Agreement and the transactions contemplated thereby, and authorized the execution and delivery of such Agreements.

     Also on November 28, 1995, the Revco Board held a special meeting to review, with the advice and assistance of the Revco Board's financial and legal advisors, the proposed Merger Agreement, Stock Option Agreement, Stockholder Agreement and the transactions contemplated thereby, including the Offer and the Merger. At such meeting, Revco's management and financial and legal advisors discussed the transaction with the Revco Board and Morgan Stanley & Co. Incorporated ('Morgan Stanley') provided its opinion to the effect that the consideration to be received by the holders of shares of Revco Common Stock pursuant to the Offer and the Merger, taken together, is fair from a financial point of view to such holders. The opinion of Morgan Stanley is attached hereto as Annex C. Stockholders of Revco are urged to read the full text of that opinion. Following the Revco Board's review of the transaction, the Revco Board, subject to the resolution of remaining open issues, unanimously (with one director absent and two directors abstaining) approved the proposed Merger Agreement, Stock Option Agreement and the transactions contemplated thereby, authorized the execution and delivery of such Agreements, determined that the Offer and the Merger are fair to and in the best interests of the holders of shares of Revco Common Stock, recommended that stockholders of Revco who desire to receive cash for their shares of Revco Common Stock accept the Offer and tender their shares of Revco Common Stock pursuant to the Offer, and recommended that stockholders of Revco approve and adopt the Merger Agreement. The Revco Board's approval of the Merger Agreement, the Stock Option Agreement, the Stockholder Agreement and the transactions contemplated thereby constituted approval for purposes of Section 203 of the DGCL such that the provisions of the statute are not applicable to such Agreements or the transactions contemplated thereby.

     Negotiations between members of senior management of Rite Aid and its legal advisors and representatives of Revco and their legal advisors to finalize the remaining issues in the Merger Agreement continued through November 29, 1995. On the evening of November 29, 1995, following the resolution of such open issues, Rite Aid, the Sub and Revco executed and delivered the Merger Agreement and the Stock Option Agreement; and Rite Aid, Sub and the Stockholder executed and delivered the Stockholder Agreement.

     On November 30, 1995, Rite Aid and Revco issued the following joint press release announcing the execution of the Merger Agreement, the Stockholder Agreement and the Stock Option Agreement:

     FOR IMMEDIATE RELEASE

                RITE AID CORPORATION AND REVCO COMBINE TO CREATE
                        NATION'S LARGEST DRUGSTORE CHAIN
            MERGER CREATES COMPANY WITH OVER $11 BILLION IN REVENUES
               CASH TENDER SCHEDULED TO COMMENCE EARLY NEXT WEEK

                            ------------------------

          CAMP HILL, PA (November 30, 1995)--Rite Aid Corporation (RAD: NYSE,
     PSE) and Revco D.S., Inc. (RXR: NYSE) today announced that they have entered into a definitive merger agreement in which Rite Aid would acquire Revco. The merger creates the nation's largest drugstore chain with expected annualized revenues of over $11 billion and more than 4,500 stores in 22 states and the District of Columbia. The transaction is expected to be accretive to Rite Aid's earnings per share by the end of the first year of operations following the merger.

          Under the agreement, Rite Aid would purchase, in a first-step tender offer, at least 50.1% of the outstanding shares of Revco on a fully-diluted basis for $27.50 per share in cash and the remainder of the outstanding shares would be converted into Rite Aid stock in a second-step merger. As described below, the value of Rite Aid shares to be received for each Revco share in the second-step merger will increase to the extent the average value of Rite Aid stock is greater than $27.50 per share during a pricing period and will decrease if the average value of Rite Aid stock is less than $27.50 per share during such pricing period, but in no event will more than 1.125 shares or less than .91666 shares of Rite Aid stock be issued for each Revco share in the merger.

          The tender offer is not conditioned on obtaining financing. The total value of the merger is approximately $1.8 billion.

          The merger, which was approved by each company's Board of Directors, is expected to be completed in the first quarter of 1996. The tender offer is scheduled to commence early next week.

          Martin Grass, Chairman of the Board of Directors and Chief Executive Officer of Rite Aid, said, 'The combination of these two great companies will create the preeminent retail drugstore chain in the United States. This transaction will nearly double our revenues and number of stores. Our significant investment in technology and infrastructure coupled with our innovative management changes have prepared us to seize the competitive advantage this merger represents. We anticipate a quick and smooth integration of the two companies.

          'The merger will increase Rite Aid's competitive advantage in our prescription benefits management subsidiary, Eagle Managed Care,' Mr. Grass continued. 'The addition of Revco's mail order capacity, as well as the increased number of outlets available in the combined entity, complements and broadens Rite Aid's managed healthcare delivery system. This expanded capacity is important leverage in attracting new contracts to the company.

          'We will be the best-positioned retail drugstore chain in the country to compete with the three large vertically integrated pharmacy benefit managers owned by the major pharmaceutical manufacturers. This combination should allow Rite Aid to offer customers the most competitive pharmacy prescription prices and services.'

          D. Dwayne Hoven, President and Chief Executive Officer of Revco, said, 'In an environment of consolidation, Revco's Board of Directors felt that this offer was fair and reasonable and in the best interest of our stockholders. This offer is the culmination of one of the most remarkable turnarounds in corporate history. We built a company with productive real estate, clean inventories and great people. Revco people should not lose sight of what they have accomplished.'

          Rite Aid expects to achieve synergies of $156 million through elimination of overlapping positions, streamlining distribution, reducing redundant advertising, and enhanced purchasing power. As in past Rite Aid mergers, Rite Aid will provide excellent severance packages, including out-placement counseling, to all affected personnel. Following completion of the merger, the Revco stores will operate under the Rite Aid banner. The headquarters of Rite Aid will remain in Camp Hill, Pennsylvania.

          Rite Aid indicated that it plans to take a pre-tax charge to earnings of $163 million to cover the cost of integrating the two companies. Rite Aid anticipates that only a small percentage of the combined company's stores will be closed. A decision on which drugstores will be closed will occur after the merger is completed.

          The merger agreement provides for Ocean Acquisition Corporation, a subsidiary of Rite Aid, to make a cash tender offer for at least 50.1% of the outstanding shares of common stock of Revco on a fully diluted basis at a price of $27.50 per share. The tender offer will be followed by a second-step merger in which each share of Revco not acquired in the tender offer will be converted into the right to receive Rite Aid common stock and/or, under certain circumstances, cash.

          The per share value of Rite Aid common stock which stockholders of Revco would receive in the second-step merger will be determined during a randomly selected fifteen-day pricing period during the forty trading days ending five days before the meeting of stockholders of Revco to consider the merger. Stockholders of Revco would receive one share of Rite Aid common stock if the average market value of Rite Aid common stock during the pricing period is $27.50.

          If the average value of Rite Aid common stock is greater than $27.50 during the selected fifteen-day pricing period, stockholders of Revco will receive, for each Revco share, Rite Aid common stock having a value of $27.50 plus 50% of the increase in market value of Rite Aid common stock over $27.50, provided that in no event would Rite Aid issue less than .91666 shares of Rite Aid common stock for each Revco share in the merger. Similarly, if the average value of Rite Aid common stock during the pricing period is less than $27.50, stockholders of Revco will receive, for each Revco share, Rite Aid common stock having a value of $27.50 less 50% of the decrease in market value of Rite Aid common stock below $27.50, provided that in no event would Rite Aid issue more than 1.125 shares of Rite Aid common stock.

          If the average value of Rite Aid common stock during the pricing period is less than $27.50, Rite Aid would have the option of delivering, for each Revco share, one share of Rite Aid common stock plus cash in an amount equal to 50% of the decrease in market value of Rite Aid common stock below $27.50, provided that in no event would more than $2.75 per Revco share be paid in cash.

          In the event that the stockholders of Rite Aid do not approve the issuance of Rite Aid common stock pursuant to the merger, but all conditions to the merger are otherwise satisfied or waived, each Revco share would be converted into the right to receive a combination of cash and shares of Rite Aid common stock (determined based on the formulas described above) representing in the aggregate 19.9% of Rite Aid's outstanding shares.

          Rite Aid also stated that it has entered into a stockholder agreement with Zell/Chilmark Fund L.P., the major stockholder of Revco, pursuant to which Zell/Chilmark has agreed to tender its Revco shares (representing approximately 19.7 % of Revco's outstanding shares) into Rite Aid's tender offer and to vote in favor of the merger. Revco has granted Rite Aid an option to purchase 19.9% of Revco's shares under certain circumstances at $27.50 per share.

          The tender offer is conditioned on, among other things, the valid tender of 50.1% of the outstanding Revco shares on a fully diluted basis and the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

          Donaldson, Lufkin & Jenrette Securities Corporation provided a fairness opinion for Rite Aid. Morgan Stanley & Co. Incorporated provided a fairness opinion for Revco.

          Revco D.S., Inc., based in Twinsburg, Ohio, operates over 2,100 stores in 14 Midwestern, Southeastern and Eastern states and has annual sales of approximately $4.4 billion.

          Rite Aid Corporation, based in Camp Hill, Pennsylvania, is the nation's largest drugstore chain, with over 2,700 stores in 21 states and the District of Columbia.

          General information about Rite Aid including corporate background and press releases is available, free of charge, through the company's News-On-Demand fax service at 800-916-7788.


     Sub commenced the Offer on December 4, 1995. On December 27, 1995, Rite Aid received the Second Request from the FTC. On January 4, 1996, Sub extended the Offer in order to comply with the Second Request. The Offer is presently scheduled to expire on February 23, 1996 and Rite Aid reserves the right to extend the Offer until the expiration of the waiting period under the HSR Act.

RITE AID'S REASONS FOR THE MERGER; RECOMMENDATION OF THE RITE AID BOARD

     The Rite Aid Board has unanimously determined that the Merger is advisable and fair to and in the best interests of the stockholders of Rite Aid and has approved the Merger Agreement. Accordingly, the Rite Aid Board recommends that the stockholders of Rite Aid vote to approve the Share Issuance.

     For the foregoing reasons, the Rite Aid Board believes that the terms and conditions of the Merger Agreement are in the best interests of Rite Aid and its stockholders. In reaching its conclusion, the Rite Aid Board considered, among other things:

          1. the judgment, advice and analyses of Rite Aid's management;

          2. the analyses prepared by DLJ and the oral opinion of DLJ presented to the Rite Aid Board on November 28, 1995 and confirmed in writing on November 29, 1995, to the effect that the consideration to be paid by Rite

     Aid pursuant to the Merger Agreement, taken as a whole, is fair to the stockholders of Rite Aid from a financial point of view. A copy of the written opinion dated November 29, 1995 of DLJ, setting forth the assumptions made, factors considered and scope of the review undertaken by DLJ, is attached as Annex B hereto and is incorporated herein by reference. RITE AID STOCKHOLDERS ARE URGED TO READ THE OPINION OF DLJ CAREFULLY AND IN ITS ENTIRETY. See 'THE MERGER--Opinion of DLJ'; 'THE MERGER--Background of the Merger;'

          3. the financial condition, results of operations and cash flows of Rite Aid and Revco, both on a historical and a prospective basis;

          4. the fact that the Merger is expected to be accretive to Rite Aid's earnings per share by the end of the first year of operations following the Merger;

          5. Rite Aid management's estimate, based on a preliminary review of Revco's business and operations, that the Merger will result in approximately $156 million of quantifiable annual cost savings, including the improvement in gross margins through enhanced purchasing power, closure of Revco's corporate headquarters and overlapping distribution facilities, elimination of duplicative overhead, elimination of redundant advertising expenditures, the consolidation of data centers and improved communications systems and a working capital benefit from the consolidation of warehouse inventories. See 'THE MERGER--Estimated Synergies;'

          6. the terms and conditions of the Merger Agreement, including the amount and form of Merger Consideration and the formulas and mechanisms which determine the Merger Consideration;

          7. historical market prices and trading information with respect to Rite Aid Common Stock and Revco Common Stock;

          8. the structure of the second-step Merger which provides for the Alternative Consideration in the event that the Rite Aid stockholders do not approve the Share Issuance, including the Additional Consideration which may be payable;

          9. the Stockholder's agreement to tender all of its shares of Revco Common Stock in the Offer and vote its shares of Revco Common Stock in favor of approval of the Merger and the Merger Agreement pursuant to the Stockholder Agreement; and

          10. the fact that as an inducement and a condition to entering into the Merger Agreement Revco agreed, pursuant to the Stock Option Agreement, to grant Rite Aid an irrevocable option to purchase up to 19.9% of Revco's issued and outstanding shares of Revco Common Stock at the time of exercise of such option.

     The foregoing discussion of the information and factors considered and given weight by the Rite Aid Board is not intended to be exhaustive. The Rite Aid Board did not assign relative weights to the factors or determine that any factor was of particular importance. Rather, the Rite Aid Board viewed their position and recommendation as being based on the totality of the information presented to and considered by it.

     THE RITE AID BOARD UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF RITE AID COMMON STOCK VOTE 'FOR' APPROVAL OF THE SHARE ISSUANCE.

OPINION OF DLJ

     Rite Aid engaged DLJ to render an opinion to the Rite Aid Board as to the fairness of the Offer and the Merger, taken as a whole, to the stockholders of Rite Aid from a financial point of view, to conduct such investigations as DLJ deemed appropriate for such purposes, and to act as exclusive Dealer Manager for Rite Aid in any tender or exchange offer for any debt or equity security relating to the Offer and the Merger.

     On November 28, 1995, DLJ delivered its oral opinion, which was confirmed by delivery of its written opinion dated November 29, 1995, to the effect that, as of such date, the consideration to be paid by Rite Aid pursuant to the Offer and the Merger (the 'Consideration'), taken as a whole, is fair to the stockholders of Rite Aid from a financial point of view. THE FULL TEXT OF DLJ'S WRITTEN OPINION IS SET FORTH AS ANNEX B TO THIS PROXY STATEMENT AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY, INCLUDING, WITHOUT LIMITATION, THE DESCRIPTIONS OF THE PROCEDURES FOLLOWED, MATTERS CONSIDERED, ASSUMPTIONS MADE AND LIMITATIONS OF THE REVIEW UNDERTAKEN IN ARRIVING AT SUCH OPINION. The opinion of DLJ addresses the fairness of the Consideration, taken as a whole, to the stockholders of Rite Aid from a financial point of view and does not constitute a recommendation to any individual stockholder of Rite Aid or Revco as to how such stockholder should vote at the Special Meeting.

     In rendering its opinion, DLJ, among other things: (i) analyzed certain publicly available financial statements and other information of Rite Aid and Revco; (ii) reviewed certain financial projections for Rite Aid, including estimates of certain potential benefits of the proposed business combination, prepared by the management of Rite Aid; (iii) reviewed certain financial projections for Revco prepared by the management of Revco; (iv) discussed on a limited basis the past and current operations and financial conditions and the prospects of Rite Aid and Revco with senior executives of Rite Aid and Revco, respectively; (v) reviewed the reported prices and trading activity for the Rite Aid Common Stock and Revco Common Stock; (vi) reviewed publicly available financial data and stock market performance data of other comparable public retail drug store companies; (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (viii) participated in discussions among representatives of Rite Aid, Revco and their financial and legal advisors; (ix) reviewed the Merger Agreement and certain related documents; and (x) performed such other analyses, inquiries and investigations as it deemed appropriate.

     In addition, DLJ assumed and relied upon, without independent verification, the accuracy and completeness of the information it reviewed for purposes of its opinion. DLJ also assumed that the financial projections, including the estimates of Rite Aid of certain potential benefits of the proposed business combination, were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Rite

Aid and Revco, respectively. DLJ did not make an independent valuation or appraisal of the assets or liabilities of Rite Aid or Revco, nor was it furnished with any such appraisal. DLJ's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date thereof. In arriving at its opinion, DLJ was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of Revco or any of its assets nor did it consider the prospect of alternate transactions involving Rite Aid.

     The following is a brief summary of the analyses performed by DLJ in connection with DLJ's opinion to the Rite Aid Board. Such analyses are based on a number of assumptions, including, among other things, the cost of integration, estimated amounts and timing of the anticipated synergies, the projected performance of Rite Aid and Revco, the projected performance of Rite Aid Common Stock, prevailing interest rates and the final structure of the Offer and the Merger.

     Rite Aid Common Stock Performance. DLJ's analysis of Rite Aid's Common Stock performance consisted of a historical analysis of closing prices and trading volumes for the twelve months ended November 3, 1995 and of the S&P 400 relative to a comparable company index, which included Rite Aid, Revco, Walgreen, Longs Drug Stores, Eckerd Corporation and Arbor Drugs from November 9, 1990 to November 3, 1995. In the twelve months ended November 3, 1995, the Rite Aid Common Stock reached a high of $30.13 per share and a low of $21.63 per share. On November 3, 1995, the closing price of Rite Aid Common Stock of $28.88 per share was at the high end of such range. Since September 1994, such comparable company index has outperformed the S&P 400.

     Revco Common Stock Performance. DLJ's analysis of Revco's Common Stock performance consisted of a historical analysis of Revco's closing prices and trading volumes for the twelve months ended November 3, 1995 and of the S&P 400 relative to a comparable company index, which included Rite Aid, Revco, Walgreen, Longs Drug Stores, Eckerd Corporation and Arbor Drugs from November 9, 1990 to November 3, 1995. In the twelve months ended November 3, 1995, Revco Common Stock reached a high of $25.38 per share and a low of $17.50 per share. On November 3, 1995, the closing price of Revco Common Stock of $24.38 per share was at the high end of such range. Since September 1994, such comparable company index has outperformed the S&P 400.

     Pro Forma Accretion/Dilution Analysis. DLJ analyzed the accretive/dilutive impact of the Offer and the Merger, both excluding synergies and on a pro forma basis for the estimated synergies, with respect to Rite Aid's twelve months ended September 2, 1995 and estimated 1996 earnings per share ('EPS') and, both excluding synergies and as such synergies are expected to be realized, with respect to Rite Aid's projected 1997 and 1998 EPS. This analysis is based on a number of assumptions, including, among other things, the cost of integration, estimated amounts and timing of the synergies, the projected financial performance of Rite Aid and Revco, the projected performance of Rite Aid Common Stock, prevailing interest rates and the final structure of the Offer and the Merger.

     Comparable Company Analysis.  Comparable company analysis ('Comparable

Company Analysis') examines a company's operating performance relative to a group of publicly traded peers. Based on relative performance and outlook for a company versus its peers, this analysis enables an implied unaffected market trading value to be determined. DLJ analyzed the operating performance of Rite Aid and Revco relative to four retail drug store companies deemed by DLJ to be reasonably comparable to Rite Aid and Revco. These companies are as follows:
Walgreen, Longs Drug Stores, Eckerd Corporation and Arbor Drugs (these four companies together with Rite Aid and Revco constitute the 'Comparable Companies'). Historical financial information used in connection with the ratios provided below with respect to the Comparable Companies is as of the most recent financial statements publicly available for each company as of November 3, 1995.

     DLJ analyzed the relative performance and value for Rite Aid and Revco by comparing certain market trading statistics for Rite Aid and Revco with the Comparable Companies. DLJ examined certain publicly available financial data of the Comparable Companies including enterprise value (defined as market value of common equity plus book value of total debt and preferred stock less cash) as multiples of latest twelve months revenues, earnings before interest taxes, depreciation and amortization ('EBITDA') and earnings before interest and taxes ('EBIT') and price earnings ratios ('P/E') based on the latest twelve months EPS and estimated 1995 and 1996 EPS. As of November 3, 1995, this analysis resulted in (i) a range of 0.3x to 0.7x enterprise value to latest twelve months revenues for the Comparable Companies compared to 0.5x for Revco at the assumed Consideration price to be paid per share ($27.50) in the Offer and the Merger, taken as a whole (the 'Consideration Price'), (ii) a range of 6.3x to 11.2x enterprise value to latest twelve months EBITDA for the Comparable Companies compared to 9.0x for Revco at the Consideration Price before synergies, (iii) a range of 9.4x to 13.8x enterprise value to latest twelve months EBIT for the Comparable Companies compared to 13.9x for Revco at the Consideration Price before synergies, (iv) a range of 15.9x to 22.8x P/E based on latest twelve months earnings for the Comparable Companies compared to 22.0x for Revco at the Consideration Price before synergies and (v) a range of 14.5x to 21.3x and 13.2x to 18.8x estimated P/E based on 1995 and 1996 estimates, respectively, for the Comparable Companies, compared to 21.1x and 17.8x, respectively, for Revco at the Consideration Price before synergies. EPS estimates for Rite Aid, Revco and the Comparable Companies were based on estimates provided by the Institutional Brokers Estimate System ('IBES').

     No company utilized in the Comparable Companies analysis as a comparison is identical to Rite Aid or Revco. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating, characteristics of Rite Aid and Revco and other factors that could affect the public trading value of the Comparable Companies or company to which they are being compared. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using comparable company data.

     Comparable Transaction Analysis. DLJ performed an analysis of precedent transactions involving retail drug store companies in order to obtain a valuation range for Revco Common Stock based upon selected merger and acquisition transactions in the retail drug store industry. Multiples of aggregate purchase price (defined as the equity value of the offer plus book value of total debt and preferred stock less cash) to be paid by the stockholders of Rite Aid in the Offer and the Merger to revenues, EBITDA and EBIT were compared with multiples paid in certain other merger and acquisition transactions involving retail drug store companies from January 1989 through March 1995. The comparison included a total of seven transactions. These transactions included: Rite Aid and Perry Drug Stores, Inc.; Revco and Hook-SupeRx, Inc.; PayLess Drug Stores and TPH Corp.; Zell/Chilmark, et al. and Revco; THC Corp. and Thrifty Corp.; Melville Corp. and Peoples Drugs; and Big B Inc. and Reed Drug Co. This analysis resulted in (i) a range of 0.3x to 0.5x latest twelve months revenue compared to 0.5x for Revco at the Consideration Price, (ii) a range of 7.4x to 8.9x latest twelve months EBITDA compared to 9.0x for Revco at the Consideration Price before synergies and (iii) a range of 12.1x to 18.7x latest twelve months EBIT compared to 13.9x for Revco at the Consideration Price before synergies.

     No transaction utilized in the comparable transaction analysis is identical to the Offer and the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Rite Aid and Revco and other factors that could affect the acquisition value of the companies to which they are being compared. Mathematical analysis (such as determining the mean or median) is not itself a meaningful method of using comparable transaction data.

     Premium Analysis. DLJ performed a comparison of the premium represented by the Consideration Price to premiums offered in acquisitions of $1.0 billion to $3.0 billion in size ('Comparable Acquisitions') for the year to date ended November 3, 1995 and to premiums offered in selected retail drug store company merger and acquisition transactions ('Related Acquisitions') from April 1994 to March 1995. DLJ found that of the 12 transactions surveyed, nine had a premium of less than 50% to the market price one day prior to announcement, while four had a premium of less than 40% to the market price one day prior to announcement. The Consideration Price represented: a 7.8% premium to the trading price one day prior to announcement, as compared to mean premiums for Comparable and Related Acquisitions of 41.6% and 48.7%, respectively; a premium of 8.9% to the trading price one week prior to the announcement, as compared to mean premiums for Comparable and Related Acquisitions of 42.4% and 53.6%, respectively; and a 15.8% premium to the trading price one month prior to the announcement, as compared to mean premiums for Comparable and Related Acquisitions of 50.4% and 63.1%, respectively.

     Discounted Cash Flow Analysis. DLJ performed a discounted cash flow analysis for the five-year period ending with the 2001 fiscal year on the stand-alone unlevered free cash flows of Rite Aid and Revco, based upon financial projections prepared by the respective managements of each company. Unlevered free cash flows were calculated as the after-tax operating earnings of Rite Aid and Revco, respectively, plus depreciation and amortization and other non-cash items, plus (or minus) net changes in non-cash working capital, minus projected capital expenditures. DLJ calculated terminal values by applying a range of estimated EBITDA multiples to the projected unlevered free cash flows of Rite Aid and Revco, respectively, in fiscal year 2001. The unlevered free cash flows and terminal values were then discounted to the present using a range of discount rates, representing an estimated range of the weighted average cost of capital of Rite Aid and Revco. Based on this analysis, DLJ calculated per share equity values of Rite Aid ranging from $29.07 to $42.14 and of Revco ranging from $25.68 to $37.90.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. DLJ believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the entirety of the analyses, would create an incomplete view of the process underlying its opinion. In addition, DLJ may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for any particular analysis described above should not be taken to be DLJ's view of the actual value of Rite Aid and Revco.

     In performing its analyses, DLJ made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Rite Aid and Revco. The analyses performed by DLJ are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of DLJ's analysis of the fairness of the consideration to be paid by Rite Aid pursuant to the Merger Agreement to the stockholders of Rite Aid and were reviewed with the Rite Aid Board in connection with the delivery of DLJ's opinion. The analyses do not purport to be appraisals or to reflect the prices at which Rite Aid or Revco might actually be sold. Because such estimates are inherently subject to uncertainty, none of Rite Aid, DLJ or any other person assumes responsibility for their accuracy. In addition, as described above, DLJ's opinion and the information provided by it to the Rite Aid Board were two of many factors taken into consideration by the Rite Aid Board in making its determination to approve the Offer and the Merger. Consequently, DLJ's methods of analysis described above should not be viewed as determinative of the Rite Aid Board's or Rite Aid management's opinion with respect to the value of Rite Aid or of whether the Rite Aid Board or Rite Aid management would have been willing to agree to different consideration.

     DLJ provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Revco and/or Rite Aid for its own account and for the account of customers.

     DLJ was selected to render an opinion in connection with the Offer and the Merger based upon DLJ's qualifications, expertise and reputation, including the fact that DLJ, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuation for corporate and other purposes.

     Pursuant to Rite Aid's November 9, 1995 letter agreement, Rite Aid has agreed, as compensation for DLJ's services as both renderer of an opinion to Rite Aid in connection with its acquisition of Revco and exclusive Dealer Manager in connection with the Offer, (i) to pay DLJ a fee of $1,550,000 (which has been paid) at the time DLJ notifies the Rite Aid Board that it is prepared to deliver an opinion as to the fairness of the Consideration, taken as a whole, to the stockholders of Rite Aid from a financial point of view and (ii) upon the request by DLJ from time to time, to reimburse DLJ promptly for all out-of-pocket expenses (including the reasonable fees and expenses of counsel) and to indemnify DLJ against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws. DLJ is entitled to the foregoing fees, expenses and indemnification as a result of the delivery to the Rite Aid Board of its written opinion dated November 29, 1995 and the commencement of the Offer with respect to which DLJ acted as Dealer Manager.

REVCO'S REASONS FOR THE MERGER; RECOMMENDATION OF THE REVCO BOARD

     At a special meeting held on November 28, 1995, the Revco Board (i) determined that the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Offer, the Merger, the Stockholder Agreement, the Stock Option Agreement and the transactions contemplated thereby, are fair to, and in the best interest of, the stockholders of Revco, and (ii) approved the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Offer and the Merger, and approved the Stockholder Agreement, the Stock Option Agreement and the transactions contemplated thereby. At such meeting, the Revco Board recommended that the holders of shares of Revco Common Stock approve and adopt the Merger Agreement.

     In reaching its conclusion to approve the Merger Agreement and recommend that holders of shares of Revco Common Stock approve and adopt the Merger Agreement, the Revco Board considered a number of factors, including, without limitation, the following:

          1. the terms and conditions of the Merger Agreement, including the amount and form of Merger Consideration;

          2. the fact that the value of the shares of Rite Aid Common Stock to be received for each share of Revco Common Stock in the Merger will increase to the extent the average value of Rite Aid Common Stock is greater than $27.50 per share during the Pricing Period and will decrease if the average value of Rite Aid Common Stock is less than $27.50 per share during the Pricing Period;

          3. presentations by management of Revco (at a board meeting held on November 28, 1995, and at previous board meetings) regarding the financial condition, results of operations, business and prospects of Revco, including the prospects of Revco if it remained independent;

          4. the fact that upon consummation of the Offer, Rite Aid and/or Sub will own at least 50.1% of the outstanding shares of Revco Common Stock and have agreed to vote in favor of the approval and adoption of the Merger Agreement, and, therefore, a vote in favor of the approval and adoption of the Merger Agreement would be assured without the vote of any other holder of shares of Revco Common Stock;


          5. the historical market prices for the shares of Revco Common Stock, particularly the fact that the $27.50 per share price in the Offer represented (x) a premium of approximately 6.8% over the closing price of $25.75 for the shares of Revco Common Stock on November 27, 1995, the last trading day prior to the approval of the Merger Agreement, and (y) a higher price than the shares of Revco Common Stock have ever traded;

          6. the expected future trading values of the shares of Revco Common Stock in light of, among other things, the historical trading multiples of other companies in Revco's line of business;

          7. the analyses prepared by Morgan Stanley and the oral opinion of Morgan Stanley presented to the Revco Board on November 28, 1995 and confirmed in writing on November 29, 1995 to the effect that, as of such date and based upon its review and analysis and subject to the limitations set forth therein, the consideration to be received by the holders of Revco Common Stock pursuant to the Offer and the Merger, taken together, is fair from a financial point of view to such holders. A copy of the written opinion, dated November 29, 1995, of Morgan Stanley, setting forth the assumptions made, factors considered and scope of the review undertaken by Morgan Stanley, is attached as Annex C hereto and is incorporated herein by reference. See 'THE MERGER--Opinion of Morgan Stanley';

          8. the fact that the Merger offers the opportunity for substantial synergies and the transaction structure allows Revco stockholders who receive Rite Aid Common Stock to participate in those synergies through continued ownership of the combined company;

          9. the views expressed by management and Morgan Stanley that there did not appear to be any other party with which Revco would be as good a strategic fit as Rite Aid;

          10. the fact that the Stockholder agreed to tender all of its shares of Revco Common Stock in the Offer and to support the Merger Agreement;

          11. the fact that the Merger is not conditioned on the availability of financing;

          12. the fact that the Merger Agreement, which prohibits Revco, its subsidiaries or its affiliates from initiating, soliciting or encouraging any potential acquisition proposal, does permit Revco to furnish information to and participate in discussions or negotiations with any third party if certain conditions are satisfied;

          13. the fact that if the Revco Board decided to accept an acquisition proposal by a third party, the Revco Board may terminate the Merger Agreement and pay Rite Aid a termination fee of $45 million, or approximately $.68 per issued and outstanding share, which the Revco Board did not believe would be a significant deterrent to a higher offer by a third party interested in acquiring Revco; and

          14. the regulatory approvals required to consummate the Merger, including, among other things, antitrust approvals, and the prospects of receiving such approvals.


     The Revco Board did not assign relative weights to the above factors or determine that any factor was of particular importance. Rather, the Revco Board viewed its position and recommendations as being based on the totality of the information presented to, and considered by, it.

     The Revco Board recognized that, while there can be no assurance as to the level of growth or profits to be attained by Revco in the future and there can be no assurance that the requisite FTC and other regulatory approvals for the Merger will be obtained, the Merger and the transactions contemplated thereby give Revco's stockholders the opportunity to receive Rite Aid Common Stock pursuant to the Merger and thereby participate in the synergies expected to be created by the combination of Revco with Rite Aid and the future growth and profits of the combined company. See 'THE MERGER--Estimated Synergies.'

     It is presently expected that, if the Merger is not consummated, Revco's management, under the general direction of the current Revco Board, will continue to manage Revco as an ongoing business.

OPINION OF MORGAN STANLEY

     Revco retained Morgan Stanley to act as Revco's financial advisor in connection with the Merger and related matters based upon Morgan Stanley's qualifications, expertise and reputation, as well as Morgan Stanley's prior investment banking relationship and familiarity with Revco. At the November 28, 1995 special meeting of the Revco Board, Morgan Stanley rendered an oral opinion to the Revco Board that as of such date, the aggregate consideration to be received by the holders of shares of Revco Common Stock pursuant to the Offer (the 'Offer Consideration') and the aggregate consideration to be received by the holders of shares of Revco Common Stock pursuant to the Merger (the 'Merger Consideration' and, together with the Offer Consideration, the 'Consideration'), taken together, were fair from a financial point of view to such holders. Morgan Stanley subsequently confirmed its oral opinion by delivery of a written opinion dated November 29, 1995.

     THE FULL TEXT OF MORGAN STANLEY'S WRITTEN OPINION DATED NOVEMBER 29, 1995, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. MORGAN STANLEY'S OPINION IS DIRECTED ONLY TO THE REVCO BOARD OF DIRECTORS AND THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF SHARES OF REVCO COMMON STOCK PURSUANT TO THE OFFER AND THE MERGER, TAKEN TOGETHER, FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF REVCO COMMON STOCK, AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF REVCO COMMON STOCK AS TO HOW TO VOTE AT THE REVCO SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at its opinion, Morgan Stanley: (i) analyzed certain publicly available financial statements and other information of Revco and Rite Aid, respectively; (ii) reviewed certain internal financial statements and other financial and operating data concerning Revco and Rite Aid prepared by the managements of Revco and Rite Aid, respectively; (iii) reviewed certain financial projections for Revco and Rite Aid, including estimates of certain potential benefits of the proposed business combination, prepared by the managements of Revco and Rite Aid, respectively; (iv) discussed the past and current operations and financial conditions and the prospects of Revco and Rite Aid with senior executives of Revco and Rite Aid, respectively; (v) reviewed the reported prices and trading activity for Revco Common Stock and Rite Aid Common Stock; (vi) compared the financial performance of Revco and Rite Aid and the prices and trading activity of Revco Common Stock and Rite Aid Common Stock with that of certain other comparable publicly-traded companies and their securities;
(vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (viii) participated in discussions among representatives of Revco and Rite Aid and their legal advisors; (ix) reviewed the Merger Agreement, Stock Option Agreement and the Stockholder Agreement; and
(x) performed such other analyses as it deemed appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied without independent verification upon the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of this opinion. With respect to the financial projections, including the estimates of Revco and Rite Aid of certain potential benefits of the proposed business combination, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Revco and Rite Aid, respectively. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Revco and Rite Aid nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley's opinion was necessarily based on economic, market, and other conditions as in effect on, and the information made available to it as of November 29, 1995. In addition, Morgan Stanley assumed that following completion of the Offer the Merger would be consummated in accordance with the terms set forth in the Merger Agreement.

     Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to a merger with or other business combination transaction involving Revco, or any of its assets, nor did Morgan Stanley have any discussions with any parties, other than Rite Aid, in connection with the Merger.

     The following is a brief summary of certain analyses performed by Morgan Stanley and reviewed with the Revco Board on November 28, 1995 in connection with Morgan Stanley's opinion to the Revco Board on such date:

          Revco Common Stock Performance. Morgan Stanley's analysis of Revco's Common Stock performance consisted of a historical analysis of closing prices and trading volumes from November 17, 1992 to November 16, 1995; Revco's indexed price performance from November 17, 1994 to November 16, 1995 relative to the S&P 500, Rite Aid and a Comparable Companies Index, which was comprised of Walgreen Co. and Eckerd Corporation; and the high and low prices in the twelve months ended November 16, 1995. The shares of Revco Common Stock have generally traded in line with both the Comparable Companies Index and the S&P 500 during the twelve months ending on November 16, 1995. In the twelve months ended November 16, 1995, the shares of Revco Common Stock closed at a high of $25.375 per share and reached a low of

     $17.500 per share.

          Rite Aid Common Stock Performance. Morgan Stanley's analysis of Rite Aid's Common Stock performance consisted of a historical analysis of closing prices and trading volumes from November 17, 1992 to November 16, 1995; Rite Aid's indexed price performance from November 17, 1994 to November 16, 1995 relative to the S&P 500, Revco and a Comparable Companies Index, which was comprised of Walgreen Co. and Eckerd Corporation; and the high and low prices in the twelve months ended November 16, 1995. Rite Aid Common Stock has generally traded in line with both the Comparable Companies Index and the S&P 500 during the twelve months ending on November 16, 1995. In the twelve months ended November 16, 1995, Rite Aid Common Stock closed at a high of $30.125 per share and reached a low of $21.625 per share.

          Peer Group Comparison. As part of its analysis, Morgan Stanley compared certain financial information of Rite Aid with that of a group of publicly traded drug store companies, including Eckerd Corporation, Longs Drug Stores Corporation, Revco, and Walgreen Co. (collectively, the 'Rite Aid Comparables'). Historical financial information used in connection with this analysis was as of the most recent financial statements publicly available for each company as of November 16, 1995. Such financial information included common stock market prices as a multiple of earnings per share ('EPS') for the latest twelve months ('LTM'), estimated EPS for calendar 1995, 1996, and 1997 based upon EPS estimates from the International Brokers Estimates System ('IBES'), and aggregate value (equity value plus debt minus cash) as a multiple of LTM revenues, earnings before interest and taxes ('EBIT'), earnings before interest, taxes, depreciation and amortization ('EBITDA'), and EBITDA less capital expenditures. In particular, such analyses indicated that as of November 16, 1995, Rite Aid traded at 15.4x LTM earnings, 14.4x, 12.9x, and 11.6x IBES estimated earnings for the calendar years 1995, 1996, and 1997, respectively, and had aggregate value multiples of 0.65x LTM revenues, 11.0x LTM EBIT, 8.1x LTM EBITDA, and 18.8x LTM EBITDA less capital expenditures. Morgan Stanley noted that the median multiples for the Rite Aid Comparables included equity multiples of 16.1x LTM earnings, 18.5x IBES estimated 1995 earnings, 16.3x IBES estimated 1996 earnings and 14.4x IBES estimated 1997 earnings, and aggregate value multiples of 0.50x LTM revenues, 12.4x LTM EBIT, 8.5x LTM EBITDA, and 14.0x LTM EBITDA less capital expenditures.

          No company utilized in the peer group analysis as a comparison is identical to Rite Aid. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgements concerning financial and operating characteristics of Rite Aid and other factors that could affect the public trading value of one or more of the Rite Aid Comparables. Mathematical analysis (such as determining the average or the median) is not itself a meaningful method of using comparable company data.

          Historical Exchange Ratio Analysis. Morgan Stanley also reviewed the ratio of the Revco Common Stock to Rite Aid Common Stock trading prices over varying intervals of time over the one year period ended November 16, 1995. This ratio ranged from approximately 0.69 to 1.07 and, based on the closing price of Revco Common Stock and Rite Aid Common Stock on November 16, 1995 of $23.875 and $27.50, respectively, the ratio was 0.87.

          Discounted Cash Flow Analysis. Morgan Stanley performed a discounted cash flow analysis of Revco and Rite Aid for the fiscal years ended 1996 through 2005 based on financial projections prepared by the respective managements of each company. Unlevered free cash flows of each company were calculated as net income available to common shareholders plus the aggregate of preferred stock dividends, depreciation and amortization, deferred taxes, and other non-cash expenses and after-tax net interest expense less the sum of capital expenditures and investment in non-cash working capital. Morgan Stanley calculated terminal values by applying a range of EBITDA multiples to the normalized unlevered free cash flows in fiscal 2005, representing estimated ranges of long-term EBITDA multiples for Revco and Rite Aid. The cash-flow streams and terminal values were then discounted to the present using a range of discount rates, representing an estimated range of the weighted average cost of capital for Revco and Rite Aid. Based on this analysis, Morgan Stanley calculated per share values for Revco ranging from $22.52 to $28.35 and for Rite Aid ranging from $22.58 to $29.25.

          Comparable Transaction Analysis. Using publicly available information, Morgan Stanley performed an analysis of precedent transactions involving drugstore and other retail companies in order to calculate a valuation range for the Shares. Multiples to be received by the stockholders of Revco in the Offer and the Merger of aggregate value (fully diluted equity value of the Consideration plus any debt assumed less cash and option proceeds) to revenues, EBITDA, and EBIT and of fully diluted equity value to book value of equity and LTM earnings were compared with multiples paid in certain other merger and acquisition transactions involving drugstore and other retail companies from February 27, 1991 to June 28, 1995. The transactions included Rite Aid and Eckerd Corporation; Pathmark Stores Inc. and Rite Aid; Perry Drug Stores, Inc. and Rite Aid; Hook-SupeRX, Inc. and Revco, and Payless Drug Stores and TCH Corporation. Based on this analysis, aggregate value multiples with ranges of 0.35x to 0.50x LTM revenues, 7.0x to 9.0x LTM EBITDA, and 13.0x to 15.0x LTM EBIT, and equity value multiples with ranges of 0.5x to 2.5x book value of equity and 18.0x to 22.0x LTM earnings were applied to Revco's corresponding financial statistics to suggest a median equity value range per share of Revco Common Stock of $17.42 to $26.74.

          No transaction utilized in the comparable transaction analysis is identical to the Offer and the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgements concerning financial and operating characteristics of Revco and other factors that could affect the acquisition value of the companies to which it is being compared. Mathematical analysis (such as determining the average or median) is not itself a meaningful method of using comparable transaction data.

          Pro Forma Analysis of the Merger.  Morgan Stanley analyzed the pro forma impact of the Offer and the Merger on Revco earnings per share for the fiscal years ended 1997 through 2000. Such analysis was performed utilizing standalone earnings estimated for the fiscal years ended 1997 through 2000 for Revco and Rite Aid based on IBES earnings estimates. Morgan Stanley analyzed the impact of the Offer and the Merger both with and without the cost savings expected to be derived from the Merger as estimated by the managements of Revco and Rite Aid.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Morgan Stanley believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Revco and Rite Aid.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Revco and Rite Aid. The analyses performed by Morgan Stanley are not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of whether the Consideration to be received by the holders of Revco Common Stock pursuant to the Offer and the Merger, taken together, was fair from a financial point of view to the holders of Revco Common Stock and were conducted in connection with the delivery of Morgan Stanley's oral opinion of November 28, 1995. The analyses do not purport to be appraisals or to reflect the prices at which Revco and Rite Aid might actually be sold. Because such estimates are inherently subject to uncertainty, none of Revco, Morgan Stanley, or any other person assumes responsibility for their accuracy. In addition, as described above, Morgan Stanley's opinion and the information provided by it to the Revco Board were two of many factors taken into consideration by the Revco Board in making its determination to approve the Merger. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the Revco Board or the view of Revco management with respect to the value of Revco or of whether the Revco Board or the management of Revco would have been willing to agree to different consideration.

     The Revco Board retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes. In the ordinary course of its business, Morgan Stanley and its affiliates may actively trade the debt and equity securities of Revco and Rite Aid for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In the past, Morgan Stanley has provided financial advisory and investment banking services to Revco and Rite Aid for which services Morgan Stanley has received customary fees.

     The consideration to be received by the stockholders of Revco pursuant to the Merger was determined through negotiations between Revco and Rite Aid and was approved by the Revco Board. During the course of such negotiations, Morgan Stanley did not make a recommendation with respect to the amount of the Consideration.

     Pursuant to a letter agreement dated November 6, 1995 between Revco and Morgan Stanley, Morgan Stanley is entitled to a fairness opinion fee of $2,250,000. In addition, Revco has agreed to reimburse Morgan Stanley for its expenses, including reasonable fees and expenses of its counsel, and to indemnify Morgan Stanley and its affiliates against certain liabilities and expenses, including liabilities under federal securities laws.

CERTAIN ADVANTAGES AND DISADVANTAGES OF THE MERGER

     In considering whether to approve the Share Issuance, stockholders of Rite Aid should consider the following advantages and disadvantages.

     Advantages. The Merger will provide significant benefits to Rite Aid and its stockholders. The Merger will create substantial opportunities for synergies and will allow the combined company to compete more effectively in a marketplace that is becoming increasingly competitive.

     In addition, the Rite Aid Board has determined that the Merger is advisable, fair to and in the best interests of the Rite Aid stockholders and has approved the Merger Agreement.

     Morever, the Merger is expected to be accretive to Rite Aid's earnings per share by the end of the first year of operations following the Merger. Similarly, Rite Aid's management estimates, based on a preliminary review of Revco's business and operations, that the Merger will result in approximately $156 million of quantifiable annual cost savings, including improvement in gross margins through enhanced purchasing power, closure of Revco's corporate headquarters and overlapping distribution facilities, elimination of duplicative overhead, elimination of redundant advertising expenditures, the consolidation of data centers and improved communications systems and a working capital benefit from the consolidation of warehouse inventories.

     Further, DLJ has delivered its opinion to the Rite Aid Board to the effect that the consideration to be paid by Rite Aid pursuant to the Merger Agreement, taken as a whole, is fair to the stockholders of Rite Aid from a financial point of view. Similarly, Morgan Stanley has delivered its written opinion to the Revco Board to the effect that the aggregate consideration to be received by the holders of shares of Revco Common Stock pursuant to the Offer and the aggregate consideration to be received by the holders of shares of Revco Common Stock pursuant to the Merger, taken together, are fair from a financial point of view to such holders.

     Disadvantages.  The Rite Aid Board considered the fact that Rite Aid would be a more leveraged company in the event that the Share Issuance was not approved by Rite Aid's stockholders and the Merger was consummated using the Alternative Consideration.

     In determining that the Merger is advisable and in the best interests of its stockholders, the Rite Aid Board considered the cost savings, operating efficiencies and other synergies expected to result from the consummation thereof. The consolidation of functions, the integration of departments, systems and procedures and the relocation of staff present significant management challenges. There can be no assurance that such actions will be successfully accomplished as rapidly as currently expected. Moreover, although the primary purpose of such actions will be to realize direct cost savings and other operating efficiencies, there can be no assurance of the extent to which such cost savings and efficiencies will be achieved.


     If the stockholders of Rite Aid approve the Share Issuance and assuming a one-for-one Exchange Ratio, the current stockholders of Rite Aid would own approximately 72.7% of the then outstanding shares of Rite Aid Common Stock after the Merger.



     Rite Aid also expects to take a pre-tax charge to earnings estimated to be in the range of $150 million to $175 million to cover the cost of integrating the two companies. See Note (n) of Notes to Unaudited Pro Forma Condensed Consolidated Financial Data for a discussion of such merger and integration charges. There can be no assurance, however, that the amount of such charge will not increase as Rite Aid's integration plan is further developed and more accurate estimates become possible or as to the amount of the after-tax cost of such charge.


PLANS FOR REVCO


     It is expected that, initially following the Merger, the business and operations of Revco will be integrated into the operations of Rite Aid as rapidly as practicable following the Merger. Rite Aid intends to close Revco's corporate headquarters at 1925 Enterprise Parkway, Twinsburg, Ohio (the 'Headquarters') within twelve months following consummation of the Merger and to integrate Revco's corporate headquarters operations into Rite Aid's operations. Rite Aid also expects to take a pre-tax charge to earnings estimated to be in the range of $150 million to $175 million to cover the cost of integrating the two companies. Rite Aid anticipates that only a small percentage of the combined stores of Rite Aid and Revco will be closed. A decision on which stores will be closed is not expected to be made until after the consummation of the Merger. In addition, Rite Aid will continue to evaluate the business and operations of Revco after the consummation of the Merger, and will take such further actions as it deems appropriate under the circumstances then existing.



INTERESTS OF CERTAIN PERSONS

     Certain members of Revco's management and Revco's Board may be deemed to have certain interests in the Merger that are in addition to their interests as stockholders of Revco generally. The Revco Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

     Described below under 'Existing Arrangements' are material employment and employee benefit agreements and arrangements as they currently exist. Pursuant to the terms of the Merger Agreement, certain terms and conditions of such agreements and arrangements will be amended. A description of such amendments follows under the heading 'The Merger Agreement.'

  EXISTING ARRANGEMENTS

     Existing Employment Agreements. Revco maintains employment agreements with, among others, its eight executive officers and fifteen other officers (collectively, the 'Covered Executives' or, individually, a 'Covered Executive'), with one form of agreement for executive officers and one form of agreement for non-executive officers. Except for the severance period (described below), the forms of these agreements are substantially similar. The significant provisions of the agreements are as follows:

          1. Term of the Agreement. The agreements continue until terminated by reason of (a) the employee's death, (b) the employee's disability, (c) thirty days' written notice of termination by either Revco or the employee,
     (d) notice by the employee of his resignation for 'good reason' (as defined below), or (e) notice by Revco of the employee's 'gross misconduct' (as defined below). For purposes of the employment agreements, 'good reason' means (i) the occurrence of a material reduction in the aggregate direct remuneration of the employee or any reduction in the position of the employee, (ii) any material reduction in responsibilities or duties provided for in accordance with employee's arrangement with Revco, (iii) any material adverse change or reduction in the aggregate employee benefits, perquisites or fringe benefits contemplated under such arrangement, (iv) a change in the employee's reporting relationship, or (v) any relocation of the employee's principal place of work. For purposes of the employment agreements, 'gross misconduct' includes, but is not limited to,
     (i) commission of an act of fraud, embezzlement, theft, or other criminal act constituting a felony, or (ii) breach or default by the employee of any of his agreements or obligations under the agreement which is not cured in all substantial respects within ten days after Revco gives notice to the employee of such breach or default.

          2. Salary and Bonus. The agreements provide for the payment of base salary and participation in Revco's bonus plan, described more fully below. The following table summarizes Revco's executive officers (hereinafter referred to as 'Group A Executives'), their positions and their base salaries:

NAME                                              POSITION                         BASE SALARY
--------------------------  ----------------------------------------------------   -----------
D. Dwayne Hoven...........  President and Chief Executive Officer                   $ 640,016
Carl A. Bellini...........  Executive VP and Chief Operating Officer                $ 420,000
James J. Hagan............  Executive VP and Chief Financial Officer                $ 270,000
James P. Mastrian.........  Executive VP of Marketing                               $ 313,500
Douglas W. Coffey.........  Senior VP of Human Resources                            $ 245,700
Edwin R. Gropp, Jr........  Senior VP of Information Services                       $ 203,963
Clarence D. Nichols.......  Senior VP, Store Operations                             $ 226,740
Jack A. Staph.............  Senior VP, Secretary and General Counsel                $ 247,323

          3. Other Benefits. The agreements provide that the employee will be eligible to participate in Revco's other employee benefit programs for the provision of welfare and other benefits.

          4. Severance. The agreements provide for the payment of an employee's base salary and the continuation of other benefits for a specified period upon termination of employment by Revco other than for gross misconduct or by the employee for good reason. The severance period for Group A Executives is two years and, for the other fifteen officers ('Group B Executives'), is one year.

     Economic Value Added (EVA) Incentive Plan (the 'Bonus Plan'). Each of the Covered Executives is eligible to participate in the Bonus Plan. Awards pursuant to the Bonus Plan are based upon the achievement of a combination of performance objectives by Revco and the individual participant. Each participant in the Bonus Plan is credited with bonus units equal to his base salary multiplied by a target bonus percentage. If the target bonus is exceeded by a specified amount, the excess is deposited into a bonus bank on behalf of the individual participant for the following year.

     Defined Benefit Plan. The Revco Retirement Income Plan and Trust, as amended ('Pension Plan'), is a defined benefit pension plan generally covering employees of Revco, other than those covered by collective bargaining agreements that provide for pension benefits.

     On reaching normal retirement at or after age 65, a participant is generally entitled to receive a monthly retirement benefit for life. Alternative actuarially equivalent forms of benefit payments are provided for in the Pension Plan. Vesting under the Pension Plan occurs after five years of service (with no vesting where less than five years of service has been completed).

     The annual retirement benefit at the normal retirement age of at least 65 is equal to an amount which, when added to the participant's social security benefit, is the product of the employee's average earnings for the last five years of his service and the applicable percentage set forth in the table below. If the employee has fewer than 30 years of credited service with Revco, the benefit determined by this formula is reduced by a percentage determined substantially by the ratio of the number of years of credited service to 30. A participant who has attained age 55 and has completed five years of service may elect early retirement with reduced monthly benefit payments.

     The amounts shown in the following table are based on the pension being paid during the lifetime of the retired employee only, including social security benefits, and would be reduced for service of less than 30 years and on an actuarially equivalent basis in the event of a survivor benefit or other optional form of payment.

                                   RETIREMENT BENEFIT
                 FINAL AVERAGE        (% OF FINAL
                  MONTHLY PAY         AVERAGE PAY)
                 -------------     ------------------
                    $   500                81%
                      1,000                73
                      1,500                65
                      2,000                60
                      2,500                56
                      3,000                54
                      3,500                52
                      4,000                51
                      4,500 or more        50

     The following table sets forth the estimated annual benefits (including social security) payable to a participant who qualifies for normal retirement in 1995 with the specified average earnings during the last five calendar years prior to retirement and the specified years of credited service:

            AVERAGE ANNUAL EARNINGS FOR                       YEARS OF CREDITED SERVICE
                 FIVE-YEAR PERIOD           --------------------------------------------------------------
             PRECEEDING RETIREMENT(1)          10           15           20           25        30 OR MORE
            ---------------------------     --------     --------     --------     --------     ----------
                     $ 125,000              $ 30,426     $ 38,445     $ 46,464     $ 54,483      $ 62,500
                       150,000                34,592       44,694       54,796       64,898        75,000
                       175,000                38,758       50,943       63,128       75,313        87,500
                       200,000                42,926       57,195       71,464       85,733       100,000
                       225,000                47,092       63,444       79,796       96,148       112,500
                       250,000                51,258       69,693       88,128      106,563       125,000*
                       300,000                59,592       82,194      104,796      127,398*      150,000*
                       400,000                76,258      107,193      138,128*     169,063*      200,000*
                       450,000                84,592      119,694      154,795*     189,898*      225,000*
                       500,000                92,926      132,195*     171,463*     210,733*      250,000*
                       600,000               109,592      157,194*     204,796*     252,398*      300,000*
                       700,000               126,258*     182,193*     238,128*     294,063*      350,000*


------------------
(1) For plan years beginning on or after January 1, 1989, the Internal Revenue Code of 1986, as amended (the 'Code'), limits the amount of compensation that can be used for plan calculation purposes to $200,000 (indexed). For plan years beginning on or after January 1, 1994, this limit is reduced to $150,000 (indexed).

* As required by the Code, plan payments may not provide annual benefits exceeding a maximum amount, currently $120,000.

     Supplemental Retirement and Survivor Benefit Plan (the 'SERP'). Each of the Covered Executives participates in the SERP, which provides supplemental retirement benefits generally commencing upon either (i) retirement or disability at age sixty, or (ii) upon termination of employment at age sixty-five. The basic supplemental benefit is an amount that, when added to other benefits (pension plan benefits, social security benefits and other monthly retirement income as provided), equals 70% of a participant's final salary. The SERP benefit is reduced for early retirement. Upon execution of an individual agreement under the SERP, a participant is 50% vested. Thereafter, a participant vests in his SERP benefits at a rate of 10% each year. Mr. Hoven and Mr. Staph are eligible for a reduced early retirement benefit, which is provided for a participant who is at least fifty-five years of age and has at least ten years of service. Such benefits, reduced by estimated social security and pension plan benefits, are also subject to a reduction based upon age on a scale from 40% at age fifty-five to a maximum of 70% at age sixty-five.

     Split Dollar Plan. Each of the Covered Executives participates in the Split Dollar Plan which provides that beneficiaries designated by participants will receive insurance proceeds equal to a multiple of base salary measured in the year preceding death. Revco is the direct beneficiary of the proceeds, if any, in excess of the proceeds as calculated in the preceding sentence. At the end of each calendar year a participant's pay is 'grossed up' to pay any tax liability for imputed income resulting from Revco's payment of premiums. Participation in the Split Dollar Plan ceases upon a participant's termination of employment for any reason other than death or permanent disability.

     1992 Long-Term Incentive Plan (the 'LTIP'). Each of the Covered Executives participates in the LTIP, which provides for the grant of incentive and non-qualified stock options, reload options, stock appreciation rights, restricted stock awards, stock bonus awards and performance plan awards. To date, long-term incentive awards granted under the LTIP have consisted solely of non-qualified stock options. Pursuant to the LTIP, generally 20% of the options are immediately exercisable upon the date of grant. Thereafter, an additional 20% of the options become exercisable each year until 100% of the options become exercisable five years from the date of grant. The exercise price of the options granted increases annually by 5% until the shares subject to the option vest. In the event of a 'change in control,' as defined in the LTIP, the options granted to Revco's officers become fully exercisable. The consummation of the Offer constitutes a 'change in control' for purposes of the LTIP. Option awards to Group A Executives contain a gross-up provision for excise taxes resulting from application of Sections 280G and 4999 of the Code.

     The estimated amount of gain associated with the options of Group A Executives that vest upon a 'change in control' is:

Mr. Hoven...................................................  $  5,098,674
Mr. Bellini.................................................  $  1,940,324
Mr. Hagan...................................................  $    797,095
Mr. Mastrian................................................  $  1,357,569
Mr. Coffey..................................................  $    438,627
Mr. Gropp...................................................  $    322,573
Mr. Nichols.................................................  $    758,784
Mr. Staph...................................................  $    942,912

     The estimated aggregate amount of gain associated with the options of Group B Executives that vest upon a 'change in control' is approximately $3,200,000.

     1992 Non-Employee Directors' Stock Option Plan (the 'Non-Employee Directors' Plan'). All of the directors who are not officers or key employees of Revco are eligible to participate in the Non-Employee Directors' Plan, which provides for the grant of options to purchase shares of Revco's common stock. The options vest at a rate of 20% each year until they are 100% exercisable after five years from the date of grant. The exercise price of the options granted increases annually by 5% until the shares subject to the options vest. In the event of a 'change in control,' as defined in the Non-Employee Directors' Plan, the options granted to the participants become fully exercisable. The consummation of the Offer constitutes a 'change in control' for purposes of the Non-Employee Directors' Plan. The estimated aggregate amount of gain associated with the options of non-employee Directors that vest upon a 'change in control' is approximately $577,000.

     Employee Stock Purchase Plan (the 'ESPP'). Each of the Covered Executives is eligible to participate in the ESPP, which permits participants to purchase Revco's common stock at the lesser of (a) 85% of the fair market value of the stock on the first day of the offering period, or (b) 85% of the fair market value of the stock on the last day of the offering period.

  THE MERGER AGREEMENT

     The Merger Agreement provides that, effective as of the Effective Time, Rite Aid will cause the Surviving Corporation to provide to employees of Revco certain payments and benefits, as described below.

     Treatment of Stock Options. The Merger Agreement provides that, effective as of the Effective Time, each option granted by Revco to purchase shares of Revco Common Stock that is outstanding and unexercised immediately prior thereto (the 'Revco Stock Options'), will cease to represent a right to acquire shares of Revco Common Stock and will be converted automatically into an option to purchase shares of Rite Aid Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the LTIP and the Non-Employee Directors' Plan (together the 'Option Plans'), and the agreements evidencing grants thereunder). The number of shares of Rite Aid Common Stock subject to, and the option price and terms and conditions of, the new option shall be determined in a manner that preserves both (i) the aggregate gain (or loss) on Revco Stock Options immediately prior to the Effective Time and (ii) the ratio of the exercise price per share subject to Revco Stock Options to the fair market value (determined immediately prior to the Effective Time) per share subject to such option, provided that any fractional shares of Rite Aid Common Stock resulting from such determination will be rounded down to the nearest share. The Merger Agreement also provides that, effective as of the Effective Time, the Surviving Corporation will assume each Revco Stock Options agreement, each as amended, as provided therein. The duration, vesting and other terms of the new options will be the same as Revco Stock Options that they replace, except that all references to Revco shall be deemed to be references to Rite Aid. In the event that a holder of a Revco Stock Option is terminated without Cause (as defined in the Merger Agreement) within 12 months of the Effective Time, then such holder's new option will become 100% exercisable as of such date of termination.

     The Merger Agreement further provides that, notwithstanding the immediately preceding paragraph, outstanding vested options under the LTIP held by Covered Executives, including options that become vested in connection with a 'change in control' under the terms of existing award agreements under the LTIP, will, effective as of the Effective Time, become exercisable under a cashless exercise procedure made available by Revco (subject to applicable law and any administrative procedures and policies deemed appropriate by Revco). Individuals subject to Section 16 of the Exchange Act ('Section 16') will be provided with a cash payment approximating the benefits that would be deprived by reason of
Section 16.

     The Merger Agreement provides that, effective as of the Effective Time, the Option Plans will terminate and the provisions in any other plan, program, agreement or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Revco or any of its Subsidiaries, will be deleted. Furthermore, Revco will take all actions necessary to ensure that following the Effective Time, no holder of Revco Stock Options or any participant in the Option Plans or any other plans, programs, agreements or arrangements will have any right thereunder to acquire any equity securities of Revco, the Surviving Corporation or any subsidiary of either of the foregoing.

     Bonus; Severance Benefits.  As soon as practicable following the earlier of
(i) the Effective Time and (ii) the end of Revco's 1996 fiscal year, Revco will pay, pursuant to the terms of the Bonus Plan as modified by the terms of the Merger Agreement, bonuses for fiscal year 1996, calculated based on Revco's financial results as of February 10, 1996, and annualized to equal a bonus for a twelve month period.

     With respect to the Covered Executives, effective as soon as practicable following the Effective Time (or if later, the date of termination of employment of the Covered Executive), Revco will pay to each Covered Executive severance payments (the 'Severance Payments'), on a basis consistent with Rite Aid's executive payroll practices, based on one of the two formulae set forth below, pursuant to elections made by each Covered Executive prior to the Effective
Time:

          (i) Severance Payments equal to, on an annualized basis, 'Base Pay' (as defined below), continuing for a period of three years with respect to Group A Executives, and for a period of 18 months with respect to Group B Executives. For purposes of this provision, 'Base Pay' means the highest base pay paid to the Covered Executive during any one of the 1994, 1995 or 1996 fiscal years, provided that Base Pay for fiscal year 1996 will be calculated on an annualized basis; or

          (ii) Severance Payments equal to, on an annualized basis, 'Base Plus Bonus Pay' (as defined below), continuing for a period of two years with respect to Group A Executives, and for a period of one (1) year with respect to Group B Executives. For purposes of this provision 'Base Plus Bonus Pay' means Base Pay plus the amount that would have been paid to the executive under the Bonus Plan for fiscal year 1995 as the targeted bonus (the '1995 Target Bonus').

     In lieu of the Severance Payments described in clauses (i) and (ii) above, Mr. Hoven and Mr. Mastrian will receive Severance Payments, continuing for three years, equal to, on an annualized basis, Base Plus Bonus Pay.

     The period during which a Covered Executive continues to receive Severance Payments is hereinafter referred to as the 'Severance Period' for such Covered Executive.

     The estimated cost of providing the additional severance payments to Group A Executives upon termination of employment is:

Mr. Hoven...................................................  $1,726,943
Mr. Bellini.................................................  $  420,000
Mr. Hagan...................................................  $  270,000
Mr. Mastrian................................................  $  701,496
Mr. Coffey..................................................  $  245,700
Mr. Gropp...................................................  $  203,963
Mr. Nichols.................................................  $  226,740
Mr. Staph...................................................  $  247,323

     The aggregate estimated cost of providing the additional severance payments to Group B Executives is $1,190,738.

     During the Severance Period, each Covered Executive will continue to receive, at Revco's expense, continuation of benefits described in such Covered Executive's employment agreement with Revco on terms at least as favorable to the Covered Executive as is currently in effect, which benefits may be provided under benefit plans and programs maintained by Rite Aid; provided, however, that to the extent any such Covered Executive receives comparable benefits from, and at the expense of, a subsequent employer, such benefits from the Surviving Corporation will cease.

     Notwithstanding anything to the contrary in the Merger Agreement, the Severance Payments described in clauses (i) and (ii) above will be paid to a Covered Executive only if such Covered Executive is actively employed by Revco immediately prior to the Effective Time. In the event that a Covered Executive who continues employment with Revco following the Effective Time is terminated prior to the expiration of the Severance Period that would have applied had such Covered Executive been terminated effective as of the Effective Time, then such Covered Executive will be entitled to receive the Severance Payments described above.


     Each employee, other than any Covered Executive, of Revco who is covered by Revco's severance pay plan as in effect on November 1, 1995 (each, a 'Severance-Eligible Employee') and who is employed by Revco immediately prior to the Effective Time and terminated for other than Cause (as defined below) within twelve months following the Effective Time, will be entitled to receive bi-weekly severance payments, made on a basis consistent with Rite Aid's payroll practices, for a six month period commencing on such Severance-Eligible Employee's date of termination of employment, equal to, on an annualized basis, such Severance-Eligible Employee's Base Pay; provided, however, that except for employees located at Revco's headquarters such payments will be reduced (but not below zero) by the amount of compensation such Severance-Eligible Employee receives from a subsequent employer to the extent that such Severance-Eligible Employee is employed during such six month period.


     For purposes of the Merger Agreement, 'Cause' will mean the conviction of an employee or executive (as the case may be) for the commission of a felony, including the entry of a guilty or nolo contendere plea, any willful, grossly negligent or fraudulent action or inaction by an employee or executive, as the case may be, or the employee's or executive's willful and continued failure to substantially perform an employee's or executive's assigned duties.

     SERP. Each Revco employee who is (i) covered by the SERP and (ii) actively employed by Revco, in either case, immediately prior to the Effective Time (each, a 'SERP Executive') will be eligible to receive benefits under the SERP based on the terms of the SERP as modified by the terms of the Merger Agreement. For each SERP Executive (i) the amount of service taken into account for purposes of calculating benefits and vesting under the SERP will be equal to the SERP Executive's service with Revco prior to the Effective Time plus the Covered Executive's Severance Period, if any, and (ii) compensation for each SERP Executive for purposes of the SERP will include one-half of the 1995 Target Bonus for such SERP Executive.

     The estimated present value (using a 7.5% discount factor) of the additional SERP and Split Dollar Plan benefits for the Group A Executives is:


Mr. Hoven...................................................  $1,503,112
Mr. Bellini.................................................  $1,877,388
Mr. Hagan...................................................  $   56,756
Mr. Mastrian................................................  $  487,121
Mr. Coffey..................................................  $  234,699
Mr. Gropp...................................................  $   12,028
Mr. Nichols.................................................  $  161,405
Mr. Staph...................................................  $  191,735

     The aggregate estimated present value (using a 7.5% discount factor) of the additional SERP and Split Dollar Plan benefits for Group B Executives is $762,150.

     Gross-Up Payments. Revco will provide each Group A Executive with a cash gross-up payment to make such executive whole for the excise taxes imposed on all benefits and other amounts paid or payable to such executive on account of the transactions contemplated by the Merger Agreement as a result of the application of Sections 280G and 4999 of the Code. With respect to all other employees of Revco who are entitled to benefits and other amounts paid or payable to such employee on account of the transactions contemplated by the Merger Agreement as a result of the application of Sections 280G and 4999 of the Code, Revco shall not be obligated to pay or provide to any such employee any payments or benefits to the extent that such payments or benefits would constitute a 'parachute payment' within the meaning of Section 280G(b)(2)(A) of the Code.

     Based upon preliminary estimates, the aggregate cost of the gross-up payments is expected to be between $6,000,000 and $9,000,000.

     ESPP. Each Covered Executive who is subject to Section 16 will be provided with a cash payment approximating the benefits that would be deprived by reason of Section 16. Revco will amend the ESPP to provide that the option period that was in effect as of November 29, 1995 will cease as soon as practicable thereafter.

     Other Benefits. Revco will provide outplacement services from a recognized outplacement provider selected by Rite Aid to all employees of Revco as of the Effective Time who were based in Twinsburg, Ohio as of the Effective Time, and are terminated without Cause within one (1) year of the Effective Time.

     In addition, pursuant to the Merger Agreement, employees of Revco who continue to be employed by Revco as of the Effective Time will receive employee benefits comparable to those benefits provided to similarly situated employees of Rite Aid. In addition, with respect to medical benefits provided to continuing employees as of the Effective Time, waiting periods and pre-existing condition requirements under the plans covering the continuing employees will be waived, and these employees will be given credit for any co-payments and deductibles actually paid by such employees under Revco's medical plans during the calendar year in which the closing of the Merger occurs. Finally, service with Revco will be recognized for purposes of eligibility under Rite Aid's welfare plans as well as for purposes of Rite Aid's programs or policies for vacation pay and sick pay.


     Certain additional information with respect to executive compensation and related employee benefits and other information concerning Revco's executive officers and directors, as modified by the foregoing discussion set forth in this Proxy Statement, is set forth in the 1995 Revco Proxy Statement under the sections titled 'The Board of Directors--Compensation of the Board,' 'Security Ownership of Certain Persons,' 'Executive Compensation' and 'Report of the Human Resources Committee' and is incorporated herein by reference.

INDEMNIFICATION

     Pursuant to the terms of the Merger Agreement, Rite Aid has agreed that at all times after the Effective Time, it will indemnify, or will cause Revco, as the surviving corporation, and its subsidiaries to indemnify each director, officer, employee or agent of Revco or any of Revco's subsidiaries, successors and assigns (an 'Indemnified Party'), to the fullest extent permitted by law, with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable fees and expenses of legal counsel (whenever asserted or claimed) ('Indemnified Liability') based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. Rite Aid has also agreed to maintain certain directors and officers liability insurance for four years following the Merger as set forth in the Merger Agreement. See 'MERGER AGREEMENT--Directors' and Officers' Insurance and Indemnification.'

CERTAIN PROJECTED FINANCIAL INFORMATION

     In the course of its discussions with DLJ in November 1995, Revco provided DLJ with certain business and financial information which DLJ and Revco believe was not publicly available. Such information included, among other things, certain financial projections for fiscal 1996 through fiscal 1998 prepared by management of Revco as a long-range plan (the 'Projections'). The Projections do not take into account any of the potential effects of the transactions contemplated by the Merger.

     Set forth below is a selected summary of the Projections.

                                                                          FISCAL 1996      FISCAL 1997    FISCAL 1998
                                                                         --------------    -----------    -----------
                                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Total Sales...........................................................     $5,221,616       $5,922,191     $6,792,000
Operating Profit......................................................        206,802          230,887        252,212
Interest Expense, Net.................................................         62,853           58,500         54,500
Pretax Income.........................................................        143,949          172,387        197,712
Income Tax Provision..................................................         69,446           80,992         91,273
Net Income............................................................         74,503           91,395        106,438
Net Income Per Share..................................................           1.12             1.35           1.55


                                                             FIRST           SECOND           THIRD         FOURTH
                                                            QUARTER         QUARTER          QUARTER        QUARTER
                                                          FISCAL 1996     FISCAL 1996      FISCAL 1996    FISCAL 1996
                                                          -----------    --------------    -----------    -----------
                                                                                (IN THOUSANDS)
BALANCE SHEET DATA:
Total Current Assets...................................    $1,124,827      $1,253,414       $1,216,046     $1,187,602
Total Assets...........................................     2,213,516       2,354,737        2,310,128      2,266,093
Total Current Liabilities..............................       722,459         793,636          766,105        693,891
Long-Term Debt.........................................       659,248         719,548          677,848        666,148
Long-Term Liabilities..................................        47,590          47,590           47,590         47,590
Total Common Stockholders' Equity......................       784,219         793,963          818,585        858,464

                                                                          FISCAL 1996
                                                                         --------------
                                                                         (IN THOUSANDS)
CASH FLOW STATEMENT DATA:
Opening Cash Balance..................................................     $    3,360
EBITDA................................................................        322,242
Sub-Total Non-Working Capital Items...................................       (250,481)
Cash Flow Available for Working Capital...............................         71,761
Sub-Total Net Inventory Change........................................        (30,034)
Sub-Total Other Working Capital Changes...............................        (40,715)
Total Working Capital Changes.........................................        (70,749)
Cash Flow From Operations.............................................          1,012
Cash Flow From Financing Activity.....................................         (4,275)
Increase (Decrease) in Cash...........................................         (3,263)
Closing Cash Balance..................................................             97

     THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES OF THE COMMISSION OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE PROJECTIONS ARE INCLUDED IN THIS PROXY STATEMENT ONLY BECAUSE SUCH INFORMATION WAS PROVIDED TO DLJ. NONE OF RITE AID, SUB, DLJ OR ANY PARTY TO WHOM THE PROJECTIONS WERE PROVIDED ASSUMES ANY RESPONSIBILITY FOR THE ACCURACY OF SUCH INFORMATION. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THESE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS RELATING TO THE BUSINESS OF REVCO WHICH, THOUGH DLJ HAS BEEN ADVISED WERE CONSIDERED REASONABLE BY REVCO AT THE TIME THEY WERE FURNISHED TO DLJ, MAY NOT BE REALIZED AND ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF REVCO. THERE CAN BE NO ASSURANCE THAT THE PROJECTIONS WILL BE REALIZED, AND ACTUAL

RESULTS MAY VARY MATERIALLY FROM THOSE SHOWN. FOR THESE REASONS, AS WELL AS THE BASES ON WHICH SUCH PROJECTIONS WERE COMPILED, THERE CAN BE NO ASSURANCE THAT SUCH PROJECTIONS WILL BE REALIZED, OR THAT ACTUAL RESULTS WILL NOT BE HIGHER OR LOWER THAN THOSE ESTIMATED. THE INCLUSION OF SUCH PROJECTIONS HEREIN SHOULD NOT BE REGARDED AS AN INDICATION THAT RITE AID, SUB, DLJ OR ANY OTHER PARTY WHO RECEIVED SUCH INFORMATION CONSIDERS IT AN ACCURATE PREDICTION OF FUTURE EVENTS.

     THE INDEPENDENT ACCOUNTANTS FOR RITE AID AND REVCO HAVE NOT EXAMINED OR COMPILED THESE PROJECTIONS AND ACCORDINGLY DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE ON THEM.

ESTIMATED SYNERGIES

     Upon consummation of the Merger, Rite Aid intends to continue to review Revco and its assets, businesses, operations, properties, policies, corporate structure, capitalization and management and consider if any changes would be desirable in light of the circumstances then existing. Upon consummation of the Merger, Rite Aid intends to review the business of Revco and identify synergies and cost savings.

     Rite Aid regards the resulting consolidation of Revco and Sub as an opportunity to achieve certain cost savings and synergies. Based on a preliminary review of Revco's business and operations, Rite Aid currently estimates that the Merger will result in approximately $156 million of quantifiable annual cost savings, including the improvement in gross margins through enhanced purchasing power, closure of Revco's corporate headquarters and overlapping distribution facilities, elimination of duplicative overhead, elimination of redundant advertising expenditures, the consolidation of data centers and improved communications systems and a working capital benefit from the consolidation of warehouse inventories. THE FOREGOING ESTIMATES OF COST SAVINGS AND SYNERGIES ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF RITE AID. THERE CAN BE NO ASSURANCE THAT THEY WILL BE ACHIEVED AND ACTUAL SAVINGS AND SYNERGIES MAY VARY MATERIALLY FROM THOSE ESTIMATED. THE INCLUSION OF SUCH ESTIMATES HEREIN SHOULD NOT BE REGARDED AS AN INDICATION THAT RITE AID, SUB OR ANY OTHER PARTY CONSIDERS SUCH ESTIMATES AN ACCURATE PREDICTION OF FUTURE EVENTS.

FINANCING THE TRANSACTION


     Rite Aid estimates that the total amount of funds required for the Offer and the Merger, to refinance Revco's indebtedness and to pay related fees and expenses will be approximately $2.5 billion.


     Rite Aid intends to obtain a portion of the funds for the purchase of shares of Revco Common Stock in the Offer pursuant to a Credit Agreement, (the 'Credit Agreement'), to be entered into among Rite Aid, Morgan Guaranty Trust Company of New York, as Agent ('Morgan Guaranty') and the other banks (the 'Banks') named therein, which provides Rite Aid with a revolving credit facility in the amount of $2.5 billion (the 'Credit

Facility') which will terminate, and all outstanding loans shall be due and payable, on February 15, 2001. The Credit Agreement requires that (x) the commitments thereunder be reduced to $1.5 billion no later than the second anniversary of the closing date of the Offer and (y) that the net cash proceeds from the issuance by Rite Aid of any equity or long term debt securities be applied to the reduction of the commitments until they have been so reduced to $1.5 billion.

     The Credit Agreement provides that the interest rate on base rate loans from the Banks under the Credit Facility is to be at a rate per annum equal to the higher of (i) the prime rate and (ii) the sum of 1/2 of 1% plus the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers. The Credit Facility provides for other interest rates with respect to CD loans, Euro-Dollar loans, and money-market London Interbank Offered Rate loans. The effective interest rates will vary depending on the ratings of Rite Aid's long term senior debt.

     The Credit Agreement contains certain covenants including, among others,
(i) restrictions that the aggregate amount of indebtedness of Rite Aid and its subsidiaries will not exceed $3 billion at any time prior to February 15, 1997,
(ii) restrictions on sales with leases back, (iii) maintenance of a maximum leverage ratio (debt to equity) with required reductions over time, (iv) maintenance of a minimum fixed charge coverage ratio that increases over time,
(v) restrictions on subsidiary indebtedness and (vi) restrictions on consolidations, mergers, sales of assets, minority investments and the creation of liens.


     In order to consummate the Offer, Rite Aid expects to obtain approximately $966.5 million pursuant to the Credit Agreement. In the event that the average per share value of Rite Aid Common Stock determined during the Pricing Period is less than $27.50, Rite Aid will obtain additional funds pursuant to the Credit Agreement and/or Rite Aid's working capital in order to deliver any Cash Adjustment Amount to Revco stockholders (but only in the event such an election to pay the Cash Adjustment Amount is made by Rite Aid).


     In the event that stockholders of Rite Aid do not approve the Share Issuance at the Rite Aid Special Meeting, Rite Aid estimates that up to $3 billion (or an additional $500 million in excess of the amount necessary if such stockholder approval is obtained in the Merger) will be required to consummate such refinancing and to pay for the remaining shares of Revco Common Stock. In this connection Rite Aid has received a letter, dated November 16, 1995, from J.P. Morgan (the 'J.P. Morgan Letter') which states that, subject to the conditions described therein, J.P. Morgan is 'highly confident' that in the event that the stockholders of Rite Aid do not approve the proposed issuance of Rite Aid Common Stock, an aggregate amount of up to $3 billion can be raised by Rite Aid in the syndicated bank market.

     In the event Rite Aid becomes obligated to deliver the Additional Consideration pursuant to the Merger Agreement, Rite Aid will obtain the additional funds needed pursuant to the Credit Agreement and/or Rite Aid's working capital.


     Any remaining costs of the Offer and the Merger will be obtained from funds pursuant to the Credit Agreement and/or Rite Aid's working capital.

     No final decisions have been made concerning the method Rite Aid will employ to repay such indebtedness. Such decisions when made will be based on Rite Aid's review from time to time of the advisability of particular actions, as well as on prevailing interest rates and financial and other economic conditions.

ACCOUNTING TREATMENT

     The Merger will be accounted for under the 'purchase' method of accounting in accordance with generally accepted accounting principles ('GAAP').

OTHER LEGAL MATTERS; REGULATORY APPROVALS

     General. Except as otherwise disclosed herein, based upon its review of publicly available information with respect to Revco and the review of certain information furnished by Revco to Rite Aid, neither Sub nor Rite Aid is aware of
(i) any license or regulatory permit that appears to be material to the business of Revco and its subsidiaries, taken as a whole, that might be adversely affected pursuant to the Merger or (ii) any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required for the consummation of the Merger. Should any such approval or other action be required, Rite Aid and Sub currently contemplate that such approval or action would be sought. Revco's pharmacists and pharmacy technicians are required to be licensed by the appropriate state board of pharmacy. Revco's stores and certain of Revco's distribution centers are also registered with the Federal Drug Enforcement Administration. Many of Revco's stores sell alcoholic beverages and are subject to various state and local licensing requirements as a result. By virtue of these license and registration requirements, Revco may be obligated to obtain certain governmental consents and approvals in order to consummate the Merger. While Rite Aid does not currently intend to delay the Merger pending the outcome of any such matter, there can be no assurance that any such approval or action, if needed, would be obtained or would be obtained without substantial conditions or that adverse consequences might not result to the business of Revco, Sub or Rite Aid or that certain parts of the businesses of Revco, Sub or Rite Aid, might not have to be disposed of in the event that such approvals were not obtained or any other actions were not taken.


     Antitrust. Under the HSR Act and the regulations promulgated thereunder by the FTC, the Offer may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and the applicable waiting period has expired or been terminated. The consummation of the Offer is conditioned upon the expiration or termination of the applicable waiting period under the HSR Act. On December 11, 1995, Rite Aid and Revco filed notifications and report forms under the HSR Act with the FTC and the Antitrust Division. On December 27, 1995, Rite Aid and Revco received the Second Request from the FTC. Under the applicable HSR Act regulations, the Offer may not be consummated until 10 days after Rite Aid has substantially complied with the Second Request or the Second Request has been withdrawn by the FTC and termination of the waiting period has been granted or such later date as may be agreed to by Rite Aid on a voluntary basis. Rite Aid has submitted its responses to the Second Request and certified to the FTC that it was in substantial compliance with the Second Request as of February 7, 1996. Rite Aid has voluntarily agreed with the FTC to extend such 10 day waiting period through February 23, 1996.


     At any time before or after the Effective Time, notwithstanding that the waiting period under the HSR Act has expired, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Rite Aid or Revco. At any time before or after the Effective Time, and notwithstanding that the waiting period under the HSR Act has expired, any state could take such action under its antitrust law as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Rite Aid or Revco. Private persons may also seek to take legal action under the antitrust laws under certain circumstances.

     Rite Aid has received requests for information from four state attorneys general concerning the Merger. Rite Aid is cooperating with such attorneys general.

     Certain Litigation. On November 30, 1995, a purported class action entitled Silvert v. Revco D.S., Inc., et al.('Silvert') was filed in the Court of Chancery of the State of Delaware, New Castle County, on behalf of the class of all Revco's stockholders. The Silvert complaint named Revco, all of Revco's directors and Rite Aid as defendants. The Silvert complaint alleges that the $27.50 per share of Revco Common Stock price offered by Rite Aid in the Offer is insufficient and that the Offer is unfair to Revco's stockholders and represents an attempt by the defendants to enrich themselves at the expense of the plaintiff class. The plaintiff in the Silvert action asserts that defendants violated their fiduciary duties to Revco's stockholders by allegedly failing adequately to evaluate Revco as a potential acquisition candidate; to take adequate steps to enhance Revco's value as an acquisition candidate; and to create an active and open auction for Revco. The Silvert complaint further alleges that the option granted to Rite Aid pursuant to the Stock Option Agreement impedes the maximization of Revco stockholder value. The Silvert complaint seeks, among other relief, a preliminary and permanent injunction barring defendants from taking any steps to accomplish the proposed Merger at a price that is not fair and equitable to the plaintiffs and enjoining any improper device or transaction which will impede maximization of stockholder value. The Silvert complaint also seeks unspecified damages for losses suffered and to be suffered by the plaintiff class as a result of the acts alleged in the Silvert complaint.

     On December 26, 1995, a purported consumer class action entitled Ruth Brady, et al. v. Rite Aid Corporation, Case No. 1:95 CV 2793 was filed in the United States District Court for the Northern District of

Ohio, Eastern Division. The complaint was filed on behalf of customers of Revco stores against Rite Aid alleging that Rite Aid's proposed Merger with Revco violates the federal antitrust laws because the alleged effect of the Merger may be substantially to lessen competition or it may tend to create a monopoly. The complaint seeks a preliminary and permanent injunction enjoining Rite Aid from acquiring Revco, or rescission of the Merger if it is consummated; a preliminary injunction enjoining Rite Aid from voting any Revco shares or exercising any influence or control over Revco; and an award of the costs of the litigation, including attorneys' fees. Rite Aid has filed an answer to the complaint denying the substantive allegations therein. On December 26, 1995, the plaintiff filed a Motion For Preliminary Injunction seeking such relief. A hearing relating to such Motion is expected to be held in the near future.


     Closing Condition. The respective obligations of Rite Aid and Revco to consummate the Merger are subject to the condition that no court, arbitrator or governmental body, agency or official will have issued any order, decree or ruling which remains in force and there will not have been any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the Merger. See 'MERGER AGREEMENT--Conditions to the Merger.'

APPRAISAL RIGHTS FOR REVCO STOCKHOLDERS

     If only shares of Rite Aid Common Stock are issued in the Merger, then Revco stockholders will not have any appraisal rights. However, in the event (i) the Alternative Consideration or any Additional Consideration contemplated by the Merger Agreement is applicable or (ii) Rite Aid elects to pay any Cash Adjustment Amount, dissenting holders of Revco Common Stock will be entitled to have the 'fair value' (exclusive of any element of value arising from the accomplishment or expectation of the Merger) of their shares of Revco Common Stock at the Effective Time judicially determined and paid to them by complying with the provisions of Section 262 of the DGCL. Rite Aid stockholders will not have any appraisal rights in connection with the Merger.

RESALES OF RITE AID COMMON STOCK

     All shares of Rite Aid Common Stock constituting the Share Issuance will be freely transferable, except that shares received by any person who may be deemed to be an 'affiliate' (as used in paragraphs (c) and (d) of Rule 145 under the Securities Act, including, without limitation, directors and certain executive officers) of Revco for purposes of such Rule 145 may not be resold except in transactions permitted by such Rule 145 or as otherwise permitted under the Securities Act.

     Revco has agreed to deliver to Rite Aid a letter identifying, to the best of Revco's knowledge, all persons who are, at the time of the Revco Special Meeting, deemed to be 'affiliates' (as used in the preceding paragraph) of Revco and to use its best efforts to cause each person so identified to deliver to Rite Aid at least 30 days prior to the Closing Date an agreement, substantially in the form previously approved by Rite Aid and Revco, providing that such person will not sell, pledge, transfer or otherwise dispose of any Rite Aid Common Stock received by such person in exchange for shares of Revco Common Stock pursuant to the Merger, except pursuant to an effective registration statement or in compliance with such Rule 145 or another exemption from the registration requirements of the Securities Act.

NEW YORK STOCK EXCHANGE LISTING

     Rite Aid has agreed to use its best efforts to list, prior to the Effective Time, on the NYSE and the Pacific Stock Exchange (the 'PSE'), subject to official notice of issuance, the shares of Rite Aid Common Stock to be issued in the Merger.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

     The shares of Rite Aid Common Stock are listed and principally traded on the NYSE and the PSE and quoted under the symbol RAD. The following table sets forth, for the quarters indicated, the high and low sales prices and the dividends paid per share of Rite Aid Common Stock on the NYSE as reported on the Dow Jones News Service.


QUARTER ENDED                                                               HIGH        LOW     DIVIDEND
-------------------------------------------------------------------------   -----       -----    --------
Fiscal Year Ended February 26, 1994:
  Quarter Ended May 29...................................................   $  20 7/8    $  17 5/8   15.00 cents
  Quarter Ended August 28................................................      19 1/8       16 1/4   15.00 cents
  Quarter Ended November 27..............................................      17 3/4       15 1/4   15.00 cents
  Quarter Ended February 26..............................................      19 3/8       15 1/4   15.00 cents
Fiscal Year Ended March 4, 1995:
  Quarter Ended May 28...................................................   $  20 3/8    $  18 1/8   15.00 cents
  Quarter Ended August 27................................................      21 1/2       18 7/8   15.00 cents
  Quarter Ended November 26..............................................      24           20       15.00 cents
  Quarter Ended March 4..................................................      26 3/8       21 5/8   17.00 cents
Fiscal Year Ending March 2, 1996:
  Quarter Ended June 3...................................................   $  25 5/8    $  22      17.00 cents
  Quarter Ended September 2..............................................      29 1/2       24      17.00 cents
  Quarter Ended December 2...............................................      32 5/8       26 1/4  17.00 cents
  Quarter Ending March 2 (through February 15, 1996).....................      34 3/8       30      18.50 cents



     On November 29, 1995, the last full trading day prior to the public announcement of the execution of the Merger Agreement, the highest reported sales price of Rite Aid Common Stock on the NYSE Composite Tape was $28 7/8 per share, the lowest reported sales price was $28 3/8 per share, and the reported closing sales price was $28 5/8 per share. On the same date, the highest reported sales price of Revco Common Stock on the NYSE Composite Tape was

$25 1/2 per share, the lowest reported sales price was $25 1/8 per share, and the reported closing sales price was $25 1/2 per share. On February 15, 1996, the last full trading day for which information was available prior to the printing and mailing of this Proxy Statement, the last sales prices reported for Revco Common Stock and Rite Aid Common Stock on the NYSE Composite Tape were
$28 1/8 per share and $32 3/8 per share, respectively.


     The shares of Revco Common Stock are listed and principally traded on the NYSE and quoted under the symbol RXR. The following table sets forth, for the quarters indicated, the high and low sales prices per share on the NYSE as reported by the Dow Jones News Service.


QUARTER ENDED                                                                          HIGH         LOW
------------------------------------------------------------------------------------   -----       -----
Fiscal Year Ended May 28, 1994:
  Quarter Ended August 21...........................................................   $  12 5/8  $ 10
  Quarter Ended November 11.........................................................      16 1/2    11 1/8
  Quarter Ended February 5..........................................................      17 1/8    13 5/8
  Quarter Ended May 28..............................................................      18 5/8    13 7/8
Fiscal Year Ended June 3, 1995:
  Quarter Ended August 20...........................................................   $  19      $  14 1/2
  Quarter Ended November 12.........................................................      23 1/4     16 5/8
  Quarter Ended February 4..........................................................      24 1/2     20
  Quarter Ended June 3..............................................................      24         17 1/2
Fiscal Year Ending June 1, 1996:
  Quarter Ended August 26...........................................................   $  25 3/8   $ 19 1/4
  Quarter Ended November 18.........................................................      25 7/8     19 5/8
  Quarter Ended February 10.........................................................      29         24 5/8
  Quarter Ending June 1 (through February 15, 1996).................................      28 3/4     27 7/8


     Revco has not declared any cash dividends on the shares of Revco Common Stock since fiscal year 1986.

     STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES OF RITE AID COMMON STOCK AND REVCO COMMON STOCK.

                                MERGER AGREEMENT

     The following summary of the Merger Agreement and the Merger contained in this Proxy Statement is not intended to be a complete description of the terms and conditions thereof and is qualified in its entirety by reference to the full text thereof, which is incorporated herein by reference and a copy of which is attached hereto as Annex A. Capitalized terms not otherwise defined herein or in the following summary shall have the meanings set forth in the Merger Agreement.



     The Offer. Pursuant to the Merger Agreement, on December 4, 1995, Sub commenced the Offer. The Offer has been extended and is presently scheduled to expire on February 23, 1996. Rite Aid reserves the right to further extend the Offer.


     The Merger. The Merger Agreement provides that, subject to the terms and conditions thereof, and in accordance with the DGCL, at the Effective Time, Revco and Sub shall consummate the Merger pursuant to which (i) Sub shall be merged with and into Revco and the separate corporate existence of Sub shall thereupon cease, and (ii) Revco shall be the Surviving Corporation and shall continue to be governed by the laws of the State of Delaware. Pursuant to the Merger, (x) the Certificate of Incorporation of Revco, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (y) the By-laws of Revco, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws. The Merger shall have the effects set forth in the DGCL.

     Conversion of Revco Common Stock. The Merger Agreement provides that each share of Common Stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time without any other action by Rite Aid, Sub or Revco, shall, at the Effective Time, be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

     Each share of Revco Common Stock issued and outstanding immediately prior to the Effective Time (other than Revco Common Stock owned by Revco as treasury stock and any Revco Common Stock owned by Rite Aid, Sub or any other direct or indirect wholly owned subsidiary of Rite Aid and other than Dissenting Revco Shares, if any) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into either
(i) the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Rite Aid Common Stock determined as set forth below (the 'Exchange Ratio'); provided that Rite Aid shall not issue more than 1.125 or fewer than .91666 shares of Rite Aid Common Stock per share of Revco Common Stock, or (ii) if the alternative consideration described below is applicable, then the right to receive the Alternative Consideration, plus, in each of clause
(i) and (ii) of this sentence, any Additional Consideration.

     For purposes hereof, 'Average Rite Aid Share Price' shall mean the average closing price per share of Rite Aid Common Stock on the NYSE as reported on the NYSE Composite Tape for fifteen NYSE trading days selected by Rite Aid and Revco by lot from among the forty NYSE trading days ending on the fifth trading day immediately preceding the Revco Special Meeting. 'Transaction Price' shall mean $27.50 per share of Revco Common Stock. The number of shares of Rite Aid Common Stock into which each share of Revco Common Stock shall be converted in the Merger shall be determined as follows:

          In the event the Average Rite Aid Share Price equals the Transaction Price, each Share shall be converted into one share of Rite Aid Common

     Stock.

          In the event that the Average Rite Aid Share Price is greater than the Transaction Price, each share of Revco Common Stock shall be converted into a number of shares of Rite Aid Common Stock (rounded to the nearest one one-hundred thousandth) determined by the following formula:

                                                           Transaction Price plus .5 X (Average
     Number of shares of Rite Aid Common Stock      =      Rite Aid Share Price minus Transaction Price)
                                                           ---------------------------------------------
                                                                   Average Rite Aid Share Price

          In the event that the Average Rite Aid Share Price is less than the Transaction Price, each share of Revco Common Stock shall be converted, at the option of Rite Aid, into either:

            (I) a number of shares of Rite Aid Common Stock (rounded to the nearest one one-hundred thousandth) determined by the following formula:

                                                           Transaction Price minus .5 x (Transaction
     Number of shares of Rite Aid Common Stock      =      Price minus Average Rite Aid Share Price)
                                                           -----------------------------------------
                                                                  Average Rite Aid Share Price

            or (II) one share of Rite Aid Common Stock plus the Cash Adjustment Amount, without any interest thereon, where the Cash Adjustment Amount (as defined in the Merger Agreement) is determined by the following formula:

                                                           .5 x (Transaction Price minus Average
                        Cash Adjustment Amount      =      Rite Aid Share Price);

provided however, in no event will the Cash Adjustment Amount be greater than $2.75 per share of Revco Common Stock.

     Set forth below is a table setting forth several numerical examples of the varying amounts of consideration that stockholders of Revco would receive in the Merger based on assumed Average Rite Aid Share Prices.

                EXAMPLES OF CALCULATION OF MERGER CONSIDERATION


                                                                  AMOUNT OF MERGER CONSIDERATION
              ASSUMED                                         PAID IF CASH ADJUSTMENT AMOUNT APPLIES
              AVERAGE                    --------------------------------------------------------------------------------
             RITE AID       EXCHANGE                REVISED EXCHANGE                          CASH ADJUSTMENT
            SHARE PRICE     RATIO(1)                    RATIO(1)                                   AMOUNT
            -----------     --------     --------------------------------------    --------------------------------------
               $35            .91666                      N/A                                         N/A
               $33            .91666                      N/A                                         N/A
               $29            .97414                      N/A                                         N/A
               $27.50        1                            N/A                                         N/A
               $25           1.050                          1                                      $ 1.25
               $22           1.125                          1                                      $ 2.75
               $20           1.125                          1                                      $ 2.75

------------------
(1) Represents the number of shares of Rite Aid Common Stock to be issued for each share of Revco Common Stock.

     All shares of Revco Common Stock that are owned by Revco as treasury stock and any shares of Revco Common Stock owned by Rite Aid, Sub or any other direct or indirect wholly owned Subsidiary of Rite Aid shall, at the Effective Time, be cancelled and retired and shall cease to exist and no Rite Aid Common Stock or cash, if the Alternative Consideration is applicable, shall be delivered in exchange therefor.

     The Merger Agreement provides that, on and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding shares of Revco Common Stock (the 'Certificates') shall cease to have any rights as stockholders of Revco, except the right to receive the consideration set forth therein (other than the Merger Consideration) for each share of Revco Common Stock held by them or, if applicable, payments due to holders of Dissenting Revco Shares.

     The Merger Agreement provides that in the event that the stockholders of Rite Aid do not approve the issuance of Rite Aid Common Stock pursuant to the Merger at the Rite Aid Special Meeting, but all conditions to the Merger are otherwise satisfied or waived (if permissible), Revco, Rite Aid and Sub shall nonetheless consummate the Merger and each share of Revco Common Stock issued and outstanding immediately prior to the Effective Time (other than treasury shares of Revco Common Stock and shares of Revco Common Stock owned by Rite Aid and its Subsidiaries) will, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the following Alternative Consideration in a combination of shares of Rite Aid Common Stock and cash determined as follows:

          The number of shares of Rite Aid Common Stock into which each share of Revco Common Stock shall be converted in the Merger (the 'Adjusted Exchange Ratio') shall equal the Exchange Ratio determined pursuant to the applicable formula set forth above (assuming no Cash Adjustment Amount is paid) multiplied by a fraction (the 'Adjustment Fraction'), the numerator of which is the number of shares of

     Rite Aid Common Stock equal to 19.9% of the then outstanding shares of Rite Aid Common Stock and the denominator of which is (a) the Exchange Ratio multiplied by (b) the aggregate number of outstanding shares of Revco Common Stock (other than treasury shares of Revco Common Stock and shares of Revco Common Stock owned by Rite Aid and its subsidiaries); and

          The amount of cash (the 'Adjusted Alternative Cash Consideration') into which each share of Revco Common Stock shall be converted in the Merger shall equal the Transaction Price multiplied by (1 minus the Adjustment Fraction).

     The Merger Agreement provides that in the event the Merger is not consummated prior to April 29, 1996 and Revco shall not have materially breached the Merger Agreement (other than by acts caused or permitted by Rite Aid), then the stockholders of Revco will be entitled to receive interest on the amount of the Merger Consideration that they receive, from April 29, 1996 until the earlier of the Effective Time or June 30, 1996, calculated at an annual rate equal to the prime rate of interest (as announced from time to time by Morgan Guaranty Trust Company of New York). For purposes of calculating the Merger Consideration, the Average Rite Aid Share Price, if not otherwise ascertainable in accordance with the terms of the Merger Agreement, shall be the average price of Rite Aid Common Stock based on the 15 highest closing prices of Rite Aid Common Stock since the consummation of the Offer until the earlier of June 30, 1996 or the Effective Time.

     In the event Rite Aid and/or Sub, in violation of their obligations under the Merger Agreement, fails or refuses to consummate the Merger on or prior to June 30, 1996 and Revco shall not have materially breached the Merger Agreement (other than by acts caused or permitted by Rite Aid), then, in addition to any rights or remedies that Revco and its stockholders otherwise have in law or at equity as a result thereof, the stockholders of Revco will be entitled to receive interest from June 30, 1996 on the amount of the Merger Consideration not paid until such Merger Consideration is paid, calculated at the annual rate of the higher of (i) the prime rate of interest (as announced from time to time by Morgan Guaranty Trust Company of New York) plus 300 basis points or (ii) the amount otherwise permitted by law. For purposes of calculating the Merger Consideration, the Average Rite Aid Share Price, if not otherwise ascertainable in accordance with the terms of the Merger Agreement, shall be the average price of Rite Aid Common Stock based on the 15 highest closing prices of Rite Aid Common Stock since the consummation of the Offer until such Merger Consideration is paid.

     Rite Aid and Sub have covenanted and agreed to consummate the Merger pursuant to the terms of the Merger Agreement not later than June 30, 1996.

     In lieu of any fractional share of Rite Aid Common Stock, Rite Aid shall pay to each former stockholder of Revco who otherwise would be entitled to receive a fractional share of Rite Aid Common Stock an amount in cash determined by multiplying (i) the Average Rite Aid Share Price on the date on which the Effective Time occurs by (ii) the fractional interest in a share of Rite Aid Common Stock to which such holder would otherwise be entitled.


     Each share of Rite Aid Common Stock issued to holders of Revco Common Stock in the Merger will be issued together with one associated Right in accordance with the Rite Aid Rights Agreement.

     THE MARKET VALUE OF THE RITE AID COMMON STOCK DURING THE PRICING PERIOD AND AFTER THE EFFECTIVE TIME WILL, AMONG OTHER THINGS, DEPEND UPON, AND IS EXPECTED TO FLUCTUATE WITH, THE PERFORMANCE OF RITE AID, CONDITIONS (ECONOMIC OR OTHERWISE) AFFECTING THE RETAIL DRUGSTORE INDUSTRY, AND MARKET CONDITIONS AND OTHER FACTORS THAT GENERALLY INFLUENCE PRICES OF SECURITIES.

     Treatment of Stock Options. The Merger Agreement provides that, effective as of the Effective Time, each Revco Stock Option, will cease to represent a right to acquire shares of Revco Common Stock and will be converted automatically into an option to purchase shares of Rite Aid Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Option Plans, and the agreements evidencing grants thereunder). The number of shares of Rite Aid Common Stock subject to, and the option price and terms and conditions of, the new option shall be determined in a manner that preserves both (i) the aggregate gain (or loss) on Revco Stock Option immediately prior to the Effective Time and (ii) the ratio of the exercise price per share subject to Revco Stock Option to the fair market value (determined immediately prior to the Effective Time) per share subject to such option, provided that any fractional shares of Rite Aid Common Stock resulting from such determination will be rounded down to the nearest share. The Merger Agreement also provides that, effective as of the Effective Time, the Surviving Corporation will assume each Revco Stock Option agreement, each as amended, as provided therein. The adjustment provided herein with respect to any Revco Stock Options that are 'incentive stock options' (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code. The duration, vesting and other terms of the new options will be the same as Revco Stock Options that they replace, except that all references to Revco shall be deemed to be references to Rite Aid. In the event that a holder of a Revco Stock Option is terminated without Cause (as defined in the Merger Agreement) within 12 months of the Effective Time, then such holder's new option will become 100% exercisable as of such date of termination.

     The Merger Agreement further provides that, notwithstanding the immediately preceding paragraph, outstanding vested options under the 1992 Long Term Incentive Plan ('LTIP') held by Covered Executives (as defined in the Merger Agreement), including options that become vested in connection with a 'Change in Control' under the terms of existing award agreements under the LTIP, will, effective as of the Effective Time become exercisable under a cashless exercise procedure made available by Revco (subject to applicable law and any administrative procedures and policies deemed appropriate by Revco). Individuals subject to Section 16 of the Exchange Act will be provided with a cash compensation arrangement providing such individuals with the opportunity to receive a cash payment approximating the benefits that would be deprived by reason of Section 16 of the Exchange Act.


     The Merger Agreement provides that, effective as of the Effective Time, the Option Plans will terminate and the provisions in any other plan, program, agreement or arrangement, providing for the issuance or grant of any other interest in respect of the capital stock of Revco or any of its subsidiaries will be deleted. Furthermore, Revco will take all actions necessary to ensure that following the Effective Time, no holder of Revco Stock Options or any participant in the Option Plans or any other plans, programs, agreements or arrangements will have any right thereunder to acquire any equity securities of Revco, the Surviving Corporation or any subsidiary of either of the foregoing.

     Directors and Officers. Pursuant to the Merger Agreement, promptly upon the acceptance for payment of any shares of Revco Common Stock by Rite Aid or any of its Subsidiaries pursuant to the Offer, Rite Aid shall be entitled to designate such number of directors, rounded up to the next whole number, on Revco Board as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Rite Aid pursuant to this sentence) multiplied by the percentage that the aggregate number of shares of Revco Common Stock beneficially owned by Sub, Rite Aid and any of their affiliates bears to the total number of shares of Revco Common Stock then outstanding. Revco shall, upon request of Rite Aid, use its best efforts promptly either to increase the size of its Board of Directors or, at Revco's election, secure the resignations of such number of its incumbent directors as is necessary to enable Rite Aid's designees to be so elected to Revco's Board, and shall cause Rite Aid's designees to be so elected. At such time, Revco shall also cause persons designated by Rite Aid to constitute the same percentage (rounded up to the next whole number) as is on the Revco Board of (i) each committee of the Revco Board, (ii) each board of directors (or similar body) of each Subsidiary of Revco and (iii) each committee (or similar body) of each such board, in each case only to the extent permitted by applicable law or the rules of any stock exchange on which Revco Common Stock is listed. Notwithstanding the foregoing, until the Effective Time, each of Rite Aid, Sub and Revco shall use its best efforts to retain as a member of Revco's Board at least two directors who are directors of Revco on the date of the Merger Agreement (the 'Revco Continuing Directors'); provided, that subsequent to the purchase of and payment for shares of Revco Common Stock pursuant to the Offer, Rite Aid shall always have its designees represent at least a majority of the entire Board of Directors. In the event of a vacancy on the Revco Board resulting from the resignation or death of any Revco Continuing Director, such vacancy shall be filled by the remaining Revco Continuing Directors, or if there are no remaining Revco Continuing Directors, by the designees of the Stockholder. Revco's obligations pursuant to this paragraph are subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Promptly following the expiration of the Offer, Rite Aid intends to designate certain of its designees (the 'Rite Aid Designees') as directors to the Revco Board and certain incumbent members of the Revco Board are expected to resign; as a result, the Rite Aid Designees will represent a majority of the directors on the Revco Board following consummation of the Offer.

     Interim Operations. In the Merger Agreement, Revco has covenanted and agreed that: (i) except as expressly provided in the Merger Agreement, (ii) during the period prior to the consummation of the Offer, except with the prior written consent of Rite Aid, (iii) during the period following the consummation of the Offer and prior to the Effective Time, except with the authorization of the Revco Board, including the affirmative vote of a majority of the Revco

Continuing Directors, and (iv) during the period following consummation of the Offer and prior to the Effective Time, except for prepayments by Rite Aid of indebtedness of Revco and the advancement of funds by Rite Aid to Revco on the terms and conditions, and at the interest rate, and for the purposes for which borrowing may be made, under Revco's existing credit facility: (a) the business of Revco and its Subsidiaries shall be conducted only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, each of Revco and its Subsidiaries will use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners; (b) Revco will not, directly or indirectly, split, combine or reclassify the outstanding shares of Revco Common Stock, or any outstanding capital stock of any of the Subsidiaries of Revco; (c) neither Revco nor any of its Subsidiaries will: (I) amend its certificate of incorporation or by-laws or similar organizational documents;
(II) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid by Revco's Subsidiaries to Revco or its Subsidiaries; (III) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of Revco or its Subsidiaries, other than issuances pursuant to exercise of stock-based awards or options outstanding on the date thereof; (IV) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than (x) in the ordinary course of business consistent with past practice or (y) pursuant to existing agreements previously disclosed by Revco in writing to Rite Aid and Sub; or (V) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock; (d) neither Revco nor any of its Subsidiaries shall: (I) except as otherwise provided in the Merger Agreement, and except for normal, regularly scheduled increases for nonofficer employees consistent with past practice or pursuant to the terms of existing collective bargaining agreements, grant any increase in the compensation payable or to become payable by Revco or any of its Subsidiaries to any officer or employee (including through any new award made under, or the exercise of any discretion under, any Benefit Plan); (II) adopt any new, or amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan agreement or arrangement; (III) enter into any, or amend any existing,employment or severance agreement with or, grant any severance or termination pay to any officer, director, employee or consultant of Revco or any of its Subsidiaries; or (IV) make any additional contributions to any grantor trust created by Revco to provide funding for non-tax-qualified employee benefits or compensation; or (V) provide any severance program to any Subsidiary which does not have a severance program as of the date of the Merger Agreement; (e) neither Revco nor any of its Subsidiaries shall modify, amend or terminate any of the Revco Agreements or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice; (f) neither Revco nor any of its Subsidiaries will permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Rite Aid, except in the ordinary course of business consistent with past practice; (g) except as previously disclosed by Revco in writing to Rite Aid and Sub, neither Revco nor any of its Subsidiaries will: (I) incur or assume any debt except for borrowings under existing credit facilities in the ordinary course consistent with past practice; (II) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business consistent with past practice; (III) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries of Revco or customary loans or advances to employees in accordance with past practice); or (IV) enter into any material commitment (including, but not limited to, any leases, capital expenditure or purchase of assets) other than purchases of inventory in the ordinary course of business consistent with past practice; (h) neither Revco nor any of its Subsidiaries shall change any of the accounting principles used by it unless required by GAAP; (i) neither Revco nor any of its Subsidiaries shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, (I) reflected or reserved against in the consolidated financial statements (or the notes thereto) of Revco and its consolidated Subsidiaries, (II) incurred in the ordinary course of business consistent with past practice or (III) which are legally required to be paid, discharged or satisfied; (j) neither Revco nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Revco or any of its Subsidiaries or any agreement relating to a Takeover Proposal (as defined below) (other than the Merger); (k) neither Revco nor any of its Subsidiaries will take, or agree to commit to take, any action that would make any representation or warranty of Revco contained

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in the Merger Agreement inaccurate in any respect at, or as of any time prior to, the Effective Time; (l) neither Revco nor any of its Subsidiaries will engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of Revco's affiliates, including, without limitation, any transactions, agreements, arrangements or understandings with any affiliate or other Person covered under Item 404 of Regulation S-K under the Securities Act that would be required to be disclosed under such Item 404, other than pursuant to such agreements, arrangements, or understandings existing on the date of the Merger Agreement; (m) close, shut down, or otherwise eliminate any of Revco's stores other than in the ordinary course of business consistent with past practice; (n) change the name of or signage at any of Revco's stores; (o) close, shut down, or otherwise eliminate any of Revco's distribution centers; (p) move the location, close, shut down or otherwise eliminate Revco's headquarters, or effect a general staff reduction at such headquarters; (q) change or modify in any material respect Revco's existing advertising program and policies; (r) except as previously disclosed by Revco in writing to Rite Aid and Sub, enter into any new lease (other than renewals of existing leases after consultation with Rite Aid) or purchase or acquire or enter into any agreement to purchase or acquire any real estate; (s) neither Revco nor any of its Subsidiaries will incur any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on Revco and its

Subsidiaries; and (t) neither Revco nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.


     Treatment of Certain Indebtedness. The Merger Agreement provides that Revco will cooperate with Rite Aid, if Rite Aid so requests, to effect a defeasance of, and/or a repurchase by means of a debt tender offer (together with a solicitation of consents to eliminate the restrictive covenants) of the Debt Offers, provided that any funds and all related out-of-pocket transaction expenses necessary to effect any such defeasance or repurchase shall be provided and borne by Rite Aid, without any right of reimbursement. The Merger Agreement also provides that Revco and Rite Aid will cooperate to effect such defeasance and/or repurchase in a manner which takes into account all relevant tax, accounting, corporate, structural, contractual and similar issues. Rite Aid presently expects that it will commence the Debt Offers after the consummation of the Offer.


     No Solicitation. Pursuant to the Merger Agreement, Revco (and its Subsidiaries, and affiliates over which it exercises control) will not, and Revco (and its Subsidiaries, and affiliates over which it exercises control) will use their best efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below) of Revco or any Subsidiary or an inquiry with respect thereto, or, (ii) in the event of an unsolicited Takeover Proposal for Revco or any Subsidiary or affiliate of Revco, engage in negotiations or discussions with, or provide any information or data to, any corporation, partnership, person or other entity or group (other than Rite Aid, any of its affiliates or representatives) (each, a 'Person') relating to any Takeover Proposal, except in the case of clause (ii) above to the extent that (x) the Takeover Proposal is a bona fide written proposal submitted to Revco's Board of Directors and (y) the Revco Board determines, after having received the oral or written opinion of outside legal counsel to Revco, that the failure to engage in such negotiations or discussions or provide such information would result in a breach of the Board of Directors' fiduciary duties under applicable law. Revco has agreed to notify Rite Aid and Sub orally and in writing of any such offers, proposals, inquiries or Takeover Proposals (including, without limitation, the material terms and conditions thereof and the identity of the Person making it), within 24 hours of the receipt thereof, and shall thereafter inform Rite Aid on a reasonable basis of the status and content of any discussions or negotiations with such a third party, including any material changes to the terms and conditions thereof. The Merger Agreement also provides that Revco shall, and shall cause its Subsidiaries and affiliates over which it exercises control, and will use best efforts to ensure their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to immediately cease and cause to be terminated all discussions and negotiations that have taken place prior to the date of the Merger Agreement, if any, with any parties conducted theretofore with respect to any Takeover Proposal relating to Revco. The Merger Agreement provides that nothing contained in this paragraph will prohibit Revco or the Revco Board from taking and disclosing to its stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or making such disclosure as may be required by applicable law.

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     As used in the Merger Agreement and herein, 'Takeover Proposal' when used in connection with any Person shall mean any tender or exchange offer involving the capital stock of such Person, any proposal for a merger, consolidation or other business combination involving such Person or any Subsidiary of such Person, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, such Person or any Subsidiary of such Person, any proposal or offer with respect to any recapitalization or restructuring with respect to such Person or any Subsidiary of such Person or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to such Person or any Subsidiary of such Person other than pursuant to the transactions to be effected pursuant to the Merger Agreement.

     Directors' and Officers' Insurance and Indemnification. In the Merger Agreement, Rite Aid agreed that at all times after the Effective Time, it will cause the Surviving Corporation and its Subsidiaries to indemnify, each person who is now, or has been at any time prior to the date of the Merger Agreement, an employee, agent, director or officer of Revco or of any of Revco's Subsidiaries, successors and assigns (individually an 'Indemnified Party' and collectively the 'Indemnified Parties'), to the fullest extent permitted by law, with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable fees and expenses of legal counsel, (whenever asserted or claimed) ('Indemnified Liability') based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time whether commenced, asserted or claimed before or after the Effective Time, including liability arising under the Securities Act, the Exchange Act or state law. The Merger Agreement provides that Rite Aid will, and will cause the Surviving Corporation to, maintain in effect for not less than four years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Revco and its Subsidiaries on the date of the Merger Agreement (provided that Rite Aid may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time; provided, however, that if the aggregate annual premiums for such insurance during such period shall exceed 200% of the per annum rate of the aggregate premium currently paid by Revco and its Subsidiaries for such insurance on the date of the Merger Agreement, then Rite Aid will cause the Surviving Corporation to, and the Surviving Corporation will, provide the maximum coverage that will then be available at an annual premium equal to 200% of such rate. The Merger Agreement provides that Rite Aid shall pay all expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party in successfully enforcing the indemnity or other obligations under this paragraph. The rights under this paragraph are in addition to rights that an Indemnified Party may have under the Certificate of Incorporation, By-laws, other similar organizational documents of Revco or any of its Subsidiaries or the DGCL. The Merger Agreement also provides that the rights under this paragraph shall survive consummation of the Merger and are expressly intended to benefit each Indemnified Party. Rite Aid will cause the Surviving Corporation and any of its Subsidiaries (or their successors) to keep in effect the provisions of its Certificate of Incorporation or By-laws or similar organizational documents providing for indemnification to the fullest extent provided by law.

     Employee Benefits and Employee Matters. Pursuant to the Merger Agreement, Rite Aid has agreed that, effective as of the Effective Time, Revco will provide to employees of Revco certain payments and benefits, as described below.

     As soon as practicable following the earlier of (A) the Effective Time and
(B) the end of Revco's 1996 fiscal year, Revco will pay, pursuant to the terms of Revco's Economic Value Added Incentive Plan (the 'EVA Plan') as modified by the terms of the Merger Agreement, bonuses for fiscal year 1996, calculated based on Revco's financial results as of February 10, 1996, and annualized to equal a bonus for a 12-month period.

     With respect to the Covered Executives, effective as soon as practicable following the Effective Time (or if later, the date of termination of employment of the Covered Executive), Revco will pay to each Covered Executive severance payments (the 'Severance Payments'), on a bi-weekly basis or at such other intervals as are consistent with Rite Aid's executive payroll practices, based on one of the two formulae set forth below, pursuant to elections made by each Covered Executive prior to the Effective Time:

          (A) Severance Payments equal to, on an annualized basis, 'Base Pay' (as defined below), continuing for a period of three years with respect to Covered Executives who are listed as Group A Executives on a schedule to the Merger Agreement and for a period of 18 months with respect to Covered Executives listed

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     as Group B Executives on a schedule to the Merger Agreement. For purposes of this provision, 'Base Pay' means the highest base pay paid to the Covered Executive during any one of the 1994, 1995 or 1996 fiscal years, provided that the base pay for the 1996 fiscal year will be calculated on an annualized basis; or

          (B) Severance Payments equal to, on an annualized basis, 'Base Plus Bonus Pay' (as defined below), continuing for a period of two years with respect to Group A Executives, and for a period of one year with respect to Group B Executives. For purposes of this provision 'Base Plus Bonus Pay' means Base Pay plus the amount that would have been paid to the executive under the EVA Plan for fiscal year 1995 as the targeted bonus (the '1995 Target Bonus').

     In lieu of the Severance Payments described in clauses (A) and (B) above, Messrs. Hoven and James P. Mastrian will receive Severance Payments, continuing for three years, equal to, on an annualized basis, Base Plus Bonus Pay.

     The period during which a Covered Executive continues to receive Severance Payments is hereinafter referred to as the 'Severance Period' for such Covered Executive.


     During the Severance Period, each Covered Executive will continue to receive, at Revco's expense, continuation of benefits described in such Covered Executive's employment agreement with Revco on terms at least as favorable to the Covered Executive as is currently in effect, which benefits may be provided under benefit plans and programs maintained by Rite Aid; provided, however, that to the extent any such Covered Executive receives comparable benefits from, and at the expense of, a subsequent employer, such benefits from Revco will cease.

     Notwithstanding anything in the Merger Agreement to the contrary, the Severance Payments described in clauses (A) or (B) above will be paid to a Covered Executive only if such Covered Executive is actively employed by Revco immediately prior to the Effective Time.

     In the event that a Covered Executive that continues employment with Revco following the Effective Time is terminated prior to the expiration of the Severance Period that would have applied had such Covered Executive been terminated effective as of the Effective Time, then such Covered Executive will be entitled to receive the Severance Payments described above.

     Each employee, other than any Covered Executive, of Revco who is covered by Revco's severance pay plan as in effect on November 1, 1995 (each, a 'Severance-Eligible Employee') and who is employed by Revco immediately prior to the Effective Time and terminated for other than 'Cause,' as defined below, within 12 months following the Effective Time, will be entitled to receive bi-weekly severance payments, consistent with Rite Aid's payroll practices, for a six-month period commencing on such Severance-Eligible Employee's date of termination of employment, equal to, on an annualized basis, such Severance-Eligible Employee's Base Pay; provided, however, that such payments will be reduced (but not below zero), by the amount of compensation such Severance-Eligible Employee receives from a subsequent employer to the extent that such Severance-Eligible Employee is employed during such six-month period.

     For purposes of the Merger Agreement, 'Cause' will mean the conviction of an employee or executive (as the case may be) for the commission of a felony, including the entry of a guilty or nolo contendere plea, any willful, grossly negligent or fraudulent action or inaction by an employee or executive, as the case may be, or the employee's or executive's willful and continued failure to substantially perform an employee's or executive's assigned duties.

     Each Revco employee who is (A) covered by Revco's Supplemental Executive Retirement Plan ('SERP') and (B) actively employed by Revco, in either case, immediately prior to the Effective Time (each, a 'SERP Executive') will be eligible to receive benefits under the SERP based on the terms of the SERP, as modified by the terms of the Merger Agreement. For each SERP Executive (i) the amount of service taken into account for purposes of calculating benefits and vesting under the SERP will be equal to the SERP Executive's service with Revco prior to the Effective Time plus the Covered Executive's Severance Period, if any, and (ii) compensation for each SERP Executive for purposes of the SERP will include one-half of the 1995 Target Bonus for such SERP Executive.

     With respect to the Group A Executives, Revco will provide such executives with a cash gross-up payment to make such executives whole for the excise taxes imposed on all benefits and other amounts paid or payable to such executive on account of the transactions contemplated by the Merger Agreement as a result of the

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application of Sections 280G and 4999 of the Code. With respect to all other employees of Revco who are entitled to benefits and other amounts paid or payable to such executive on account of the transactions contemplated by the Merger Agreement as a result of the application of Sections 280G and 4999 of the Code, Revco shall not be obligated to pay or provide to any such employee any payments or benefits to the extent that such payments or benefits would constitute a 'parachute payment' within the meaning of Section 280G(b)(2)(A) of the Code.

     Revco will amend Revco's Employee Stock Purchase Plan to provide that the option period that is in effect as of November 29, 1995 will cease as soon as practicable thereafter.

     Revco will provide outplacement services from a recognized outplacement provider selected by Rite Aid to all employees of Revco as of the Effective Time who were based in Twinsburg, Ohio as of the Effective Time, and are terminated without Cause within one year of the Effective Time.

     In addition, pursuant to the Merger Agreement, employees of Revco who continue to be employed by Revco as of the Effective Time will receive employee benefits comparable to those benefits provided to similarly situated employees of Rite Aid. In addition, with respect to medical benefits provided to continuing employees as of the Effective Time, waiting periods and pre-existing condition requirements under the plans covering the continuing employees will be waived, and these employees will be given credit for any co-payments and deductibles actually paid by such employees under Revco's medical plans during the calendar year in which the Closing occurs. Finally, service with Revco will be recognized for purposes of eligibility under Rite Aid's welfare plans as well as for purposes of Rite Aid's programs or policies for vacation pay and sick pay.

     Confidentiality Agreement. Pursuant to the Confidentiality Agreement, dated as of August 17, 1995, between Rite Aid and Revco (the 'Confidentiality Agreement'), Rite Aid has agreed, among other things, to keep confidential certain non-public confidential or proprietary information of Revco furnished to Rite Aid by or on behalf of Revco. The Confidentiality Agreement provides that for a period of eighteen months from the date of the Confidentiality Agreement, except with respect to a business combination with Revco or as otherwise specifically authorized in writing by Revco, neither Rite Aid nor any of its directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants), affiliates or controlling persons (collectively, the 'Rite Aid Representatives') will, propose or publicly announce or otherwise disclose an intent to propose, or enter into or agree to enter into, singly or with any other person or directly or indirectly, (i) any form of business combination,acquisition or other transaction relating to Revco or any affiliate thereof, or (ii) any form of restructuring, recapitalization or similar transaction with respect to Revco or any such affiliate, nor except as aforesaid during such period will Rite Aid or any such Representative as a principal (1) acquire, or offer, propose or agree to acquire, by purchase or otherwise, any securities of Revco, any direct or indirect options or other rights to acquire any such securities ('Revco Securities'), (2) make, or in any way participate in, any solicitation of proxies with respect to any Revco Securities (including by the execution of action by written consent), become a participant in any election contest with respect to Revco, seek to influence any person with respect to any Revco Securities or demand a copy of Revco's list of its stockholders or other books and records relating to holders of Revco Securities, (3) participate in or encourage the formation of any partnership, syndicate or other group which owns or seeks or offers to acquire beneficial ownership of any Revco Securities or which seeks to affect control of Revco or for the purpose of circumventing any provision of the Confidentiality Agreement or (4) otherwise act, alone or in concert with others (including by providing financing for another person), to seek or to offer to control or influence, in any manner, the management, the Revco Board or policies or operations of Revco.

     The Merger Agreement provides that any provision in the Confidentiality Agreement which in any manner limits, restricts or prohibits the voting or acquisition of shares of Revco Common Stock by Rite Aid or any of its affiliates or the representation of Rite Aid's designees on the Revco Board or which in any manner would be inconsistent with the Merger Agreement, the Stock Option Agreement or the Stockholder Agreement or the transactions contemplated thereby terminated as of the date of the Merger Agreement. The Merger Agreement further provides that Revco will not take any action that would impede, bar, restrict or otherwise interfere in any manner with Rite Aid's rights under the Stockholder Agreement or the Stock Option Agreement, including, without limitation, Rite Aid's right to exercise the Stock Option.

     Representations and Warranties. In the Merger Agreement, Revco has made customary representations and warranties to Rite Aid and Sub with respect to, among other things, its organization, capitalization, corporate

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authorization, financial statements, public filings, employee benefit plans, insurance, compliance with laws, transactions with affiliates, litigation, absence of default, contracts, tax matters, labor matters, assets, real property, environmental matters, consents and approvals, information in the Proxy Statement/Prospectus, agreements with third party payors, vote required, undisclosed liabilities and the absence of any material adverse change in Revco since June 3, 1995.

     In the Merger Agreement, Rite Aid and Sub have made customary representations and warranties to Revco with respect to, among other things, its organization, capitalization, corporate authorization, financial statements, public filings, compliance with laws, litigation, absence of default, tax matters, consents and approvals, compliance with laws, financing, information in the Proxy Statement, opinion of financial advisors, undisclosed liabilities and the absence of any material adverse change in Rite Aid since March 4, 1995.

     Effective Time. The Merger will become effective upon the date (the 'Effective Time') on which a certificate of merger (the 'Certificate of Merger') has been duly filed with the Secretary of State of the State of Delaware, or at such time as is agreed upon by the parties and specified in the Certificate of Merger.


     Conditions to the Merger. The respective obligations of Rite Aid and Sub, on the one hand, and Revco, on the other hand, to consummate the Merger are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions: (i) the Merger Agreement shall have been adopted by stockholders of Revco in accordance with the DGCL; (ii) no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling which remains in force and there shall not be any statute, rule or regulation restraining, enjoining or prohibiting the consummation of the Merger; (iii) the Registration Statement shall have become effective under the Securities Act and no stop order suspending effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iv) Rite Aid, Sub or their affiliates shall have purchased the shares of Revco Common Stock pursuant to the Offer.

     Termination; Fees. The Merger Agreement may be terminated and the Merger contemplated therein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof, (a) by mutual consent of the Rite Aid Board and the Revco Board, (b) by either the Rite Aid Board or the Revco Board (i) if Rite Aid or Sub has not purchased shares of Revco Common Stock in accordance with the terms of the Offer on or prior to April 29, 1996; provided, however, that the right to terminate the Merger Agreement shall not be available to any party whose failure to fulfill any obligations under the Merger Agreement has been the cause of, or resulted in, the failure to satisfy the conditions to the Offer; provided further, however, that Rite Aid shall not have the right to terminate the Merger Agreement under this clause (i) if Rite Aid or Sub purchases any shares of Revco Common Stock in connection with the Offer after April 29, 1996; or (ii) if any Governmental Entity (as defined therein) shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties thereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

     The Merger Agreement may be terminated by the Revco Board: (i) if, prior to the purchase of shares of Revco Common Stock pursuant to the Offer, the Revco Board shall have (A) withdrawn, or modified or changed in a manner adverse to Rite Aid or Sub its approval or recommendation of the Offer, the Merger Agreement or the Merger in order to approve and permit Revco to execute a definitive agreement relating to a Takeover Proposal, and (B) determined, after having received the oral or written opinion of outside independent legal counsel to Revco, that the failure to take such action as set forth in the preceding clause (A) would result in a breach of the Board of Directors' fiduciary duties under applicable law; provided, however, that Revco shall have given Rite Aid and Sub at least thirty-six hours advance actual notice of any termination pursuant to this clause (i) and shall have made the payment referred to in the second following paragraph; or (ii) if prior to the purchase of shares of Revco Common Stock pursuant to the Offer, Rite Aid or Sub (x) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained therein or (y) breaches its representations and warranties in any material respect and such breach would have or would be reasonably likely to have a material adverse effect on Rite Aid and its Subsidiaries; provided, however, that if any such breach is cured, Revco may not terminate the Merger Agreement pursuant to this clause (ii); or (iii) if Rite Aid or Sub shall have terminated the Offer, or the Offer shall have expired, without Rite Aid or Sub, as the case may be, purchasing any shares of Revco Common Stock pursuant thereto; provided that Revco may not terminate the

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Merger Agreement pursuant to this clause (iii) if Revco is in material breach of the Merger Agreement; or (iv) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions to the Offer, Rite Aid, Sub or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, that Revco may not terminate the Merger Agreement pursuant to this clause (iv) if Revco is in material breach of the Merger Agreement.

     The Merger Agreement may be terminated by the Rite Aid Board: (i) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in the Offer, Rite Aid, Sub or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided that Rite Aid may not terminate the Merger Agreement pursuant to this clause (i) if Rite Aid or Sub is in material breach of the Merger Agreement; or (ii) if (A) prior to the purchase of shares of Revco Common Stock pursuant to the Offer, the Revco Board shall have withdrawn, or modified or changed in a manner adverse to Rite Aid or Sub its approval or recommendation of the Offer, the Merger Agreement or Merger or shall have recommended a Takeover Proposal or other business combination, or Revco shall have entered into an agreement in principle (or similar agreement) or definitive agreement providing for a Takeover Proposal or other business combination with a person or entity other than Rite Aid, Sub or their Subsidiaries (or the Revco Board resolves to do any of the foregoing), or (B) prior to the consummation of the Offer, it shall have been publicly disclosed or Rite Aid or Sub shall have learned that any person, entity or 'group' (as that term is defined in Section 13(d)(3) of the Exchange Act) (an 'Acquiring Person'), other than Rite Aid, Sub or the Stockholder, or Magten Asset Management Corporation ('Magten') or FMR Corp. (including any of FMR Corp.'s affiliates) shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 14.9% of any class or series of capital stock of Revco (including the shares of Revco Common Stock), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 14.9% of any class or series of capital stock of Revco (including Revco Common Stock); or (iii) if Rite Aid or Sub, as the case may be, shall have terminated the Offer, or the Offer shall have expired without Rite Aid or Sub, as the case may be, purchasing any shares of Revco Common Stock thereunder, provided that Rite Aid may not terminate the Merger Agreement pursuant to this clause (iii) if Rite Aid or Sub is in material breach of the Merger Agreement.

     If (w) the Revco Board shall terminate the Merger Agreement pursuant to clause (i) in the immediately second preceding paragraph hereof, (x) the Board of Directors of Rite Aid shall terminate the Merger Agreement pursuant to clause
(ii)(A) in the immediately preceding paragraph hereof, (y) the Rite Aid Board shall terminate the Merger Agreement pursuant to clause (ii)(B) in the immediately preceding paragraph hereof and within nine months of such termination, an Acquiring Person shall acquire or beneficially own a majority of the then outstanding shares of Revco Common Stock or shall have obtained representation on the Revco Board or shall enter into a definitive agreement with Revco with respect to a Takeover Proposal or similar business combination, or (z) the Rite Aid Board shall terminate the Merger Agreement pursuant to clause (i) or clause (iii) of the immediately preceding paragraph, in each case due to (I) a material breach of the representations and warranties of Revco set forth in the Merger Agreement or (II) a material breach of, or failure to perform or comply with, by Revco any material obligation, covenant or agreement contained in the Merger Agreement, then in any such case as described in clause
(w), (x), (y) or (z) (each such case of termination being referred to as a 'Trigger Event'), Revco shall pay to Rite Aid (not later than the date of termination of the Merger Agreement in the case of clauses (w), (x) and (z) above) an amount equal to $45 million.

     Termination of Existing Stockholder Agreements. Pursuant to the Merger Agreement, Revco and the Stockholder entered into a Termination Agreement, dated as of November 29, 1995, providing for the termination of (i) the Stockholder Agreement, dated as of June 1, 1992, between the Stockholder and Revco, and (ii) the Registration Rights Agreement, dated as of June 1, 1992 between the Stockholder and Revco. In addition, pursuant to the Merger Agreement, Revco and Magten, as agent for and on behalf of individual investment advisory clients, entered into a Termination Agreement, dated as of November 29, 1995, providing for the termination of the Registration Rights Agreement, dated as of January 20, 1993, between Magten and Revco.

                             STOCKHOLDER AGREEMENT

     The following summary of the material terms of the Stockholder Agreement contained in this Proxy Statement is not intended to be a complete description of the terms and conditions thereof and is qualified in its entirety by reference to the full text thereof which is incorporated herein by reference and a copy of which is attached hereto as Annex D. Capitalized terms not otherwise defined herein or in the following summary shall have the meanings set forth in the Stockholder Agreement.

     Tender of Shares of Revco Common Stock. Immediately after the execution of the Merger Agreement, Rite Aid, Sub and the Stockholder entered into the Stockholder Agreement. Upon the terms and subject to the conditions of such agreement, the Stockholder has agreed to validly tender (or cause the record owner of such shares of Revco Common Stock to tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, not later than prior to the expiration of the Offer, 13,102,288 shares of Revco Common Stock (and together with any shares of Revco Common Stock acquired by the Stockholder in any capacity after the date thereof and prior to the termination of the Stockholder Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise, the 'Stockholder Shares') Beneficially Owned by the Stockholder, which shares represented at such time approximately 19.7% of the issued and outstanding shares of Revco Common Stock.

     Voting of Revco Common Stock. The Stockholder Agreement provides that during the period commencing on the date of the Stockholder Agreement and continuing until the first to occur of (i) the Effective Time or (ii) termination of the Merger Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of Revco's stockholders, however called, or in connection with any written consent of the stockholders of Revco, the Stockholder will vote (or cause to be voted) the Stockholder Shares held of record or Beneficially Owned by such Stockholder (i) in favor of the Merger, the execution and delivery by Revco of the Merger Agreement and the approval and adoption of the terms thereof and each of the other actions contemplated by the Merger Agreement and the Stockholder Agreement and any actions required in furtherance thereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Revco under the Merger Agreement or the Stockholder Agreement; and (iii) except as otherwise agreed to in writing in advance by Rite Aid, against the following actions (other than the Merger and the transactions contemplated by the Stockholder Agreement and the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Revco or its subsidiaries; (B) any sale, lease or transfer of a material amount of assets of Revco or its Subsidiaries, or a reorganization, restructuring, recapitalization, special dividend, dissolution or liquidation of Revco or its Subsidiaries; or (C) (1) any change in a majority of the persons who constitute the Revco Board; (2) any change in the present capitalization of Revco including any proposal to sell a substantial equity interest in Revco and its Subsidiaries; (3) any amendment of Revco's Certificate of Incorporation or By-laws; (4) any other change in Revco's corporate structure or business; or (5) any other action which, in the case of each of the matters referred to in clauses (C)(1), (2), (3) or (4), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Offer, the Merger and the transactions contemplated by the Stockholder Agreement and the Merger Agreement. The Stockholder Agreement further provides that the Stockholder will not enter into any agreement or understanding with any person or entity the effect of which would be inconsistent or violative of the provisions and agreements described in the above paragraph.

     Stockholder Covenant. The Stockholder Agreement provides that, except as contemplated by the Stockholder Agreement, the Stockholder shall not for a period of six months following the termination of the Stockholder Agreement (other than as a result of a breach by Rite Aid or Sub) enter into, execute, or be a party to any agreement or understanding, written or otherwise, with any Person whereby the Stockholder (i) grants or otherwise gives to such Person an option or right to purchase or acquire any or all of the Stockholder Shares other than sales made in open market transactions; (ii) agrees or covenants to vote or to grant a proxy to vote any or all of the Stockholder Shares held of record or Beneficially Owned by the Stockholder, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of shares of Revco Common Stock, however called, or in connection with any written consent of the holders of shares of Revco Common Stock; or (iii) agrees or covenants to tender any or all of the Stockholder Shares held of record or

Beneficially Owned by the Stockholder into any tender offer or exchange offer relating to the Stockholder Shares.

     No Solicitation. The Stockholder Agreement provides that the Stockholder will not, and will cause its affiliates and officers, directors, employees, partners, investment bankers, attorneys, accountants and other agents and representatives of the Stockholder and such affiliates (such affiliates, officers, directors, employees, partners, investment bankers, attorneys, accountants, agents and representatives of any Person are hereinafter collectively referred to as the 'Representatives' of such Person) not to, directly or indirectly (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal of Revco or any affiliate or any inquiry with respect thereto, or (ii) in the event of an unsolicited Takeover Proposal for Revco or any affiliate of Revco, engage in negotiations or discussions with, or provide any information or data to, any Person (other than Rite Aid, any of its affiliates or representatives) relating to any Takeover Proposal. Notwithstanding the restrictions set forth in this paragraph, any person who is an officer or director of Revco may exercise his fiduciary duties in his capacity as a director or officer of Revco consistent with the terms of the Merger Agreement.

     The Stockholder Agreement also provides that the Stockholder notify Rite Aid and Sub orally and in writing of any such offers, proposals, or inquiries relating to the purchase or acquisition by any Person of the Stockholder Shares (including, without limitation, the terms and conditions thereof and the identity of the Person making it), within 24 hours of the receipt thereof. The Stockholder has also agreed to, and to cause its Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any parties conducted theretofore with respect to any Takeover Proposal relating to Revco, other than discussions or negotiations with Rite Aid and its affiliates.

     Distribution of Shares of Rite Aid Common Stock. The Stockholder Agreement provides that upon the consummation of the Merger, the Stockholder shall within 90 days thereafter either distribute the shares of Rite Aid Common Stock to each of the limited partners of Zell/Chilmark Fund, L.P. or sell or otherwise dispose of such shares of Rite Aid Common Stock, in each case in accordance with the governing documents thereto and applicable law; provided that no such sale or other disposition shall be made if immediately following such sale or other disposition the acquiror of such Rite Aid Common Stock, together with the acquiror's affiliates and any members of a group of which the acquiror is a party, would Beneficially Own in the aggregate 4.9% or more of the shares of Rite Aid Common Stock then outstanding.

     Restriction on Transfer, Proxies and Non-Interference. The Stockholder Agreement also provides that, except as otherwise provided in the Stockholder Agreement, the Stockholder will not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Stockholder Shares or any interest therein; (ii) grant any proxies or powers of attorney, deposit the Stockholder Shares into a voting trust or enter into a voting agreement with respect to the Stockholder Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained in the Stockholder Agreement untrue or incorrect or would result in a breach by the Stockholder of its obligations under the Stockholder Agreement or a breach by Revco of its obligations under the Merger Agreement.

     Termination. Except as otherwise provided therein, the covenants and agreements contained in the Stockholder Agreement with respect to the Stockholder Shares shall terminate upon the earlier of (i) the consummation of the Merger and (ii) the termination of the Merger Agreement in accordance with its terms except, that the covenant and agreement set forth in the Stockholder Covenant described in the fifth preceding paragraph shall survive for six months after such termination (other than a termination as a result of a breach by Rite Aid or Sub).

                             STOCK OPTION AGREEMENT

     The following summary of the material terms of the Stock Option Agreement contained in this Proxy Statement is not intended to be a complete description of the terms and conditions thereof and is qualified in its entirety by reference to the full text thereof which is incorporated herein by reference and a copy of which is attached hereto as Annex E. Capitalized terms not otherwise defined herein or in the following summary shall have the meanings set forth in the Stock Option Agreement.

     Grant of Stock Option. The Stock Option Agreement provides for the grant by Revco to Rite Aid of an unconditional, irrevocable option (a 'Stock Option') to purchase up to 13,251,010 fully paid and nonassessable shares of Revco Common Stock at a purchase price of $27.50 per share of Revco Common Stock (the 'Option Purchase Price'), or such other number of shares of Revco Common Stock as equals 19.9% of Revco's issued and outstanding shares of Revco Common Stock at the time of exercise of the Stock Option; provided that in no event shall the number of shares of Revco Common Stock for which the Stock Option is exercisable exceed 19.9% of the shares of Revco Common Stock issued and outstanding at the time of exercise of the Stock Option (the 'Option Shares').

     Exercise of Stock Option. The Stock Option Agreement also provides that upon (x) the occurrence of a Trigger Event, or (y) the occurrence of a tender or exchange offer for some or all of the shares of Revco Common Stock or if a proposal for a Takeover Proposal shall have been publicly proposed to be made or shall have been made by another person or entity, the Stock Option shall become immediately exercisable, in whole or in part, and remain exercisable in whole or in part until the later of (i) the date which is six months after the date the Stock Option first became exercisable and (ii) the fifth business day following expiration or termination of any applicable waiting period under the HSR Act (the 'Option Period').

     Sale of Option Shares. The Stock Option Agreement also provides that if, at any time following the exercise of the Stock Option, Rite Aid will either (i) transfer, sell or otherwise dispose of any or all of the Option Shares, including by means of tender or exchange of any or all of the Option Shares pursuant to a tender or exchange offer involving the capital stock of Revco, or
(ii) convert such Option Shares into cash, capital stock, other securities or any other consideration of any third party in a merger, any recapitalization or restructuring or similar business combination transaction (a 'Business Combination Transaction'), Rite Aid will pay to Revco within five days the amount equal to the Profit (as defined below) Rite Aid will receive, if any, pursuant to such Disposition or Business Combination Transaction. 'Profit,' for purposes of this paragraph, will equal (i) the product of (a) the number of Option Shares Rite Aid transfers, sells, tenders, exchanges or otherwise disposes of pursuant to a Disposition or a Business Combination Transaction multiplied by (b) the excess of the per Share consideration received by Rite Aid pursuant to such Disposition or Business Combination Transaction, valuing any non-cash consideration at its fair market value on the date of such consummation (not including any increase in such aggregate per Share consideration after the date thereof), over the Option Purchase Price. For purposes thereof, the fair market value of any non-cash consideration shall be the closing price or the last sale price, or, in case no such sale takes place on the day of consummation of such Business Combination Transaction, the average of the closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such consideration is listed or admitted to trading or, if such consideration is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if not so determinable, the fair value of such consideration on such date will be determined in good faith by the Rite Aid Board.

     Adjustment Upon Changes in Capitalization. The Stock Option Agreement provides that in the event of any change in shares of Revco Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares or the like, the type and number of shares of Revco Common Stock subject to the Stock Option and the Purchase Price shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Revco Common Stock are issued or otherwise become outstanding as a result of any such change after the date of the Stock Option Agreement (other than pursuant to the Stock Option Agreement), the number of shares of Revco Common Stock subject to the Stock Option shall be adjusted so that, after such issuance and together with shares of Revco Common Stock previously issued pursuant to the exercise of the Stock Option (as adjusted on account of any of the foregoing change in shares of Revco Common Stock), it equals 19.9% of the number of shares of Revco Common Stock then issued and outstanding.

     Termination. The Stock Option Agreement will terminate, except as otherwise provided therein, upon the earlier of (i) the consummation of the Merger and (ii) the expiration of the Option Period.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA


     The following Pro Forma Condensed Consolidated Statements of Operations for the fifty-three weeks ended March 4, 1995 and the thirty-nine weeks ended December 2, 1995 present pro forma operating results for Rite Aid as if the Merger had occurred as of the beginning of the periods presented. The following Pro Forma Condensed Consolidated Balance Sheet presents the pro forma financial condition of Rite Aid as if the Merger had occurred as of December 2, 1995. The purchase price of Revco was determined based on arm's-length negotiations between the parties to the Merger Agreement. The excess of the purchase price of Revco over the net identifiable assets and liabilities of Revco is reported as goodwill. The carrying values of Revco's net assets are assumed to equal their fair values for purposes of these pro forma financial statements, unless indicated otherwise in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Data. These values are subject to revision following the results of any appraisals after consummation of the Merger and related transactions. However, management does not believe that the results of any such appraisals will yield materially different values from the carrying values. The Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations were prepared assuming consummation of:

          (i) the Merger, which is accounted for under the purchase method of accounting;

          (ii) the Credit Facility; and

          (iii) the refinancing of $720 million of outstanding Revco debt.

     The pro forma adjustments are described in the accompanying notes and represent Rite Aid's preliminary determination of the necessary adjustments. The pro forma adjustments are based upon certain assumptions Rite Aid considered reasonable under the circumstances, including certain assumptions based on the information provided by Revco. Final amounts will differ from those set forth in the statements.


     The pro forma information presented does not consider any future events which may occur after the Merger has been consummated. These pro forma statements do not present any operating expense synergies or cost reductions of the combined operations of Rite Aid and Revco that are expected to be realized after Rite Aid has completed its conversion of the Revco stores to the Rite Aid format and has installed its store systems and marketing programs. See 'THE MERGER--Estimated Synergies' for a discussion of the $156 million of cost benefits and synergies estimated to be realized annually. The Notes to Unaudited Pro Forma Condensed Consolidated Financial Data describe one-time Merger and integration charges expected to be incurred primarily for store integration, present value of estimated lease terminations and severance and retention costs. Rite Aid estimates approximately 300 stores will be closed subsequent to the Merger. The closings are expected to increase profitability primarily through the pourover sales from the closed stores into existing stores while eliminating costs of the closed stores.


     The pro forma information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position.

     The pro forma condensed financial information shoud be read in conjunction with the consolidated financial statements of each of Rite Aid and Revco and the related notes thereto contained in (i) Rite Aid's Annual Report on Form 10-K for the year ended March 4, 1995, (ii) Rite Aid's Quarterly Report on Form 10-Q for the quarter ended December 2, 1995, (iii) Revco's Annual Report to Stockholders for the year ended June 3, 1995 and (iv) Revco's Quarterly Report on Form 10-Q for the quarter ended November 18, 1995.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED MARCH 4, 1995
                   (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                              RITE AID            REVCO
                                           53 WEEKS ENDED     53 WEEKS ENDED      PRO FORMA         PRO FORMA
                                           MARCH 4, 1995       JUNE 3, 1995      ADJUSTMENTS         COMBINED
                                           --------------     --------------     -----------       ------------

Net Sales...............................    $  4,533,851       $  4,431,900                        $  8,965,751

Cost of Goods Sold, Including Occupancy
  Costs.................................       3,327,920          3,100,100                           6,428,020

Selling, General and Administrative
  Expenses..............................         932,167          1,156,100      $    34,299 (a)      2,105,636

                                                                                     (17,600)(a)

                                                                                         670 (c)

Interest Expense........................          42,300             55,200          163,866 (b)        206,166

                                                                                     (55,200)(b)
                                           --------------     --------------     -----------       ------------

Costs and Expenses......................       4,302,387          4,311,400          126,035          8,739,822
                                           --------------     --------------     -----------       ------------

Income From Continuing Operations Before
  Extraordinary Item and Income Taxes...         231,464            120,500         (126,035)           225,929

Income Taxes............................          90,178             59,400          (42,380)(d)        107,198
                                           --------------     --------------     -----------       ------------

Net Income Before Extraordinary Item....    $    141,286       $     61,100      $   (83,655)      $    118,731 (m)(n)
                                           --------------     --------------     -----------       ------------
                                           --------------     --------------     -----------       ------------

Average Shares Outstanding..............      84,771,000         64,366,000       35,005,000        119,776,000 (m)

Earnings Per Share......................    $       1.67       $       0.95                        $       0.99 (m)
                                           --------------     --------------                       ------------
                                           --------------     --------------                       ------------

    See Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE THIRTY-NINE WEEKS ENDED DECEMBER 2, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                               RITE AID               REVCO
                                           THIRTY-NINE WEEKS     FORTY-ONE WEEKS
                                                 ENDED                ENDED           PRO FORMA        PRO FORMA
                                           DECEMBER 2, 1995     NOVEMBER 18, 1995    ADJUSTMENTS        COMBINED
                                           -----------------    -----------------    -----------      ------------
Net Sales...............................      $ 4,015,036          $ 3,791,000                        $  7,806,036

Cost Of Goods Sold, Including Occupancy
  Costs.................................        2,960,998            2,654,500                           5,615,498
Selling, General and Administrative
  Expenses..............................          837,629              985,400       $    25,724 (a)     1,836,056
                                                                                         (13,200)(a)
                                                                                             503 (c)
Interest Expense........................           49,546               49,000           105,079 (b)       154,625
                                                                                         (49,000)(b)
                                           -----------------    -----------------    -----------      ------------
Costs and Expenses......................        3,848,173            3,688,900            69,106         7,606,179
                                           -----------------    -----------------    -----------      ------------
Income From Continuing Operations Before
  Extraordinary Item and Income Taxes...          166,863              102,100           (69,106)          199,857
Income Taxes............................           64,910               49,600           (21,815)(d)        92,695
                                           -----------------    -----------------    -----------      ------------
Net Income Before Extraordinary Item....      $   101,953          $    52,500       $   (47,291)     $    107,162 (n)
                                           -----------------    -----------------    -----------      ------------
                                           -----------------    -----------------    -----------      ------------
Average Shares Outstanding..............       83,816,000           66,285,000        35,005,000       118,821,000
Earnings Per Share......................      $      1.22          $      0.79                        $       0.90
                                           -----------------    -----------------                     ------------
                                           -----------------    -----------------                     ------------

    See Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 2, 1995
                                 (IN THOUSANDS)

                                                    RITE AID              REVCO
                                                     AS OF                AS OF           PRO FORMA       PRO FORMA
                                                DECEMBER 2, 1995    NOVEMBER 18, 1995    ADJUSTMENTS       COMBINED
                                                ----------------    -----------------    -----------      ----------
Cash.........................................      $   28,273          $     8,300                        $   36,573
Accounts Receivable, Net.....................         251,308              141,100                           392,408
Inventories..................................       1,218,234            1,068,500       $    40,200 (e)   2,326,934
Other Current Assets.........................          37,262               18,600                            55,862
                                                ----------------    -----------------    -----------      ----------
  Total Current Assets.......................       1,535,077            1,236,500            40,200       2,811,777
Net Property, Plant & Equipment..............         898,294              314,800                         1,213,094
Intangible Assets, Net.......................         322,282              427,700         1,146,145 (g)   2,121,927
                                                                                             225,800 (h)
Reorganization Value, Net....................                              225,800          (225,800)(h)          --
Other Noncurrent Assets......................          36,249               64,500             4,442 (i)     110,191
                                                                                               5,000 (f)
                                                ----------------    -----------------    -----------      ----------
  Total Assets...............................      $2,791,902          $ 2,269,300       $ 1,195,787      $6,256,989
                                                ----------------    -----------------    -----------      ----------
                                                ----------------    -----------------    -----------      ----------
Short-Term Debt and Current Maturities Of
  Long-Term Debt.............................      $  251,171                            $  (251,171)(j)          --
Accounts Payable.............................         279,205          $   394,400                        $  673,605
Other Current Liabilities....................         157,369              347,400            16,400 (k)     521,169
                                                ----------------    -----------------    -----------      ----------
  Total Current Liabilities..................         687,745              741,800          (234,771)      1,194,774
Long-Term Debt, Net..........................         971,253              719,900         1,237,654 (j)   2,928,807
Deferred Taxes...............................          73,221              (38,200)           27,979 (i)      63,000
Other Long-Term Liabilities..................                               48,100                            48,100
Common Stock.................................          90,291                  700            34,305 (l)     125,296
Additional Paid In Capital...................          61,124              678,700           248,920 (l)     988,744
Retained Earnings............................       1,014,318              131,100          (131,100)(l)   1,014,318
Cumulative Pension Liability Adjustment......          (1,304)                                                (1,304)
Treasury Stock...............................        (104,746)             (12,800)           12,800 (l)    (104,746)
                                                ----------------    -----------------    -----------      ----------
  Total Stockholders' Equity.................       1,059,683              797,700           164,925       2,022,308
                                                ----------------    -----------------    -----------      ----------
  Total Liabilities and Stockholders'
     Equity..................................      $2,791,902          $ 2,269,300       $ 1,195,787      $6,256,989
                                                ----------------    -----------------    -----------      ----------
                                                ----------------    -----------------    -----------      ----------

    See Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.

                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED CONSOLIDATED FINANCIAL DATA

BASIS OF CONSOLIDATION

     Revco's most recent fiscal year ended June 3, 1995 and consisted of 53 weeks. For purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Operations for Rite Aid's fiscal year ended March 4, 1995, results of operations for Revco are for the year ended June 3, 1995. Revco reports its quarterly results for the first three quarters of the fiscal year on a twelve-week period basis with the fourth quarter consisting of a sixteen or seventeen week period. For purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the thirty-nine week period ended December 2, 1995, results of operations for Revco are for the forty-one weeks ended November 18, 1995.

     As a result of installing standardized store systems in all Revco locations, and combining and standardizing various administrative support functions such as marketing, advertising, accounting and management information systems, Rite Aid's management expects to operate the combined operations of Rite Aid and Revco with a more efficient overhead expense structure than each of the two entities operating on a stand alone basis. Rite Aid also expects to achieve cost reductions in inventory management and purchasing. However, for the purposes of the Unaudited Pro Forma Condensed Consolidated Statements of Operations, these and other potential synergies in overhead expenses have not been reflected because their realization cannot be assured. See 'THE MERGER-- Estimated Synergies.'

DETERMINATION AND ALLOCATION OF PURCHASE PRICE

     Pursuant to the Merger Agreement, Rite Aid will acquire 35.1 million shares of Revco Common Stock representing 50.1% of the outstanding shares of Revco at a price of $27.50 per share in cash. Upon acquiring 50.1% of the outstanding shares of Revco Common Stock, Rite Aid will acquire the remaining shares in the Merger in exchange for Rite Aid Common Stock. The purchase price is determined as follows and assumes a market value of each share of Rite Aid Common Stock of $27.50, the value which represents a one-for-one conversion. If the final determined market value of Rite Aid Common Stock is different from $27.50, the share price will be adjusted by 50% of the increased/decreased amounts. That difference will either increase or decrease the purchase price allocation assigned to goodwill based on the movement of the stock price. The following table sets forth the purchase based on the $27.50 market value used in a one-for-one conversion:

                                                                                    (IN MILLIONS)
                                                                                    -------------
First Step Cash Tender (35.1 million shares at $27.50 per share).................      $   966
Merger Exchange of Shares (35 million shares of Revco Common Stock converted into
  Rite Aid Common Stock at an Exchange Ratio of one-for-one at an assumed Rite
  Aid market price of $27.50 per share)..........................................          963

Transaction Costs................................................................           20
                                                                                    -------------
Pro Forma Purchase Price.........................................................      $ 1,949
                                                                                    -------------
                                                                                    -------------

     The Merger will be accounted for as a purchase. The preliminary allocation of the Pro Forma Purchase Price is as follows:

Purchase Price...................................................................      $ 1,949
Equity Acquired..................................................................         (798)
                                                                                    -------------
Unallocated Purchase Price.......................................................      $ 1,151
                                                                                    -------------
                                                                                    -------------

Purchase Price Allocation
  Inventory......................................................................      $    40
  Goodwill.......................................................................        1,146
  Other..........................................................................          (35)
                                                                                    -------------
     Total.......................................................................      $ 1,151
                                                                                    -------------
                                                                                    -------------

                          NOTES TO UNAUDITED PRO FORMA
               CONDENSED CONSOLIDATED FINANCIAL DATA--(CONTINUED)

 (a) Amortization of the new goodwill of $1.1461 billion plus the reorganization value reconstituted as new goodwill of $225.8 million over a 40 year period ($1.3719 billion / 40 years). The $17.6 million credit to amortization reflects the historical amortization of the reorganization value which is now included as part of the new goodwill amortization amount.

     The pro forma adjustment for the 39-week period ended December 2, 1995 represents 3/4 of the annualized pro forma adjustment amount.

 (b) Reflects the net additional interest expense on Rite Aid's total borrowings. It is assumed that after completion of the Merger, Rite Aid will refinance or retire all of Revco's outstanding debt. Shown below are the components of Rite Aid's total pro forma combined debt after Revco's debt is refinanced or retired.

         7.625% on $200 million Rite Aid senior debt
         6.875% on $200 million Rite Aid senior debt
         8.25% on new $500 million Rite Aid senior debt (see Note (c) below)
         7% on $24 million of Rite Aid IDA and other debt
         $197 million of Rite Aid zero coupon bonds accreting interest at 6.75%

         6.75% on $1.808 billion of new Rite Aid bank debt

     For the 39 weeks ended December 2, 1995, the pro forma combined interest expense is equal to 3/4 of the annualized pro forma combined amount.

 (c) To record amortization of financing fees for the Credit Facility, based upon the fee arrangement of approximately $1.7 million over the five year term of the Credit Facility as defined in the Credit Agreement; and debt issue costs for $500 million in new senior debt of approximately $3.3 million amortized over the estimated ten year life of the debt ($1.7 million / 5 years) plus ($3.3 million / 10 years). Rite Aid anticipates refinancing approximately $500 million of the Credit Facility with long-term fixed interest rate senior debt following consummation of the Merger.

     The pro forma adjustment for the 39 weeks ended December 2, 1995 represents 3/4 of the annualized pro forma adjustment amount.

 (d) Income taxes have been calculated based on Rite Aid's effective statutory rate for the respective periods. The amortization of the goodwill is not deductible for tax purposes.

 (e) Reflects the adjustment of LIFO inventories to FIFO carrying amounts and values the inventory at fair market value. Rite Aid believes FIFO carrying values represent estimated selling prices of merchandise inventories less the sum of costs of disposal and a reasonable profit allowance. This value is subject to revision pending completion of physical inventories.

 (f) Records estimated $5 million in financing fees for the Credit Facility and issuance of $500 million of new senior debt.

 (g) Records purchase price allocation to goodwill for excess of purchase price over net assets and direct costs of the transaction, primarily consulting and legal fees. Based on the purchase of 50.1% of outstanding shares of Revco Common Stock at $27.50 in the Offer (approximately 35,144,833 shares) and a one-for-one conversion of the remaining shares of Revco Common Stock into Rite Aid Common Stock at $27.50 per share (approximately 35,005,000 shares).

 (h) Reorganization value was an intangible asset recorded by Revco upon emerging from Chapter 11 of the United States Bankruptcy Code and represents the excess of amounts charged to identifiable assets. Accordingly, upon completion of the Merger, the reorganization value will be allocated to goodwill.


 (i) Reclassify Revco's historical net deferred tax asset, record the fair value adjustment to inventory, and other deferred tax items.


 (j) Reclassify Rite Aid commercial paper to long-term Credit Facility, record issuance of debt for purchase of 50.1% of Revco Common Stock in the Offer and funding for financing and consulting fees. Rite Aid plans to repurchase or otherwise retire the Revco 9.125% Senior Notes and the Revco 10.125%

     Senior Notes with proceeds from the Credit Facility. Rite Aid has provided for the premium on repurchasing or otherwise retiring those Revco Notes in adjustment 'k.'


 (k) Records call premium on retirement of Revco outstanding debt.



 (l) Records issuance of 35,004,534 shares of Rite Aid Common Stock at $27.50 per share assuming a one-for-one Exchange Ratio, and elimination of Revco equity accounts.


(m) Based upon the terms of the Merger Agreement, stockholders of Revco will receive one share of Rite Aid Common Stock for each share of Revco Common Stock if the average value per share of Rite Aid Common Stock during the Pricing Period is $27.50. If the average per share value of Rite Aid Common Stock is

                          NOTES TO UNAUDITED PRO FORMA
               CONDENSED CONSOLIDATED FINANCIAL DATA--(CONTINUED) greater than $27.50 during the Pricing Period, Revco stockholders will receive 50% of the increase in market value of Rite Aid Common Stock over $27.50, provided that Rite Aid would not issue less than .91666 shares of Rite Aid Common Stock for each share of Revco Common Stock. Conversely, if the average per share value of Rite Aid Common Stock is less than $27.50 during the Pricing Period, Revco stockholders will receive shares equivalent to the $27.50 less 50% of the decrease in market value of Rite Aid Common Stock from $27.50, provided that Rite Aid would not issue more than 1.125 shares of Rite Aid Common Stock for each share of Revco Common Stock. The following table shows the effect on the pro forma earnings per share and goodwill amounts for fluctuations in the per share value of Rite Aid Common Stock.

                                                      PRO FORMA                         PRO FORMA
                                            ASSUMING .91666 EXCHANGE RATIO    ASSUMING 1.125 EXCHANGE RATIO
                                              AT MARKET PRICE OF $33.00         AT MARKET PRICE OF $22.00
                                            ------------------------------    -----------------------------
Year ended March 4, 1995
Pro Forma Combined Net Income Before
  Extraordinary Item........................          $116,527,000                     $121,138,000
Average Pro Forma Shares Outstanding........           116,856,000                      124,151,000
Pro Forma Earnings Per Share................                 $1.00                             $.98

39 Weeks ended December 2, 1995
Pro Forma Combined Net Income Before
  Extraordinary Item........................          $105,359,000                     $108,967,000
Average Pro Forma Shares Outstanding........           115,901,000                      123,196,000

Pro Forma Earnings Per Share................                  $.91                             $.88

December 2, 1995
Pro Forma Increase (Decrease) of Goodwill
  and Stockholder's Equity..................            96,185,000                      (96,263,000)


 (n) Rite Aid expects to incur one-time Merger and integration charges in the range of $150-$175 million. Such charges are expected to consist of future lease costs of closed stores, severance and retention costs of employees, and store integration and other Merger costs. These costs will be charged to operations and not recorded as a liability assumed in the Merger. There can be no assurance, however, that the amount of such charges will not increase as Rite Aid's integration plan is further developed and more accurate estimates become possible or as to the amount of the after-tax cost of such charge.



     After consummation of the Merger, it is anticipated that stores will be closed in markets where a Revco store and Rite Aid store compete directly against one another. The specific stores to be closed, the method of disposition, and the closing dates have not yet been determined.



     Rite Aid contemplates closing redundant distribution facilities and eliminating duplicate corporate headquarters functions. The distribution centers to be closed have not been identified pending a review of the distribution needs of the combined company. The severance and retention costs of employees relate to termination or relocation of personnel at the stores, distribution centers and Revco's corporate headquarters to be closed. The employees to be terminated or relocated, and their functions and locations have not yet been specifically identified.



     Expenses associated with store integration and other Merger costs include training for Revco personnel to familiarize them with Rite Aid's systems and procedures. Also included are the costs of remerchandising the Revco stores to conform to Rite Aid's product mix and merchandise format. Other integration costs involve advertising expenses to create public awareness of the name change from Revco to Rite Aid.



     Set forth below is an analysis of the components of the estimated $150-$175 million one-time Merger and integration costs expected to be incurred.




                                                                                  (IN MILLIONS)
                                                                                  -------------
Present value of future lease costs of closed stores...........................    $  60 - $ 70
Severance and retention of employees...........................................       38 -   44
Store integration..............................................................       27 -   31
Other Merger costs.............................................................       25 -   30
Total..........................................................................    $ 150 - $175

                     DESCRIPTION OF RITE AID CAPITAL STOCK

     The statements set forth under this heading with respect to the DGCL, Rite Aid's Certificate of Incorporation (the 'Rite Aid Charter'), Rite Aid's By-laws (the 'Rite Aid By-laws') and the Rite Aid Rights Agreement, with Harris Trust Company of New York, as Rights Agent, are brief summaries thereof and do not purport to be complete; such statements are subject to the detailed provisions of the DGCL, the Rite Aid Charter, the Rite Aid By-laws and the Rite Aid Rights Agreement. See 'Available Information.'

     Under Rite Aid's Charter, Rite Aid's authorized capital stock consists of 240,000,000 shares of Rite Aid Common Stock and 20,000,000 shares of Rite Aid preferred stock, par value $1.00 per share (the 'Rite Aid Preferred Stock').

RITE AID PREFERRED STOCK

     No shares of Rite Aid Preferred Stock will be issued or outstanding immediately following the Merger. The Rite Aid Board is authorized to issue Rite Aid Preferred Stock in one or more series and to determine liquidation preferences, voting rights, dividend rights, conversion rights and redemption rights.

RITE AID COMMON STOCK


     Assuming the issuance of 42,865,712 shares of Rite Aid Common Stock issuable to stockholders of Revco in the Merger and assuming the Merger occurred as of the Record Date 126,695,042 shares of Rite Aid Common Stock would be issued and outstanding. An additional 6,532,169 shares of Rite Aid Common Stock are issued and held in the treasury of Rite Aid, and 6,279,486 shares of Rite Aid Common Stock are reserved for issuance under Rite Aid's 1990 Omnibus Stock Incentive Plan.


DIVIDEND RIGHTS

     The holders of Rite Aid Common Stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of the Rite Aid Board, subject to any preferential dividend rights granted to the holders of Rite Aid Preferred Stock.

VOTING RIGHTS

     Each holder of Rite Aid Common Stock is entitled to one vote in respect of each share of such stock.

CHANGE OF CONTROL

     DGCL. Section 203 of the DGCL prohibits generally a public Delaware corporation, including Rite Aid, from engaging in a Business Combination (as defined below) with an Interested Stockholder (as defined below) for a period of three years after the date of the transaction in which an Interested Stockholder became such, unless: (i) the board of directors of such corporation approved, prior to the date such Interested Stockholder became such, either such Business Combination or such transaction; (ii) upon consummation of such transaction, such Interested Stockholder owns at least 85% of the voting shares of such corporation (excluding specified shares); or (iii) such Business Combination is approved by the board of directors of such corporation and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2/3 % of the outstanding voting shares of such corporation (excluding shares held by such Interested Stockholder). A 'Business Combination' includes (i) mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an Interested Stockholder, (ii) certain transactions resulting in the issuance or transfer to an Interested Stockholder of any stock of such corporation or its subsidiaries and (iii) other transactions resulting in a disproportionate financial benefit to an Interested Stockholder. An 'Interested Stockholder' is a person who, together with its affiliates and associates, owns (or within a three-year period did own) 15% or more of a corporation's stock entitled to vote generally in the election of directors.

     Charter Provisions. The Rite Aid Charter specifies that the Rite Aid Board shall be divided into three classes, as nearly equal in number as possible, and shall consist of not less than three (3) nor more than fifteen (15) directors elected for three year staggered terms. The Rite Aid By-laws provide that the number of directors on the Rite Aid Board be fixed by the Rite Aid Board only, or if the number is not fixed, the number will be seven. The number of directors may be increased or decreased by the Rite Aid Board only. In the interim period between annual meetings of stockholders or of special meetings of stockholders, vacancies and newly created directorships may be filled by the Rite Aid Board. Any directors so elected will hold office until the next election of the class to which such directors have been elected.

     The Rite Aid Charter requires that any mergers, consolidations, asset dispositions and other transactions involving a beneficial owner of 10% or more of the voting power of the then outstanding classes of stock entitled to vote in the election of directors (the 'Voting Stock') be approved, unless certain conditions are satisfied, by the affirmative vote of the holders of shares representing not less than 75% of the Voting Stock. These special voting requirements do not apply if the transaction is approved by a majority of the

Continuing Directors (as defined below) or the consideration offered to the stockholders of Rite Aid meets specified fair price standards (including related procedural requirements as to the form of consideration and continued payment of dividends). 'Continuing Directors' as defined in the Rite Aid Charter means a member of the Rite Aid Board who was not affiliated with a Related Person (as defined below) and was a member of the Rite Aid Board prior to the time that the Related Person acquired the last shares of Rite Aid Common Stock entitling such Related Person to exercise, in the aggregate, in excess of 10% of the total voting power of all classes of Voting Stock, or any individual, corporation, partnership, person or other entity ('Person') recommended to succeed a Continuing Director by a majority of Continuing Directors. 'Related Person' as defined in the Rite Aid Charter means any Person, affiliate or associate of such Person, which has beneficial ownership directly or indirectly of shares of stock of Rite Aid entitling such Person to exercise more than 10% of the total voting power of all classes of Voting Stock.

     The Rite Aid Charter also provides that any corporate action taken at a special meeting of stockholders called by the Rite Aid Board or by written consent of stockholders, a majority of which are not Continuing Directors, shall require the approval of not less than 75% of the then outstanding Voting Stock.

     The ability of the Rite Aid Board to issue and set the terms of Rite Aid Preferred Stock could have the effect of making it more difficult for a third person to acquire, or of discouraging a third person from attempting to acquire, control of Rite Aid.

     Rite Aid Rights Agreement. On April 5, 1989, the Rite Aid Board of Directors declared a dividend distribution of one Right for each outstanding share of Rite Aid Common Stock to stockholders of record at the close of business on April 19, 1989. Each Right entitles the registered holder to purchase from Rite Aid a unit consisting of one one-thousandth of a share (a 'Unit') of Series A Junior Participating Preferred Stock, par value $1.00 per share, at a purchase price of $120 per Unit (the 'Purchase Price'), subject to adjustment.

     The Rights will separate from the Rite Aid Common Stock and a distribution date (the 'Distribution Date') will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an 'Acquiring Person') has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Rite Aid Common Stock (the 'Stock Acquisition Date'), (ii) 10 business days (or such later date as may be determined by the Rite Aid Board) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding shares of Rite Aid Common Stock or (iii) 10 business days after the Rite Aid Board determines any person, alone or together with its affiliates and associates, has become the beneficial owner of an amount of Rite Aid Common Stock which the Rite Aid Board determines to be substantial (which amount shall in no event be less than 15% of the shares of Rite Aid Common Stock outstanding) and at least a majority of the Rite Aid Board who are not officers of Rite Aid, after reasonable inquiry and investigation, shall determine that (a) such beneficial ownership by such person is intended to cause Rite Aid to repurchase the Rite Aid Common Stock beneficially owned by such person or to cause pressure on Rite Aid to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the Rite Aid Board determines that Rite Aid's and Rite Aid's stockholders' best long-term interests would not be served by taking such action or entering into such transactions or series of transactions at that time or (b) such beneficial ownership is causing or is reasonably likely to cause a material adverse impact on the business prospects of Rite Aid (any such person is herein referred to as an 'Adverse Person').

     Until the Distribution Date, (i) the Rights will be evidenced by the certificates of Rite Aid Common Stock and will be transferred with and only with such certificates, (ii) new Rite Aid Common Stock certificates issued after April 19, 1989 will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender or transfer of any certificates of Rite Aid Common Stock outstanding will also constitute the transfer of the Rights associated with the Rite Aid Common Stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on April 5, 1999, unless earlier redeemed by Rite Aid.

     In the event that (i) a person becomes the beneficial owner of 20% or more of the then outstanding shares of Rite Aid Common Stock (except pursuant to an offer for all outstanding shares which at least a majority of non-interested directors of Rite Aid determine to be fair to and otherwise in the best interests of Rite Aid and its stockholders) or (ii) the Rite Aid Board determines that a person is an Adverse Person, each Right holder will thereafter have the right to receive, upon exercise, Rite Aid Common Stock (or, in certain circumstances, cash, property or other securities of Rite Aid) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances) were, beneficially owned by any Acquiring Person or Adverse Person will be null and void. However, Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by Rite Aid.

     In the event that, at any time following the Stock Acquisition Date (i) Rite Aid is acquired in a merger or other business combination transaction in which Rite Aid is not the surviving corporation (other than mergers which follow certain types of offers) or (ii) more than 50% of Rite Aid's assets, cash flow or earning power is sold or transferred, each holder of a Right (except voided Rights) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. In the event that Rights cannot be exercised for common stock of the acquiring company as set forth above, holders of Rights will be entitled to put the Rights to the Acquiring Person for cash equal to the Purchase Price.

     The Purchase Price payable, and the number of Units of Rite Aid Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, Rite

Aid Preferred Stock, (ii) if holders of Rite Aid Preferred Stock are granted certain rights or warrants to subscribe for Rite Aid Preferred Stock or convertible securities at less than the current market price of the Rite Aid Preferred Stock, or (iii) upon the distribution to holders of the Rite Aid Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     In general, at any time until 10 business days following the Stock Acquisition Date, Rite Aid may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Rite Aid Common Stock or other consideration deemed appropriate by the Rite Aid Board). Rite Aid may not redeem the Rights if the Rite Aid Board had previously declared a person to be an Adverse Person. Immediately upon the action of the Rite Aid Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

     Each share of Revco Common Stock issued to holders of Revco Common Stock in the Merger will be issued together with one associated Right in accordance with the Rite Aid Rights Agreement.

MISCELLANEOUS

     The holders of Rite Aid Common Stock do not have preemptive, subscription, redemption or conversion rights. The outstanding shares of Rite Aid Common Stock are, and the shares of Rite Aid Common Stock constituting the Share Issuance upon issuance will be, duly authorized, validly issued, fully paid, nonassessable and the outstanding shares of Rite Aid Common Stock are, and the shares of Rite Aid Common Stock constituting the Share Issuance upon notice of issuance will be, listed on the NYSE and the PSE.

                              BUSINESS OF RITE AID


     Rite Aid. Rite Aid Corporation is a Delaware corporation with its principal executive offices located at 30 Hunter Lane, Camp Hill, Pennsylvania 17011. The telephone number of Rite Aid at such offices is (717) 761-2633. Rite Aid is one of the largest retail drugstore chains in the United States. As of March 4, 1995, Rite Aid operated over 2,700 drugstores, ranging approximately from 7,200 to 11,000 square feet per store in size, in twenty-three states and the District of Columbia. Rite Aid and its subsidiaries employed over 36,700 employees. Pharmacy service forms the core of Rite Aid's business, with prescriptions accounting for 53.1% of drugstore sales in the year ended March 4, 1995.


     Rite Aid's drugstores cater to convenience, offering a full selection of health and personal care products, seasonal merchandise and a large private label product line. Express mail with complementary services and one-hour photo departments have recently been added in select locations.

     Rite Aid also operates Eagle Managed Care Corporation, a wholly owned subsidiary, which markets prescription plans and sells other managed health care services to large employers and government-sponsored employee benefit programs.

     Information regarding the names, ages, positions, and business backgrounds of the executive officers and directors of Rite Aid, as well as additional information, including executive compensation, security ownership of certain beneficial owners and management and certain relationships and related transactions, is incorporated by reference to Items 10, 11, 12 and 13 of Rite Aid's Annual Report on Form 10-K for the fiscal year ended March 4, 1995 (which incorporates portions of Rite Aid's definitive Proxy Statement for its 1995 Annual Meeting of Stockholders held on July 11, 1995).


     Sub. Sub, a newly incorporated Delaware corporation and a wholly owned subsidiary of Rite Aid, has not conducted any business other than in connection with the Offer, the Merger Agreement, the Stock Option Agreement, and the Stockholder Agreement. The Offer, which was commenced on December 4, 1995, has been extended and is presently scheduled to expire on February 23, 1996. Rite Aid reserves the right to further extend the Offer. All of the issued and outstanding shares of capital stock of Sub are owned directly or indirectly by Rite Aid. The principal executive offices of Sub are located at 30 Hunter Lane, Camp Hill, Pennsylvania 17011. The telephone number of Sub at such offices is
(717) 761-2633.


                               BUSINESS OF REVCO

     Revco is a Delaware corporation with its principal executive offices located at 1925 Enterprise Parkway, Twinsburg, Ohio 44087. The telephone number of Revco at such offices is (216) 425-9811. Revco is one of the largest retail drugstore chains in the United States. As of June 3, 1995, Revco, operated over 2,100 stores, averaging approximately 8,864 square feet per store in size, in fourteen contiguous midwestern, eastern and southeastern states, and employed over 32,000 employees. Revco's stores are high-quality, health-oriented neighborhood pharmacies offering pharmaceutical and related merchandise. Revco competes primarily on the basis of convenient store locations, competitive pricing, and an orientation toward its pharmacy operations designed to provide a high level of customer service and product information. The stores typically feature prescription and over-the-counter drugs, health and beauty aids, toiletries, vitamins, cosmetics and sundries, and a broad line of consumer products.

     Information regarding the names, ages, positions, and business backgrounds of the executive officers and directors of Revco, as well as additional information, including executive compensation, security ownership of certain beneficial owners and management and certain relationships and related transactions, is incorporated by reference to Items 10, 11, 12 and 13 of Revco's Annual Report on Form 10-K for the fiscal year ended June 3, 1995 (which incorporates portions of Revco's definitive Proxy Statement for its 1995 Annual Meeting of Stockholders held on September 27, 1995).

                                    EXPERTS


     The consolidated financial statements of Rite Aid Corporation as of March 4, 1995 and February 26, 1994, and for each of the years in the three-year period ended March 4, 1995, have been incorporated by reference in this Proxy Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the March 4, 1995 consolidated financial statements contains an explanatory paragraph describing changes in accounting principles.

     With respect to the unaudited interim financial information of Rite Aid Corporation for the periods ended June 3, 1995, September 2, 1995, and December 2, 1995 incorporated by reference herein, KPMG Peat Marwick LLP has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in Rite Aid's quarterly reports on Form 10-Q for the quarters ended June 3, 1995, September 2, 1995, and December 2, 1995 and incorporated by reference herein, state that they did not audit and they do not express an opinion on the interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a 'report' or a 'part' of the Proxy Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

     The consolidated financial statements of Revco incorporated by reference in this Proxy Statement to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                            STOCKHOLDERS' PROPOSALS

     It is presently anticipated that Rite Aid will hold its 1996 Annual Meeting on or about June 26, 1996. Any stockholder wishing to submit a proposal to Rite Aid for consideration for inclusion in its proxy statement relating to its 1996 Annual Meeting of Stockholders must have delivered such proposal to Rite Aid by February 8, 1996.

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                              RITE AID CORPORATION
                         OCEAN ACQUISITION CORPORATION
                                      AND
                                REVCO D.S., INC.
                                  DATED AS OF
                               NOVEMBER 29, 1995
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----
ARTICLE I           THE OFFER AND MERGER.................................................................    A-1
     Section 1.1    The Offer............................................................................    A-1
     Section 1.2    Company Actions......................................................................    A-2
     Section 1.3    The Merger...........................................................................    A-3
     Section 1.4    Effective Time.......................................................................    A-4
     Section 1.5    Closing..............................................................................    A-4
     Section 1.6    Directors and Officers...............................................................    A-4
     Section 1.7    Stockholders' Meetings...............................................................    A-5

ARTICLE II          CONVERSION OF SHARES.................................................................    A-6
     Section 2.1    Conversion of Shares.................................................................    A-6
     Section 2.2    Alternative Consideration and Additional Consideration...............................    A-7
     Section 2.3    Issuance of Parent Common Stock or Payment of Cash Consideration.....................    A-7
     Section 2.4    Treatment of Stock Options...........................................................    A-9
     Section 2.5    Stock Transfer Books.................................................................    A-9
     Section 2.6    Dissenting Shares....................................................................    A-9

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................   A-10
     Section 3.1    Organization.........................................................................   A-10
     Section 3.2    Capitalization.......................................................................   A-10
     Section 3.3    Corporate Authorization; Validity of Agreement; Company Action.......................   A-11
     Section 3.4    Consents and Approvals; No Violations................................................   A-11
     Section 3.5    SEC Reports and Financial Statements.................................................   A-12
     Section 3.6    Absence of Certain Changes...........................................................   A-12
     Section 3.7    No Undisclosed Liabilities...........................................................   A-13
     Section 3.8    Information in Proxy Statement/Prospectus............................................   A-13
     Section 3.9    Employee Benefit Plans; ERISA........................................................   A-13
     Section 3.10   Litigation...........................................................................   A-15
     Section 3.11   No Default...........................................................................   A-15
     Section 3.12   Taxes................................................................................   A-15
     Section 3.13   Contracts............................................................................   A-16
     Section 3.14   Assets; Real Property................................................................   A-16
     Section 3.15   Environmental Matters................................................................   A-16
     Section 3.16   Reimbursement........................................................................   A-17
     Section 3.17   Labor Relations......................................................................   A-17
     Section 3.18   Insurance............................................................................   A-17
     Section 3.19   Transactions with Affiliates.........................................................   A-17
     Section 3.20   Compliance with Law..................................................................   A-17
     Section 3.21   Vote Required........................................................................   A-17

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.....................................   A-18
     Section 4.1    Organization.........................................................................   A-18
     Section 4.2    Capitalization.......................................................................   A-18
     Section 4.3    Corporate Authorization; Validity of Agreement; Necessary Action.....................   A-18
     Section 4.4    Consents and Approvals; No Violations................................................   A-19
     Section 4.5    SEC Reports and Financial Statements.................................................   A-19

     Section 4.6    Absence of Certain Changes...........................................................   A-19
     Section 4.7    No Undisclosed Liabilities...........................................................   A-20
     Section 4.8    Information in Proxy Statement/Prospectus............................................   A-20
     Section 4.9    Litigation...........................................................................   A-20
     Section 4.10   Taxes................................................................................   A-20
     Section 4.11   Compliance with Law..................................................................   A-21
     Section 4.12   No Default...........................................................................   A-21

                                                                                                            PAGE
                                                                                                            ----
     Section 4.13   Financing............................................................................   A-21
     Section 4.14   Opinion of Financial Advisor.........................................................   A-21
ARTICLE V           COVENANTS............................................................................   A-22
     Section 5.1    Interim Operations of the Company....................................................   A-22
     Section 5.2    Treatment of Certain Indebtedness....................................................   A-24
     Section 5.3    Access to Information................................................................   A-24
     Section 5.4    Consents and Approvals...............................................................   A-24
     Section 5.5    Employee Benefits....................................................................   A-25
     Section 5.6    No Solicitation......................................................................   A-27
     Section 5.7    Additional Agreements................................................................   A-27
     Section 5.8    Publicity............................................................................   A-27
     Section 5.9    Notification of Certain Matters......................................................   A-28
     Section 5.10   Directors' and Officers' Insurance and Indemnification...............................   A-28
     Section 5.11   Rule 145 Affiliates..................................................................   A-28
     Section 5.12   Cooperation..........................................................................   A-28
     Section 5.13   Proxy Statement/Prospectus...........................................................   A-29
     Section 5.14   New York State Real Property Transfer and Gains Taxes................................   A-29
     Section 5.15   Confidentiality/Standstill Agreement.................................................   A-29
     Section 5.16   Stock Exchange Listing...............................................................   A-29
ARTICLE VI          CONDITIONS...........................................................................   A-30
     Section 6.1    Conditions to the Obligations of Each Party..........................................   A-30
ARTICLE VII         TERMINATION..........................................................................   A-30
     Section 7.1    Termination..........................................................................   A-30
     Section 7.2    Effect of Termination................................................................   A-31
     Section 7.3    Termination Fee......................................................................   A-31
ARTICLE VIII        MISCELLANEOUS........................................................................   A-32
     Section 8.1    Fees and Expenses....................................................................   A-32
     Section 8.2    Finders' Fees........................................................................   A-32
     Section 8.3    Amendment and Modification...........................................................   A-32
     Section 8.4    Nonsurvival of Representations and Warranties........................................   A-32
     Section 8.5    Notices..............................................................................   A-32
     Section 8.6    Interpretation.......................................................................   A-33
     Section 8.7    Counterparts.........................................................................   A-33
     Section 8.8    Entire Agreement; No Third Party Beneficiaries; Rights of Ownership..................   A-33
     Section 8.9    Severability.........................................................................   A-33
     Section 8.10   Specific Performance.................................................................   A-33
     Section 8.11   Governing Law........................................................................   A-34
     Section 8.12   Assignment...........................................................................   A-34

     Section 8.13   Joint and Several Liability..........................................................   A-34
Exhibits
Annexes

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of November 29, 1995, by and among Rite Aid Corporation, a Delaware corporation ('Parent'), Ocean Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ('Sub'), and Revco D.S., Inc., a Delaware corporation (the 'Company').

     WHEREAS, the Boards of Directors of Parent, Sub and the Company have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

     WHEREAS, it is intended that the acquisition be accomplished by Sub commencing a cash tender offer for Shares (as defined in Section 1.1) to be followed by a merger of Sub with and into the Company (the 'Merger'), with the Company being the surviving corporation;

     WHEREAS, as a condition and inducement to Parent and Sub entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into a Stockholder Agreement with Zell/Chilmark Fund, L.P. in the form of Exhibit A hereto (the 'Zell/Chilmark Stockholder Agreement'), pursuant to which, among other things, such stockholder has agreed to vote the Shares then owned by such stockholder in favor of the Merger provided for herein;

     WHEREAS, as a condition and inducement to Parent and Sub entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent and the Company are entering into a Stock Option Agreement in the form of Exhibit B hereto (the 'Stock Option Agreement'), pursuant to which, among other things, the Company has granted Parent the right to purchase Shares representing 19.9% of the outstanding Shares at the date of exercise under certain circumstances;

     WHEREAS, the Board of Directors of the Company has approved the transactions contemplated by this Agreement, the Zell/Chilmark Stockholder Agreement and the Stock Option Agreement in accordance with the provisions of
Section 203 of the Delaware General Corporation Law (the 'DGCL') and has resolved to recommend the acceptance of the Offer (as defined in Section 1.1) and the approval of the Merger by the holders of Shares; and

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Zell/Chilmark Stockholder Agreement and the Stock Option Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                              THE OFFER AND MERGER

     Section 1.1 The Offer. (a) As promptly as practicable (but in no event later than five business days after the public announcement of the execution hereof), Sub shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act')) an offer (the 'Offer') to purchase for cash not less than 35,144,833 shares and up to all of the issued and outstanding common stock, par value $.01 per share (referred to herein as either the 'Shares' or 'Company Common Stock'), of the Company at a price of $27.50 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the 'Offer Price'), the exact number of Shares within such range to be determined by Parent in its sole discretion, it being hereby agreed that Parent may change the amount of Shares sought to be purchased in the Offer within such range at any time prior to consummation of the Offer, provided that Parent complies with the requirements of Rule 14e-1 of the Exchange Act. The Offer shall be subject to there being validly tendered and not withdrawn prior to the expiration of the Offer, at least 35,144,833 Shares or such other number of Shares as shall equal 50.1% of the Shares outstanding on a fully-diluted basis as of the expiration of the Offer (the 'Minimum Condition') and to the other conditions set forth in Annex A hereto. Sub shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares tendered as soon as practicable after the later of the satisfaction of the conditions to the Offer and the expiration of the Offer; provided, however, that no such payment shall be made until after any calculation of proration as required by applicable law. The obligations of Sub to commence the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the 'Offer to Purchase') containing the terms set forth in this Agreement and the conditions set forth in Annex A hereto. Without the written consent of the Company, Sub shall not amend or waive the Minimum Condition, decrease the Offer Price, change the number of Shares sought to an amount less than 50.1% of the outstanding Shares on a fully-diluted basis, change the form of consideration to be paid pursuant to the Offer or impose conditions to the Offer in addition to those set forth in Annex A hereto, or amend any other term or condition of the Offer in any manner which is adverse to the holders of Shares; provided, however, that if on the initial scheduled expiration date of the Offer (as it may be extended in accordance with the terms hereof), all conditions to the Offer shall not have been satisfied or waived, the Offer may be extended from time to time without the consent of the Company for such period of time as is reasonably expected to be necessary to satisfy the unsatisfied conditions. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by law in connection with such increase in each case without the consent of the Company.

     (b) Parent and Sub shall file with the United States Securities and Exchange Commission (the 'SEC') as soon as practicable on the date the Offer is commenced, a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the 'Schedule 14D-1') which will include, as exhibits, the Offer to

Purchase and a form of letter of transmittal and summary advertisement (collectively, together with the Schedule 14D-1 and any amendments and supplements thereto, the 'Offer Documents'). Parent and Sub represent that the Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Sub with respect to information supplied by the Company in writing for inclusion in the Offer Documents. The information supplied by the Company for inclusion in the Offer Documents will not, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent and Sub further agrees to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and Sub, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect, and Parent and Sub further agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the opportunity to review the Schedule 14D-1 and the Offer Documents before they are filed with the SEC. In addition, Parent and Sub agree to provide the Company and its counsel in writing with any comments Parent, Sub or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments. Parent and Sub will cooperate with the Company in responding to any comments received from the SEC with respect to the Offer and amending the Offer in response to any such comments.

     Section 1.2 Company Actions. (a) The Company hereby approves of and consents to the Offer and represents that the Board of Directors, at a meeting duly called and held, has unanimously (with one director absent and two directors abstaining) (i) determined that this Agreement and the transactions contemplated hereby, including, without limitation, the Offer, the Merger, the Zell/Chilmark Stockholder Agreement, the Stock Option Agreement and the transactions contemplated thereby, are fair to and in the best interests of the holders of Shares, (ii) approved this Agreement and the transactions contemplated hereby, including, without limitation, the Offer and the Merger, and approved the Zell/Chilmark Stockholder Agreement, the Stock Option Agreement and the transactions contemplated thereby, such determination and approval constituting approval thereof for purposes of Section 203 of the DGCL, and (iii) resolved to recommend that the stockholders of the Company who desire to receive cash for their Shares accept the Offer and tender their Shares thereunder to Sub and that all stockholders of the Company approve and adopt this Agreement; provided, however, that prior to the purchase by Sub of Shares pursuant to the Offer, the Company may modify, withdraw or change such recommendation only to the extent that the Board of Directors of the Company determines, after having received the oral or written opinion of
outside legal counsel to the Company, that the failure to so withdraw, modify or change would result in a breach of the Board of Directors' fiduciary duties under applicable laws.

     (b) Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the 'Schedule 14D-9') which shall contain the recommendation referred to in clauses (i), (ii) and (iii) of Section 1.2(a) hereof; provided, however, that the Company may modify, withdraw or change such recommendation only to the extent that the Board of Directors of the Company determines, after having received the oral or written opinion of outside legal counsel to the Company, that the failure to so withdraw, modify or change would result in a breach of the Board of Directors' fiduciary duties under applicable laws and any such withdrawal, change or modification shall not constitute a breach of this Agreement. The Company represents that the Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Sub for inclusion in the Schedule 14D-9. The information supplied by Parent and Sub for inclusion in the Schedule 14D-9 will not, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company further agrees to take all steps necessary to cause the
Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Parent and Sub, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, Sub and their counsel in writing with any comments the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments. The Company will cooperate with Parent and Sub in responding to any comments received from the SEC with respect to the Schedule 14D-9 and amending the Schedule 14D-9 in response to any such comments.

     (c) In connection with the Offer, if requested by Sub, the Company will promptly furnish or cause to be furnished to Sub mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall furnish Sub with such information and assistance as Sub or its agents may reasonably request in communicating the Offer to the stockholders of the Company. Except for such steps as are necessary to disseminate the Offer Documents, Parent and Sub shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer, and, if this Agreement is terminated, will upon request of the Company deliver or cause to be delivered to the Company all copies of such information then in its possession or the possession of its agents or representatives.

     (d) The Board of Directors of the Company has received the written opinion of Morgan Stanley & Co. Incorporated ('Company Financial Advisor'), dated as of a date which is on or prior to the date of this Agreement, to the effect that, as of such date, the consideration to be received by holders of Shares (other than Sub and its affiliates) pursuant to the Offer and Merger, taken together, is fair from a financial point of view to such holders (the 'Company Fairness Opinion'). The Company has delivered to Sub a copy of the Company Fairness Opinion, together with Company Financial Advisor's authorization to the inclusion of the Company Fairness Opinion in the Offer Documents and the Proxy Statement/Prospectus (as defined in Section 1.7).

     Section 1.3 The Merger. Subject to the terms and conditions of this Agreement and in accordance with the DGCL at the Effective Time, the Company and Sub shall consummate a merger (the 'Merger') pursuant to which (i) Sub shall be merged with and into the Company and the separate corporate existence of Sub shall thereupon cease, and (ii) the Company shall be the successor or surviving corporation in the Merger (the

'Surviving Corporation') and shall continue to be governed by the laws of the State of Delaware. Pursuant to the Merger, (x) the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (y) the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws. The Merger shall have the effects set forth in the DGCL.

     Section 1.4 Effective Time. (a) Parent, Sub and the Company will cause a Certificate of Merger (the 'Certificate of Merger') with respect to the Merger to be executed and filed on the date of the Closing (as defined in Section 1.5) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the 'Effective Time'.

     (b) If Shares are purchased in the Offer, Parent and Sub covenant and agree to consummate the Merger pursuant to the terms of this Agreement not later than

June 30, 1996.

     Section 1.5 Closing. The closing of the Merger (the 'Closing') will take place at 10:00 a.m., New York City time, on a date to be specified by the parties, which shall be no later than the third business day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (the 'Closing Date'), at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto.

     Section 1.6 Directors and Officers. (a) Promptly upon the acceptance for payment of any Shares by Parent or any of its Subsidiaries (as defined in Section 3.1 hereof) pursuant to the Offer, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Sub, Parent and any of their affiliates bears to the total number of shares of Company Common Stock then outstanding. The Company shall, upon request of Parent, use its best efforts promptly either to increase the size of its Board of Directors or, at the Company's election, secure the resignations of such number of its incumbent directors as is necessary to enable Parent's designees to be so elected to the Company's Board, and shall cause Parent's designees to be so elected. At such time, the Company shall also cause persons designated by Parent to constitute the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary of the Company and (iii) each committee (or similar body) of each such board, in each case only to the extent permitted by applicable law or the rules of any stock exchange on which the Company Common Stock is listed. Notwithstanding the foregoing, until the Effective Time, each of Parent, Sub and the Company shall use its best efforts to retain as a member of the Company's Board of Directors at least two directors who are directors of the Company on the date hereof (the 'Continuing Directors'); provided, that subsequent to the purchase of and payment for Shares pursuant to the Offer, Parent shall always have its designees represent at least a majority of the entire Board of Directors. In the event of a vacancy on the Board of Directors resulting from the resignation or death of any Continuing Director, such vacancy shall be filled by the remaining Continuing Directors, or if there are no remaining Continuing Directors by the designees of Zell/Chilmark Fund, L.P. The Company's obligations under this Section 1.6(a) shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to such Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.6(a), including mailing to stockholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected to the Company's Board of Directors. Parent or Sub will supply the Company any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 1.6(a) are in addition to and shall not limit any rights which Sub, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

     (b) From and after the time, if any, that Parent's designees constitute a majority of the Company's Board of Directors and prior to the Effective Time,
(i) any material amendment of this Agreement, (ii) any termination of this Agreement by the Company, (iii) any extension of time for performance of any of the obligations of Parent or Sub hereunder, (iv) any waiver of any condition or any of the Company's rights hereunder, (v) any amendment or change to the Certificate of Incorporation or By-laws of the Company or any of its Subsidiaries, (vi) any amendment or change to any Benefit Plan (as defined in Section 3.9(a)) or compensation policies or severance obligations (including those agreements or obligations referenced in Section 3.9 hereof or set forth in
Schedule 3.9 of the Company Disclosure Schedule) or (vii) any amendment or change to the policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries on the date hereof, may be effected only by the action of a majority of the Board of Directors of the Company, which majority includes a majority of the Continuing Directors; provided, that if there shall be no Continuing Directors, actions may be effected by majority vote of the entire Board of Directors of the Company. Any actions with respect to the enforcement of this Agreement by the Company shall be effected only by the action of a majority of the Continuing Directors.

     (c) The directors and officers of Sub at the Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

     Section 1.7 Stockholders' Meetings. (a) In order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its stockholders (the 'Company Special Meeting'), as soon as practicable after the registration statement on Form S-4 (together with all amendments, schedules, and exhibits thereto) to be filed by Parent in connection with the registration of the Parent Common Stock to be issued by Parent in the Merger (the 'Registration Statement') is declared effective, for the purpose of considering and taking action upon this Agreement. The Company shall include in the joint proxy statement/prospectus forming a part of the Registration Statement (the 'Proxy Statement/Prospectus') the recommendation of the Board of Directors of the Company that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement. Parent agrees that it will vote, or cause to be voted, all of the Shares then owned by it, Sub or any of its other Subsidiaries, in favor of the approval of the Merger and adoption of the Merger Agreement at the Company Special Meeting.

     (b) In order to consummate the Merger, Parent, acting through its Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its stockholders (the 'Parent Special Meeting' and together with the Company Special Meeting, the 'Special Meetings'), as soon as practicable after the Registration Statement is declared effective, for the purpose of authorizing the issuance of shares of Parent Common Stock (as defined below) pursuant to the Merger. Parent shall include in the Proxy Statement/Prospectus the recommendation of the Board of Directors of Parent that stockholders of Parent vote in favor of the issuance of shares of Parent common stock, par value $1.00 per share ('Parent Common Stock'), in the Merger.

     (c) Nothing in this Section 1.7 is intended to impair the fiduciary duties of the Boards of Directors of the Company or Parent or, in the case of the Board of Directors of the Company, to restrict its ability to exercise its right of termination pursuant to Section 7.1(c)(1) of this Agreement.

                                   ARTICLE II
                              CONVERSION OF SHARES

     Section 2.1 Conversion of Shares. (a) Each share of Common Stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time, without any other action by Parent, Sub or the Company, shall, at the Effective Time, be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

     (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Section 2.1(d) hereof and other than Dissenting Shares (as defined in Section 2.6), if any) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into either (i) the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock determined as set forth in clause
(c) below; provided that Parent shall not issue more than 1.12500 nor less than .91666 shares of Parent Common Stock per Share (the 'Exchange Ratio') or (ii) if
the alternative consideration contemplated by Section 2.2 hereof is applicable, then the right to receive the Alternative Consideration (as defined in Section 2.2), plus, in each of clause (i) and (ii) above, any Additional Consideration contemplated by Section 2.2 hereof.

     (c) For purposes hereof, 'Average Parent Share Price' shall mean the average closing price per share of Parent Common Stock on the New York Stock Exchange (the 'NYSE') as reported on the NYSE Composite Tape for fifteen NYSE trading days selected by Parent and the Company by lot from among the forty NYSE trading days ending on the fifth trading day immediately preceding the Company Special Meeting. 'Transaction Price' shall mean $27.50 per Share. The number of shares of Parent Common Stock into which each Share shall be converted in the Merger shall be determined as follows:

          1. In the event the Average Parent Share Price equals the Transaction Price, each Share shall be converted into one share of Parent Common Stock.

          2. In the event that the Average Parent Share Price is greater than the Transaction Price, each Share shall be converted into a number of shares of Parent Common Stock (rounded to the nearest one one-hundred thousandth) determined by the following formula:

          Number of shares of Parent Common            Transaction Price plus .5 x (Average
          Stock                                  =     Parent Share Price minus Transaction Price)
                                                       -------------------------------------------
                                                       Average Parent Share Price


          3. In the event that the Average Parent Share Price is less than the Transaction Price, each Share shall be converted, at the option of Parent, into either:

            (I) a number of shares of Parent Common Stock (rounded to the nearest one one-hundred thousandth) determined by the following formula:

          Number of shares of Parent Common           Transaction Price minus .5 x (Transaction
          Stock                                  =    Price minus Average Parent Share Price)
                                                      -----------------------------------------
                                                             Average Parent Share Price

            or (II) one share of Parent Common Stock plus the Cash Adjustment Amount, without any interest thereon, where the Cash Adjustment Amount is determined by the following formula:

          Cash Adjustment Amount                 =  .5 x (Transaction Price minus Average Parent Share Price);

            provided, however, in no event shall the Cash Adjustment Amount be greater than $2.75 per Share.

     (d) All shares of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Sub or any other direct or indirect wholly owned Subsidiary of Parent shall, at the Effective Time, be cancelled and retired and shall cease to exist and no Parent Common Stock or cash, if the alternative consideration contemplated by Section
2.2 hereof is applicable, shall be delivered in exchange therefor.

     (e) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding Shares (the 'Certificates') shall cease to have any rights as stockholders of the Company, except the right to receive the consideration set forth in this Article II (other than the Additional

Consideration provided by Section 2.2(c) hereof) (the 'Merger Consideration') for each Share held by them or, if applicable, payments due to holders of Dissenting Shares (as defined in Section 2.6 hereof).

     Section 2.2 Alternative Consideration and Additional Consideration. (a) In the event that the stockholders of Parent shall not approve the issuance of Parent Common Stock pursuant to the Merger at the Parent Special Meeting, but all conditions to the Merger are otherwise satisfied or waived (if permissible), the Company, Parent and Sub shall nonetheless consummate the Merger and each share of Company Common Stock issued and outstanding immediately prior to the

Effective Time (other than treasury Shares and Shares owned by Parent and its Subsidiaries) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder hereof, be converted into the right to receive the following consideration (the 'Alternative Consideration') in a combination of shares of Parent Common Stock and cash determined as follows:

          1. The number of shares of Parent Common Stock into which each Share shall be converted in the Merger (the 'Adjusted Exchange Ratio') shall equal the Exchange Ratio determined pursuant to Section 2.1(c) hereof (assuming no Cash Adjustment Amount is paid) multiplied by a fraction (the 'Adjustment Fraction'), the numerator of which is the number of shares of Parent Common Stock equal to 19.9% of the then outstanding shares of Parent Common Stock and the denominator of which is (a) the Exchange Ratio multiplied by (b) the aggregate number of outstanding Shares (other than treasury Shares and Shares owned by Parent and its Subsidiaries); and

          2. The amount of cash (the 'Adjusted Alternative Cash Consideration') into which each Share shall be converted in the Merger shall equal the Transaction Price multiplied by 1 minus the Adjustment Fraction.

     (b) In the event the Merger is not consummated prior to April 29, 1996 and the Company shall not have materially breached this Agreement (other than by acts caused or permitted by Parent), then the stockholders of the Company shall be entitled to receive interest on the amount of the Merger Consideration that they receive, from April 29, 1996 until the earlier of the Effective Time or June 30, 1996, calculated at an annual rate equal to the prime rate of interest (as announced from time to time by Morgan Guaranty Trust Company of New York). For purposes of calculating the Merger Consideration, the Average Parent Share Price, if not otherwise ascertainable in accordance with the terms of this Agreement, shall be the average price of Parent Common Stock based on the 15 highest closing prices of Parent Common Stock since the consummation of the Offer until the earlier of June 30, 1996 or the Effective Time.

     (c) In the event Parent and/or Sub, in violation of their obligations under this Agreement, fails or refuses to consummate the Merger on or prior to June 30, 1996 and the Company shall not have materially breached this Agreement (other than by acts caused or permitted by Parent), then, in addition to any rights or remedies that the Company and its stockholders otherwise have in law or at equity as a result thereof, the stockholders of the Company shall be entitled to receive interest from June 30, 1996 on the amount of the Merger Consideration not paid until such Merger Consideration is paid, calculated at the annual rate of the higher of (i) the prime rate of interest (as announced from time to time by Morgan Guaranty Trust Company of New York) plus 300 basis points or (ii) the amount otherwise permitted by law. For purposes of calculating the Merger Consideration, the Average Parent Share Price, if not otherwise ascertainable in accordance with the terms of this Agreement, shall be the average price of Parent Common Stock based on the 15 highest closing prices of Parent Common Stock since the consummation of the Offer until such Merger Consideration is paid. Any additional consideration paid or payable pursuant to
Section 2.2(b) or Section 2.2(c) is referred to herein as 'Additional Consideration'.

     Section 2.3 Issuance of Parent Common Stock or Payment of Cash Consideration. (a) The manner in which each Share (other than Shares to be cancelled as set forth in Section 2.1(d)) shall be converted into Parent Common Stock or, if the Alternative Consideration contemplated by Section 2.2 hereof is applicable, the right to receive the Alternative Consideration in the Merger shall be as set forth in this Section 2.3.

     (b) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates representing Shares, no dividend or distribution with respect to shares shall be payable on or with respect to any fractional share and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any such fractional share of Parent Common Stock, Parent shall pay to each former stockholder of the Company who otherwise would be entitled to receive a fractional share of Parent Common Stock an amount in cash determined by multiplying (i) the Average Parent Share Price on the date on which the Effective Time occurs by (ii) the fractional interest in a share of Parent Common Stock to which such holder would otherwise be entitled.

     (c) Parent shall designate a bank or trust company to act as agent for the holders of shares of Company Common Stock in connection with the Merger (the 'Exchange Agent') to receive the shares of Parent Common Stock and the Cash Adjustment Amount, if any, or the Alternative Consideration, as the case may be, and any Additional Consideration to which holders of shares of Company Common Stock shall become entitled pursuant to this Article II.

     (d) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted pursuant to this Article II into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and any Additional Consideration contemplated by Section 2.2(c). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and any Additional Consideration contemplated by Section 2.2(c) for each share of Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration and any Additional Consideration contemplated by
Section 2.2(c) is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration and any Additional Consideration contemplated by Section 2.2(c) to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

     (e) Immediately following the Effective Time, Parent shall deliver, in trust, to the Exchange Agent, for the benefit of the holders of Shares, (i) certificates representing an aggregate number of shares of Parent Common Stock as nearly as practicable equal to the product of the Exchange Ratio and the number of Shares to be converted into Parent Common Stock as determined by this
Article II plus, if applicable, the Cash Adjustment Amount multiplied by the number of Shares to be converted into Parent Common Stock as determined by this
Article II or (ii) if the Alternative Consideration contemplated by Section 2.2 hereof is applicable, certificates representing an aggregate number of shares of Parent Common Stock as nearly as practicable equal to the product of the Adjusted Exchange Ratio and the number of Shares to be converted into Parent Common Stock as determined by this Article II, plus an amount of cash equal to the product of the Adjusted Alternative Cash Consideration and the number of Shares to be converted into the Adjusted Alternative Cash Consideration pursuant to this Article II. In addition, Parent shall deliver to the Exchange Agent the aggregate amount of any Additional Consideration to be paid to holders of Shares. As soon as practicable after the Effective Time, each holder of Shares converted into Parent Common Stock (plus the Cash Adjustment Amount, if applicable or any Additional Consideration, if applicable) or cash pursuant to this Article II, upon surrender to the Exchange Agent of one or more Certificates for such Shares for cancellation, shall be entitled to receive either certificates representing the number of shares of Parent Common Stock into which such Shares shall have been converted in the Merger (plus the Cash Adjustment Amount, if applicable, or any Additional Consideration, if applicable) or, in case the Alternative Consideration contemplated by Section
2.2 is applicable the cash (including any Additional Consideration, if applicable) and certificates representing the number of shares of Parent Common Stock into which such Shares shall have been converted in the Merger. No dividends or distributions that have been declared will be paid to persons entitled to receive certificates for shares of Parent Common Stock until such persons surrender their Certificates for Shares, at which time all such dividends shall be paid. In no event shall the persons entitled to receive such dividends be entitled to receive interest on such dividends. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Parent Common Stock, Alternative Consideration or dividends thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) At any time following nine months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any shares of Parent Common Stock or funds (including any interest received with respect thereto) which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation and Parent (subject to abandoned property, escheat or other similar laws) only with respect to the Merger Consideration payable or issuable upon due surrender of their Certificates, without any interest thereon.

     Section 2.4 Treatment of Stock Options. (a) Effective as of the Effective Time, each option granted by the Company to purchase shares of Company Common Stock that is outstanding and unexercised immediately prior thereto (the

'Company Stock Options'), shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of Parent Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Company 1992 Long-Term Incentive Compensation Plan, as amended and the Company 1992 Non-Employee Directors' Stock Option Plan, as amended (together the 'Option Plans'), and the agreements evidencing grants thereunder). The number of shares of Parent Common Stock subject to, and the option price and terms and conditions of, the new option shall be determined in a manner that preserves both (i) the aggregate gain (or loss) on the Company Stock Option immediately prior to the Effective Time and (ii) the ratio of the exercise price per share subject to the Company Stock Option to the fair market value (determined immediately prior to the Effective Time) per share subject to such option, provided that any fractional shares of Parent Common Stock resulting from such determination shall be rounded down to the nearest share. Effective as of the Effective Time, the Surviving Corporation shall assume each Company Stock Option agreement, each as amended, as provided herein. The adjustment provided herein with respect to any Company Stock Options that are 'incentive stock options' (as defined in section 422 of the Code) shall be and is intended to be effected in a manner that is consistent with section 424(a) of the Code. The duration, vesting and other terms of the new options shall be the same as the Company Stock Options that they replace, except that all references to the Company shall be deemed to be references to Parent. In the event that a holder of a Company Stock Option is terminated without Cause (as defined in Section 5.5(a) of this Agreement) within 12 months of the Effective Time, then such holder's new option shall become 100% exercisable as of such date of termination.

     (b) Notwithstanding Section 2.4(a) above, outstanding vested options under the Long Term Incentive Plan (LTIP) held by Covered Executives (as defined in
Section 5.5(a) hereof), including options that become vested in connection with a 'Change in Control' under the terms of existing award agreements under the LTIP, shall, effective as of the Effective Time become exercisable under a cashless exercise procedure made available by the Company (subject to applicable law and any administrative procedures and policies deemed appropriate by the Company). Individuals subject to Section 16 of the Exchange Act shall be provided with a cash compensation arrangement providing such individuals with the opportunity to receive a cash payment approximating the benefits that would be deprived by reason of Section 16 of the Exchange Act.

     (c) Effective as of the Effective Time, the Options Plans shall terminate and the provisions in any other plan, program, agreement or arrangement, providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be deleted. Furthermore, the Company shall take all actions necessary to ensure that following the Effective Time, no holder of Company Stock Options or any participant in the Option Plans or any other plans, programs, agreements or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary of either of the foregoing.

     Section 2.5 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares on the records of the Company. If, after the Effective Time, Certificates representing Shares are presented to the Surviving

Corporation, they shall be cancelled and exchanged for cash or certificates representing Parent Common Stock pursuant to this Article II.

     Section 2.6 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, in the event the Alternative Consideration or any Additional Consideration contemplated by Section 2.2 hereof is applicable or in the event that Parent elects to pay any Cash Adjustment Amount, Shares which immediately prior to the Effective Time are held by stockholders who have properly exercised and perfected appraisal rights under Section 262 of the DGCL (the 'Dissenting Shares'), shall not be converted into the right to receive the Merger Consideration, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose his right to appraisal and payment under the DGCL, such holder's Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such Shares shall no longer be Dissenting Shares.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub as follows:

     Section 3.1 Organization. Each of the Company and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole. As used in this Agreement, the word 'Subsidiary' means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, any reference to any event, change or effect having a material adverse effect on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect, individually or in the aggregate with such other events, changes, or effects, which is materially adverse to the financial condition, business, results of operations, assets, liabilities, properties or prospects of such entity. If 'material adverse effect' is used with respect to more than one entity, it shall mean such events, changes or effects with respect to all such entities taken as a whole. Section 3.1 of the Disclosure Schedule delivered by the Company to Parent on or prior to the date hereof (the 'Company Disclosure Schedule') sets forth a complete list of the Company's Subsidiaries.

     Section 3.2 Capitalization. (a) The authorized capital stock of the Company consists of 100,000,000 Shares and 25,000,000 shares of preferred stock, par value $.01 per share (the 'Preferred Stock'). As of the date hereof, (i) 66,587,990 shares of Company Common Stock are issued and outstanding, 700,000 shares of Company Common Stock are held in the Company's treasury, 1,096,101 shares of Company Common Stock are reserved for issuance under the Company's 401(k) Savings Plan, 2,002,220 shares of Company Common Stock are reserved for issuance under the Company's 1993 Employee Stock Purchase Plan and 3,561,377 shares of Company Common Stock are reserved for issuance pursuant to options previously granted pursuant to the Company Stock Option Plans, (ii) no shares of Preferred Stock are issued and outstanding, and (iii) no Shares or shares of Preferred Stock are issued and held in the treasury of the Company. All the outstanding shares of the Company's capital stock are, and all shares which may be issued pursuant to the Company Stock Option Plans will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in Section 3.2(a) of the Company Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ('Voting Debt') of the Company or any of its Subsidiaries issued and outstanding. Except as set forth above and except for the transactions contemplated by this Agreement and the Stock Option Agreement, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, convertible security, agreement, arrangement or commitment. Except as disclosed in Section 3.2(a) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares or the capital stock of the Company or any subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity. Except as permitted by this Agreement, following the Merger, neither the Company nor any of its Subsidiaries will have any obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

     (b) Except as disclosed in Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Subsidiaries are beneficially owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all liens, charges, security interests, options, claims or encumbrances of any nature whatsoever.

     (c) Except for the Zell/Chilmark Stockholder Agreement, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries. None of the Company or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement. The Company has delivered to Parent a letter agreement which causes the termination, as of the consummation of the Offer, of the Stockholder Agreement by and between Zell/Chilmark and the Company dated as of June 1, 1992 the Registration Rights Agreement by and between Zell/Chilmark Fund, L.P. and the Company dated as of June 1, 1992 and the Registration Rights Agreement by and between Magten Asset Management Corporation ('Magten') and the Company, dated as of January 20, 1993 (such agreements being referred to herein as the 'Existing Company/Stockholder Agreements').

     (d) At the Effective Time, the number of shares of Company Common Stock outstanding shall not exceed 73,247,688.

     Section 3.3 Corporate Authorization; Validity of Agreement; Company
Action. (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement, and, subject to obtaining any necessary approval of its stockholders as contemplated by Section 1.7(a) hereof with respect to the Merger, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the Stock Option Agreement, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by its Board of Directors and, except in the case of this Agreement for obtaining the approval of its stockholders as contemplated by Section 1.7(a) hereof with respect to the Merger, no other corporate action or proceedings on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the Stock Option Agreement, and the consummation by it of the transactions contemplated hereby and thereby. This Agreement and the Stock Option Agreement has been duly executed and delivered by the Company and, assuming this Agreement and the Stock Option Agreement constitutes a valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (b) The Board of Directors of the Company has duly and validly approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the transactions contemplated by this Agreement (including, without limitation, the Offer, the acquisition of Shares pursuant to the Offer and the Merger, the Stock Option Agreement, the Zell/Chilmark Stockholder Agreement and the termination of the Existing Company/Stockholder Agreements), including, but not limited to, all actions necessary to render the provisions of
Section 203 of the DGCL inapplicable to such transactions.

     Section 3.4 Consents and Approvals; No Violations.  Except as disclosed in
Section 3.4 of the Company Disclosure Schedule, and except for all filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the DGCL, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), and for the approval of this Agreement by the Company's stockholders and the filing and recordation of the Certificate of Merger as required by the DGCL, neither the execution, delivery or performance of this Agreement and the Stock Option Agreement, nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws or similar organizational documents of the Company or of any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a 'Governmental Entity'), except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on the Company and its Subsidiaries and would not, or would not be reasonably likely to, materially impair the consummation of the Offer or the Zell/Chilmark Stockholder Agreement or the Stock Option Agreement or the ability of the Company to consummate the Merger or the other transactions contemplated hereby or thereby, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness (collectively, the 'Debt Instruments'), lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound and which either has a term of more than one year or involves the payment or receipt of money in excess of $300,000 (a 'Company Agreement') or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, except in the case of clause (iii) or (iv) for such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, and which would not, or would not be reasonably likely to, materially impair the consummation of the Offer, the Stock Option Agreement or the Zell/Chilmark Stockholder Agreement or the ability of the Company to consummate the Merger or the other transactions contemplated hereby or thereby.

     Section 3.5 SEC Reports and Financial Statements.  The Company has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since May 30, 1992 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the 'Company SEC Documents'). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the consolidated financial statements included in the Company SEC Documents have been prepared from, and are in accordance with, the books and records of the Company and/or its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ('GAAP') applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

     Section 3.6 Absence of Certain Changes. Except to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement or as otherwise disclosed to Parent in Section 3.6 of the Company Disclosure Schedule, from June 3, 1995 through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses and operations in the ordinary course of business consistent with past practice. From June 3, 1995 through the date of this Agreement, there has not occurred (i) any events, changes, or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or of any of its Subsidiaries, other than dividends paid by wholly owned Subsidiaries; or (iii) any material change by the Company or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP. Except as set forth on Schedule 3.6 of the Company Disclosure Schedule, from June 3, 1995 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by
Section 5.1 hereof.

     Section 3.7 No Undisclosed Liabilities. Except (a) to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement and (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice, during the period from June 3, 1995 through the date of this Agreement, neither the Company nor any of its Subsidiaries have incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on the Company and its Subsidiaries or would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the June 3, 1995 consolidated balance sheet of the Company and its Subsidiaries. Section 3.7 of the Company Disclosure Schedule sets forth each instrument evidencing indebtedness of the Company and its Subsidiaries which will accelerate or become due or payable, or result in a right of redemption or repurchase on the part of the holder of such indebtedness, or with respect to which any other payment or amount will become due or payable, in any such case with or without due notice or lapse of time, as a result of this Agreement, the Merger or the other transactions contemplated hereby.

     Section 3.8 Information in Proxy Statement/Prospectus. The Proxy Statement/Prospectus (or any amendment thereof or supplement thereto), at the date mailed to the Company's stockholders, on the date filed with the SEC and at the time of the Special Meetings, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided, however, that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Sub for inclusion in the Proxy Statement/Prospectus. None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement will, at the date it becomes effective and at the time of the Special Meetings contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the proviso set forth in the second preceding sentence, the Proxy Statement/Prospectus will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     Section 3.9 Employee Benefit Plans; ERISA.   (a) As of the date of this
Agreement, except as set forth in Section 3.9(a) of the Company Disclosure
Schedule: there are no material employee benefit plans, arrangements, practices, contracts or agreements (including, without limitation, employment agreements, change of control employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including but not limited to plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA')), maintained by the Company, any of its Subsidiaries or any trade or business, whether or not incorporated (an 'ERISA Affiliate'), that together with the Company would be deemed a 'controlled group' within the meaning of section 4001(a)(14) of ERISA, or with respect to which the Company or any of its Subsidiaries has or may have a liability, other than those listed on Section 3.9(a) of the Company Disclosure Schedule (the 'Benefit Plans'). Except as disclosed in Section 3.9(a) of the Company Disclosure Schedule (or as otherwise permitted by this Agreement): (1) neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Benefit Plan or modify or change any existing Benefit Plan that would affect any employee or terminated employee of the Company or any ERISA

Affiliate; and (2) since September 31, 1995, there has been no change, amendment, modification to, or adoption of, any Benefit Plan. Section 3.9(a) of the Company Disclosure Schedule contains a list of each material employment, termination, severance, incentive and deferred compensation agreement or arrangement that is a Benefit Plan, and the date of execution of each such agreement or arrangement.

     (b) Except as disclosed in Section 3.9(b) of the Company Disclosure Schedule, under the applicable laws of all jurisdictions within the United States of America and all foreign jurisdictions, with respect to any Benefit Plan, there are no material amounts accrued but unpaid as of the most recent balance sheet date that are not reflected on that balance sheet prepared in accordance with GAAP.

     (c) With respect to each Benefit Plan, except as disclosed on Schedule 3.9(c) of the Company Disclosure Schedule and as would not have a material adverse effect on the Company and its Subsidiaries: (i) if intended to qualify under section 401(a), 401(k) or 403(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under section 501(a) of the Code; (ii) such plan has been administered in accordance with its terms and applicable law;
(iii) no breaches of fiduciary duty have occurred; (iv) no disputes are pending, or, to the knowledge of the Company, threatened; (v) no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred; (vi) no lien imposed under the Code or ERISA exists or is likely to exist; and (vii) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full.

     (d) Except as disclosed in Section 3.9(d) of the Company Disclosure Schedule, none of the Benefit Plans has incurred any 'accumulated funding deficiency,' as such term is defined in section 412 of the Code, whether or not waived.

     (e) Except as disclosed on Section 3.9(e) of the Company Disclosure
Schedule: (i) neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA since the effective date of ERISA that has not been satisfied in full except as would not have or would not reasonably be likely to have a material adverse effect on the Company and its Subsidiaries (including sections 4063-4064 and 4069 of ERISA) and, to the knowledge of the Company, no basis for any such liability exists; (ii) neither the Company nor any ERISA Affiliate maintains (or contributes to), or has maintained (or has contributed to) within the last six years, any employee benefit plan that is subject to Title IV of ERISA; and (iii) there is no pending dispute between the Company or any ERISA Affiliate concerning payment of contributions or payment of withdrawal liability payments.

     (f) With respect to each Benefit Plan that is a 'welfare plan' (as defined in section 3(1) of ERISA), except as specifically disclosed in Section 3.9(f) of the Company Disclosure Schedule, no such plan provides medical or death benefits with respect to current or former employees of the Company or any of its Subsidiaries beyond their termination of employment, other than on an employee-pay-all basis, and each such welfare plan may be amended or terminated by the Company or any of its Subsidiaries at any time with respect to such former or current employees.

     (g) With respect to each Benefit Plan that is intended to provide special tax treatment to participants (including sections 79, 105, 106, 125, 127 and 129 of the Code), to the Company's knowledge, such Benefit Plan has satisfied all of the material requirements for the receipt of such special tax treatment since January 1, 1992.

     (h) Except as specifically set forth in Section 3.9(h) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay or any tax 'gross-up' payments with respect to the imposition of any tax pursuant to
Section 4999 of the Code or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any Benefit Plan, or (ii) constitute or result in a prohibited transaction under section 4975 of the Code or section 406 or 407 of ERISA with respect to any Benefit Plan.

     (i) Except as disclosed on Section 3.9(i) of the Company Disclosure Schedule, neither the Company, any Benefits Affiliate nor any 'administrator' as that term is defined in section 3(16) of ERISA, has any liability with respect to or connected with any Benefit Plan for excise taxes payable under the Code or civil penalties payable under ERISA and, to the Company's knowledge, no basis for any such liability exists.

     (j) Except as disclosed on Schedule 3.9(j) of the Company Disclosure Schedule, there is no Benefit Plan that is a 'multiemployer plan,' as such term is defined in section 3(37) of ERISA, or which is covered by section 4063 or 4064 of ERISA.

     (k) With respect to each Benefit Plan except Plans in which employees of Parent or its Affiliates do not participate and except Multiemployer Plans from which the Company has withdrawn, the Company has delivered or made available to Parent accurate and complete (with de minimis omissions) copies of all plan texts, summary plan descriptions, summaries of material modifications, trust agreements and other related agreements including all amendments to the foregoing; the two most recent annual reports; the most recent annual and periodic accounting of plan assets; the most recent determination letter received from the United States Internal Revenue Service (the 'Service'); and the two most recent actuarial reports, to the extent any of the foregoing may be applicable to a particular Benefit Plan.

     (l) With respect to each Benefit Plan that is a 'group health plan' as such term is defined in section 5000(b) of the Code, except as specifically set forth in Section 3.9(l) of the Company Disclosure Schedule, to the Company's knowledge, each such Benefit Plan complies and has complied with the requirements of Part 6 of Title I of ERISA and Sections 4980B and 5000 of the Code except where the failure to so comply would not have a material adverse effect on the Company and its Subsidiaries.

     (m) There are no material plans, arrangements, practices, contracts or agreements (including change of control agreements, severance agreements,

retirement agreements, stock option or purchase agreements, medical or death benefit agreements) maintained by the Company or an ERISA Affiliate or with respect to which the Company or any of its Subsidiaries has a material liability to a director or former director (as a director) of the Company or an ERISA Affiliate other than those listed on Section 3.9(m) of the Company Disclosure Schedule or disclosed in the Company's most recent proxy statement (the 'Director Plans'). Neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any Director Plan or modify or change any existing Director Plan that would affect any director or former director of the Company or any ERISA Affiliate.

     Section 3.10 Litigation. Except to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement or on Section 3.10 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Company and its Subsidiaries, or would, or would be reasonably likely to, materially impair the consummation of the Offer or the ability of the Company to consummate the Merger or the other transactions contemplated hereby or thereby.

     Section 3.11 No Default. The business of the Company and each of its Subsidiaries is not being conducted in default or violation of any term, condition or provision of (a) its respective certificate of incorporation or by-laws or similar organizational documents, (b) any Company Agreement or (c) except as disclosed in Section 3.11 of the Company Disclosure Schedule, any federal, state, local or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its Subsidiaries, excluding from the foregoing clauses (b) and
(c), defaults or violations that would not have a material adverse effect on the Company and its Subsidiaries or would not, or would not be reasonably likely to, materially impair the consummation of the Offer or the ability of the Company to consummate the Merger or the other transactions contemplated hereby. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the best knowledge of the Company, threatened, nor to the best knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

     Section 3.12 Taxes. (a) As of the date of this Agreement, except as set forth in Section 3.12 of the Company Disclosure Schedule:

           (i) the Company and its Subsidiaries have (I) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by them and such Tax Returns are true, correct and complete in all material respects, and (II) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods ending through the date hereof;

           (ii) the Company and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws;

          (iii) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or its Subsidiaries and neither the Company nor its Subsidiaries has received a written notice of any pending audits or proceedings;

           (iv) neither the Service nor any other taxing authority (whether domestic or foreign) has asserted, or to the best knowledge of the Company, is threatening to assert, against the Company or any of its Subsidiaries any deficiency or claim for Taxes; and

     (b) As of the date of this Agreement, except as set forth in Section 3.12 of the Company Disclosure Schedule:

           (i) there are no material liens for Taxes upon any property or assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings;

           (ii) neither the Company nor any of its Subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code;

          (iii) the federal income Tax Returns of the Company and its Subsidiaries have been examined by the Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods as set forth on Section 3.12 of the Company Disclosure Schedule;

           (iv) neither the Company nor any of its Subsidiaries is a party to any material agreement providing for the allocation or sharing of Taxes; and

           (v) neither the Company nor any of its Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

     (c) 'Taxes' shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the Service or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. 'Tax Return' shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     Section 3.13 Contracts. Each Company Agreement is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not have a material adverse effect on the Company and its Subsidiaries, and there are no material defaults thereunder by the Company or its Subsidiaries or, to the best knowledge of the Company, by any other party thereto. Except as disclosed in Section 3.13 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is a party to any agreement that expressly limits the ability of the Company or any Subsidiary or affiliate to compete in or conduct any line of business or compete with any person or in any geographic area or during any period of time.

     Section 3.14 Assets; Real Property. The assets, properties, rights and contracts, including, without limitation (as applicable), title or leaseholds thereto, of the Company and its Subsidiaries, taken as a whole, are sufficient to permit the Company and its Subsidiaries to conduct their business as currently being conducted with only such exceptions as are immaterial to the Company and its Subsidiaries. All material real property owned by the Company and its Subsidiaries (the 'Real Property') is owned free and clear of all liens, charges, security interests, options, claims, mortgages, pledges, easements, rights-of-way or other encumbrances and restrictions of any nature whatsoever, except as described in Section 3.14 of the Company Disclosure Schedule or those that do not materially adversely interfere with the use of such Real Property as currently used.

     Section 3.15 Environmental Matters. Except as disclosed in Section 3.15 of the Company Disclosure Schedule, as of the date of this Agreement, the Company is in material compliance with all applicable Environmental Laws and there are no Environmental Liabilities and Costs of the Company and its Subsidiaries that would have or are reasonably likely to have a material adverse effect on the Company and its Subsidiaries.

     For purposes of this Section 3.15, the following definitions shall apply:

     'Environmental Laws' means all applicable foreign, federal, state and local laws, common law, regulations, rules and ordinances relating to pollution or protection of health, safety or the environment.

     'Environmental Liabilities and Costs' means all liabilities, obligations, responsibilities, obligations to conduct cleanup, losses, damages, deficiencies, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, penalties, restitution and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, resulting from any claim or demand, by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, joint and several liability, criminal or civil statute, under any Environmental Law, or arising from environmental, health or safety conditions, as a result of past or present ownership, leasing or operation of any properties, owned, leased or operated by the Company or any of its Subsidiaries.

     Section 3.16 Reimbursement. The Company or its Subsidiaries, as the case may be, are parties to such agreements with third party payors, including Medicaid, health maintenance organizations, preferred provider organizations, insurance companies and other payment sources, which are necessary to conduct their respective businesses as of the date of this Agreement and a true and accurate list of all such agreements is set forth on Section 3.16 of the Company Disclosure Schedule.

     Section 3.17 Labor Relations. Except as set forth on Section 3.17 of the Company Disclosure Schedule, there is no labor strike, slowdown or work stoppage or lockout against the Company or any of its Subsidiaries, there is no unfair labor practice charge or complaint against or pending before the National Labor Relations Board (the 'NLRB') which if decided adversely could have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and there is no representation claim or petition pending before the NLRB and no question concerning representation exists with respect to the employees of the Company or its Subsidiaries.

     Section 3.18 Insurance. As of the date hereof, the Company and each of its Subsidiaries are insured by insurers, reasonably believed by the Company to be of recognized financial responsibility and solvency, against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All material policies of insurance and fidelity or surety bonds are in full force and effect. Descriptions of these plans and related liability coverage have been previously provided to Parent. Section 3.18 of the Company Disclosure Schedule contains a listing of all open workers compensation and general liability claims as of a recent date. These claims, individually or in the aggregate, would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. All necessary notifications of claims have been made to insurance carriers other than those which will not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

     Section 3.19 Transactions with Affiliates. Except to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement, from May 29, 1993 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and the Company's affiliates (other than wholly-owned Subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     Section 3.20 Compliance with Law. The Company and its Subsidiaries have complied in all material respects with all laws, statutes, regulations, rules,

ordinances, and judgments, decrees, orders, writs and injunctions, of any court or governmental entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce, antitrust laws, ERISA and laws relating to Taxes (as defined in Section 3.12). The Company, with respect to each store location, has all permits and licenses (including, without limitation, pharmaceutical and liquor licenses and permits) necessary to carry on the business being conducted at each store location.

     Section 3.21 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock are the only votes of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub represent and warrant to the Company as follows:

     Section 4.1 Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a material adverse effect on Parent and its Subsidiaries. Parent and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on Parent and its Subsidiaries.

     Section 4.2 Capitalization. (a) The authorized capital stock of Parent consists of 240,000,000 shares of Parent Common Stock and (b) 20,000,000 preferred shares, par value $1.00 per share (the 'Parent Preferred Stock'). As of the date hereof, (i) 83,758,467 shares of Parent Common Stock are issued and outstanding, (ii) no shares of Parent Preferred Stock are issued and outstanding, (iii) 6,532,169 shares of Parent Common Stock are issued and held in the treasury of Parent, and (iv) 6,417,062 shares of Parent Common Stock are reserved for issuance under Parent's 1990 Omnibus Stock Incentive Plan (the 'Parent Plan'). All of the outstanding shares of Parent's capital stock are, and all shares which may be issued pursuant to the exercise of outstanding options or pursuant to the Parent Plan will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except for Parent's 6.75% Zero Coupon Convertible Subordinated Notes due July 24, 2006, there are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ('Parent Voting Debt') of Parent or any of its Subsidiaries issued and outstanding. Except as set forth above, and except as set forth in Section 4.2 of the Disclosure Schedule delivered to the Company on or prior to the date hereof (the 'Parent Disclosure Schedule') and except for transactions contemplated by this Agreement, as of the date hereof, (i) there are no shares of capital stock of Parent authorized, issued or outstanding and (ii) there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of Parent or any of its Subsidiaries, obligating Parent or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Parent Voting Debt of, or other equity interest in, Parent or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, convertible security, agreement, arrangement or commitment. There are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of Parent or any subsidiary or affiliate of Parent or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

     (b) There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock of Parent or its Subsidiaries. None of Parent or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of Parent, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

     Section 4.3 Corporate Authorization; Validity of Agreement; Necessary Action. Each of Parent and Sub has full corporate power and authority to execute and deliver this Agreement, the Stock Option Agreement and the Zell/Chilmark Stockholder Agreement and, subject in the case of this Agreement to obtaining any necessary approval of Parent's stockholders as contemplated by
Section 1.7(b) hereof with respect to the Merger, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Parent and Sub of this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by their respective Boards of Directors and by Sub's sole stockholder and, except in the case of obtaining any necessary approval of Parent's stockholders as contemplated by Section 1.7(b) hereof, no other corporate action or proceedings on the part of Parent and Sub are necessary to authorize the execution and delivery by Parent and Sub of this Agreement and the consummation by Parent and

Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub, and, assuming this Agreement constitutes valid and binding obligations of the Company, constitutes valid and binding obligations of each of Parent and Sub, enforceable against them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The shares of Parent Common Stock issued pursuant to the Merger, if any, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

     Section 4.4 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act of 1933 (the 'Securities Act'), the DGCL, the HSR Act, state blue sky laws and any applicable state takeover laws and the approval by Parent's stockholders of the issuance of Parent Common Stock in the Merger, neither the execution, delivery or performance of this Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby nor compliance by Parent and Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Parent and Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on Parent and its Subsidiaries or would not, or would not be reasonably likely to, materially impair the ability of Parent and Sub to consummate the Offer, the Merger or the other transactions contemplated hereby or thereby), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults which would not have a material adverse effect on Parent and its Subsidiaries or would not, or would not be reasonably likely to, materially impair or the ability of Parent or Sub to consummate the Offer, the Merger or the other transactions contemplated hereby.

     Section 4.5 SEC Reports and Financial Statements. Parent has filed with the SEC, and has heretofore made available to the Company, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since February 27, 1993 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the 'Parent SEC Documents'). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the consolidated financial statements included in the Parent SEC Documents have been prepared from, and are in accordance with, the books and records of Parent and/or its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of Parent and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

     Section 4.6 Absence of Certain Changes. Except to the extent disclosed in the Parent SEC Documents filed prior to the date of this Agreement, from March 4, 1995 through the date of this Agreement, Parent and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice. From March 4, 1995 through the date of this Agreement, there has not occurred (i) any events, changes, or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Parent or of any of its Subsidiaries other than regular quarterly cash dividends or dividends paid by wholly owned Subsidiaries; or (iii) any change by Parent or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP.

     Section 4.7 No Undisclosed Liabilities. Except (a) to the extent disclosed in the Parent SEC Documents filed prior to the date of this Agreement and (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice, during the period from March 4, 1995 through the date of this Agreement, neither Parent nor any of its Subsidiaries have incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on Parent and its Subsidiaries or would be required to be reflected or reserved against on a consolidated balance sheet of Parent and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the March 4, 1995 consolidated balance sheet of Parent and its Subsidiaries.

     Section 4.8 Information in Proxy Statement/Prospectus. The Registration Statement (or any amendment thereof or supplement thereto) will, at the date it is filed with the SEC and as of the date it becomes effective and the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) at the date mailed to Parent's stockholders and at the time of the Special Meetings, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided, however, that no representation is made by Parent or Sub with respect to statements made therein based on information supplied by the Company for inclusion in the Registration Statement. None of the information supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date mailed to stockholders and at the time of the Special Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the proviso set forth in the second preceding sentence, the Registration Statement will comply in all material respects with the provisions of the Securities Act and Exchange Act, respectively, and the rules and regulations thereunder.

     Section 4.9 Litigation. Except to the extent disclosed in the Parent SEC Documents filed prior to the date of this Agreement, as of the date of this Agreement, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of Parent, threatened against or affecting, Parent or any of its Subsidiaries, which, individually or in the aggregate, is reasonably likely to have a material adverse effect on Parent and its Subsidiaries or would, or would be reasonably likely to, materially impair the ability of Parent or Sub to consummate the Offer, the Merger or the other transactions contemplated hereby.

     Section 4.10 Taxes. (a) As of the date of this Agreement, except as set forth in Section 4.10 of the Parent Disclosure Schedule:

          (i) Parent and its Subsidiaries have (I) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them and such Tax Returns are true, correct and complete in all material respects, and (II) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods ending through the date hereof;

          (ii) Parent and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws;

          (iii) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Parent or its Subsidiaries and neither Parent nor its Subsidiaries has received a written notice of any pending audits or proceedings; and

          (iv) neither the Service nor any other taxing authority (whether domestic or foreign) has asserted, or to the best knowledge of Parent, is threatening to assert, against Parent or any of its Subsidiaries any deficiency or claim for Taxes.

     (b) As of the date of this Agreement, except as set forth in Section 4.10 of the Parent Disclosure Schedule:

          (i) there are no material liens for Taxes upon any property or assets of Parent or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings;


          (ii) neither Parent nor any of its Subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code;

          (iii) the federal income Tax Returns of Parent and its Subsidiaries have been examined by the Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including March 2, 1991 for Parent and October 31, 1987 for Perry Drug Stores, Inc.;

          (iv) neither Parent nor any of its Subsidiaries is a party to any material agreement providing for the allocation or sharing of Taxes; and

          (v) neither Parent nor any of its Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries.

     Section 4.11 Compliance with Law. Parent and its Subsidiaries have complied in all material respects with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or governmental entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce, antitrust laws, ERISA and laws relating to Taxes.

     Section 4.12 No Default. The business of Parent and each of its Subsidiaries is not being conducted in default or violation of any term, condition or provision of (a) its respective certificate of incorporation or by-laws or similar organizational documents, (b) any lease, license, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound and which either has a term of more than one year or involves the payment or receipt of money in excess of $300,000 (a 'Parent Agreement') or (c) any federal, state, local or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to Parent or any of its Subsidiaries, excluding from the foregoing clauses (b) and (c), defaults or violations that would not have a material adverse effect on Parent and its Subsidiaries or would not, or would not be reasonably likely to, materially impair the consummation of the Offer or the ability of Parent or Sub to consummate the Merger or the other transactions contemplated hereby. Except as set forth on Schedule 4.12 of the Parent Disclosure Schedule, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the best knowledge of Parent or Sub, threatened, nor to the best knowledge of Parent or Sub, has any Governmental Entity indicated an intention to conduct the same.

     Section 4.13 Financing. Either Parent or Sub has, or will have prior to the consummation of the Offer, sufficient funds available to purchase the Shares pursuant to the Offer.


     Section 4.14 Opinion of Financial Advisor. Parent has received an opinion from Donaldson, Lufkin & Jenrette Securities Corporation ('DLJ'), dated as of a date which is on or prior to the date of this Agreement to the effect that, as of such date, the consideration to be paid by Parent in the Offer and the Merger, taken together, is fair to Parent from a financial point of view (the 'Parent Fairness Opinion'). Parent has delivered to the Company a copy of the Parent Fairness Opinion, together with DLJ's authorization to include the Parent Fairness Opinion in the Offer Documents and the Proxy Statement/Prospectus.

                                   ARTICLE V
                                   COVENANTS

     Section 5.1 Interim Operations of the Company. The Company covenants and agrees that, (i) except as expressly provided in this Agreement, and (ii) during the period prior to the consummation of Offer, except with the prior written consent of Parent, and (iii) during the period following the consummation of the Offer and prior to the Effective Time, except with the authorization of the Board of Directors of the Company, including the affirmative vote of a majority of the Continuing Directors, and (iv) following consummation of the Offer and prior to the Effective Time, except for prepayments by Parent of indebtedness of the Company and the advancement of funds by Parent to the Company on the terms and conditions, and at the interest rate, and for the purposes for which borrowing may be made, under the Company's existing credit facility:

          (a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

          (b) the Company will not, directly or indirectly, split, combine or reclassify the outstanding Company Common Stock, or any outstanding capital stock of any of the Subsidiaries of the Company;

          (c) neither the Company nor any of its Subsidiaries shall: (i) amend its certificate of incorporation or by-laws or similar organizational documents; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid by the Company's Subsidiaries to the Company or its Subsidiaries; (iii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than issuances pursuant to exercise of stock-based awards or options outstanding on the date hereof as disclosed in Section
     3.2 or in Section 5.1(c) of the Company Disclosure Schedule; (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than (a) in the ordinary course of business consistent with past practice or (b) pursuant to existing agreements disclosed in Section 5.1(c) of the Company Disclosure Schedule; or (v) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

          (d) except as disclosed in Section 5.1(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries shall: (i) except as otherwise provided in this Agreement and except for normal, regularly scheduled increases for non-officer employees consistent with past practice or pursuant to the terms of existing collective bargaining agreements, grant any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any officer or employee (including through any new award made under, or the exercise of any discretion under, any Benefit Plan (ii) adopt any new, or amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan agreement or arrangement; (iii) enter into any, or amend any existing, employment or severance agreement with or, grant any severance or termination pay to any officer, director, employee or consultant of the Company or any of its Subsidiaries; or (iv) make any additional contributions to any grantor trust created by the Company to provide funding for non-tax-qualified employee benefits or compensation; or (v) provide any severance program to any Subsidiary which does not have a severance program as of the date of this Agreement;

          (e) neither the Company nor any of its Subsidiaries shall modify, amend or terminate any of the Company Agreements or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

          (f) neither the Company nor any of its Subsidiaries shall permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent, except in the ordinary course of business consistent with past practice;

          (g) except as set forth in Section 5.1(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries shall: (i) incur or assume any debt except for borrowings under existing credit facilities in the ordinary course consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business consistent with past practice; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries of the Company or customary loans or advances to employees in accordance with past practice); or (iv) enter into any material commitment (including, but not limited to, any leases, capital expenditure or purchase of assets) other than purchases of inventory in the ordinary course of business consistent with past practice;

          (h) neither the Company nor any of its Subsidiaries shall change any of the accounting principles used by it unless required by GAAP;

          (i) neither the Company nor any of its Subsidiaries shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, (x) reflected or reserved against in the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries, (y) incurred in the ordinary course of business consistent with past practice or (z) which are legally required to be paid, discharged or satisfied;

          (j) neither the Company nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company or any of its Subsidiaries or any agreement relating to a Takeover Proposal (as defined in Section 5.6) (other than the Merger);

          (k) neither the Company nor any of its Subsidiaries will take, or agree to commit to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time;

          (l) neither the Company nor any of its Subsidiaries will engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's affiliates, including, without limitation, any transactions, agreements, arrangements or understandings with any affiliate or other Person covered under Item 404 of Regulation S-K under the Securities Act that would be required to be disclosed under such Item 404, other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement (which are set forth on Section 5.1(l) of the Company Disclosure Schedule);

          (m) close, shut down, or otherwise eliminate any of the Company's stores other than in the ordinary course of business consistent with past practice;

          (n) change the name of or signage at any of the Company's stores;

          (o) close, shut down, or otherwise eliminate any of the Company's distribution centers;

          (p) move the location, close, shut down or otherwise eliminate the Company's headquarters, or effect a general staff reduction at such headquarters;

          (q) change or modify in any material respect the Company's existing advertising program and policies;

          (r) except as set forth in Section 5.1(r) of the Company Disclosure Schedule, enter into any new lease (other than renewals of existing leases after consultation with Parent) or purchase or acquire or enter into any agreement to purchase or acquire any real estate;


          (s) neither the Company nor any of its Subsidiaries will incur any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on the Company and its Subsidiaries; and

          (t) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     Section 5.2 Treatment of Certain Indebtedness. The Company will cooperate with Parent, if Parent shall so request, to effect a defeasance of, and/or a repurchase by means of a debt tender offer (together with a solicitation of consents to eliminate the restrictive covenants) of, the 9 1/8% Senior Notes due 2000 issued by the Company and the 10 1/8% Senior Notes due June 1, 2002 issued by Hook SupeRx, Inc., provided that any funds and all related out-of-pocket transaction expenses necessary to effect any such defeasance or repurchase shall be provided and borne by Parent, without any right of reimbursement. The Company and Parent will cooperate to effect such defeasance and/or repurchase in a manner which takes into account all relevant tax, accounting, corporate, structural, contractual and similar issues.

     Section 5.3 Access to Information. (a) To the extent permitted by applicable law, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, access, during normal business hours, during the period prior to the Effective Time, to all of its and its Subsidiaries' properties, books, contracts, commitments and records (including any Tax Returns or other Tax related information pertaining to the Company and its Subsidiaries) and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request (including any Tax Returns or other Tax related information pertaining to the Company and its Subsidiaries). Parent will hold any such information which is nonpublic in confidence in accordance with the provisions of the existing confidentiality agreement between the Company and Parent, dated August 17, 1995 (the 'Confidentiality Agreement').

     (b) To the extent permitted by applicable law, Parent shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of the Company, access, during normal business hours, during the period prior to the Effective Time, to all of its and its Subsidiaries' properties, books, contracts, commitments and records (including any Tax Returns or other Tax related information pertaining to Parent and its Subsidiaries) and, during such period, Parent shall (and shall cause each of its Subsidiaries to) furnish promptly to the Company (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal securities laws and (b) all other information as the Company may reasonably request (including any Tax Returns or other Tax related information pertaining to Parent and its Subsidiaries). The Company will hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement.

     Section 5.4 Consents and Approvals. (a) The Company and Parent shall take all reasonable actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Anti-trust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

     (b) Parent and the Company shall, and each shall cause each of its Subsidiaries to, subject to the preceding subsection, (i) cooperate with one another to prepare, as soon as practicable, all filings and other presentations in connection with seeking any regulatory approval from a Governmental Entity, exemption or other authorization necessary to consummate the transactions contemplated by this Agreement, (ii) prosecute such filings and other presentations with diligence, (iii) diligently oppose any objections to, appeals from or petitions to reconsider or reopen any such approval by persons not party to this Agreement, and (iv) take all such further action as in Parent's and the Company's judgment reasonably may facilitate obtaining any final order or orders approving such transactions consistent with this Agreement.

     (c) Each of the Company, Parent and Sub will take all reasonable actions necessary to comply promptly with all legal requirements (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity, including, without limitation, any schedule, or reports required to be filed with the SEC), and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the transactions contemplated hereby. Each of the Company, Parent and Sub will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Parent, Sub, the Company or any of their Subsidiaries in connection with the Offer, the Merger or the taking of any action contemplated thereby or by this Agreement or the Stockholders Agreements.

     Section 5.5 Employee Benefits. (a) Parent agrees to cause Surviving Corporation and its Subsidiaries to provide to certain employees of the Company payments and benefits, which are set forth in this Section 5.5(a) and which shall be effected, by means of individual agreements, negotiated in good faith by the parties hereto, reflecting the economic terms set forth in this Section 5.5.

     (i) EVA Plan Bonus


     As soon as practicable following the earlier of (A) the Effective Time and
(B) the end of the Company's 1996 fiscal year, the Company shall pay, pursuant to the terms of the Company's Economic Value Added Incentive Plan (the 'EVA Plan') as herein modified, bonuses for fiscal year 1996, calculated based on the Company's financial results as of February 10, 1996, and annualized to equal a bonus for a 12 month period.

     (ii) Severance Pay

     With respect to the executives of the Company listed on Schedule 5.5(a)(ii) attached hereto ('Covered Executives'), effective as soon as practicable following the Effective Time (or if later, the date of termination of employment of the Covered Executive), the Company shall pay to each Covered Executive severance payments (the 'Severance Payments'), on a bi-weekly basis or at such other intervals as are consistent with Parent's executive payroll practices, based on one of the two formulae set forth below, pursuant to elections made by each Covered Executive prior to the Effective Time:

          (A) Severance Payments equal to, on an annualized basis, 'Base Pay' (as defined below), continuing for a period of three years with respect to Covered Executives who are listed as Group A Executives ('Group A Executives') on Schedule 5.5(a)(ii)(A) of the Company Disclosure Schedule and for a period of 18 months with respect to Covered Executives listed as Group B Executives ('Group B Executives') on Schedule 5.5(a)(ii)(A) of the Company Disclosure Schedule. For purposes of this Section 5.5(a), Base Pay shall mean the highest base pay paid to the Covered Executive during any one of the 1994, 1995 or 1996 fiscal years, provided that the base pay for the 1996 fiscal year shall be calculated on an annualized basis; or

          (B) Severance Payments equal to, on an annualized basis, 'Base Plus Bonus Pay' (as defined below), continuing for a period of two years with respect to Group A Executives, and for a period of one year with respect to Group B Executives. For purposes of this Section 5.5(a), Base Plus Bonus Pay shall mean Base Pay plus the amount that would have been paid to the executive under the EVA Plan for fiscal year 1995 as the targeted bonus (the '1995 Target Bonus').

     In lieu of the Severance Payments described in clauses (A) and (B) above, Messrs. Hoven and Mastrian shall receive Severance Payments, continuing for three years, equal to, on an annualized basis, Base Plus Bonus Pay.

     The period during which a Covered Executive continues to receive Severance Payments shall be referred to in this Section 5.5(a) as the 'Severance Period' for such Covered Executive.

     During the Severance Period, each Covered Executive shall continue to receive, at the Company's expense, continuation of benefits described in Section 6(a)(ii) of the Covered Executive's employment agreement with the Company on terms at least as favorable to the Covered Executive as is currently in effect, which benefits may be provided by covering such Covered Executive under benefit plans and programs maintained by Parent provided, further however, that to the extent any such Covered Executive receives comparable benefits from, and at the expense of, a subsequent employer, such benefits from the Company shall cease.


     Notwithstanding anything in this Agreement to the contrary, the Severance Payments described in clauses (A) or (B) above shall be paid to a Covered Executive only if such Covered Executive is actively employed by the Company immediately prior to the Effective Time.

     In the event that a Covered Executive that continues employment with the Company following the Effective Time is terminated prior to the expiration of the Severance Period that would have applied had such Covered Executive been terminated effective as of the Effective Time, then such Covered Executive shall be entitled to receive the Severance Payments determined pursuant to this
Section 5.5(a).

     Each employee, other than any Covered Executives, of the Company, who is covered by the Company's severance pay plan as in effect on November 1, 1995 (each, a 'Severance-Eligible Employee') and who is employed by the Company immediately prior to the Effective Time and terminated for other than 'Cause,' as defined below, within 12 months following the Effective Time, shall be entitled to receive bi-weekly severance payments, consistent with Parent's payroll practices, for a six-month period commencing on such Severance-Eligible Employee's date of termination of employment, equal to, on an annualized basis, such Severance-Eligible Employee's Base Pay; provided, however, that such payments shall be reduced (but not below zero), by the amount of compensation such Severance-Eligible Employee receives from a subsequent employer to the extent that such Severance-Eligible Employee is employed during such six-month period.

     For purposes of this Agreement, 'Cause' shall mean the conviction of an employee or executive (as the case may be) for the commission of a felony, including the entry of a guilty or nolo contendere plea, any willful, grossly negligent or fraudulent action or inaction by an employee or executive, as the case may be, or the employee's or executive's willful and continued failure to substantially perform an employee's or executive's assigned duties.

     (iii) SERP Benefits

     Each Company employee who is (A) covered by the Company's Supplemental Executive Retirement Plan ('SERP') and (B) actively employed by the Company, in either case, immediately prior to the Effective Time (each, a 'SERP Executive') shall be eligible to receive benefits under the SERP based on the terms of the SERP, as modified herein. For each SERP Executive (i) the amount of service taken into account for purposes of calculating benefits and vesting under the SERP shall be equal to the SERP Executive's service with the Company prior to the Effective Time plus the Covered Executive's Severance Period, if any, and
(ii) compensation for each SERP Executive for purposes of the SERP shall include one-half of the 1995 Target Bonus for such SERP Executive.

     (iv) Gross-Up; Cap

     With respect to the eight Executives listed on Section 5.5(a)(iv) of the Company Disclosure Schedule, the Company shall provide such executives with a cash gross-up payment to make such executives whole for the excise taxes imposed on all benefits and other amounts paid or payable to such executive on account of the transactions contemplated by this Agreement as a result of the application of sections 280G and 4999 of the Code. With respect to all other employees of the Company who are entitled to benefits and other amounts paid or payable to such executive on account of the transactions contemplated by this Agreement as a result of the application of sections 280G and 4999 of the Code, the Company shall not be obligated to pay or provide to any such employee any payments or benefits to the extent that such payments or benefits would constitute a 'parachute payment' within the meaning of section 280G(b)(2)(A) of the Code.

     (v) ESPP

     The Company shall amend the Company's Employee Stock Purchase Plan to provide that the option period that is in effect as of the date hereof shall cease as soon as practicable following the date hereof.

     (vi) Outplacement

     The Company shall provide outplacement services from a recognized outplacement provider selected by Parent to all employees of the Company as of the Effective Time who were based in Twinsburg, Ohio as of the Effective Time, and are terminated without Cause within one year of the Effective Time.

     (b) Parent agrees to cause Surviving Corporation and its Subsidiaries to provide to all active employees of the Company who continue to be employed by the Company as of the Effective Time ('Continuing Employees') employee benefits comparable to those benefits provided to similarly situated employees of Parent (which benefits may be provided by covering Company employees under benefit plans maintained by Parent for employees of Parent who perform similar duties). In addition, with respect to medical benefits provided to Continuing Employees as of the Effective Time, Parent agrees to cause Surviving Corporation and its Subsidiaries to waive waiting periods and pre-existing condition requirements under such plans, and to give Continuing Employees credit for any copayments and deductibles actually paid by such employees under the Company's medical plans during the calendar year in which the Closing occurs. In addition, service with the Company shall be recognized for purposes of eligibility under Parent welfare plans as well as for purposes of Parent's programs or policies for vacation pay and sick pay.

     Section 5.6 No Solicitation. (a) The Company (and its Subsidiaries, and affiliates over which it exercises control) will not, and the Company (and its Subsidiaries, and affiliates over which it exercises control) will use their best efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below) of the Company or any Subsidiary or an inquiry with respect thereto, or, (ii) in the event of an unsolicited Takeover Proposal for the Company or any Subsidiary or affiliate of the Company, engage in negotiations or discussions with, or provide any information or data to, any corporation, partnership, person or other entity or group (other than Parent, any of its affiliates or representatives) (each, a 'Person') relating to any Takeover Proposal, except in the case of clause (ii) above to the extent that (x) the Takeover Proposal is a bona fide written proposal submitted to the Company's Board of Directors and (y) the Company's Board of Directors determines, after having received the oral or written opinion of outside legal counsel to the Company, that the failure to engage in such negotiations or discussions or provide such information would result in a breach of the Board of Directors' fiduciary duties under applicable law. The Company shall notify Parent and Sub orally and in writing of any such offers, proposals, inquiries or Takeover Proposals (including, without limitation, the material terms and conditions thereof and the identity of the Person making it), within 24 hours of the receipt thereof, and shall thereafter inform Parent on a reasonable basis of the status and content of any discussions or negotiations with such a third party, including any material changes to the terms and conditions thereof. The Company shall, and shall cause its Subsidiaries and affiliates over which it exercises control, and will use best efforts to ensure their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, immediately cease and cause to be terminated all discussions and negotiations that have taken place prior to the date hereof, if any, with any parties conducted heretofore with respect to any Takeover Proposal relating to the Company. Nothing contained in this Section 5.6 shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or making such disclosure as may be required by applicable law.

     (b) As used in this Agreement, 'Takeover Proposal' when used in connection with any Person shall mean any tender or exchange offer involving the capital stock of such Person, any proposal for a merger, consolidation or other business combination involving such Person or any Subsidiary of such Person, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, such Person or any Subsidiary of such Person, any proposal or offer with respect to any recapitalization or restructuring with respect to such Person or any Subsidiary of such Person or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to such Person or any Subsidiary of such Person other than pursuant to the transactions to be effected pursuant to this Agreement.

     Section 5.7 Additional Agreements. Subject to the terms and conditions herein provided (including, but not limited to, Section 5.4) each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company and Parent shall use their reasonable efforts to take, or cause to be taken, all such necessary actions.

     Section 5.8 Publicity. So long as this Agreement is in effect, neither the Company nor Parent nor affiliates which either of them control shall issue or cause the publication of any press release or other public statement or announcement with respect to this Agreement, the Stock Option Agreement or the

Zell/Chilmark Stockholder

Agreement or the transactions contemplated hereby or thereby without the prior consultation of the other party, except as may be required by law or by obligations pursuant to any listing agreement with a national securities exchange, provided that each party will use its best efforts to consult with the other party prior to any such issuance.

     Section 5.9 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.10 Directors' and Officers' Insurance and
Indemnification. Parent agrees that at all times after the Effective Time, it shall cause the Surviving Corporation and its Subsidiaries to indemnify, each person who is now, or has been at any time prior to the date hereof, an employee, agent, director or officer of the Company or of any of the Company's Subsidiaries, successors and assigns (individually an 'Indemnified Party' and collectively the 'Indemnified Parties'), to the fullest extent permitted by law, with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable fees and expenses of legal counsel, (whenever asserted or claimed) ('Indemnified Liability') based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time whether commenced, asserted or claimed before or after the Effective Time, including liability arising under the Securities Act, the Exchange Act or state law. Parent shall, and shall cause the Surviving Corporation to, maintain in effect for not less than four years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries on the date hereof (provided that Parent may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time; provided, however, that if the aggregate annual premiums for such insurance during such period shall exceed 200% of the per annum rate of the aggregate premium currently paid by the Company and its Subsidiaries for such insurance on the date of this Agreement, then Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, provide the maximum coverage that shall then be available at an annual premium equal to 200% of such rate. Parent agrees to pay all expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party in successfully enforcing the indemnity or other obligations under this Section 5.10. The rights under this
Section 5.10 are in addition to rights that an Indemnified Party may have under the Certificate of Incorporation, By-laws, other similar organizational documents of the Company or any of its Subsidiaries or the DGCL. The rights under this Section 5.10 shall survive consummation of the Merger and are expressly intended to benefit each Indemnified Party. Parent agrees to cause Surviving Corporation and any of its Subsidiaries (or their successors) to keep in effect the provisions of its Certificate of Incorporation or By-laws or similar organizational documents providing for indemnification to the fullest extent provided by law.

     Section 5.11 Rule 145 Affiliates. At least 40 days prior to the Closing Date, the Company shall deliver to Parent a letter identifying, to the best of the Company's knowledge, all persons who are, at the time of the Company Special Meeting, deemed to be 'affiliates' of the Company for purposes of Rule 145 under the Securities Act ('Company Affiliates'). The Company shall use its best efforts to cause each Person who is identified as a Company Affiliate to deliver to Parent at least 30 days prior to the Closing Date an agreement substantially in the form of Exhibit C to this Agreement.

     Section 5.12 Cooperation. Parent and the Company shall together, or pursuant to an allocation of responsibility to be agreed upon between them, coordinate and cooperate (a) with respect to the timing of the Special Meetings,
(b) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such actions, consents approvals or waivers. As soon as possible following the commencement of the Offer, the Company shall cooperate with Parent in the preparation and filing of the Proxy Statement/Prospectus with the Commission, including, but not limited to providing legal, financial, and accounting information concerning the Company and assisting in the preparation of all financial and pro forma financial information required to be included in such Proxy Statement/Prospectus. Subject to the terms and conditions of this Agreement, Parent and the Company will each use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after the Registration Statement is filed, and Parent and the Company shall, subject to applicable law, confer on a regular and frequent basis with one or more representatives of one another to report operational matters of significance to the Merger and the general status of ongoing operations insofar as relevant to the Merger, provided that the parties will not confer on any matter to the extent inconsistent with law.

     Section 5.13 Proxy Statement/Prospectus. As soon as practicable following the consummation of the Offer, Parent and the Company shall prepare and file with the SEC the Proxy Statement/Prospectus and each shall use its best efforts to have the Proxy Statement/Prospectus cleared by the SEC as promptly as practicable. As soon as practicable following such clearance Parent shall prepare and file with the SEC the Registration Statement, of which the Proxy Statement/Prospectus will form a part, and shall use its best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable thereafter. Parent and the Company shall cooperate with each other in the preparation of the Proxy Statement/Prospectus, and each will provide to the other promptly copies of all correspondence between it or any of its representatives and the SEC. Each of the Company and Parent shall furnish all information concerning it required to be included in the Registration Statement and the Proxy Statement/Prospectus, and as promptly as practicable after the effectiveness of the Registration Statement, the Proxy Statement/Prospectus will be mailed to the stockholders of the Company and Parent. No amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus will be made without the approval of each of the Company and Parent, which approval will not be unreasonably withheld or delayed. Each of the Company and Parent will advise the other promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any amendment thereto or any supplement or amendment to the Proxy Statement/Prospectus has been filed, or the issuance of any stop order, or the suspension of the qualification of the Parent Common Stock to be issued in the Merger for offering or sale in any jurisdiction, or of any request by the SEC or the NYSE for amendment of the Registration Statement or the Proxy Statement/Prospectus.

     Section 5.14 New York State Real Property Transfer and Gains Taxes. Sub or the Surviving Corporation shall pay or cause to be paid any New York State and New York City Real Property Transfer or Gains Taxes incurred in connection with the Offer and the Merger.

     Section 5.15 Confidentiality/Standstill Agreement. The parties hereto agree that the Confidentiality Agreement shall be hereby amended to provide that any provision therein which in any manner limits, restricts or prohibits the voting or acquisition of Shares by Parent or any of its affiliates or the representation of Parent's designees on the Company's Board of Directors or which in any manner would be inconsistent with this Agreement or the Zell/Chilmark Stockholder Agreement or the Stock Option Agreement or the transactions contemplated hereby and thereby shall terminate as of the date hereof. The Company agrees not to take any action that would impede, bar, restrict or otherwise interfere in any manner with Parent's rights under the Zell/Chilmark Stockholder Agreement or the Stock Option Agreement, including, without limitation, Parent's right to exercise the option granted to Parent pursuant to the Stock Option Agreement. The provisions of this Section 5.15 shall survive any termination of this Agreement.

     Section 5.16 Stock Exchange Listing. The Parent shall use its best efforts to list prior to the Effective Time on the New York Stock Exchange, Inc. ('NYSE') and the Pacific Stock Exchange, subject to official notice of issuance, the shares of Parent Common Stock to be issued in the Merger.

                                   ARTICLE VI
                                   CONDITIONS

     Section 6.1 Conditions to the Obligations of Each Party. The obligations of the Company, on the one hand, and Parent and Sub, on the other hand, to consummate the Merger are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:


          (a) this Agreement shall have been adopted by the stockholders of the Company in accordance with the DGCL;

          (b) no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling which remains in force and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the Merger;

          (c) the Registration Statement shall have become effective under the Securities Act and no stop order suspending effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; and

          (d) Parent, Sub or their affiliates shall have purchased Shares pursuant to the Offer.

                                  ARTICLE VII
                                  TERMINATION

     Section 7.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval hereof:

          (a) By the mutual consent of the Board of Directors of Parent and the Board of Directors of the Company.

          (b) By either of the Board of Directors of the Company or the Board of Directors of Parent:

              (i) if Parent or Sub has not purchased Shares in accordance with the terms of the Offer on or prior to April 29, 1996; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure to satisfy the conditions to the Offer; provided further, however, that Parent shall not have the right to terminate this Agreement under this Section 7.1(b)(i) if Parent or Sub purchases any Shares in connection with the Offer after April 29, 1996; or

             (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

          (c) By the Board of Directors of the Company:

              (i) if, prior to the purchase of Shares pursuant to the Offer, the Board of Directors of the Company shall have (A) withdrawn, or modified or changed in a manner adverse to Parent or Sub its approval or recommendation of the Offer, this Agreement or the Merger in order to approve and permit the Company to execute a definitive agreement relating to a Takeover Proposal, and (B) determined, after having received the oral or written opinion of outside independent legal counsel to the Company, that the failure to take such action as set forth in the preceding clause (A) would result in a breach of the Board of Directors' fiduciary duties under applicable law; provided, however, that the Company shall have given Parent and Sub at least thirty-six hours advance actual notice of any termination pursuant to this Section 7.1(c)(i) and shall have made the payment referred to in Section 7.3 hereof; or

              (ii) if prior to the purchase of Shares pursuant to the Offer, Parent or Sub (x) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or (y) breaches its representations and warranties in any material respect and such breach would have or would be reasonably likely to have a material adverse effect on Parent and its Subsidiaries; provided, however, that if any such breach is cured, the Company may not terminate this Agreement pursuant to this
        Section 7.1(c)(ii); or

             (iii) if Parent or Sub shall have terminated the Offer, or the Offer shall have expired, without Parent or Sub, as the case may be, purchasing any shares of Company Common Stock pursuant thereto; provided that the Company may not terminate this Agreement pursuant to this
        Section 7.1(c)(iii) if the Company is in material breach of this Agreement; or

              (iv) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A hereto, Parent, Sub or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(iv) if the Company is in material breach of this Agreement.

          (d) By the Board of Directors of Parent:

              (i) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A hereto, Parent, Sub or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided that Parent may not terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or Sub is in material breach of this Agreement; or

              (ii) if (A) prior to the purchase of Shares pursuant to the Offer, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent or Sub its approval or recommendation of the Offer, this Agreement or Merger or shall have recommended a Takeover Proposal or other business combination, or the Company shall have entered into an agreement in principle (or similar agreement) or definitive agreement providing for a Takeover Proposal or other business combination with a person or entity other than Parent, Sub or their Subsidiaries (or the Board of Directors of the Company resolves to do any of the foregoing), or (B) prior to the consummation of the Offer, it shall have been publicly disclosed or Parent or Sub shall have learned that any person, entity or 'group' (as that term is defined in Section 13(d)(3) of the Exchange Act) (an 'Acquiring Person'), other than Parent, Sub or Zell/Chilmark Fund, L.P. or Magten or FMR Corp. (including any of FMR Corp.'s affiliates) shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 14.9% of any class or series of capital stock of the Company (including the Shares), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 14.9% of any class or series of capital stock of the Company (including the Shares); or

             (iii) if Parent or Sub, as the case may be, shall have terminated the Offer, or the Offer shall have expired without Parent or Sub, as the case may be, purchasing any Shares thereunder, provided that Parent may not terminate this Agreement pursuant to this Section 7.1(d)(iii) if Parent or Sub is in material breach of this Agreement.

     Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Parent, Sub or the Company except (A) for fraud or for material breach of this Agreement and (B) as set forth in Sections 5.15, 7.3, 8.1 and 8.2 hereof.

     Section 7.3 Termination Fee. If (w) the Board of Directors of the Company shall terminate this Agreement pursuant to Section 7.1(c)(i) hereof, (x) the Board of Directors of Parent shall terminate this Agreement pursuant to Section 7.1(d)(ii)(A) hereof, (y) the Board of Directors of Parent shall terminate this Agreement pursuant to Section 7.1(d)(ii)(B) and within nine months of such termination, an Acquiring Person shall acquire or beneficially own a majority of the then outstanding Shares or shall have obtained representation on the Company's Board of Directors or shall enter into a definitive agreement with the Company with respect to a Takeover Proposal or similar business combination, or
(z) the Board of Directors of Parent shall terminate this Agreement pursuant to
Section 7.1(d)(i) or Section 7.1(d)(iii) hereof, in each case due to (I) a material breach of the representations and warranties of the Company set forth in this Agreement or
(II) a material breach of, or failure to perform or comply with, by the Company any material obligation, covenant or agreement contained in this Agreement, then in any such case as described in clause (w), (x), (y) or (z) (each such case of termination being referred to as a 'Trigger Event'), the Company shall pay to

Parent (not later than the date of termination of this Agreement in the case of clauses (w), (x) and (z) above) an amount equal to $45 million.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     Section 8.1 Fees and Expenses. Except as otherwise provided in Section 7.3 hereof and except for expenses incurred in connection with printing the Offer Documents, Schedule 14D-9, Proxy Statement/Prospectus and the Registration Statement, as well as the filing fees relating thereto and relating to the filing under the HSR Act, which costs shall be shared equally by Parent and the Company, all costs (other than the filing fee for registration of the Parent Common Stock which will be paid by Parent) and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

     Section 8.2 Finders' Fees. (a) Except for Morgan Stanley & Co. Incorporated, a copy of whose engagement agreement has been provided to Parent and whose fees will be paid by the Company, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

     (b) Except for Donaldson, Lufkin & Jenrette Securities Corporation, a copy of whose engagement agreement has been provided to the Company and whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from Parent or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

     Section 8.3 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, pursuant to action taken by their respective Boards of Directors (which, in the case of the Company, shall include the affirmative vote of a majority of the Continuing Directors), at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce or change the consideration to be received by the Company's stockholders in the Merger.

     Section 8.4 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

     Section 8.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


          (a) if to Parent or Sub, to:
          Rite Aid Corporation
          30 Hunter Lane
          Camp Hill, Pennsylvania 17011
          Attention: Chief Executive Officer
          Telephone No.: (717) 761-2633
          Telecopy No.: (717) 975-5905
     with a copy to:

          Nancy A. Lieberman, Esq.
          Skadden, Arps, Slate, Meagher & Flom
          919 Third Avenue
          New York, New York 10022
          Telephone No.: (212) 735-3000
          Telecopy No.: (212) 735-2000

     and

          (b) if to the Company, to:

          Revco D.S., Inc.
          1925 Enterprise Parkway
          Twinsburg, Ohio 44087
          Attention: Chief Executive Officer
          Telephone No.: (216) 425-9811
          Telecopy No.: (216) 487-1679

     with a copy to:

          Michael K.L. Wager, Esq.
          Benesch, Friedlander,
            Coplan & Aronoff
          2300 BP America Building
          200 Public Square
          Cleveland, Ohio 44114
          Telephone No.: 216-363-4500
          Telecopy No.: 216-363-4588

     Section 8.6 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words 'include', 'includes' or 'including' are used in this Agreement they shall be deemed to be followed by the words 'without limitation'. The phrases 'the date of this Agreement', 'the date hereof', and terms of similar import, unless the context otherwise requires, shall be deemed
to refer to November   , 1995. As used in this Agreement, the term
'affiliate(s)' shall have the meaning set forth in Rule l2b-2 of the Exchange
Act.

     Section 8.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 8.8 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement, the Zell/Chilmark Stockholder Agreement, the Stock Option Agreement and the Confidentiality Agreement, as modified hereby (including the exhibits hereto and the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Sections 5.5 and 5.10 with respect to the obligations of the Company or the Surviving Corporation thereunder, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 8.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 8.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 8.11 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     Section 8.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent; provided, however, that no such assignment shall relieve Parent from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 8.13 Joint and Several Liability. Parent and Sub hereby agree that they will be jointly and severally liable for all covenants, agreements, obligations and representations and warranties made by either of them in this Agreement.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                          RITE AID CORPORATION

                                          By:         /s/ MARTIN L. GRASS
                                              ----------------------------------
                                                      Martin L. Grass
                                                   Chairman of the Board
                                                and Chief Executive Officer

                                          OCEAN ACQUISITION CORPORATION

                                          By:         /s/ MARTIN L. GRASS
                                              ----------------------------------
                                                      Martin L. Grass
                                                         President

                                          REVCO D.S., INC.

                                          By:         /s/ D. DWAYNE HOVEN
                                              ----------------------------------
                                                      D. Dwayne Hoven
                                                    President and Chief
                                                     Executive Officer

                                                                         ANNEX A
                                                             TO MERGER AGREEMENT

                         CONDITIONS TO THE TENDER OFFER

     Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) Sub's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate the Offer as to any Shares not then paid for, if (i) any applicable waiting period under the HSR Act has not expired or terminated prior to the expiration of the Offer, (ii) the Minimum Condition has not been satisfied, or (iii) at any time on or after November 17, 1995 and prior to the acceptance for payment of any Shares, any of the following events shall occur or shall be determined by Sub to have occurred:

          (a) there shall be instituted, pending or threatened any action or proceeding by any government or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acceptance for payment of or payment for some of or all the Shares by Parent or Sub or the consummation by Parent or Sub of the Merger, seeking to obtain material damages relating to the Merger Agreement, the Zell/Chilmark Stockholder Agreement, the Stock Option Agreement or any of the transactions contemplated thereby or otherwise seeking to prohibit directly or indirectly the transactions contemplated by the Offer or the Merger, or challenging or seeking to make illegal the transactions contemplated by the Zell/Chilmark Stockholder Agreement, the Stock Option Agreement or otherwise directly or indirectly to restrain, prohibit or delay the transactions contemplated by the Zell/Chilmark Stockholder Agreement or the Stock Option Agreement, (ii) seeking to restrain, prohibit or delay Parent's, Sub's or any of their subsidiaries' ownership or operation of all or any portion (other than an immaterial portion) of the business or assets of the Company or its subsidiaries, or to compel Parent or any of its subsidiaries to dispose of or hold separate all or any portion (other than an immaterial portion) of the business or assets of the Company or Parent or their respective subsidiaries, (iii) seeking to impose or confirm material limitations on the ability of Parent, Sub or any of their subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent, Sub or any of their subsidiaries or affiliates on all matters properly presented to the Company's stockholders, or (iv) seeking to require divestiture by Parent, or Sub or any of their subsidiaries of any Shares; or

          (b) there shall be any action taken, or any statute, rule, regulation, injunction, judgment, order or decree enacted, enforced, entered, promulgated, issued or deemed applicable to the Offer or the Merger, by any court, government or governmental authority or agency, domestic or foreign, that, directly or indirectly, results in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above; or

          (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange for a period in excess of three hours, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation (whether or not mandatory) by any foreign or United States governmental authority or agency on the extension of credit by banks or other financial institutions, (v) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies by an amount in excess of 20% measured from the close of business on November 29, 1995, or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

          (d) the representations and warranties of the Company set forth in the Merger Agreement shall not be true and correct in any material respect as of the date of consummation of the Offer as though made on or as of such date, except (i) for changes specifically permitted by the Merger Agreement and (ii) those representations and warranties that address matters only as of a particular date which are true and correct as of such date, or the Company shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by the Merger Agreement to be performed or complied with by it; or

          (e) the Merger Agreement shall have been terminated in accordance with its terms; or

          (f) any party to the Zell/Chilmark Stockholder Agreement or the Stock Option Agreement other than Sub and Parent shall have breached or failed to perform any of its agreements under such agreements or breached any of its representations and warranties in such agreements or any such agreement shall not be valid, binding and enforceable, except for such breaches or failures or failures to be valid, binding and enforceable that do not materially and adversely affect the benefits expected to be received by Parent and Sub under the Merger Agreement, the Zell/Chilmark Stockholder Agreement or the Stock Option Agreement; or

          (g) (i) it shall have been publicly disclosed or Parent or Sub shall have otherwise learned that any person, entity or 'group' (as defined in Section 13(d)(3) of the Exchange Act), other than Zell/Chilmark Fund, L.P. or Magten Asset Management Corporation, or FMR Corp. (including any of FMR Corp.'s affiliates) Parent or its affiliates or any group of which any of them is a member, shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 14.9% of any class or series of capital stock of the Company (including the Shares), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted an option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 14.9% of any class or series of capital stock of the Company (including the Shares); or (ii) any person, entity or group shall have entered into a definitive agreement or agreement in principle with the Company with respect to a merger, consolidation or other business combination with the Company; or

          (h) a tender or exchange offer for some or all of the Shares or proposal for a Takeover Proposal shall have been publicly proposed to be made or shall have been made by another person or entity;

          (i) the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent or Sub (including by amendment of the Schedule 14D-9), its approval or recommendation of the Offer, the Merger Agreement, or the Merger, or recommended another proposal or offer, or shall have resolved to do any of the foregoing; or

          (j) there shall have occurred any event, change or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) which has, individually or in the aggregate, a material adverse effect (as defined in the Merger Agreement) on the Company and its Subsidiaries;

which in the sole judgment of Parent or Sub, in any such case, and regardless of the circumstances (including any action or inaction by Parent or Sub giving rise to such condition) makes it inadvisable to proceed with the Offer or with such acceptance for payment or payments.

     The foregoing conditions are for the sole benefit of Parent and Sub and may be asserted by Parent or Sub regardless of the circumstances giving rise to any such condition or may be waived by Parent or Sub in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to other facts and circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                         ANNEX B

        [DONALDSON, LUFKIN & JENRETTE LETTERHEAD]

                                                               November 29, 1995

Board of Directors
Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA 17011

Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to the stockholders of Rite Aid Corporation (the 'Company') of the consideration to be paid by the Company pursuant to the terms of the Agreement and Plan of Merger to be dated as of November 29, 1995, among the Company, Ocean Acquisition Corporation, a wholly owned subsidiary of the Company ('Acquisition Sub') and Revco D.S., Inc. ('Revco') (the 'Agreement').

     Pursuant to the Agreement, the Company will commence a tender offer for not less then 50.1% of the outstanding shares of the common stock of Revco at a price of $27.50 per share. In its sole discretion, the Company may seek to purchase up to all of such outstanding shares of Revco common stock pursuant to such tender offer. The tender offer is to be followed by a merger in which all shares of such Revco common stock not purchased in the offer would be converted into shares of the Company's common stock pursuant to the conversion formulas set forth in the Agreement. Under certain circumstances, the Company may elect, in its sole discretion, to cause a portion of the merger consideration to be paid in cash, as more fully provided in the Agreement. In addition, the Agreement also requires that the Company make available the aggregate merger consideration in a combination of cash and Company common stock if the Company's stockholders shall not have approved the issuance of Company common stock in the merger as contemplated by the Agreement.

     In arriving at our opinion, we have reviewed the Agreement, the associated Stockholder Agreement between the Company and Zell/Chilmark Fund, L.P. and the associated Stock Option Agreement between the Company and Revco, as well as financial and other information that was publicly available or furnished to us by the Company and Revco including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of Revco for the period beginning June 1996 and ending June 1998 prepared by the management of Revco and certain financial projections of the Company for the period beginning February 1996 and ending February 1998 prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company and Revco with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of the Company and Revco, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.


     In rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Revco or their respective representatives, or that was otherwise reviewed by us. In particular, we have relied upon the estimates of the management of the Company of the operating synergies achievable as a result of the Merger and upon our discussion of such synergies with the management of Revco. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company and Revco as to the future operating and financial performance of the Company and Revco. We have not assumed any responsibility for making any independent evaluation of Revco's assets or liabilities or for making any independent verification of any of the information reviewed by us.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which the Company's common stock will trade at any time. Our opinion does not constitute a recommendation to any stockholder of the Company or Revco as to how such stockholder should vote on the proposed transaction.

     Donaldson, Lufkin & Jenrette Securities Corporation ('DLJ'), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for both the Company and Revco in the past and has been compensated for such services. Over the past two years, DLJ has (i) lead managed a $200 million senior notes offering for the Company, (ii) advised the Company in the sale of four of its non-drugstore subsidiaries and (iii) advised the Company on its Dutch auction to buy back outstanding shares. DLJ has received customary compensation for the above-mentioned services. Over the past two years, DLJ has also (i) advised Revco on its acquisition of Hook-SupeRx and provided $150 million of bridge financing for the acquisition and (ii) advised Revco on its sale of certain stores acquired from Brooks Drug. DLJ has also received customary compensation for the above-mentioned services.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be paid by the Company pursuant to the Agreement, taken as a whole, is fair to the stockholders of the Company from a financial point of view.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION
                                          By:         /s/ PETER J. NOLAN

                                            ____________________________________
                                                       Peter J. Nolan
                                                     Managing Director

                                                                         ANNEX C

MORGAN STANLEY

                                            MORGAN STANLEY & CO.
                                            INCORPORATED
                                            1585 BROADWAY
                                            NEW YORK, NEW YORK 10036
                                            (212) 761-4000


                                                               November 29, 1995

Board of Directors
Revco D.S., Inc.
1925 Enterprise Parkway
Twinsburg, OH 44087

Gentlemen and Madame:

     We understand that Revco D.S., Inc., a Delaware Corporation, (the 'Company'), Rite Aid Corporation, a Delaware Corporation, (the 'Buyer') and Ocean Acquisition Corp., a Delaware Corporation and a wholly owned subsidiary of Buyer ('Acquisition Sub'), have entered into an Agreement and Plan of Merger, dated as of November 29, 1995 (the 'Merger Agreement'), which provides, among other things, for (I) the commencement by Acquisition Sub of a cash tender offer (the 'Offer') for not less than 50.1% (the 'Minimum Condition') of the issued and outstanding shares of common stock, par value $.01 per share, of the Company (the 'Company Common Stock') for $27.50 per share net to the seller in cash (in the aggregate, the 'Offer Consideration'), and (II) upon satisfaction of the Minimum Condition pursuant to the Offer, the subsequent merger (the 'Merger') of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer and each share of Company Common Stock issued and outstanding immediately prior to the closing of the Merger, other than shares held in treasury or held by Buyer or any subsidiary of Buyer or as to which dissenters' rights have been perfected, shall be converted into either (i) a number of shares of common stock, par value $1.00 per share, of the Buyer (the 'Buyer Common Stock') to be determined based upon a formula set forth in the Merger Agreement, subject to a collar which provides that the exchange ratio shall not be greater than 1.12500 nor less than 0.91666 shares of Buyer Common Stock per share of Company Common Stock (the 'Exchange Ratio'), or
(ii) in the event that the stockholders of Buyer do not approve the issuance of Buyer Common Stock, a combination of Buyer Common Stock and cash based upon a formula set forth in the Merger Agreement, whereby the number of shares of Buyer Common Stock to be issued in the Merger will not exceed 19.9% of the Buyer Common Stock outstanding immediately prior to the Merger (the shares of Buyer Common Stock and/or cash to be received in the Merger being, in the aggregate, the 'Merger Consideration' and together with the Offer Consideration, the 'Consideration'). We also understand that Parent and a holder of Company Common Stock have entered into a Stockholder Agreement, dated as of November 29, 1995 (the 'Stockholder Agreement'), pursuant to which, among other things, such holder has agreed to vote its shares in favor of the Merger. We further understand that the Company and the Buyer have entered into a Stock Option Agreement pursuant to which the Company has granted Buyer the right to purchase, in certain circumstances, a number of shares of Company Common Stock equal to 19.9% of the shares of Company Common Stock outstanding at the time of exercise of such purchase right. The terms and conditions of the Offer and the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Consideration to be received by the holders of shares of Company Common Stock pursuant to the Offer and the Merger, taken together, is fair from a financial point of view to such holders.

     For purposes of the opinion set forth herein, we have:

            (i) analyzed certain publicly available financial statements and other information of the Company and the Buyer, respectively;

           (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and the Buyer prepared by the managements of the Company and the Buyer, respectively;

           (iii) reviewed certain financial projections for the Company and the Buyer, including estimates of certain potential benefits of the proposed business combination, prepared by the managements of the Company and the Buyer, respectively;

           (iv) discussed the past and current operations and financial condition and the prospects of the Company and the Buyer with senior executives of the Company and the Buyer, respectively;

            (v) reviewed the reported prices and trading activity for the Company Common Stock and the Buyer Common Stock;

           (vi) compared the financial performance of the Company and the Buyer and the prices and trading activity of the Company Common Stock and the Buyer Common Stock with that of certain other comparable publicly-traded companies and their securities;

           (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

          (viii) participated in discussions among representatives of the Company and Parent and their legal advisors;

           (ix) reviewed the Merger Agreement, Stock Option Agreement and the Stockholder Agreement; and

            (x) performed such other analyses as we have deemed appropriate.

     We have assumed and relied without independent verification upon the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including the estimates of the Buyer and the Company of certain potential benefits of the proposed business combination, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and the Buyer, respectively. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Buyer, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. In addition, for purposes of this opinion we have assumed that following completion of the Offer the Merger will be consummated in accordance with the terms of the Merger Agreement.

     In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets.

     We express no opinion and make no recommendations as to whether the holders of Company Common Stock should elect to tender their shares to the Acquisition Sub pursuant to the Offer, nor do we express any recommendation as to how such holders should vote at the stockholders' meeting held in connection with the Merger.

     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services to the Company and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company or the Buyer with the Securities and Exchange Commission with respect to the Offer and the Merger.

     Based on, and subject to, the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of Company Common Stock pursuant to the Offer and the Merger, taken together, is fair from a financial point of view to such holders.

                                          Very truly yours,
                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:        /s/ STEPHEN R. MUNGER
                                              ----------------------------------
                                                      Stephen R. Munger
                                                     Managing Director

                                                                         ANNEX D

                             STOCKHOLDER AGREEMENT

     AGREEMENT, dated as of November 29, 1995, by and among Rite Aid Corporation, a Delaware corporation ('Parent'), Ocean Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ('Sub'), and Zell/Chilmark Fund, L.P., a Delaware limited partnership (referred to herein as the 'Stockholder').

                              W I T N E S S E T H:

     WHEREAS, immediately prior to the execution of this Agreement, Parent, Sub and Revco D.S., Inc., a Delaware corporation (the 'Company'), have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the 'Merger Agreement'), pursuant to which Sub will be merged with and into the Company (the 'Merger');

     WHEREAS, in furtherance of the Merger, Parent and the Company desire that as soon as practicable (but in no event later than five business days) after the execution of the Merger Agreement, Sub shall commence an offer (the 'Offer') to purchase for cash not less than 35,144,833 shares and up to all of the issued and outstanding Company Common Stock (as defined in Section 1 hereof) at a price of $27.50 per share of Company Common Stock; and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

          1. Certain Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

             (a) 'Beneficially Own' or 'Beneficial Ownership' with respect to any securities shall mean having 'beneficial ownership' of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act')), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a 'group' within the meaning of Section 13(d) of the Exchange Act.

             (b) 'Company Common Stock' shall mean at any time the common stock, $.01 par value, of the Company.

             (c) 'Person' shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust,

        unincorporated organization or other entity.

          2. Tender of Shares.

             (a) The Stockholder hereby agrees to validly tender (or cause the record owner of such shares to tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, not later than prior to the expiration of the Offer pursuant to Section 1.1 of the Merger Agreement and Rule 14d-2 under the Exchange Act, 13,102,288 shares of Company Common Stock (the 'Existing Shares' and together with any shares of Company Common Stock acquired by the Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise, the 'Shares') Beneficially Owned by the Stockholder. The Stockholder hereby acknowledges and agrees that Parent's and Sub's obligation to accept for payment and pay for the Shares in the Offer, is subject to the terms and conditions of the Offer. The parties agree that the

        Stockholder will, for all Shares tendered by the Stockholder in the Offer and accepted for payment and paid for by Sub, receive the same per share consideration paid to other shareholders who have tendered into the Offer.

             (b) The transfer by the Stockholder of the Shares to Sub in the Offer shall pass to and unconditionally vest in Sub good and valid title to the Shares, free and clear of all claims, liens, restrictions, security interests, pledges, limitations and encumbrances whatsoever.

             (c) The Stockholder hereby agrees to permit Parent and Sub to publish and disclose in the Offer Documents and, if approval of the Company's shareholders is required under applicable law, the Registration Statement and the Proxy Statement/Prospectus (including all documents and schedules filed with the SEC) its identity and ownership of Company Common Stock and the nature of its commitments, arrangements and understandings under this Agreement.

          3. Voting of Company Common Stock. The Stockholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of (i) the Effective Time or (ii) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, the Stockholder shall vote (or cause to be voted) the Shares held of record or Beneficially Owned by the Stockholder (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval and adoption of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by this Agreement and the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) any sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, restructuring, recapitalization, special dividend, dissolution or liquidation of the Company or its Subsidiaries; or (C)(1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company including any proposal to sell a substantial equity interest in the Company and its Subsidiaries; (3) any amendment of the Company's Certificate of Incorporation or By-laws; (4) any other change in the Company's corporate structure or business; or (5) any other action which, in the case of each of the matters referred to in clauses (C)(1), (2), (3) or (4), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Offer, the Merger and the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder shall not enter into any agreement or understanding with any person or entity the effect of which would be inconsistent or violative of the provisions and agreements contained in this Section 3.

          4. Stockholder Covenant. Except as contemplated by this Agreement, the Stockholder shall not for a period of six months following the termination of this Agreement (other than as a result of a breach by Parent or Sub) enter into, execute, or be a party to any agreement or understanding, written or otherwise, with any Person whereby the Stockholder (i) grants or otherwise gives to such Person an option or right to purchase or acquire any or all of the Shares other than sales made in open market transactions; (ii) agrees or covenants to vote or to grant a proxy to vote any or all of the Shares held of record or Beneficially Owned by the Stockholder, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock; or (iii) agrees or covenants to tender any or all of the Shares held of record or Beneficially Owned by the Stockholder into any tender offer or exchange offer relating to the Company Common Stock.

          5. Covenants, Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to, and agrees with, Parent and Sub as follows:

             (a) Ownership of Shares. The Stockholder is the record and Beneficial Owner of the Existing Shares. On the date hereof, the Existing Shares constitute all of the Shares owned of record or Beneficially Owned by the Stockholder. The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

             (b) Corporate Authorization. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement enforceable against the Stockholder in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

             (c) No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the HSR Act, the Exchange Act and the Securities Act (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of the Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which the Stockholder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to the Stockholder or any of its properties or assets.

             (d) No Encumbrances. Except as applicable in connection with the transactions contemplated by Sections 2, 3 and 4 hereof, the Shares and the certificates representing such Shares are now, and at all times during the term hereof, will be, held by the Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

             (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.


             (f) No Solicitation. Stockholder shall not, and shall cause its affiliates and officers, directors, employees, partners, investment bankers, attorneys, accountants and other agents and representatives of Stockholder and such affiliates (such affiliates, officers, directors, employees, partners investment bankers, attorneys, accountants, agents and representatives of any Person are hereinafter collectively referred to as the 'Representatives' of such Person) not to, directly or indirectly (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined in the Merger Agreement) of the Company or any affiliate or any inquiry with respect thereto, or (ii) in the event of an unsolicited Takeover Proposal for the Company or any affiliate of the Company, engage in negotiations or discussions with, or provide any information or data to, any Person (other than Parent, any of its affiliates or representatives) relating to any Takeover Proposal. Stockholder shall notify Parent and Sub orally and in writing of any such offers, proposals, or inquiries relating to the purchase or acquisition by any Person of the Shares (including, without limitation, the terms and conditions thereof and the identity of the Person making it), within 24 hours of the receipt thereof. Stockholder shall, and shall cause its Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal relating to the Company, other than discussions or negotiations with Parent and its affiliates. Notwithstanding the restrictions set forth in this Section 5(f), any Person who is an officer or director of the Company may exercise his fiduciary duties in his capacity as a director or officer of the Company consistent with the terms of the Merger Agreement.

             (g) Restriction on Transfer, Proxies and Non-Interference. Except as applicable in connection with the transactions contemplated by Sections 2 and 3 hereof, the Stockholder shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit the Shares into a voting trust or enter into a voting agreement with respect to the Shares; or
        (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or would result in a breach by the Stockholder of their obligations under this Agreement or a breach by the Company of its obligations under the Merger Agreement.

             (h) Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.


             (i) Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

             (j) Distribution of Shares of Parent Common Stock. Upon the consummation of the Merger, the Stockholder shall within 90 days thereafter either distribute the shares of Parent Common Stock (as defined in the Merger Agreement) to each of the limited partners of Zell/Chilmark Fund, L.P. or sell or otherwise dispose of such shares of Parent Common Stock, in each case in accordance with the governing documents thereto and applicable law; provided that no such sale or other disposition shall be made if immediately following such sale or other disposition the acquiror of such Parent Common Stock, together with the acquiror's affiliates and any members of a group of which the acquiror is a party, would Beneficially Own in the aggregate 4.9% or more of the Parent Common Stock then outstanding.

          6. Representations and Warranties of Parent and Sub. Parent and Sub hereby represent and warrant to Stockholder as follows:

             (a) Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power or other power and authority to execute and deliver this Agreement and perform their respective obligations hereunder. The execution and delivery by Parent and Sub of this Agreement and the performance by Parent and Sub of their respective obligations hereunder have been duly and validly authorized by the Board of Directors of each of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

             (b) Corporate Authorization. This Agreement has been duly and validly executed and delivered by Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub enforceable against each of Parent and Sub in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and

        (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

             (c) No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the HSR Act, the Exchange Act and the Securities Act (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Parent or Sub and the consummation by Parent or Sub of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Parent of Sub, the consummation by Parent or Sub of the transactions contemplated hereby or compliance by Parent or Sub with any of the provisions hereof shall (A) conflict with or result in any breach of the certificate of incorporation or by-laws of Parent or Sub, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Sub is a party or by which Parent or Sub or any of their respective properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Parent or Sub or any of their respective properties or assets.

             (d) No Finder's Fee. Except for Donaldson, Lufkin & Jenrette Securities Corporation, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Sub.

          7. Stop Transfer; Legend.

             (a) The Stockholder agrees with, and covenants to, Parent that the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2 hereof). In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term 'Shares' shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

             (b) The Stockholder shall promptly after the date hereof surrender to the Company all certificates representing the Shares, and the Company shall place the following legend on such certificates:

               'THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT, DATED AS OF NOVEMBER 29, 1995 BY AND AMONG RITE AID CORPORATION, OCEAN ACQUISITION CORPORATION AND ZELL/CHILMARK FUND, L.P. WHICH AMONG OTHER THINGS RESTRICTS THE TRANSFER AND VOTING THEREOF.'

          8. Termination. Except as otherwise provided herein, the covenants and agreements contained herein with respect to the Shares shall terminate upon the earlier of (i) the consummation of the Merger and (ii) the termination of the Merger Agreement in accordance with its terms except, that the covenant and agreement set forth in Section 4 hereof shall survive for six months after such termination (other than a termination as a result of a breach by Parent or Sub).

          9. Confidentiality. The Stockholder recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, the Stockholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than its counsel and advisors, if any) without the prior written consent of Parent, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures its counsel advises are necessary in order to fulfill its obligations imposed by law, in which event such Stockholder shall give notice of such disclosure to Parent as promptly as practicable so as to enable Parent to seek a protective order from a court of competent jurisdiction with respect thereto.

        10. Miscellaneous.

             (a) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

             (b) Binding Agreement. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or Beneficial Ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, distributees, guardians, administrators, executors, legal representatives, or successors or other transferees (for value or otherwise) and any other successors in interest. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

             (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

             (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.


             (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                   If to Stockholder:  Zell/Chilmark Fund, L.P.
                                       Two North Riverside Plaza
                                       Suite 1500
                                       Chicago, Illinois 60606
                                       Attention.: Sheli Z. Rosenberg
                                       Telephone No.: (312) 984-9711
                                       Telecopy No.: (312) 984-0317
                             copy to:  Michael K.L. Wager, Esq.
                                       Benesch, Friedlander, Coplan & Aronoff
                                       2300 BP America Building
                                       200 Public Square
                                       Cleveland, Ohio 44114
                                       Telephone No.: (216) 363-4500
                                       Telecopy No.: (216) 363-4588
                 If to Parent or Sub:  Rite Aid Corporation
                                       30 Hunter Lane
                                       Camp Hill, Pennsylvania 17011
                                       Attention.: Chief Executive Officer
                                       Telephone No.: (717) 761-2633
                                       Telecopy No.: (717) 975-5905
                             copy to:  Nancy A. Lieberman, Esq.
                                       Skadden, Arps, Slate, Meagher & Flom
                                       919 Third Avenue
                                       New York, New York 10022
                                       Telephone No.: (212) 735-3000
                                       Telecopy No.: (212) 735-2000

    or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

             (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

             (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

             (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

             (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

             (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

             (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

             (l) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (l) and shall not be deemed to be a general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

             (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.


             (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                          RITE AID CORPORATION

                                          By:         /s/ MARTIN L. GRASS
                                              ----------------------------------
                                              Name: Martin L. Grass
                                              Title:  Chairman of the Board
                                                 and Chief Executive Officer

                                          OCEAN ACQUISITION CORPORATION

                                          By:         /s/ MARTIN L. GRASS
                                              ----------------------------------
                                               Name: Martin L. Grass
                                               Title:  President

                                          ZELL/CHILMARK FUND, L.P.

                                          By: ZC Limited Partnership, general
                                              partner

                                          By: ZC Partnership, general partner

                                          By: CZ Inc., a partner

                                          By:       /s/ SHELI Z. ROSENBERG
                                              ----------------------------------
                                              Name: Sheli Z. Rosenberg
                                              Title:  Vice President

                                                                         ANNEX E

                             STOCK OPTION AGREEMENT

     AGREEMENT, dated as of November 29, 1995, by and among Rite Aid Corporation, a Delaware corporation ('Parent'), Ocean Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ('Sub'), and Revco D.S., Inc., a Delaware corporation (the 'Company').

                              W I T N E S S E T H:

     WHEREAS, immediately prior to the execution of this Agreement, Parent, Sub and the Company, have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the 'Merger Agreement'), pursuant to which Sub will be merged with and into the Company (the 'Merger');

     WHEREAS, in furtherance of the Merger, Parent and the Company desire that as soon as practicable (but in no event later than five business days) after the execution of the Merger Agreement, Sub shall commence an offer (the 'Offer') to purchase for cash not less than 35,144,833 shares and up to all of the issued and outstanding Company Common Stock (as defined in Section 1 hereof), or such greater number of shares as equals 50.1% of the shares outstanding on a fully diluted basis as of the expiration of the Offer, at a price of $27.50 per share of Company Common Stock; and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent and Sub have required that the Company agree, and the Company has agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

          1. Certain Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

             a. 'Beneficially Own' or 'Beneficial Ownership' with respect to any securities shall mean having 'beneficial ownership' of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act')), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a 'group' within the meaning of Section 13(d) of the Exchange Act.

             b. 'Company Common Stock' shall mean at any time the common stock, $.01 par value, of the Company.

             c. 'Person' shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

          2. Grant of Stock Option. In order to induce Parent and Sub to enter into the Merger Agreement, the Company hereby grants to Parent an unconditional, irrevocable option (a 'Stock Option') to purchase up to 13,251,010 fully paid and nonassessable shares of Company Common Stock at a purchase price of $27.50 per share (the 'Purchase Price'), or such other number of shares of Company Common Stock as equals 19.9% of the Company's issued and outstanding shares of Company Common Stock at the time of exercise of the Stock Option; provided that in no event shall the number of shares of Company Common Stock for which the Stock Option is exercisable exceed 19.9% of the shares of Company Common Stock issued and outstanding at the time of exercise of the Stock Option (the 'Option Shares'). The number of shares of Company Common Stock that may be received upon the exercise of the Stock Option is subject to adjustments as herein set forth.

          3. Exercise of Stock Option. (a) Upon (x) the occurrence of a Trigger Event (as defined in Section 7.3 of the Merger Agreement), or (y) the occurrence of the condition set forth in clause (h) of Annex A to the Merger Agreement, the Stock Option shall become immediately exercisable, in whole or in part, and remain exercisable in whole or in part until the later of (i) the date which is six months after the date the Stock Option first became exercisable and
     (ii) the fifth business day following expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act') (the 'Option Period').

             (b) In the event that Parent is entitled to and wishes to exercise the Stock Option, Parent shall, during the Option Period, send a written notice (the 'Notice') to the Company identifying the place and date for the closing of such purchase and the number of Option Shares to be purchased. Upon the giving by Parent to the Company of the Notice and the tender of the aggregate Purchase Price at the closing so specified, Parent shall be deemed to be the holder of record of the shares of Company Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Company Common Stock shall not then be actually delivered to Parent. The Company shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 3 in the name of Parent or its assignee, transferee or designee.

          4. Sale of Option Shares. If, at any time following the exercise of the Option, Parent shall either (i) transfer, sell or otherwise dispose of any or all of the Option Shares, including, without limitation, by means of tender or exchange of any or all of the Option Shares pursuant to a tender or exchange offer involving the capital stock of the Company, or (ii) convert such Option Shares into cash, capital stock, other securities or any other consideration of any third party in a merger any recapitalization or restructuring or similar business combination transaction (a 'Business Combination Transaction'), Parent shall pay to the Company within five days the amount equal to the Profit (as defined below) Parent shall receive, if any, pursuant to such Disposition or Business Combination Transaction. 'Profit', for purposes of this Agreement, shall equal (i) the product of
     (a) the number of Option Shares Parent transfers, sells, tenders, exchanges or otherwise disposes of pursuant to a Disposition or a Business Combination Transaction by (b) the excess of the per Share consideration received by Parent pursuant to such Disposition or Business Combination Transaction valuing any non-cash consideration at its fair market value on the date of such consummation (not including any increase in such aggregate per Share consideration after the date thereof) over the Purchase Price. For purposes hereof, the fair market value of any non-cash consideration shall be the closing price or the last sale price, or, in case no such sale takes place on the day of consummation of such Business Combination Transaction, the average of the closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such consideration is listed or admitted to trading or, if such consideration is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if not so determinable, the fair value of such consideration on such date shall be determined in good faith by the Board of Directors of Parent.

          5. Covenants, Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, Parent and Sub as follows:

             a. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power or other power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

             b. Corporate Authorization. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

             c. Authorized Stock. The Company has taken all necessary corporate and other action to authorize, reserve and permit it to issue, and, at all times from the date hereof until the obligation to deliver the Option Shares upon the exercise of the Stock Option terminates, will have reserved for issuance, upon exercise of the Stock Option, shares of Company Common Stock necessary for Parent to exercise the Stock Option, and the Company will take all necessary corporate action to (x) authorize and reserve for issuance all additional shares of Company Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Stock Option and (y) protect the rights of Parent against dilution. The shares of Company Common Stock to be issued upon due exercise of the Stock Option, including all additional shares of Company Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of the Company.

             d. No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the HSR Act, the Exchange Act and the Securities Act of 1933, as amended (the 'Securities Act'), (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to the Company or any of its subsidiaries, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, pledge, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Company or any subsidiary is a party or by which the Company or any subsidiary or any of their respective properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of its properties or assets

             e. Reliance by Parent. The Company understands and acknowledges that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon the Company's execution and delivery of this Agreement.

             f. Further Assurances.  From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

             g. Listing on New York Stock Exchange. Upon the exercise of the Stock Option, the Company shall use its best efforts to promptly list on the New York Stock Exchange, Inc. (the 'NYSE'), subject to official notice of issuance, the shares of Company Common Stock to be issued pursuant to this Agreement.

          6. Representations and Warranties of Parent and Sub. Parent and Sub hereby represent and warrant to the Company as follows:

             a. Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power or other power and authority to execute and deliver this Agreement and perform their respective obligations hereunder.

        The execution and delivery by Parent and Sub of this Agreement and the performance by Parent and Sub of their respective obligations hereunder have been duly and validly authorized by the Board of Directors of each of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

             b. Corporate Authorization. This Agreement has been duly and validly executed and delivered by Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub enforceable against each of Parent and Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

             c. No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the HSR Act, the Exchange Act and the Securities Act (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Parent or Sub and the consummation by Parent or Sub of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Parent of Sub, the consummation by Parent or Sub of the transactions contemplated hereby or compliance by Parent or Sub with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to Parent or Sub, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Sub is a party or by which Parent or Sub or any of their respective properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Parent or Sub or any of their respective properties or assets.

          7. Adjustment Upon Changes in Capitalization. In the event of any change in Company Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares or the like, the type and number of shares of Company Common Stock subject to the Stock Option and the Purchase Price shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Company Common Stock are issued or otherwise become outstanding as a result of any such change after the date of this Agreement (other than pursuant to this Agreement), the number of shares of Company Common Stock subject to the Stock Option shall be adjusted so that, after such issuance and together with shares of Company Common Stock previously issued pursuant to the exercise of the Stock Option (as adjusted on account of any of the foregoing change in Company Common Stock), it equals 19.9% of the number of shares of Company Common Stock then issued and outstanding. Nothing contained in this Section 7 shall be deemed to authorize the Company to breach any provision of the Merger Agreement.

          8. Registration Rights. The Company shall, if requested by Parent at any time and from time to time within three years of the first exercise of the Stock Option, promptly prepare, file and keep current a registration statement under the Securities Act in order to permit the sale or other disposition of the shares of Company Common Stock that have been acquired by or are issuable to Parent upon exercise of the Stock Option in accordance with the intended method of sale or other disposition stated by Parent, including a 'shelf' registration statement under Rule 415 of the Securities Act or any successor provision, and the Company shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Parent shall provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. The Company will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Parent shall have the right to demand one such registration. The Company shall bear the costs of such registration (including, but not limited to, the

     Company's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Parent's counsel related thereto). If requested by Parent, in connection with such registration, the Company will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities, and other agreements customarily included in such underwriting agreements. Upon receiving any request from the Company or assignee thereof under this Section 8, the Company agrees to send a copy thereof to Parent and to any assignee thereof known to the Company, in each case by promptly mailing the same, postage prepaid, to the address of record of the person entitled to receive such copies.

          9. Termination. Except as otherwise provided herein, the covenants and agreements contained herein with respect to the Option Shares shall terminate upon the earlier of (i) the consummation of the Merger and (ii) the expiration of the Option Period.

          10. Miscellaneous.

             a. Entire Agreement. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

             b. Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

             c. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

             d. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                   If to the Company:  Revco D.S., Inc.

                                       1925 Enterprise Parkway
                                       Twinsburg, Ohio 44087
                                       Attention.: Chief Executive Officer
                                       Telephone No.: (216) 425-9811
                                       Telecopy No.: (216) 487-1679

                             copy to:  Michael K.L. Wager, Esq.
                                       Benesch, Friedlander,
                                       Coplan & Aronoff
                                       2300 BP America Building
                                       200 Public Square
                                       Cleveland, Ohio 44114
                                       Telephone No.: 216-363-4500
                                       Telecopy No.: 216-363-4588

                         If to Parent  Rite Aid Corporation
                              or Sub:  30 Hunter Lane
                                       Camp Hill, Pennsylvania 17011
                                       Attention.: Chief Executive Officer
                                       Telephone No.: (717) 761-2633
                                       Telecopy No.: (717) 975-5905

                             copy to:  Nancy A. Lieberman, Esq.
                                       Skadden, Arps, Slate,
                                       Meagher & Flom
                                       919 Third Avenue
                                       New York, New York 10022
                                       Telephone No.: (212) 735-3000
                                       Telecopy No.: (212) 735-2000

    or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

             e. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

             f. Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

             g. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

             h. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

             i. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

             j. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

             k. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (l) and shall not be deemed to be a general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

             l. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

             m. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be duly executed as of the day and year first above written.


                                          RITE AID CORPORATION

                                          By:         /s/ MARTIN L. GRASS
                                              ----------------------------------
                                                      Martin L. Grass
                                                   Chairman of the Board
                                                and Chief Executive Officer

                                          OCEAN ACQUISITION CORPORATION

                                          By:         /s/ MARTIN L. GRASS
                                              ----------------------------------
                                                      Martin L. Grass
                                                         President

                                          REVCO D.S., INC.

                                          By:         /s/ D. DWAYNE HOVEN
                                              ----------------------------------
                                                      D. Dwayne Hoven
                                               President and Chief Executive
                                                         Officer

PROXY                                                                      PROXY
                              RITE AID CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of Rite Aid Corporation, a Delaware corporation (the 'Company'), hereby appoints Martin L. Grass and Franklin C. Brown, and each of them, the true and lawful attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all shares of common stock, par value $1.00 per share, of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held on Thursday, March 28, 1996, and at any and all adjournments or postponements thereof (the 'Special Meeting').


THE PROXIES ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE APPROVAL OF THE SHARE ISSUANCE AND IN THE DISCRETION OF THE PROXIES
ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.
                                      (To be Dated and Signed on Reverse Side)

                              RITE AID CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

[                                                                            ]

THE BOARD OF DIRECTORS OF RITE AID RECOMMENDS THAT YOU VOTE                             For   Against   Abstain
FOR THE PROPOSAL LISTED ON THIS PROXY CARD

APPROVAL OF THE ISSUANCE OF UP TO A MAXIMUM OF 42,865,712 SHARES OF RITE AID
COMMON STOCK, PAR VALUE $1.00 (THE 'SHARE ISSUANCE').


                                                    ----------------------------
                                                    Signature
                                                    ----------------------------
                                                    Signature if held jointly
                                                    ----------------------------
                                                    Date


                                                    Note: Please sign exactly as
                                                    your name appears on this
                                                    proxy. Joint owners should
                                                    each sign personally. If
                                                    signer is an attorney,
                                                    executor, administrator,
                                                    trustee or guardian, please
                                                    include your full title.
                                                    Corporate proxies should be
                                                    signed by an authorized
                                                    officer.

  PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.